STATE LEASE NO. DOT-A-16-0010

STATE OF HAWAII
DEPARTMENT OF TRANSPORTATION
AIRPORTS DIVISION

HAWAIIAN AIRLINES, INC.

CARGO AND MAINTENANCE HANGAR FACILITIES LEASE

HONOLULU INTERNATIONAL AIRPORT

ISLAND OF OAHU

STATE OF HAWAII

INDEX
TO
CARGO AND MAINTENANCE HANGAR FACILITIES LEASE
HAWAIIAN AIRLINES, INC.

Page

Article I. DEFINITIONS    2
Article II. PREMISES    5
Article III. USE OF PREMISES    6
Article IV. TERM    7
Article V. RENTAL    8
Article VI. REOPENING OF RENT    12
Article VII. LESSEE’S IMPROVEMENTS    13
Article VIII. GENERAL RIGHTS AND RESPONSIBILITIES OF LESSEE    26
Article IX. TAXES    28
Article X. PROHIBITED ACTS    28
Article XI. SIGNS    30
Article XII. INGRESS AND EGRESS    31
Article XIII. LIABILITY AND INDEMNITY    32
Article XIV. SURRENDER OF PREMISES    32
Article XV. COMPLIANCE WITH LAWS    33
Article XVI. RULES AND REGULATIONS    41
Article XVII. RIGHTS-OF-ENTRY RESERVED    41
Article XVIII. UTILITY SERVICES    42
Article XIX. INSURANCE    43
Article XX. TERMINATION BY STATE    50
Article XXI. WAIVER    54
Article XXII. [INTENTIONALLY OMITTED]    54
Article XXIII. TERMINATION BY LESSEE    54
Article XXIV. SUSPENSION OR ABATEMENT    55
Article XXV. SUBORDINATION OF LEASE    55
Article XXVI. CONDEMNATION    56
Article XXVII. PERFORMANCE BOND    59
Article XXVIII. LITIGATION    60
Article XXIX. LIENS    61
Article XXX. ASSIGNMENT AND SUBLETTING    62
Article XXXI. SUCCESSORS AND ASSIGNS    68
Article XXXII. NOTICES    68
Article XXXIII. INTERPRETATION OF LEASE    68
Article XXXIV. NO PARTNERSHIP    69
Article XXXV. FORCE MAJEURE    69
Article XXXVI. ENTIRE AGREEMENT    70
Article XXXVII. AMENDMENTS    70
Article XXXVIII. APPROACH PROTECTION    70
Article XXXIX. INVALID PROVISION-SEVERABILITY    70
Article XL. NON-LIABILITY OF INDIVIDUALS    71
Article XLI. RESERVATION OF MINERAL AND METALLIC RIGHTS    71
Article XLII. PREHISTORIC AND HISTORIC REMAINS    71
Article XLIII. NONDISCRIMINATION    71
Article XLIV. CIVIL RIGHTS PROVISION    72
Article XLV. [INTENTIONALLY OMITTED]    73
Article XLVI. BROKERS    73
Article XLVII. SURVIVAL OF OBLIGATIONS    73
Article XLVIII. QUIET ENJOYMENT    74
Article XLIX. NO ACCORD AND SATISFACTION    74
Article L. JOINT AND SEVERAL LIABILITY    74
Article LI. ESTOPPEL STATEMENTS    74
Article LII. AUTHORITY    75
Article LIII. CONSENTS    75
Article LIV. COUNTERPARTS    75
Article LV. GOVERNING LAW    75

LIST OF APPENDIXES / EXHIBITS
Appendix A    -    Development Standards for Leased Airport Property
Appendix B    -    Tenant Improvement Guidelines
Appendix C    -    Design and Construction Requirements
Appendix D    -    State’s Minimum Standards for Commercial Aeronautical Activities at                 Public     Airports
Appendix E    -    State’s Department of Transportation Assignment of Lease Evaluation                 Policy
Appendix F    -    State’s Department of Transportation Sublease Evaluation Policy

Exhibit A     -    Map of Honolulu International Airport
Exhibit B    -    Premises
Exhibit C-1    -    Ground Rent
Exhibit C-2    -    Building Rent – RIK and NEW
Exhibit C-3    -    Apron Rent

Exhibit D-1	- State of Hawaii Airports System Hawaiian Airlines Replacement Facilities Rental Rate Methodology

Exhibit D-2	- Elliot Street Cost Analysis

Exhibit E	- Pre-Existing Leasehold Improvements – List of Incomplete and/or Deficient Work

CARGO AND MAINTENANCE HANGAR FACILITIES LEASE
THIS INDENTURE OF LEASE (this "Lease"), made and entered into this 1st day of November, 2016 (the "Commencement Date"), by and between the STATE OF HAWAII, DEPARTMENT OF TRANSPORTATION, by its Director of Transportation, hereinafter referred to as "STATE", and HAWAIIAN AIRLINES, INC., a Hawaii corporation, whose business address is 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819, hereinafter referred to as "LESSEE";
RECITALS:
WHEREAS, the Department of Transportation, pursuant to Chapters 171, 261, 262, and 263 of the Hawaii Revised Statutes, is vested with certain control and jurisdiction over the operation of airports within the State of Hawaii, and more particularly that airport located in the City and County of Honolulu, Island of Oahu, State of Hawaii, known as Honolulu International Airport, shown and delineated on the map labeled Exhibit A, attached hereto and made a part hereof, and hereinafter referred to as the "Airport"; and
WHEREAS, STATE, pursuant to Section 261-7 and 171-59, Hawaii Revised Statutes, may lease airport property to LESSEE; and
WHEREAS, LESSEE is engaged in the transportation of persons, property, cargo, freight, and/or mail by air (hereinafter collectively referred to as "Air Transportation") and related activities permitted hereunder, at, to, and/or from the Airport; and
WHEREAS, LESSEE did enter into an Airport-Airline Lease No. DOT-A-62-0032 dated May 28, 1962 (the "Airport-Airline Lease"), with STATE at the Airport; and
WHEREAS, the Airport-Airline Lease conveys signatory status to LESSEE and LESSEE’s operations contribute to the statewide airport system; and
WHEREAS, LESSEE has committed, as a signatory carrier, to the $2.3 billion statewide Airport Modernization Program (the "Airport Modernization Program"); and
WHEREAS, due to ongoing Airport Modernization Program projects impacting aeronautical operational activities at the Airport, both the Airports Division and LESSEE have committed to relocate their operations from their respective existing maintenance and cargo building to a new location at the Airport; and
WHEREAS, in furtherance of the commitment of Airports Division and LESSEE to relocate their operations, the Airports Division proceeded to design and build a new integrated facility housing aircraft maintenance and repair facilities, cargo operations, loading docks, support office and customer service operations to serve as the new Hawaiian Airlines maintenance and cargo building; and
WHEREAS, to date STATE has completed approximately 85% of the new Hawaiian Airlines maintenance and cargo building which comprises the Pre-Existing Leasehold Improvements, but due to unanticipated and unique circumstances and in furtherance of the best interest of STATE, LESSEE is prepared, at LESSEE’s sole cost and expense, to assume and perform any and all remaining construction work to complete such new Hawaiian Airlines maintenance and cargo building (such new facility, as so completed by LESSEE, being the “New Facility”), and STATE has agreed, taking into account such unanticipated and unique circumstances, to have LESSEE perform all such remaining work necessary to complete the New Facility; and
WHEREAS, STATE AND LESSEE acknowledge and agree that it is an express condition of this Lease that LESSEE shall, with due diligence and at LESSEE’s sole cost and expense (except as expressly provided to the contrary herein), commence, and thereafter continue to prosecute, any and all remaining construction work within the Premises necessary to complete the New Facility Completion Improvements, in accordance with the approved PLANS (New Facility Completion), by no later than the Outside Date for Substantial Completion, all in accordance with the terms and provisions of this Lease, including Article VII. (LESSEE’S IMPROVEMENTS) hereof; and
WHEREAS, LESSEE desires to lease at or on the Airport, buildings, improvements, and land to operate and maintain its Air Transportation operation in such new Hawaiian Airlines maintenance and cargo building, and STATE is willing to lease the same to LESSEE upon the covenants, agreements, terms, and conditions hereinafter set forth; and
NOW, THEREFORE, for and in consideration of the promises, and of the mutual agreements, covenants, provisions, requirements, restrictions, terms, and conditions hereinafter contained to be kept and performed by STATE and LESSEE, respectively, and other valuable consideration, STATE and LESSEE DO HEREBY AGREE AS FOLLOWS:
Article I. DEFINITIONS
Unless the context indicates otherwise, as used herein, the term:
A.    "ADA" means the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq.
B.    "ADAAG" means United States Access Board’s ADA Accessibility Guidelines for Buildings and Facilities, Transportation Facilities, and Transportation Vehicles.
C.    "Administrator" means the Airports Administrator of the Airports Division, Department of Transportation, State of Hawaii or the Administrator’s designated representative.
D.    "AOA" means the Airport Operations Area.
E.    "CFR" means the Code of Federal Regulations.
F.    "County" means the City and County of Honolulu, State of Hawaii.
G.    "DCAB" means the Disability and Communication Access Board.
H.    "Department" means the State of Hawaii, Department of Transportation.
I.    "Director" means the Director of Transportation, State of Hawaii.
J.    "Environmental Laws" means all federal, state, and local laws of every nature including statutes, ordinances, rules, regulations, codes, notices, standards, directives of every kind, guidelines, permits, licenses, authorizations, approvals, interpretations of the foregoing by any court, legislative body, agency or official, judicial decisions, judicial and administrative orders, rulings or judgments, or rules of common law which currently are in effect or which may come into effect through enactment, issuance, promulgation, adoption or otherwise, which in any way pertain to, relate to, or have any relevance to the environment, health or safety. These environmental laws include, but are not limited to, regulations and orders of the federal Environmental Protection Agency, and of the State of Hawaii, Department of Health.
K.    "FAA" means the U. S. Federal Aviation Administration.
L.    "Fair Market Rental" means the value that a property would most probably command in the open market indicated by the current rents asked and paid for comparable space for uses similar to the current use of the Premises as of a given appraisal date. The appraisal shall consider all legal uses or activities permitted on the subject property within the context of relevant County zoning restrictions, the operation of the airport system as it applies to the allowable uses on the property and how such factors influence the value of the property when compared with similar spaces on and off the Airport.
M.    "Guests" means and includes licensees, permittees, contractors, subcontractors, sub-subcontractors, vendors, visitors, providers of utility services and other services servicing the Premises, customers, passengers, patrons, and invitees.
N.    "Hazardous Substance" means and shall include any chemical substance, radioactive materials, organic or inorganic material, controlled substance, object, condition, waste, living organism, or combination thereof which is, may be, or has been determined by state or federal authority under any environmental law to be hazardous to human health or safety or detrimental to the environment. This term shall include, but not be limited to, petroleum hydrocarbons, asbestos, radon, polychlorinated biphenyls (PCBs), methane, fuels of any kind, and other materials, or materials or substances that are, or may in the future be, regulated by State of Hawaii or federal authorities.
O.    "HRS" means Hawaii Revised Statutes, as amended.
P.    "Land Board" means the Board of Land and Natural Resources of the State of Hawaii.
Q.    "Leasehold Improvements" means and includes all improvements (including the New Facility Completion Improvements), buildings, building improvements, and other structures and fixed improvements affixed, attached, constructed, erected, installed, or placed in a permanent fashion to, at, in, on, over, or under the Premises by LESSEE during the period commencing from the Commencement Date through and until the expiration of the Term of this Lease, and includes walls, floors, roofing, interior finishing, doors, windows, ceilings, built‑in cabinets and shelving, counters, flooring material and carpeting glued, nailed or tacked down, all utility lines, conduits, piping, service panels, connections and receptacles, all lighting fixtures (bulbs included) attached to walls and ceilings, all sprinkler systems, landscaping, paved areas and curbing, concrete or rock walls and boxes, sewer and drain piping and culverts, central, split or package heating, ventilation and air conditioning systems, compressed air systems (except for the air compressor pump and air tank), fences and gates, and all other similar attachments, fixtures, and articles permanently affixed, or firmly embedded, or fastened to the Premises.
R.    "LESSEE" means the legal entity named in the first paragraph of this Lease.
S.    "New Facility" has the meaning set forth in the Recitals.
T.    "New Facility Completion Improvements" means and includes the remaining construction and installation of those improvements, buildings, building improvements, and other structures and fixed improvements necessary to be made by LESSEE to the Pre-Existing Leasehold Improvements at the Premises (including, without limitation, any and all corrective work necessary to address all Incomplete and/or Deficient Work, including the defective workmanship items specifically enumerated at Exhibit E attached hereto and made a part hereof), in each case, in accordance with the PLANS (New Facility Completion) and to the extent required to complete the New Facility in a manner suitable for the conduct of Lessee’s Permitted Uses at the Premises.
U.    "Outside Date for Substantial Completion" means October 31, 2017, which is the day immediately preceding the first anniversary of the Commencement Date.
V.    "Personal Property" means and consists of any kind of property that is temporary or movable property and not real property, and shall include but not be limited to any all trade fixtures, office and business furnishings, decorations, equipment and furniture, draperies, grease racks, piping, movable display cases and shelving, movable appliances and drinking fountains, communication instruments (including, without limitation, all telephone, radio, telegraph, computer, wireless, cellular, and television) and antenna, window air conditioning units, portable heaters, and other temporary or movable goods or chattels owned, purchased, or installed by LESSEE, and other similar articles or chattels not permanently affixed, or firmly embedded or attached, to the Premises and/or Leasehold Improvements situated thereon.
W.    "PLANS (New Facility Completion)" means the plans and specifications relating to LESSEE’s construction of the New Facility Completion Improvements, which plans and specifications are subject to the written approval of STATE prior to LESSEE’s commencement of construction of the New Facility Completion Improvements in the Premises.
X.    "Pre-Existing Leasehold Improvements" means and includes any and all buildings and other structures and fixed improvements, including all such facility-related improvements (including such improvements, in their “as-is” condition, constructed by DCK under the STATE/DCK GC Contract) and any and all: (1) exterior and interior walls; (2) floors; (3) roofing; (4) interior finishing; (5) doors; (6) windows; (7) ceilings; (8) built-in cabinets and shelves; (9) flooring material and carpeting glued, nailed or tacked down; (10) utility lines, conduits and piping; (11) electrical service panels, connections and receptacles; (12) lighting fixtures (including all light bulbs) attached to walls and ceilings; (13) sprinkler systems; (14) landscaping; (15) asphalt-paved and/or concrete-paved areas and curbing; (16) concrete or rock walls and boxes; (17) sewer and drain piping and culverts; (18) central, split or packaged heating, ventilation, and air condition systems; (19) compressed air systems (excluding all air compressor pumps and air tanks); (20) fences and gates; and (21) other similar attachments, fixtures, and articles permanently affixed or firmly embedded or fastened to the land and/or the buildings and other structures and improvements thereon, in all cases, in their "as-is" condition as existing as of the Commencement Date.
Y.    "STATE" means the State of Hawaii, acting by and through its Department of Transportation, any governmental department, agency, commission, or other subdivision thereof, as may succeed to the rights, duties, and powers of said Department.
Z.    "STATE/DCK GC CONTRACT" means that certain construction contract in respect of the project entitled "HNL TMP Relocate IIT Maintenance Facility, HNL TMP Support Facilities Site Prep – Elliott Street, and HNL TMP Relocate IIT Cargo Facilities", State Project Nos. AO1125-14, AO1125-15 and AO1127-17.
AA.    "STATE PLANS AND DRAWINGS" means those certain plans submitted and approved pursuant to the STATE/DCK GC CONTRACT and identified as “For Construction Submittal Drawings” dated March 29, 2013, including revised drawings list annexed thereto.
BB.    "TSA" means the U. S. Department of Homeland Security, Transportation Security Administration, or its successor agency.
ARTICLE II.     PREMISES
STATE, for the Term of this Lease, and for and in consideration of the rentals, fees, and other charges to be paid by LESSEE, as prescribed and set forth in Article V. (RENTAL) hereof, and upon the agreements, covenants, promises, provisions, requirements, restrictions, terms, and conditions as are hereinafter more particularly set forth, all on the part of LESSEE to be kept, observed, and performed, does hereby grant, demise and let unto LESSEE, and LESSEE does hereby lease and hire from STATE, the exclusive right to occupy and use that certain building, improvements and land areas situated at the Elliott Street Cargo and Maintenance area located on the West Side of the Airport, in its "as-is" condition as existing as of the Commencement Date hereof and as described hereinafter and shown on Exhibit B attached hereto and made a part hereof, said building, improvements and land areas hereinafter referred to as the "Premises".
As of the date hereof, the Premises, as shown and delineated on Exhibit B, consist of the following:

Building/Room No. 157-100 consisting of approximately 264,052 square feet;
Area/Space No. 004 107 consisting of approximately 466,717 square feet; and
Area/Space No. 538-120A consisting of approximately 189,285 square feet.

ARTICLE III.     USE OF PREMISES
LESSEE shall have the exclusive right to use the Premises for any purposes related to LESSEE’s Air Transportation operations and business (collectively, the “LESSEE’s Permitted Uses”), subject to the terms and conditions more particularly set forth herein, as follows:
A.    Airline Operations. The right to engage in activities relating to the ticketing, billing, manifesting, handling, loading and unloading items of Air Transportation; provided, however, that such activities shall not be conducted so as to constitute the use of the Premises as a substitute for normal passenger terminal building operations;
B.    Air Cargo. The right to load, unload, receive, and deliver items of Air Transportation, hereinafter referred to collectively as "Air Cargo", transported or to be transported on aircraft owned and/or operated by LESSEE, including the right to use the Premises for handling Air Cargo transported or to be transported on aircraft of operators other than LESSEE; provided, however, that LESSEE will not conduct a separate or related freight forwarding, express delivery, or courier business that occupies any area in the Premises or that operates only automotive vehicles or trucks in said freight business without the prior written approval of STATE;
C.    Aircraft Equipment. The right of LESSEE and maintenance personnel employed by LESSEE to repair, replace, maintain, condition, service, modify, manufacture and assemble aircraft equipment, accessories and component parts, and mobile aviation service equipment, which shall include, but not be limited to, electrical, hydraulic, pneumatic, structural, mechanical, and safety systems used in the field of aviation;
D.    Aircraft Repair and Maintenance. The right of LESSEE and maintenance personnel employed by LESSEE to maintain, repair, replace, service, modify, manufacture, assemble, and store property related to aviation (including, but not limited to, repair and replacement parts, supplies, and the like) owned and/or operated by LESSEE or any third-party carriers; provided, however, that such right shall not be construed as authorizing the conduct of any separate business by LESSEE, but shall permit LESSEE to perform such functions, if such functions are in support of or in supplement to LESSEE’s Air Transportation operations and business;
E.    Aviation Fuel. The right to service and store aviation lubricants and other aviation petroleum products with the strict exception of aviation fuel propellants, as is approved by STATE; provided, however, that LESSEE’s storage and handling of lubricants, new and used petroleum products (with the strict exception of aviation fuel propellants), and LESSEE’s operation and storage of any and all such items shall at all times be in conformity with applicable industrial and fire code standards and all applicable county, state, federal governmental rules, laws, and regulations relating to such storage, handling, and operation.
F.    Ground Service Equipment ("GSE"). The right to replace, repair, maintain, condition, service, modify, manufacture, and assemble GSE equipment, accessories and component parts, including:
4.    GSE Repair. The right to maintain, repair, replace, service, modify, manufacture, assemble, and store property related to GSE (including, but not limited to repair, and replacement parts, supplies, and the like) owned and/or operated by LESSEE or others; and
5.    GSE Fuel. The right to service and store GSE lubricants and other petroleum products, as is approved by STATE; provided, however, that LESSEE’s storage and handling of lubricants, new and used petroleum products, and LESSEE’s operation and storage of any and all such items shall at all times be in conformity with applicable industrial and fire code standards and all applicable county, state, federal governmental rules, laws, and regulations relating to such storage, handling, and operation.
G.    Parking. The right to park, or permit the parking of automobiles operated by LESSEE, its sublessees, tenants, officers, employees, agents and Guests. The parking located on the Premises shall be for the exclusive use of LESSEE, its sublessees, tenants, officers, employees, agents and Guests;
H.    Aircraft. The right to sell, lease, rent, park, store, and exchange (or otherwise dispose of or deal in) aircraft, aircraft components, aircraft parts, and aviation equipment;
I.    Testing. The right to test certain aircraft component parts and other equipment owned, serviced by, contracted through and/or operated by LESSEE. STATE however may prohibit LESSEE from testing certain equipment if testing of such equipment is detrimental to the operations of occupants of the Airport or properties adjacent or near to the Airport; provided, however, that STATE shall provide notice to LESSEE and a reasonable opportunity for LESSEE to cure any detrimental effect. Detrimental effects shall be deemed to include, but not be limited to, excessive jet or propeller wash, interference to electrical or electronic equipment, fumes from gas and liquids, and noise levels in excess of applicable governmental standards;
J.    Offices. The right to establish and maintain business and operations offices in connection with LESSEE’s Permitted Uses of the Premises, and administrative offices for LESSEE’s employees;
K.    Training. The right to train and educate persons in all phases of aviation and aeronautics which are part of LESSEE’s Air Transportation operations and business; provided, however, that the training and education of flight personnel shall be subject to the rules and regulations of the appropriate governmental agency having jurisdiction thereof; and
L.    Employee Services. The right to sell, dispense or otherwise provide goods and services to LESSEE’s employees in support of their employment and services, including, but not limited to an employees’ cafeteria-type installation, company apparel and company logo items, and the provision of facilities and services to LESSEE’s employees including, shower facilities, exercise equipment and credit union services.
ARTICLE IV.     TERM
LESSEE shall have the right to occupy and use the Premises for the purposes prescribed and set forth in Article III. (USE OF PREMISES) and Article VIII. (GENERAL RIGHTS AND RESPONSIBILITIES OF LESSEE) of this Lease, for a period of thirty-five (35) years, commencing on November 1, 2016 and ending on October 31, 2051, unless sooner terminated as provided herein (such period being, the "Term" or "Term of this Lease").
ARTICLE V.     RENTAL
A.    Rental Payments. LESSEE shall pay or remit to STATE, unless this Lease is sooner terminated as provided herein, without notice or demand, as and for rental for the use of the Premises and for the right, privilege, and authority of doing business at the Airport, for and during the Term of this Lease, free from any and all claims, deductions, and set offs against STATE, unless otherwise noted herein, and at such times and in such manner as hereinafter provided, the Ground Rent, the Building Rent, the Apron Rent, and any and all other fees, charges, and payments due under this Lease.
4.    Ground Rent. Ground Rent shall be payable commencing on the Commencement Date and thereafter during the Term of this Lease in accordance with the terms and provisions of Exhibit C-1 attached hereto and made a part hereof. Ground Rent shall be payable in monthly installments in advance equal to one-twelfth (1/12) of the applicable annual amount, commencing on the Commencement Date and on the first day of each and every calendar month of the Term thereafter; provided, however, if the Commencement Date is not the first day of any calendar month or the expiration of the Term of this Lease is not the last day of any calendar month, the monthly installment of Ground Rent for any such month shall be adjusted ratably in the same proportion that the number of days this Lease is in effect for such month bears to the total number of days in the such month.
5.    Building Rent; Building Rent Reduction Request for “Latent Defects” in Workmanship.
a.    Building Rent shall be payable commencing on the Commencement Date and thereafter during the Term of this Lease in accordance with the terms and provisions of Exhibit C-2 attached hereto and made a part hereof, but subject to Section V.A.2.b. Building Rent shall be payable in monthly installments in advance equal to one-twelfth (1/12) of the applicable annual amount, commencing on the Commencement Date and on the first day of each and every calendar month of the Term thereafter; provided, however, if the Commencement Date is not the first day of any calendar month or the expiration of the Term of this Lease is not the last day of any calendar month, the monthly installment of Building Rent for any such month shall be adjusted ratably in the same proportion that the number of days this Lease is in effect for such month bears to the total number of days in the such month.
a.    The parties acknowledge and agree that the mutually agreed rental amounts in respect of Building Rent (as more fully set forth at Exhibit C-2) has been calculated based in part upon the parties’ shared understanding as to a certain fixed amount of hard construction costs (exclusive of site preparation costs, soft costs and escalation and delay costs) incurred and paid for by STATE under the STATE/DCK GC Contract and the remaining costs (including the “contractor premium” costs being incurred by LESSEE in completing the New Facility Completion Improvements by virtue of LESSEE’s engaging a new general contractor to perform and complete the New Facility Completion Improvements) to be borne by LESSEE (at LESSEE’s sole cost and expense) necessary for LESSEE to achieve final completion (i.e., including any and all minor punch list items following New Facility Substantial Completion) of the New Facility Completion Improvements. Based on inspection(s) of the Premises conducted the satisfaction of each of LESSEE and STATE prior to the Commencement Date, STATE and LESSEE hereby acknowledge and agree that the cumulative list of Incomplete and/or Deficient Work items arising out of DCK’s construction of the Pre-Existing Leasehold Improvements, is more fully set forth at Exhibit E (and neither party is aware of any other defective workmanship items arising out of DCK’s construction of the Pre-Existing Leasehold Improvements as of the Commencement Date). Subsequent to LESSEE’s final completion of the New Facility Completion Improvements (including punch-list items), LESSEE shall have the one-time right to submit a rent reduction request solely in respect of the Building Rent set forth at Exhibit C-2 (the “Building Rent Reduction Request”) to STATE seeking a reduction in the amount of Building Rent, due to (i) the discovery by LESSEE (including its general contractor), subsequent to LESSEE’s commencement of construction in respect of the New Facility Completion Improvements, of any “latent defects” arising solely as a result of Incomplete and/or Deficient Work that neither party was aware of as of the Commencement Date and the construction costs actually incurred by LESSEE in causing the corrective work necessitated by such newly discovered “latent defects” to be performed; provided that in no event shall LESSEE be entitled to include, as part of its Building Rent Reduction Request, any additional costs for workmanship items for which the corresponding scope of corrective work is specifically enumerated at Exhibit E (excluding such additional costs to the extent necessitated by force majeure and/or unavoidable delays attributable solely to STATE) and (ii) any additional costs and expenses actually incurred by LESSEE in connection with the performance of the corrective work necessitated by such newly discovered “latent defects” and associated delay costs (if any), in all instances excluding any such costs that have been already accounted for by STATE and LESSEE in the mutually agreed rental amounts to be paid by LESSEE as Building Rent in accordance with Exhibit C-2 of this Lease as of the Commencement Date. As used herein, the term “Incomplete and/or Deficient Work” shall mean all work (including design, materials and equipment) that needs to be completed or corrected in order for the New Facility to be completed in a manner suitable for the conduct of Lessee’s Permitted Uses at the Premises and as may be otherwise required to conform to the requirements of the STATE PLANS AND DRAWINGS, all of which such work shall be reflected in the PLANS (New Facility Completion). The term “latent defects” shall mean Incomplete and/or Deficient Work that is subsurface, otherwise concealed, or are unknown physical conditions at the time of the inspection(s) of the Premises conducted by LESSEE and STATE prior to the Commencement Date.
b.    LESSEE acknowledges and agrees that the Building Rent Reduction Request shall be made in writing and delivered by LESSEE to STATE not later than sixty (60) days following New Facility Substantial Completion (the “Rent Reduction Deadline”) and shall contain any and all supporting documentation reasonably required by STATE; provided that LESSEE’s failure to submit its Building Rent Reduction Request prior to the Rent Reduction Deadline shall be deemed to constitute an irrevocable waiver of LESSEE’s right to seek a reduction in Building Rent hereunder.
c.    STATE and LESSEE hereby acknowledge and agree that with respect to the Building Rent Reduction Request submitted by LESSEE in accordance with the terms hereof, STATE shall be required to consult with LESSEE and the Airlines Committee of Hawaii (ACH), prior to STATE’S determination, which determination shall be made by STATE in STATE’S sole discretion, as to (i) the extent to which LESSEE shall be entitled to be granted any reduction in Building Rent under this Lease and (ii) the corresponding dollar amount (if any) that LESSEE shall be entitled to receive as a reduction in Building Rent. Subsequent to such consultation with LESSEE and ACH (and within sixty (60) days of STATE’s receipt of the Building Rent Reduction Request), STATE shall notify LESSEE in writing of STATE’s determination (in STATE’s sole discretion) of the dollar amount (if any) to be granted in favor of LESSEE as a reduction in Building Rent, and as applicable, the effective date of such STATE-determined reduction in Building Rent, in response to such Building Rent Reduction Request (such written notice, being “STATE’s Building Rent Reduction Determination”); provided that LESSEE hereby acknowledges and agrees that STATE, in STATE’s sole discretion, is the sole party entitled to grant any reduction in the amounts of any Building Rent under this Lease, and to the extent STATE has granted any such reduction in Building Rent amounts, the parties hereto shall execute and deliver a written amendment to this Lease which contains an updated Exhibit C-2 that gives effect to STATE’s Building Rent Reduction Determination. For the avoidance of doubt, STATE’s Building Rent Reduction Determination (irrespective of the outcome) in response to the Building Rent Reduction Request shall be final, conclusive and binding upon LESSEE in all respects.
d.    Building Rent hereunder has been calculated on a cost recovery basis, in the manner more fully described in (i) State of Hawaii Airports System Hawaiian Airlines Replacement Facilities Rental Rate Methodology annexed hereto at Exhibit D-1 and (ii) the Elliot Street Cost Analysis annexed hereto at Exhibit D-2.
6.    Apron Rent. Apron Rent shall be payable commencing on the Commencement Date and thereafter during the Term of this Lease in accordance with the terms and provisions of Exhibit C-3 attached hereto and made a part hereof. Apron Rent shall be payable in monthly installments in advance equal to one-twelfth (1/12) of the applicable annual amount, commencing on the Commencement Date and on the first day of each and every calendar month of the Term thereafter; provided, however, if the Commencement Date is not the first day of any calendar month or the expiration of the Term of this Lease is not the last day of any calendar month, the monthly installment of Apron Rent for any such month shall be adjusted ratably in the same proportion that the number of days of this Lease is in effect for such month bears to the total number of days in such month.
B.    [Intentionally omitted.]
C.    General Payment Provisions.
4.    Time of Payment. The rental, fees, and other charges required herein shall be paid monthly, in advance, but not more than one year in advance, on the first day of each and every month of each and every year of the Term of this Lease.
5.    Place of Payment. All payments of money, including rental payments, required to be made by LESSEE to STATE hereunder, shall be made when due in legal tender of the United States of America, at STATE’s office at the Airport, or at such other place as STATE may designate in writing.
6.    Late Payment; Delinquent Accounts. Without prejudice to any other remedy available to STATE, LESSEE agrees, without further notice or demand, as follows:
a.    Interest Charges. In addition to any late or delinquent payment, LESSEE agrees to pay interest to STATE at the rate of twelve percent (12%) per annum, on the outstanding delinquent balance of each of LESSEE’s delinquent accounts; and
b.    Service Charge. To pay such other charge in respect of any late payments or delinquent accounts as may be prescribed by Hawaii Administrative Rules adopted by STATE.
7.    Delinquent Payment Defined. The term "delinquent payment", as used herein, means any payment of rental, fees, interest or service charges, and other charges or amounts payable by LESSEE to STATE, which are not paid when due, as prescribed in this Article V. (RENTAL).
8.    Accrued Rental, Fees, and Other Charges. The expiration or sooner termination of this Lease by the lapse of time, or otherwise, shall not relieve LESSEE of its obligation to pay any and all rental, fees, interest or service charges, and other charges or amounts accrued during a period in which this Lease is or was in effect, and which are unpaid at the time of any such expiration or termination.
9.    Pro Rata Payment. If this Lease terminates without fault of LESSEE on any day other than the last day of any calendar month, the applicable rents and other charges for said month shall be paid pro rata in the same proportion that the number of days this Lease is in effect for that month bears to the total number of days in that month.
D.    Additional Charges. In addition to the right of STATE to charge and collect upon demand interest and service charge fees as provided in Section V.C.3.a. (Interest Charges) and Section V.C.3.b. (Service Charge) or to terminate this Lease pursuant to Article XX. (TERMINATION BY STATE) hereof, STATE may levy on and collect from LESSEE a charge of TWO HUNDRED FIFTY AND NO/100 DOLLARS ($250.00) per day, paid in legal tender of the United States of America, for each and every day LESSEE is in violation of any of the agreements, covenants, promises, provisions, requirements, reservations, restrictions, stipulations, terms, or conditions of this Lease; provided, however, that there shall be no levy unless the violation(s) continues beyond the period specified in Article XX. (TERMINATION BY STATE) hereof, for remedial action(s); and provided further, that separate charges may be levied by STATE for violations of separate provisions by LESSEE even though the violation(s) may be concurrent. Payment of the additional charges by LESSEE shall be due and paid to STATE on demand and shall bear interest when not paid at the same rate and in the same manner as for unpaid rentals as prescribed and set forth in Section V.C.3.a. (Interest Charges).
E.    Return of Prepaid Rental. In the event this Lease is terminated prior to its expiration for any cause except LESSEE’s default, all unearned, prepaid rentals received by STATE from or on behalf of LESSEE hereunder shall be returned or refunded to LESSEE.
F.    Waiver of Rent. STATE agrees that the lease rents payable to STATE by LESSEE as set forth and prescribed by Section V.A.1. (including Exhibit C-1), Section V.A.2.a. (including Exhibit C-2) and Section V.A.3. (including Exhibit C-3) shall be waived from the Commencement Date of this Lease until October 31, 2017, which is the day immediately preceding the first anniversary of the Commencement Date, subject to Section VII.H. STATE hereby agrees that invoices in respect of Ground Rent, Building Rent and Apron Rent shall not be submitted by STATE to LESSEE, and LESSEE shall not be expected to pay such lease rents at any time during the one-year waiver of rent period hereunder, unless otherwise required pursuant to Section VII.H. This waiver of rent is in consideration of LESSEE making the required minimum investment amounts (in accordance with Section VII.H. (Minimum Investment in New Facility Completion Improvements) and achieving final completion of the New Facility Completion Improvements and for the additional amounts invested by LESSEE in other Leasehold Improvements.
ARTICLE VI.     REOPENING OF RENT
A.    Remaining Four (4) Five (5)-Year Periods. The Ground Rent for the five (5)-year periods beginning with the sixteenth (16th) year, the twenty-first (21st) year, the twenty-sixth (26th) year and the thirty-first (31st) year following the Commencement Date, shall be one hundred percent (100%) of the Fair Market Rental at the time of each reopening.
B.    Determination of Rent. Except as provided herein, the provisions in Chapter 658A, HRS, shall be followed. Consistent with the manner contemplated under Section 171-17(d), HRS, the parties hereby agree that the Fair Market Rental value at the time of each reopening shall be determined in the manner prescribed by this Section VI.B.
At least six (6) months prior to the time of reopening, the Fair Market Rental value shall be determined, at STATE’s election, by either (i) an employee of STATE who is qualified to appraise lands or (ii) an appraiser whose services shall be contracted for and paid by STATE (such employee or appraiser of STATE, being the “STATE’s Appraiser”), and LESSEE shall be promptly notified by certified mail, return receipt requested, of the Fair Market Rental value as determined by STATE’s Appraiser; provided, that should LESSEE fail to notify STATE by certified mail, return receipt requested within thirty (30) days after LESSEE’s receipt thereof that LESSEE disagrees with the Fair Market Rental value as determined by STATE’s Appraiser and that LESSEE has appointed its own appraiser to prepare an independent appraisal report, then the Fair Market Rental value as determined by STATE’s appraiser shall be deemed to have been accepted by LESSEE and shall be the Fair Market Rental value as of the date of reopening.

If, however, LESSEE has timely notified STATE of its disagreement with the Fair Market Rental value determined by STATE’s Appraiser and appointed LESSEE’s appraiser as stated hereinabove, then STATE’S Appraiser and LESSEE’s appraiser shall appoint an independent third appraiser and the Fair Market Rental value shall be determined by arbitration in accordance with Chapter 658A, HRS.

Notwithstanding the foregoing, prior to initiating the arbitration involving such independent third appraiser, each of STATE’s Appraiser and LESSEE’s appraiser shall review each other’s reports and make every effort to resolve whatever differences they may have. However, should differences still exist thirty (30) days after the exchange, STATE’s Appraiser and LESSEE’s appraiser shall within twenty (20) days thereafter appoint an independent third appraiser who shall also prepare an independent appraisal report based on the review of the two appraisal reports prepared and any other data said third appraiser deems relevant and appropriate. The third appraiser shall be furnished with the comparables used by STATE’s Appraiser and LESSEE’s appraiser without identification as to which comparables were used by each such appraiser. Copies of the third appraiser’s report shall be furnished to STATE’s Appraiser and LESSEE’s appraiser within thirty (30) days after the third appraiser’s appointment. Within seven (7) days after receiving the third appraisal report, all three shall meet and determine the Fair Market Rental value of the Premises. The Fair Market Rental value as determined by a majority of the appraisers shall be final and binding upon STATE and LESSEE, subject to vacation, modification or correction in accordance with the provisions of Sections 658A-19, 658A-20, 658A-22, 658A-23, and 658A-24, HRS.

LESSEE shall pay for its own appraiser, STATE shall pay for STATE’S Appraiser, and the cost of the services of the third appraiser shall be borne equally by STATE and LESSEE. Until the successful conclusion of the rental reopening and re-determination process as described herein, all appraisal reports shall be confidential and shall not become part of the public record of STATE; provided, however, following the successful conclusion of the reopening and re-determination process, the appraisal reports shall become part of the public record of STATE.

In the event that the appraisers are unable to determine the Fair Market Rental value before the reopening date, or by the foregoing prescribed time, whichever is later, LESSEE shall pay the Fair Market Rental as determined by STATE’s Appraiser for the reopening until the new rent is determined and thereafter the rental paid by LESSEE shall be subject to retroactive adjustments appropriate to reflect the Fair Market Rental determined as set forth hereinabove. The failure of LESSEE or LESSEE’s appraisers to comply with the procedures set forth above shall constitute a waiver of LESSEE’s right to contest the rent determined by STATE’s Appraiser for the reopening, and LESSEE shall pay said rent as determined by STATE’s Appraiser without any retroactive adjustments. Alternatively, STATE may treat such failure to comply as a breach of this Lease and may terminate this Lease pursuant to Article XX. (TERMINATION BY STATE) hereof.
ARTICLE VII.     LESSEE’S IMPROVEMENTS
A.    LESSEE’s Unconditional Obligation to Complete the New Facility. LESSEE covenants and agrees and it is an express condition of this Lease that LESSEE shall, at LESSEE’s sole cost and expense (except as expressly provided to the contrary herein), commence and thereafter continually prosecute, with due diligence, the remaining construction at the Premises of the New Facility Completion Improvements (including, without limitation, any and all corrective work necessary to address each of the defective workmanship items specifically enumerated at Exhibit E), in such manner as may be required to achieve New Facility Substantial Completion (defined below) as promptly as practicable and in no event later than the Outside Date for Substantial Completion (subject to force majeure and unavoidable delays attributable solely to STATE). LESSEE acknowledges and understands that LESSEE’s conduct of its business operations at the Premises will not be further delayed in the event of a delay in achieving New Facility Substantial Completion beyond the Outside Date for Substantial Completion (unless due to force majeure or unavoidable delays attributable solely to STATE); provided that irrespective of the date (whether before or after the Outside Date for Substantial Completion) by which

LESSEE actually achieves New Facility Substantial Completion, LESSEE shall be obligated to commence, and thereafter continue to timely, pay any and all rents due and payable under this Lease in accordance with Article V. (RENTAL), including Section V.F. (Waiver of Rent). For purposes of the New Facility Completion Improvements, “New Facility Substantial Completion” shall be deemed to have occurred at such time as the New Facility Completion Improvements have been sufficiently completed, other than minor punch list items or items which will not materially and adversely affect the use or occupancy of the Premises for any of LESSEE’s Permitted Uses. Within ten (10) business days after LESSEE notifies STATE in writing that New Facility Substantial Completion has occurred, STATE and LESSEE shall conduct a joint inspection of the Premises and shall agree upon a written list of the “punch list” items identifying touch‑up work, minor repairs, and incomplete items necessary to complete the Premises in accordance with the PLANS (New Facility Completion) and to the extent required to complete the New Facility in a manner suitable for LESSEE’s conduct of its business operations at the Premises. As soon thereafter as reasonably practicable, LESSEE shall promptly commence work on the “punch list” items and shall diligently pursue such work to completion, subject to force majeure delay and unavoidable delays attributable solely to STATE. Promptly following the date on which LESSEE notifies STATE in writing that New Facility Substantial Completion has occurred, STATE and LESSEE shall execute a Confirmation of New Facility Substantial Completion in form mutually agreed between STATE and LESSEE.
B.    Acceptance of Premises. LESSEE has examined and knows of the condition of the Premises, including the Pre-Existing Leasehold Improvements, and takes the Premises, including the Pre-Existing Leasehold Improvements, "as is", in its existing form, content and state of condition without any representation by or on behalf of STATE, and LESSEE agrees that STATE shall not be liable for any latent, patent or other defects in, on, over or under the Premises, including the Pre-Existing Leasehold Improvements or easements and appurtenances thereto except as otherwise expressly provided in Section V.A.2. By executing this Lease, LESSEE is agreeing to release and discharge any claims, rights, and actions LESSEE may have with respect to the condition of the Premises, including the Pre-Existing Leasehold Improvements except as otherwise expressly provided in Section V.A.2. STATE makes no warranty, either express or implied, as to the condition of the Premises, including the Pre-Existing Leasehold Improvements, or that the Premises, including the Pre-Existing Leasehold Improvements, shall be suitable for LESSEE’s purposes or needs. From and after the Commencement Date hereof through the expiration of the Term hereof, except as otherwise expressly set forth herein, STATE shall not be required to perform any work or construct any improvements, furnish any services or facilities, perform any maintenance, or make any repairs or alterations or environmental remediation or clean-up in or to the Premises.
C.    LESSEE’s Construction of New Facility Completion Improvements.
4.    LESSEE’s Completion of New Facility. From and after the Commencement Date, STATE hereby authorizes LESSEE to access the Premises for the purpose of commencing design and pre-construction site preparation work related to construction of New Facility Completion Improvements therein; provided, however, that LESSEE shall not commence construction of New Facility Completion Improvements at the Premises except in accordance with the terms and conditions of this Lease, including STATE’s prior written approval.
5.    Requisite Approvals Prior to LESSEE’s Commencement of Construction. Prior to LESSEE’s commencement of construction of the New Facility Completion Improvements at the Premises (to the extent required), the PLANS (New Facility Completion) shall have been approved by any and all federal, state, municipal, and other governmental authorities, offices and departments having jurisdiction over the Premises, including, without limitation, the District Airport Engineer of the FAA.
6.    No representation by STATE. Neither STATE’s approval of the PLANS (New Facility Completion) nor any other action taken by STATE with respect thereto under the provisions of this Lease, shall constitute an opinion or representation by STATE as to the sufficiency of said PLANS (New Facility Completion), or such design standards as STATE shall have in effect from time to time, compliance with any laws, or ability of LESSEE to receive any permits from any department or agency of the State of Hawaii or other jurisdictions, nor impose any present or future liability or responsibility upon STATE. Approval shall not constitute approval of the State of Hawaii or its departments or agencies for any construction, extension, or renovation of any public utilities or public ways which may be necessary to service the Premises. In any case where more than one standard, code, regulation, or requirement applies to construction or the PLANS (New Facility Completion), the strictest shall control.
7.    Notice to STATE prior to Commencement of New Facility Completion Improvements. As promptly as practicable after the Commencement Date and subject to compliance with the other terms and provisions hereof, LESSEE shall notify STATE in advance of the date LESSEE will commence construction of New Facility Completion Improvements at the Premises and LESSEE’s proposed construction schedule with respect thereto.
Conditions applicable to Pending Contracts. Prior to the execution of any contracts for construction, engineering, or architectural services in connection with the New Facility Completion Improvements, LESSEE shall furnish to STATE the names of the person or entity whom LESSEE desires to employ and the proposed form of contract (including project schedule and detailed budget). STATE shall have the right to approve the architect, engineer, and general contractor, including any proposed contract for their services, which approval shall not be unreasonably withheld or delayed. Upon LESSEE’s request, STATE shall confer with LESSEE regarding any particular architect, engineer, or general contractor, or any proposed contract for their services, for which STATE’s approval has not been granted. LESSEE shall ensure that any of its proposed architect(s), engineer(s), and contractor(s) shall be licensed in the discipline being contracted for, experienced in design and construction of improvements comparable to those for which its services are being required by LESSEE, and airport‑related work, not be listed on any local, state, or federal non‑responsible bidders’ list, and not be debarred under any state or federal statute, regulation, or proceeding. Upon their execution, and prior to commencement of construction, LESSEE shall deliver to STATE copies of its contracts with the architect of record and engineer and the general contractor. LESSEE shall simultaneously deliver to STATE, in form mutually agreed between LESSEE and STATE, collateral assignments of said contracts, together with instruments executed by the architect, engineer, and by the general contractor under which each consents to the aforesaid assignment and agrees to continue to supply the same services to STATE or STATE’s designee provided by their respective contracts with LESSEE, in the event that (i) LESSEE fails to comply with any such requirements, (ii) STATE gives the architect, engineer, or the general contractor, or any of them, written notice within sixty (60) days after the occurrence of such failure, and (iii) at the time of STATE’s notice of such failure, STATE or STATE’s designee demands continuance of such services on the same terms contained in the respective contracts and expressly agrees to assume and be bound by such respective contracts; provided that STATE shall not be liable for or obligated to cure prior defaults of LESSEE.
8.    LESSEE to Timely Pay All Costs; Partial and Final Lien Waivers. Throughout LESSEE’s construction of the New Facility Completion Improvements, LESSEE shall pay all costs of the construction incurred by LESSEE when due, and shall require all contractors to deliver sworn statements of persons furnishing materials and labor before any payment is made and partial and final waivers of lien for all work for which payment is made, in order to prevent attachment of mechanic’s liens or other liens by reason of work, labor, services, or materials furnished with respect to the Premises.
9.    Insurance Coverage during Construction. During the course of construction of the New Facility Completion Improvements, LESSEE, at its sole expense, will carry or cause to be carried, the insurance required to be carried pursuant to Article XIX. (INSURANCE) hereof.
10.    STATE Inspection during Construction. During the course of LESSEE’s construction of the New Facility Completion Improvements, STATE, and its architects, engineers, agents, and employees on behalf of STATE with responsibilities relating to the Premises may enter upon and inspect the Premises for the purpose of verifying that the New Facility Completion Improvements are proceeding in accordance with the requirements of this Lease. With respect to any such entry and inspection on behalf of STATE, persons requiring entry shall present proper identification to LESSEE. No right of review or inspection shall make STATE responsible for work not completed in accordance with the PLANS (New Facility Completion) or applicable laws. LESSEE shall keep at the Premises all of the PLANS (New Facility Completion), shop drawings, and specifications relating to such construction, which STATE may examine at all reasonable times and, if required by STATE, LESSEE shall also furnish STATE with copies thereof.
11.    LESSEE Responsible for Work Performed. Any work performed at the direction of LESSEE, even though performed by contractors, subcontractors or sub-subcontractors, shall be the responsibility of LESSEE directing such work. During any construction by LESSEE, LESSEE shall be solely responsible for the support, maintenance, safety, and protection of the facilities of STATE resulting from such construction activities, and for the safety and protection of all persons or employees and of all property therein. All work shall be performed in accordance with (and all of the New Facility Completion Improvements, when completed, shall comply with) the PLANS (New Facility Completion), with such design standards as STATE shall have in effect from time to time, Airport and construction conditions in effect at the time of construction, and any other applicable federal, state, or local laws, and with the project requirements set forth herein.
D.    In General.
4.    As used in this Lease, the terms “LESSEE’s Plans” and “Leasehold Improvements” shall be deemed to include the PLANS (New Facility Completion) and New Facility Completion Improvements, respectively, and to the extent required by STATE, LESSEE shall comply with the express terms and conditions set forth in this Article VII. (LESSEE’S IMPROVEMENTS) in connection with LESSEE’s construction of the New Facility Completion Improvements in accordance with the PLANS (New Facility Completion).
5.    LESSEE shall, at LESSEE’s sole cost and expense, prepare the land surface, to the extent applicable, of the Premises, construct, erect, and install buildings, structures, utility lines, and other improvements on the Premises for the purposes denoted in Article III. (USE OF PREMISES) herein, subject to all applicable easements and restrictions, if any, as shown and delineated on Exhibit B attached hereto and made a part hereof, and any and all other covenants, terms, and conditions that may be required or imposed by STATE. The construction, erection, and installation of (i) the New Facility Completion Improvements and (ii) any other Leasehold Improvements, in all cases, must receive STATE’s prior written approval and must meet or satisfy applicable County building standards and specifications, State of Hawaii, Department of Health and FAA rules and regulations.
E.    Environmental Report.
4.    The parties agree that with respect to the Pre-Existing Leasehold Improvements and the New Facility Completion Improvements, that certain Finding of No Significant Impact and Record of Decision, dated as of January 29, 2013, for the Proposed Airport Modernization Program at Honolulu International Airport located in Honolulu, Hawaii shall be deemed to satisfy the requirement that a Final Environmental Assessment or Final Environmental Impact Statement or other appropriate environmental report be otherwise provided by LESSEE to STATE. With respect to any subsequent LESSEE’s Leasehold Improvements, the required assessment, statement, or report shall be prepared by LESSEE or LESSEE’s agent and processed through appropriate governmental agencies, including the State of Hawaii, Department of Health, for STATE’s final written approval at LESSEE’s sole cost and expense.

5.    The parties agree that (i) the Final Environmental Assessment, Proposed Airport Modernization Program, Honolulu International Airport, City and County of Honolulu, Oahu, Hawaii, dated January 2013 and approved by FAA on January 28, 2013, (ii) the Final Phase I Environmental Site Assessment, Washpad and Elliott Street Hardstands, dated November 2009 covering the Land Areas (Area/Space No. 004-107) and (iii) the Final Phase I Environmental Site Assessment, Existing Aloha and Hawaiian Maintenance and Cargo Facilities dated November 2009 covering the Hardstands (538-120A and 538-120B) (collectively, the “Baseline Environmental Site Assessment”) shall collectively constitute the “Hazardous Substances Baseline” hereunder.
F.    Improvement Plans, Generally.
4.    LESSEE’s Plans. All designs, plans, drawings, specifications, cost estimates, schedules, and timetables, together with a detailed plot plan and layout, for and relating to the construction and installation of (a) New Facility Completion Improvements and (b) any other LESSEE's Leasehold Improvements at, in, on, over, or under the Premises, shall hereinafter be referred to collectively as "LESSEE's Plans".

5.    Properly Licensed. A properly licensed architect or engineer must prepare LESSEE’s Plans. Properly licensed contractors must construct, erect, and install the New Facility Completion Improvements and any other LESSEE’s Leasehold Improvements.
6.    Compliance with Development Standards. LESSEE shall obtain STATE’s prior written approval for LESSEE’s Plans and LESSEE’s Leasehold Improvements, in all cases, including all initial and subsequent construction, repair, refurbishment, or installation of improvements at, in, on, over, or under the Premises and all such improvements, except as otherwise stated herein or hereafter, must: (i) be of high quality; (ii) incorporate quality materials; (iii) be completed with first-class workmanship; (iv)  meet applicable County building codes, standards, and specifications; and except as otherwise stated herein, (v) adhere to and completely comply with and satisfy STATE’s (1) Development Standards for Leased Airport Property (Appendix A); and (2) Tenant Improvement Guidelines (Appendix B), hereinafter referred to collectively as the "Development Standards", all of which are attached hereto and hereby made a part hereof, including any and all subsequent amendments and other design development guidelines adopted by STATE.
7.    Plans Reviewed by DCAB. To ensure compliance with the requirements outlined in "Design and Construction Requirements as required under Hawaii Revised Statutes §103-50" (Appendix C), LESSEE shall obtain prior written approval for LESSEE’s Plans and LESSEE’s Leasehold Improvements, including all initial and subsequent construction, repair, refurbishment, or installment of improvements at, in, on, over, or under the Premises from DCAB.
8.    STATE’s Approval. STATE shall not unreasonably withhold or delay approval for LESSEE’s Plans. STATE may reasonably withhold such approval, including, without limitation, if, in the sole discretion of STATE, such construction, erection, or installation will be:
a.    Structurally Unsafe. Structurally unsound or unsafe or hazardous for human use or occupancy;
b.    Violation of Lease. Not in compliance with any requirement of this Lease;
c.    Building, Electrical, Plumbing, Health, or Fire Code Violations. Not in compliance with the building, electric, plumbing, health, and fire codes, regulations, standards, or specifications of the County or the State of Hawaii;
d.    Development Standards Violation. Not in compliance with the Development Standards, including STATE’s requirements relating to the development of facilities, which effectively and harmoniously matches the external architecture of other similar portions of the Airport at which the facilities will be constructed, erected, or installed;
e.    Violation of FAA Requirements. Not in compliance with any rule, regulation, or order of the FAA; or
f.    Violation of any other Federal Requirements. Not in compliance with any federal law, code, statute, rule, regulation, or order.
9.    STATE’s Disapproval. If STATE disapproves of LESSEE’s Plans, STATE shall give LESSEE written notice of STATE’s disapproval, which notice shall state the reason or reasons for STATE’s disapproval of such LESSEE’s Plans. LESSEE shall thereupon prepare and submit to STATE new or revised LESSEE Plans as shall reasonably satisfy STATE’s prior disapproval.
10.    Compliance with STATE’s Design Standards. Prior to submitting LESSEE’s Plans to STATE for the purpose of obtaining STATE’s written approval, such plans, drawings, and specifications must comply with, meet, or completely satisfy all of the following design standards:
a.    Structure. All construction, erection, and installation shall be structurally safe, sound, and non‑hazardous.
b.    Workmanship. All construction, erection, and installation shall be of new materials and first‑class workmanship.
c.    Material. LESSEE’s Leasehold Improvements and other improvements shall be constructed of prefabricated metal or concrete block or any similar fireproof material approved, in writing, by STATE, with concrete floors, for the storage or handling of flammable fluids, chemicals, or lubricants and aircraft servicing and maintenance.
d.    Setback. Building(s) shall be set back a minimum of ten (10) feet from property lines, unless otherwise approved, in writing, by STATE.
e.    Utility Lines. Utility lines shall be located above or underground.
f.    Grease Traps. Grease traps shall be provided to collect all spills of petroleum products.
g.    Drainage. Surface drainage from wash areas shall not be discharged outside the Premises.
h.    Security Fencing. In the event LESSEE is required to install additional security fencing mandated by federal or state laws, rules, or regulations, LESSEE shall complete the installation of said fencing with the required chain‑link fence, and where necessary for airport security purposes, with three (3) strands of barbed wire or with other security walls, barricades, and fencing that meet airport standards, all as approved, in writing, by STATE. Fences between the Premises and adjacent property shall be constructed, erected, or installed directly on the property lines, with all costs and expenses for such construction, erection, or installation shared equally by LESSEE and lessee of the adjacent property, if there is an adjoining lessee at the time LESSEE constructs, erects, or installs the required fencing. If there is no adjoining lessee, LESSEE shall be responsible for all costs and expenses for the installation of the security fencing. LESSEE’s failure to conform to security regulations may subject STATE to a monetary fine, as imposed or prescribed by a government agency. LESSEE shall reimburse STATE for any fines so paid by STATE, or at the sole discretion of STATE, STATE may assess LESSEE the fine and LESSEE shall be liable and shall assume responsibility to pay such fine directly to the citing government agency. Failure of LESSEE to reimburse STATE within thirty (30) days after STATE’s demand for reimbursement is made to LESSEE shall be cause for a charge by STATE and/or termination of this Lease as provided in Section V.D. (Additional Charges) and Article XX. (TERMINATION BY STATE), respectively, hereof.
i.    Height Limitations. All Leasehold Improvements, including all buildings and other improvements on the Premises, shall not exceed the airport height limitation prescribed by STATE or the FAA or cause a hazard to air safety, as prescribed and set forth in Article XXXVIII. (APPROACH PROTECTION) hereof or pursuant to any federal, state, or county law, statute, ordinance, rule, or regulation.
j.    Signs. Signs bearing LESSEE’s name or business name shall not exceed the allowable overall size set by County building codes and shall not be located higher than the top of LESSEE’s Leasehold Improvements. Illuminated, neon, or other similar signs are prohibited. Prior to the erection, installation, or placement of any sign by LESSEE, LESSEE must first obtain STATE’s written approval of each sign’s design, graphics, color, layout, and method of mounting.
k.    Easement. Structures or foundations comprising LESSEE’s Leasehold Improvements, including all buildings and other improvements on the Premises, shall not be built, constructed, erected, installed, or placed over any pipeline or other utility conduit easement or within any aircraft approach/takeoff clear zone or other setback area without LESSEE first obtaining STATE’s prior written approval.
l.    Landscaping. For the enhancement and beautification of the Premises, LESSEE shall landscape and maintain all open and unpaved areas of the Premises in conformance with the STATE PLANS AND DRAWINGS.
G.    Other Applicable Construction Program Provisions.
4.    STATE Approval of Leasehold Improvements. Prior to the commencement of any work, LESSEE shall obtain STATE’s written approval of LESSEE’s Plans covering the portion of the Premises upon which such work is to be done, and shall obtain all approvals, licenses and permits required by any governmental authority (whether federal, state, municipal or county). Any and all such LESSEE’s Plans shall employ optimum essentials of aesthetics, quality of materials and equipment, convenience, function, and design, shall be compatible in such respects with those of the Airport and the Development Standards.
Except as otherwise expressly permitted under Section VIII.B. hereof, LESSEE shall not install any antenna or aerial wires, or radio or television equipment, or any other type of telecommunication or other equipment, inside or outside of the Premises without the prior written approval of STATE and upon such terms and conditions that may be prescribed by STATE in each and every instance.
Neither the approval by STATE of LESSEE’s Plans, nor any other action taken by STATE with respect thereto under the provisions of this Lease, shall constitute an opinion or representation by STATE as to the sufficiency of LESSEE’s Plans, or such design standards as STATE shall have in effect from time to time, compliance with any laws, or ability of LESSEE to receive any approvals, licenses or permits from any department or agency of the State of Hawaii or other jurisdictions, nor impose any present or future liability or responsibility upon STATE. In any case where more than one standard, code, regulation, or requirement applies to construction of LESSEE’S Leasehold Improvements in accordance with the approved LESSEE’s Plans, the strictest shall control.
5.    Plans and Specifications. LESSEE shall, at its sole cost and expense, employ competent and properly licensed architects, engineers, and interior designers who will prepare any of LESSEE’s Plans, in all cases, including, without limitation, architectural, interior, exterior and engineering designs, detailed plans, specifications, and cost estimates of all Leasehold Improvements and Personal Property to be installed at, in, on, over, or under the Premises. LESSEE shall, at its sole cost and expense prior to the start of construction, obtain all necessary approvals, licenses and permits required by any governmental authority (whether federal, state, municipal, or county). LESSEE shall submit five (5) sets of LESSEE’s Plans for review and approval by STATE in accordance with a time schedule furnished by STATE.
All of LESSEE’s Plans shall be first submitted to STATE and DCAB for written approval before LESSEE awards, issues, or lets any and all contracts for the construction of the New Facility Completion Improvements or any other Leasehold Improvements (as applicable), to be installed at, in, on, over, or under the Premises. If STATE disapproves of LESSEE’s Plans, the provisions contained in Article VII.F.6. shall apply.
6.    Adherence to LESSEE’s Plans. No substantial change, addition, or alteration shall be made in the applicable LESSEE’s Plans so approved without first obtaining STATE’s approval in writing. No Leasehold Improvements or other improvements other than as contemplated herein shall be constructed, erected, installed, or placed at, in, on, over, or under the Premises without the prior written consent of STATE and any and all terms and conditions relating thereto imposed by STATE shall become terms and conditions hereof, as if they had been originally stated in this Lease.
7.    Future Work. After construction or installation and completion of the New Facility Completion Improvements in accordance with the approved PLANS (New Facility Completion), LESSEE shall not perform any construction work or otherwise make any structural alterations (including, without limitation, ceilings, walls, and floors) to any portion of the Premises without first obtaining STATE’s written consent; provided, however, that LESSEE may make nonstructural alterations which LESSEE deems necessary for the conduct of LESSEE’S Permitted Uses in accordance with Section VII.J.6. (Damage Repair); and provided, further that LESSEE reports to STATE such nonstructural alterations and submits to STATE the costs thereof.
8.    Governmental Approvals. LESSEE, at its sole cost and expense, shall also procure all governmental approvals, licenses and permits necessary for the construction, erection, installation, or placement of the Leasehold Improvements at, in, on, over, or under the Premises.
9.    Submittals Required Upon Completion. Upon completion of the construction, erection, installation, or placement of (i) the New Facility Completion Improvements and (ii) any other Leasehold Improvements, as the case may be, LESSEE shall, within thirty (30) days thereafter, at no cost or expense to STATE, furnish STATE:
a.    Certificate. A certificate certifying that the applicable Leasehold Improvements have been constructed, erected, installed, or placed in accordance with the approved LESSEE’s Plans and in strict compliance with all laws, statutes, and ordinances, and governmental rules, regulations, codes, directives and orders;
b.    As-Builts. Two complete sets of as‑built construction drawings, specifications and plans of the Leasehold Improvements, including, but not limited to, any architectural, mechanical, plumbing, and electrical drawings, plans and specifications, containing a separate stamp from LESSEE’s licensed architect or engineer after the date construction, including subsequent additions or alterations thereto, has been completed or accompanied by an attestation from both LESSEE and either LESSEE’s architect or engineer that such submitted drawings constitute true and accurate representations of the as‑built condition of the Leasehold Improvements, and one complete set in Computer Aided Design (CAD) format which complies with STATE’s current CAD standards. The construction as-built drawings must include any and all applicable governmental approval or permit numbers, the Leasehold Improvements constructed, erected, installed, or placed by LESSEE at, in, on, over, or under the Premises, and the location and details of construction or installation of all equipment, utility lines, and heating, ventilating, and air‑conditioning ducts and related appliances, if any, installed as part of the Leasehold Improvements. LESSEE shall keep said drawings current by updating the same in order to reflect thereon any changes or modifications which may be made in or to the Premises.
Failure by LESSEE to submit LESSEE’s Plans and/or complete its Leasehold Improvements, or tender such as‑built drawings, plans, and specifications and improvement costs within the prescribed times shall constitute a violation of this Lease and give STATE the right to assess a penalty and/or terminate this Lease pursuant to Section V.D. (Additional Charges) and Article XX. (TERMINATION BY STATE), respectively, hereof.
H.    Minimum Investment in New Facility Completion Improvements. LESSEE shall, on or before the Outside Date for Substantial Completion, have invested the sum of not less than TEN MILLION DOLLARS ($10,000,000)(such amount, the “Minimum Investment in New Facility Completion Improvements”) for performing and completing the New Facility Completion Improvements, and shall, no later than sixty (60) days after the Outside Date for Substantial Completion, submit to STATE an itemized statement of the “in-place” costs of the upgrades, improvements, and construction so completed. This requirement to report “in-place” costs of completed upgrades, improvements and construction shall also apply to any and all subsequent renovations, additions, or alterations made by LESSEE to the Premises, and LESSEE’s itemized cost statement shall be delivered to STATE no later than sixty (60) days after completion of such subsequent renovations, additions, or alterations.
The foregoing Minimum Investment in New Facility Completion Improvements is required in order for LESSEE to receive the one-year statutory waiver of rent as stated in Section V.F. (Waiver of Rent). Should LESSEE fail to have invested the Minimum Investment in New Facility Completion Improvements on or before the Outside Date for Substantial Completion, LESSEE acknowledges and agrees that STATE (in STATE’s sole discretion) shall have the right to deny waiver of rent and upon STATE’s notice of denial of the waiver of rent, LESSEE shall be obligated to immediately pay to STATE the full amount of any rent amount that might have otherwise been waived under Section V.F. (Waiver of Rent).
Failure by LESSEE to observe the deadlines for funding the Minimum Investment in New Facility Completion Improvements, and for reporting the “in-place” costs of the upgrades, improvements, and construction requirements of this Section VII.H. (Minimum Investment in New Facility Completion Improvements) shall also constitute a violation of this Lease and give STATE the right to assess a charge pursuant to Section V.D. (Additional Charges) hereof, in addition to the right to recover the full amount of any rent amount that might otherwise have been waived under Section V.F. (Waiver of Rent).
I.    Title.
4.    Leasehold Improvements. Subject to the provisions of Article XIV. (SURRENDER OF PREMISES) hereof, title to any and all of LESSEE’s Leasehold Improvements (including the New Facility Completion Improvements but excluding the Pre-Existing Leasehold Improvements), including fixed additions and trade fixtures, constructed, erected, installed, or placed by LESSEE, at LESSEE’s sole cost and expense, at, in, on, or over the Premises shall remain with LESSEE during the term of this Lease. Title to any and all of the Leasehold Improvements and the New Facility Completion Improvements at the expiration or sooner termination of this Lease shall vest automatically and without the need for any further documentation, and LESSEE shall cause such Leasehold Improvements and the New Facility Completion Improvements to be free and clear of any and all claims, liens, judgments, and encumbrances immediately prior to the expiration or sooner termination of this Lease. However, at least six (6) months prior to the expiration or earlier termination of this Lease, STATE shall inform LESSEE of any Leasehold Improvements (excluding the Pre-Existing Leasehold Improvements and the New Facility Completion Improvements) it will not take title to when this Lease expires or terminates. LESSEE shall remove any such Leasehold Improvements (excluding the Pre-Existing Leasehold Improvements and the New Facility Completion Improvements) within ninety (90) days after the expiration or sooner termination of this Lease. Should LESSEE fail to remove any of the identified Leasehold Improvements (excluding the Pre-Existing Leasehold Improvements and the New Facility Completion Improvements) that STATE will not take title to within ninety (90) days after this Lease expires or terminates, STATE may remove the same at the sole cost and expense of LESSEE. Title to any of the Leasehold Improvements not identified by LESSEE in accordance with this Section VII.J.1. (Leasehold Improvements) shall, at STATE’s sole option, vest in STATE.
5.    Personal Property. Subject to the provisions of Article XIV. (SURRENDER OF PREMISES) hereof, title to any and all Personal Property constructed, erected, installed, or placed by LESSEE, at LESSEE’s sole cost and expense, at, in, on, or over the Premises shall remain in LESSEE during the term of this Lease.
6.    [Intentionally omitted].
7.    Sale of Trade Fixture. If LESSEE expects to, contemplates, or could sell, transfer, or convey title to and interest in any trade fixture purchased by, used, and installed by LESSEE at LESSEE’s own expense upon the Premises, as part of any assignment of this Lease, it shall be LESSEE’s sole responsibility to submit to STATE evidence of the item and the purchase price paid by LESSEE for such trade fixture within thirty (30) days from said purchase. LESSEE’s failure to submit the necessary information and evidence to STATE within the prescribed time limit will discharge STATE from any obligation or duty to consider the adjusted depreciated cost of any said trade fixture, in a lease assignment or transfer pursuant to Article XXX. (ASSIGNMENT AND SUBLETTING) hereof.
J.    Maintenance and Repair.
4.    LESSEE’s General Obligations. LESSEE shall, at all times and at its sole cost and expense, properly upkeep and maintain in good repair and in a clean and orderly condition and appearance all portions of the Premises, including, without limitation: (a) all Pre-Existing Leasehold Improvements; (b) all Leasehold Improvements (including New Facility Completion Improvements); (c) all Personal Property; (d) all mechanical room equipment such as, but not limited to, heat exchanges, fans, controls and electric panels; (e) obstruction lights and similar devices, fire protection and safety equipment, and all other like equipment required by any law, statute, rule, regulation, order, or ordinance; (f) any of the following located in or on the Premises: fences, exterior and interior walls, windows, operating mechanisms of and attachments to windows and skylights, screens, roofs, foundations, steel work, columns, doors, partitions, floors, ceilings, fixtures, inside and outside paved and unpaved areas, landscaping, glass of every kind, and utility, mechanical, electrical and other systems; and (g) all areas within the Premises, particularly those adjacent to the entrances and exits, including keeping them free of obstructions. LESSEE shall take the same good care of the Premises (including the Pre-Existing Leasehold Improvements, the New Facility Completion Improvements and any other Leasehold Improvements) that would be taken by a reasonably prudent owner who desired to keep and maintain the same so that at the expiration or sooner termination of this Lease, the Premises will be in a condition similar to that which existed at the commencement of this Lease (or in the case of the New Facility Completion Improvements and any other Leasehold Improvements made during the Lease term, in as good condition as at the time of the construction or installation thereof), ordinary wear and tear excepted, which does not adversely affect the structural integrity of, or materially and adversely affect the efficient or proper utilization of, any part or portion of the Premises.
5.    Preventative Maintenance. To accomplish this requirement, LESSEE shall establish an adequate preventative maintenance program and the provisions of LESSEE’s program shall be subject to periodic review and approval by STATE.
6.    Maintenance. LESSEE’s maintenance and repair obligation hereunder shall include, without limitation, the interior and exterior cleaning of all windows, entrances, and exits of the Premises, including the extended surface areas adjacent and surrounding such entrances and exits, doors (exterior and interior), and the cleaning and repair of all floors, walls (exterior and interior), ceilings, roofs, lighting, decor, and Personal Property. Maintenance, repairs, replacements, and restoration done or made by LESSEE shall be in a quality and class not inferior to the original material and workmanship. LESSEE shall pay promptly the cost and expense of such maintenance, repairs, replacements, and restoration.
7.    Refurbishment. Refurbishing shall include, without limitation, all refinishing, repairs, replacement, redecorating, and painting necessary to keep and maintain the Premises in a first class condition.
8.    Failure to Comply. If LESSEE fails to properly perform and complete its maintenance, repair, and refurbishment obligation hereunder, particularly with respect to nonstructural repairs, replacement, redecorating, and painting, within a period of ten (10) days after LESSEE receives written notice from STATE of such failure by LESSEE (or such longer period as is reasonably necessary to perform the obligation so long as LESSEE has commenced performance thereof within said ten (10) day period and, thereafter, diligently and continually pursues the same to completion), STATE may, at its option, and in addition to all other remedies which may be available to STATE, repair, replace, rebuild, redecorate, or paint any portion of the Premises included in said notice from STATE to LESSEE, and the cost thereof, plus fifteen percent (15%) for administrative overhead, shall be paid by LESSEE to STATE upon demand from STATE.
9.    Damage Repair. LESSEE shall suffer no strip or waste of the Premises and shall repair, replace, rebuild, restore, and paint all or any part or portion of the Premises that may be damaged or destroyed by the acts or omissions of LESSEE (including LESSEE’s officers, employees, agents, contractors, invitees and other Guests). Any and all structural repairs, alterations, and additions to be made by LESSEE to, at, in, or on the Premises, and any and all other such work which is non‑structural and costs $1,000.00 or more, shall be subject to the requirements of Article VII. (LESSEE’S IMPROVEMENTS) herein and all such work must receive the prior written consent of STATE.
10.    Removal of Leasehold Improvements. LESSEE shall, upon notice from STATE in accordance with Section VII.I.1. hereof, promptly remove any and all Leasehold Improvements (excluding the Pre-Existing Leasehold Improvements and the New Facility Completion Improvements), or repair, replace, or restore any and all Pre-Existing Leasehold Improvements, New Facility Completion Improvements or Leasehold Improvements which may, by reason of use or negligence of LESSEE, become, in the opinion of STATE, unsound, unsafe, or hazardous, and in case of LESSEE’s failure to remove or repair, replace, or restore the same, STATE may remove or repair, replace, or restore such Pre-Existing Leasehold Improvements, New Facility Completion Improvements or Leasehold Improvements and other structures and facilities without liability to LESSEE or others for damages, and LESSEE shall pay the cost of such removal or repair, replacement or restoration as additional rent.
11.    Safety Equipment. LESSEE shall, at its sole cost and expense, provide and maintain all obstruction lights and similar devices, all fire protection and safety equipment, and all other equipment of every kind and nature required by any law, rule, order, ordinance, resolution, or regulation.
12.    STATE’s Security Fence. If STATE erects any security fence that connects to or runs along the Premises, LESSEE shall, at its sole cost and expense, maintain all portions of said security fence designated by STATE. LESSEE shall also maintain security in such a manner that unauthorized persons shall not have access to any secured or restricted areas of the Airport, including all airport operations areas through the Premises, and LESSEE’s officers, employees, agents, contractors, invitees, and other Guests, and any other party acting on behalf of or with the permission of LESSEE shall be under the control, supervision, or guidance of LESSEE when entering any such secured or restricted areas of the Airport, including all airport operations areas. LESSEE shall enter into any separate supplemental agreement required by STATE or TSA covering Airport security requirements. LESSEE’s failure to observe any Airport security requirement shall constitute a violation of this Lease and give STATE the right to assess a penalty and/or terminate this Lease pursuant to Section V.D. (Additional Charges) and Article XX. (TERMINATION BY STATE), respectively, hereof.
13.    Grease Traps. LESSEE shall keep clean at all times, and maintain, repair, and/or replace any and all grease traps in all drainage and sewage pipes and other utility lines at, in, on, over, or under the Premises.
14.    Sidewalks. LESSEE shall clean and maintain, and repair, if damaged by LESSEE, and/or LESSEE’s officers, employees, agents, contractors, invitees and/or other Guests, any and all sidewalks, or any part or portion thereof, fronting the Premises.
15.    Landscaping. LESSEE shall maintain and properly care for any and all landscaping at, in, on, or over the Premises and shall periodically (at least monthly) remove weeds and other noxious vegetation that may appear on the Premises and along the perimeter of the Premises. LESSEE shall also remove from the Premises, at the same time, any junk, litter, abandoned or damaged motor vehicles, trade fixtures, furnishings, furniture, equipment, and other Personal Property, excess material, leaking containers or other similar items or equipment, vehicle parts, and machinery that are unsightly, dangerous, in disrepair, unclean, or inoperative.
ARTICLE VIII.     GENERAL RIGHTS AND RESPONSIBILITIES OF LESSEE
LESSEE shall have the right with respect to the Premises herein to do or perform any of the following things upon the covenants, terms, and conditions set forth below:
A.    Commercial Aeronautical Activities. Unless otherwise stated herein, LESSEE shall have the right to perform commercial aeronautical activities; provided, however, that LESSEE shall comply with and conducts such activities in accordance with STATE’s Minimum Standards for Commercial Aeronautical Activities at Public Airports, Airports Division Procedure No. 4.9, dated May 3, 1990, attached hereto as Appendix D and hereby made a part hereof, including any and all amendments, changes, revisions, updates, or supplements made thereto and adopted by STATE after the Commencement Date.
B.    Communications, Equipment, and Rights-of-Way. LESSEE shall have the right to install, maintain and operate such aviation radio, communications, and meteorological and aerial navigation equipment and facilities, as LESSEE may deem necessary or convenient for LESSEE’s operation, subject to the prior written consent of STATE as to the location, manner of installation, and type thereof, which consent shall not be unreasonably withheld or delayed.
Such equipment and facilities may be located without additional charge or fee in or on any portion of the Premises, or, upon payment of the applicable rent for such additional area(s) and at such other location(s) at, in, or on the Airport, if any, as may be requested by LESSEE and consented to in writing by STATE.
In the event that STATE constructs or installs, or hereafter voluntarily and not at the request of LESSEE constructs or installs upon the Premises or elsewhere at the Airport, conduits, ducts, or other facilities and appurtenances and equipment for use in common by aircraft operators (including LESSEE) for the installation of wires, cables, pneumatic tubes, or similar communication connections, LESSEE may use such conduits, ducts or other facilities, appurtenances, and equipment for the purpose for which they are provided, if and to the extent that space therein is available, and subject to rules promulgated by STATE, upon payment of any rental, charge, or fee for the use of such conduits, ducts, facilities, appurtenances, and equipment, as STATE may prescribe; and provided that LESSEE shall pay the cost of pulling or installing its wires, cables, pneumatic tubes, or similar communication connections through such conduits, ducts, facilities, appurtenances, and equipment, and the cost of installing brackets or any incidental equipment or facilities not provided by STATE, and any other cost in connection with the aforesaid installations; and provided, further, that LESSEE shall be solely responsible for any damage to the ducts, conduits, facilities, appurtenances and equipment and to any other facilities installed therein caused by LESSEE’s acts or omissions or those of LESSEE’s officers, employees, agents, contractors, invitees, or other Guests.
LESSEE shall also have the right to use rights-of-way at locations hereafter designated, in writing, by STATE and with the prior written consent of STATE either for the exclusive use of LESSEE or for use in common with others. LESSEE, with the prior written consent of STATE, shall have the right to use conduits, ducts, pipes, wires, cables, or similar installations, and facilities (including, but not limited to, equipment and facilities related to or incidental to communications, controls, teletypes, telephones, interphone, and pneumatic tubes) between the places where such equipment and facilities have been installed in the Premises and the place where such equipment and facilities have been installed in space leased to LESSEE for its exclusive use elsewhere at the Airport.
LESSEE shall pay a reasonable rental for the use of such conduits, ducts, pipes, wires, cables, installations and facilities, easements, and rights-of-way.
C.    Architects, Contractors, and Builders. LESSEE shall have the right to employ such architects, contractors, or builders as LESSEE shall deem necessary or desirable in connection with the authorized construction, installation, alteration, modification, repair, or maintenance of any and all Pre-Existing Leasehold Improvements, New Facility Completion Improvements or Leasehold Improvements, at, in, on, over, or under the Premises; provided, however, that any such architects, contractors, or builders shall be properly licensed in the State of Hawaii and otherwise competent in their respective professions or trades.
D.    Other Activities. LESSEE shall also have the right to do and perform any of the things described in or authorized pursuant to Article III. (USE OF PREMISES) and this Article VIII. (GENERAL RIGHTS AND RESPONSIBILITIES OF LESSEE) hereof, utilizing any and all personnel, aircraft and aircraft parts, supplies, and services of LESSEE, for or with respect to any other person or business at the Airport, whether said person or business is engaged in Air Transportation or not.
ARTICLE IX.     TAXES
A.    Taxes and Assessments. LESSEE shall pay in full any and all taxes and assessments levied or assessed upon LESSEE or the Premises, including, but not limited to, Federal income taxes, State of Hawaii income and general excise taxes, and County real property taxes, in all cases, before the delinquent date thereof, and subject to the provisions of Section XX.A.11. (Failure to Pay Taxes) hereof, LESSEE shall indemnify, defend, keep, save, insure, and hold STATE and the Premises harmless against any and all attachments, claims, or liens related to or connected with such taxes, charges, or assessments and all expenses resulting therefrom, including reasonable attorney’s fees. LESSEE shall have the right to contest the amount or validity of any such tax, charge, and/or assessment by appropriate legal proceedings in LESSEE’s own name.
B.    Tax Clearances. LESSEE shall, upon demand by STATE, present evidence, such as tax clearances from the respective tax offices, to STATE, demonstrating LESSEE’s payment of all Federal, State of Hawaii and County taxes prior to the Commencement Date and for any other year or series of years during the term of this Lease.
ARTICLE X.     PROHIBITED ACTS
LESSEE shall not perform any service nor use the Premises for any purpose not enumerated in Article III. (USE OF PREMISES) or Article VIII. (GENERAL RIGHTS AND RESPONSIBILTIES OF LESSEE) hereof, or not authorized pursuant thereto.
A.    Nuisance. LESSEE shall commit no actionable nuisance or do or permit any act that results or may result in the creation or commission or maintenance of a nuisance at, on, in, or over the Premises. Further, LESSEE shall also not cause, produce, or permit to be caused or produced upon the Premises, or to emanate therefrom, any offensive sounds, or any noxious or objectionable smoke, gases, vapors, or odors.
B.    Illegal Acts. LESSEE shall not use the Premises, or any part or portion thereof, or permit the same to be used by any of LESSEE’s sublessees, tenants, officers, employees, agents, contractors, invitees, and/or other Guests for any illegal act or purpose.
C.    Discrimination. LESSEE shall not use the Premises in support of any policy, which discriminates against anyone based upon race, creed, color, national origin, sex, age, or a physical disability.
D.    Equal Treatment. LESSEE shall furnish services on a fair, equal, and nondiscriminatory basis to all parties and shall charge fair, reasonable, and nondiscriminatory prices for each unit or service; provided, however, that LESSEE may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reduction to volume purchasers.
E.    Security. LESSEE shall not allow entry to the AOA of the Airport or any other secured or restricted areas of the Airport through the Premises by any unauthorized persons and ground vehicles.
F.    Lodging. The Premises may not be used as a hotel, motel, inn, hostel, bed and breakfast, temporary or legal residence or any similar boarding or lodging.
G.    Alcoholic Beverages. The consumption of alcoholic beverages by anyone at, in, or on the Premises is prohibited at all times.
H.    Interference. LESSEE shall not interfere with the effectiveness of, or access to utilities, air conditioning, elevators, or escalators (including facilities, structures, lines, equipment, conduits, and appurtenances, connected or appurtenant thereto) in or adjacent to the Premises, the free access and passage in and to the Premises or public areas adjacent thereto, or in the streets or sidewalks adjoining the Premises.
I.    Overload. LESSEE shall not overload any floor, or place loads upon any floor, wall, or ceiling of any building or other structure situated at, upon, or within the Premises that may endanger such building or other structure.
J.    Obstruction. LESSEE shall not obstruct any sidewalk, walkway, or passageway in front of, within, or adjacent to the Premises.
K.    Effect on Insurance. LESSEE shall not act or permit the doing of any act or thing upon the Premises that will either increase the premium rate of, be contrary to, or invalidate any fire, casualty, or liability insurance policies either required herein or carried by STATE, if any, covering the Premises, together with any and all buildings and other structures and improvements situated thereon. LESSEE shall, in connection herewith, obey, observe, and adhere to: (1) any and all present and future laws, statutes, orders, decisions, rules, and regulations of the State of Hawaii; (2) any and all present and future rules and regulations of STATE and the Airport; (3) any other governmental authority; and (4) any and all present and future requirements and directions of fire and other underwriters on applicable insurance policies of STATE and LESSEE, which may pertain or apply to the Premises and LESSEE’s use of and operation upon the Premises and Airport.
L.    Vending Machines. LESSEE shall not install, maintain, operate, or permit the installation, maintenance, or operation of any currency, coin, or token operated vending machine or device, for the purpose of vending or providing any product (including food and beverage items) or service (for the purposes hereof, amusement or entertainment shall be deemed a service) upon any part or portion of the Premises or the Airport without the prior written approval of STATE. Vending machines include, but are not limited to, newspaper racks, and any currency and coin-operated devices.
LESSEE shall further observe, comply with, and abide by that certain Settlement Agreement, dated July 28, 1993 (as amended by Amendment 1 (5-31-1995) and Amendment No. 2 (8-1-2012)), made by and between the Hawaii State Committee on Blind Vendors, the Hawaii Blind Vendors Association, Walter Ishikawa, Charlotte Kauhana, Esron Nihoa, Yoshiko Nishihara, Mirian Onomura, Clyde Ota, Alice Scharr, Warren Toyama, Filo Tu, and Jeanette Tu, the Department of Human Services, State of Hawaii, and the Department of Transportation, State of Hawaii, together with the attached Schedules and Exhibits, hereinafter referred to as the "Blind Vendors Agreement", which is hereby incorporated herein and made part of this Lease by this reference, affecting the installation and operation of other vending machines, which LESSEE may desire to have and use on the Premises or at the Airport.
M.    Promotional Medium Restriction. LESSEE shall not use any advertising or promotional medium that may be seen, heard, or otherwise experienced outside the Premises, such as searchlights, barkers, or loudspeakers.
N.    Distribution of Handbills. LESSEE shall not distribute handbills or promotional circulars to patrons of the Airport, or engage in any other advertising at, upon, or within the Airport (except as may be specifically permitted under this Lease).
O.    Recruitment. LESSEE shall not engage in any activity outside the Premises for the recruitment or solicitation of business.
P.    Injury to Reputation. LESSEE shall not act or permit acts to be done that will injure the reputation of STATE, the Airport, or the appearance of the Airport. LESSEE shall not, without the prior written consent of STATE, reference STATE or the Airport for any purpose other than the address of the business to be conducted by LESSEE at, in, on, or over the Premises, nor shall LESSEE do or permit anything in connection with LESSEE’s business operations or advertising which in the judgment of STATE may reflect unfavorably on STATE or the Airport, or confuse or mislead the public as to the relationship between STATE and LESSEE.
ARTICLE XI.     SIGNS
A.    STATE’s Approval. LESSEE shall not erect, construct, install, or place any signs or displays upon any part or portion of the Airport, except at, in, or upon the Premises, unless otherwise first approved in writing by STATE.
4.    LESSEE’s Cost. LESSEE shall have the right to erect, construct, install, place, maintain, and operate at, in, or upon the Premises, at LESSEE’s sole cost and expense, signs containing LESSEE’s name and its business.
5.    Conformity. Signs shall be substantially uniform in size, type, and location with those of other businesses and tenants at the Airport, and conform to STATE’s Signage and Graphics Manual. The number, general type, size, design, and location of such signs shall be subject to the prior written approval of STATE. The location and placement of approved signs by LESSEE are subject to change as deemed necessary by STATE. LESSEE shall, at its sole cost and expense, promptly remove, move, or relocate a sign upon receipt of a notice to do so by STATE.
6.    Submit Drawings. Prior to the erection, construction, or placing of any such signs or displays, LESSEE shall submit to STATE, for STATE’s review and approval in writing, drawings, sketches, design dimensions, type, and character of the proposed sign(s) or display(s). Any conditions (including a requirement that such sign(s) or display(s) be multilingual), restrictions, or limitations imposed by STATE, as part of STATE’s written approval, shall become conditions on the use of such sign(s) and display(s) as if specifically set forth at length herein.
B.    Removal of Signs. Upon the expiration or the sooner termination of this Lease, LESSEE, if requested by STATE, shall: (1) remove, obliterate, or paint out any and all signs, posters, and similar devices, and any and all displays installed, placed, or affixed by LESSEE at, in, or upon the Premises; and (2) restore any and all wall or surface areas to which signs, posters, and similar devices, and any and all displays which may have been attached or affixed, all to the satisfaction of STATE. If LESSEE fails to so remove, obliterate, or paint out each and every sign, poster, piece of advertising, display, or similar device in a manner satisfactory to STATE after being so requested by STATE, STATE may perform such removal work, and LESSEE shall immediately pay to or reimburse STATE for any and all costs and expenses so incurred by STATE, upon demand from STATE.
Nothing contained in this Article XI. (SIGNS) shall limit nor is construed to limit, the effect of the covenants and provisions of Article XIV. (SURRENDER OF PREMISES) hereof.
ARTICLE XII.     INGRESS AND EGRESS
A.    Reasonable Access. LESSEE and LESSEE’s officers, employees, agents, contractors, invitees, and other Guests, in common with others, shall have the nonexclusive right of ingress to and egress from the Premises and such other parts or portions of the Airport area to or from which such persons shall reasonably require ingress or egress, in such manner, upon such terms, and at such locations as STATE may from time to time designate; provided, however, that the aforementioned right of ingress and egress, as it applies to the suppliers of any flammable fuel or other such products or materials, shall be subject to the prior written permission of STATE.
B.    Subject to Rules. The privilege of ingress and egress at the Airport shall be subject to the rules and regulations of STATE, now in effect or which may hereafter be adopted or amended, for the safe and efficient operation of the Airport.
C.    Right to Alter Access. STATE may, at any time, temporarily or permanently, close, consent to close, or request the closing of any roadway and any other area at the Airport, presently or hereafter used as such, so long as a reasonable alternative means of ingress and egress remains available to LESSEE.
D.    LESSEE’s Release. LESSEE hereby releases and discharges STATE and STATE’s successors and assigns, of and from any and all claims, demands, causes of action, liabilities, losses, damages, costs, and expenses, including attorneys’ fees and other legal or court costs, and demands therefor, which LESSEE may now, or at any time hereafter, have against STATE and STATE’s successors and assigns, arising or alleged to have arisen out of the closing of any street, roadway, sidewalk, walkway, or access area or other area, whether within or outside the Airport. The foregoing shall not serve to release or discharge STATE from its obligation to provide LESSEE with a reasonable means of ingress and egress to the Premises in accordance with Section XII.A.
E.    No Rent Relief. LESSEE in entering into this Lease with STATE recognizes STATE’s right and responsibility to provide convenient and efficient public access and thoroughfare and, therefore, acknowledges STATE’s right to adjust, amend, alter, or otherwise revise pedestrian and vehicular traffic patterns in the best interest of the operation of the Airport as determined by STATE. LESSEE shall have no claim for any rebate or adjustment of rents or fees owed to STATE for any changes that may arise as a result of STATE’s adjustment or revision to pedestrian and vehicular traffic routes on the Airport.
ARTICLE XIII.     LIABILITY AND INDEMNITY
A.    Assumption of Liability. The use of the Airport and the Premises by LESSEE and LESSEE’s officers, employees, agents, contractors, invitees, and other Guests, in common with others, shall be at their sole risk.
B.    Indemnity. STATE shall not be liable for and LESSEE shall protect, defend, save, hold harmless and indemnify STATE, STATE’s officers, employees, agents, other Guests and STATE’s successors and assigns, and State of Hawaii’s directors, officers, agents, elected officials, boards (including the Land Board), and employees, from and against any and all claims, demands, suits, actions, causes of action, judgments, liabilities, losses, damages, costs and expenses, including, without limitation, costs of suits and fees directly related thereto and reasonable attorney’s fees, claimed by anyone by reason of actual or alleged injury to or death of persons, including, but not limited to, actual or alleged work-related injuries or death suffered by employees of LESSEE, or actual or alleged damage to or destruction of property, including, but not limited to, property of LESSEE, sustained in, on, over, under, or about the Premises or the Airport, as a result of or related to LESSEE’s use and occupancy of the Premises or use of any other portions of the Airport or any act or omission of LESSEE or LESSEE’s agents, officers, employees, contractors, invitees, and other Guests.
This provision shall not be construed to be a limitation of any other indemnity by LESSEE as may be contained in Section XV.B.6. (LESSEE’s Indemnification), or Section XV.C.13. (Release and Indemnity), or Article XXVIII. (LITIGATION), or anywhere else within this Lease.
C.    LESSEE’s Release. LESSEE does hereby release, without limitation, STATE and STATE’s officers, employees, agents, and other Guests and STATE’s successors and assigns, and State of Hawaii’s directors, officers, elected officials, boards (including the Land Board), employees, and agents from any and all actions, causes of action, claims, damages, demands, judgments, liabilities, losses, suits, costs, and expenses, including attorneys’ fees and other legal or court costs, and demands therefor, that may arise during the term of this Lease from damage to or destruction of LESSEE’s property that is not the result of, or caused by the sole negligence of STATE or STATE’s officers, employees, agents, contractors, invitees, and other Guests and STATE’s successors and assigns, and State of Hawaii’s directors, officers, elected officials, boards (including the Land Board), employees, and agents.
ARTICLE XIV.     SURRENDER OF PREMISES
A.    In General. LESSEE shall yield and deliver peaceably to STATE possession of the Premises on the date of the expiration or sooner termination of this Lease, promptly and in the same condition as of the Commencement Date, or in the case of any Leasehold Improvements installed subsequent to the Commencement Date, as at the time of the installation or construction of such Leasehold Improvements, excepting reasonable wear arising from the use of the Premises to the extent permitted elsewhere in this Lease and damage resulting from causes over which LESSEE had no control. The Premises shall be clean and clear of any and all trash, debris, abandoned items, trade fixtures, equipment, appliances, furniture, junk and other similar and like items. All gates, doors and locks shall be secured and the keys turned in to STATE.
LESSEE shall have the right at any time during this Lease to remove, and if so directed by STATE shall remove from the Premises, on or before the expiration or sooner termination of this Lease, all of LESSEE’s Personal Property, any Leasehold Improvements (excluding the Pre-Existing Improvements and subsequent to the New Facility Substantial Completion, the New Facility Completion Improvements) deemed by STATE to be non-conforming or unauthorized, such removal to be completed in such a manner as to cause no damage to the Premises or to the Airport, and in the event of any such damage, LESSEE agrees, at its sole cost and expense, to repair the same.
LESSEE shall remove all its Personal Property, including but not limited to facilities for waste oil or other substances, and hazardous and toxic materials, on and below ground, within thirty (30) days after the expiration or sooner termination of this Lease and as further described in Section XV.C. (Compliance with Environmental Matters) hereof. If LESSEE fails or neglects to so properly remove, STATE, at its sole option in any combination or selection, may either: (1) remove and dispose of the same and charge the cost of such removal and disposal to LESSEE, which cost LESSEE hereby agrees to pay; (2) consider the same to be abandoned and take title thereto; or (3) give LESSEE additional time as may be needed under the circumstances, not to exceed thirty (30) days, and charge LESSEE the proportionate rental fee, based upon the then current rental values at the Airport for the thirty (30) day period, which rental fee LESSEE hereby agrees to pay.
B.    Hold Over. In the event LESSEE shall, with the consent of STATE and Land Board, if required, hold over and remain in possession of the Premises after the expiration or sooner termination of this Lease, such hold over shall not be deemed a renewal or extension of this Lease but shall create only a tenancy from month-to-month on the same terms, conditions, and covenants in effect immediately prior to the commencement of such holding over, including LESSEE’s payment of the rentals and fees existing immediately prior to the holding over, except that: (1) payment shall be due and payable in advance on the first day of each month; and (2) STATE may, upon thirty (30) day’s advance written notice, after the hold over commences, amend and increase the rentals and fees payable by LESSEE to the comparable charges at, in, or on the Airport at that time for comparable facilities.
C.    Environmental Compliance prior to LESSEE’s Surrender. LESSEE shall observe, comply with, and completely satisfy all of the Environmental/Hazardous Substances requirements prescribed and set forth in Section XV.C. (Compliance with Environmental Matters) hereof, prior to returning the Premises to the control and jurisdiction of STATE.
ARTICLE XV.     COMPLIANCE WITH LAWS
A.    In General. LESSEE and LESSEE’s officers, employees, agents, contractors, invitees, and other Guests shall, at all times during and throughout the term of this Lease and with respect to all phases of its performance under this Lease, fully and completely observe, comply with, and satisfy all applicable laws, statutes, codes, ordinances, orders, rules, and regulations of all governmental authorities, including, without limitation, the United States of America, the State of Hawaii, and the County, and any political subdivision, or agency, authority, or commission thereof, which may have jurisdiction to pass laws, statutes, codes, or ordinances, or make and enforce orders, rules, and regulations with respect to: (1) the Premises and the Airport; (2) all phases of LESSEE’s conduct of its business operations; (3) LESSEE’s maintenance and repair of the Premises; and (4) LESSEE’s performance under this Lease.
LESSEE shall also: (1) obtain and keep current all licenses and permits required by any governmental authority (whether federal, state, municipal, or county) for the conduct of LESSEE’s business operations at, in, on, or over the Premises and at the Airport; and (2) promptly pay when due, any and all required rentals and other fees and charges.
Notwithstanding the foregoing covenants, provisions, and requirements, LESSEE shall have the right, in its own name, to contest, in good faith, the validity or applicability of any law, statute, code, ordinance, order, decree, rule, or regulation of any governmental body or agency pertaining to the Premises and LESSEE’s conduct of its business operations thereon. The fact that LESSEE may, in connection with such contest, refrain from complying with such law, statute, code, ordinance, order, decree, rule, or regulation, shall not affect in any way LESSEE’s obligation to: (1) refrain from subjecting any part or portion of the Premises to forfeiture or loss; and (2) pay the required rentals and other fees and charges prescribed and set forth in Article V. (RENTAL) hereof.
B.    Compliance with Americans with Disabilities Act.
4.    LESSEE’s Warranty. LESSEE agrees that it shall conduct its business operations, and occupy or use the Premises in accordance with: (a) ADA, including, without limitation, modifying LESSEE’s policies, practices, and procedures, and providing auxiliary aids and services to disabled persons; and (b) the ADAAG.
5.    Accessible Services. LESSEE acknowledges that, pursuant to the ADA, programs, services, and other activities provided by a public entity, whether directly or through a contractor, must be accessible to the disabled public. LESSEE shall provide the services or conduct its business operations as specified in this Lease in a manner that complies with the ADA and any and all other applicable Federal, State of Hawaii, and local disability rights legislation. LESSEE agrees not to discriminate against disabled persons in the provision of services, benefits, or activities provided under this Lease and further agree that any violation of this prohibition on the part of LESSEE, and LESSEE’s officers, employees, agents, contractors, invitees, other Guests, and successors and assigns shall constitute a material breach of this Lease.
6.    LESSEE’s Alterations. With respect to all work required to be performed by LESSEE in preparing the Premises for LESSEE’s occupancy and use, including, without limitation, the construction, installation, renovation or refurbishment of any and all Leasehold Improvements at, in, on, over, or under the Premises, LESSEE agrees to complete such work in full compliance with the ADA and ADAAG. Upon STATE’s request, LESSEE shall provide STATE with evidence reasonably satisfactory to STATE that all such work by LESSEE was completed in compliance with the ADA and ADAAG. LESSEE further agrees that any and all such future alterations, renovations, and improvements made by LESSEE to the Premises shall comply with the ADA and ADAAG.
7.    ADA Audit. LESSEE shall conduct and complete, at LESSEE’s sole cost and expense, an audit as required under the ADA identifying and describing the architectural barriers to disabled access which must or should be removed, which audit shall be subject to STATE’s review and approval. LESSEE agrees to remove, at LESSEE’s sole cost and expense, all such barriers identified and described in the audit approved by STATE; provided that any architectural barriers to disabled access that exist within the Pre-Existing Leasehold Improvements, as may be identified in the ADA audit approved by State, shall be deemed to constitute a “latent defect” for purposes of LESSEE’s Building Rent Reduction Request.
8.    Notice. STATE and LESSEE agree to promptly give written notice to the other within three (3) business days of receipt of any and all notices which STATE or LESSEE receives alleging ADA violations.
9.    LESSEE’s Indemnification. LESSEE shall indemnify, defend, keep, save, and hold STATE and STATE’s officers, employees, agents, and other Guests and STATE’s successors and assigns, and State of Hawaii’s directors, officers, elected officials, boards (including the Land Board), employees, and agents, harmless from and against any and all actions, causes of action, claims, demands, suits, judgments, liabilities, losses, damages, costs, and expenses, including any and all attorneys’ fees and demands therefor, resulting or arising from LESSEE’s failure to observe, comply with, and completely satisfy LESSEE’s obligations hereunder with respect to the ADA and the ADAAG.
This provision shall not be construed to be a limitation of any other indemnity by LESSEE as may be contained in Section XIII.B. (Indemnity), or Section XV.C.13. (Release and Indemnity), or Article XXVIII. (LITIGATION), or anywhere else within this Lease.
C.    Compliance with Environmental Matters.
4.    Compliance with Environmental Laws. LESSEE agrees, at its sole expense and cost, to comply with all environmental laws applicable to its occupancy, activities, operations, and use of the Premises. This duty shall survive the expiration or termination of this Lease which means that LESSEE’s duty to comply with environmental laws shall include complying with all environmental laws that may apply, or be determined to apply, to the occupancy and activities of LESSEE on the Premises after the expiration or termination of this Lease; provided however, nothing in this Section XV.C.1. (Compliance with Environmental Matters) shall cause LESSEE to be responsible for compliance connected actions or inactions of other persons or entities or for facts or circumstances that arise after expiration or termination of this Lease, or compliance in respect of Hazardous Substances at or below the Hazardous Substances Baseline described below. Failure of LESSEE to comply with any environmental laws shall constitute a violation of this Lease and gives STATE the right to assess a penalty and/or terminate this Lease, pursuant to Section V.D. (Additional Charges) and Article XX. (TERMINATION BY STATE) and take any other action at law or in equity it deems appropriate.
5.    Hazardous Substances. LESSEE shall not use treat, dispose, discharge, release, generate, create, or otherwise handle any Hazardous Substance, or allow the same by any of its officers, employees, agents, contractors, invitees, other Guests, or successors and assigns, on, in, over, under, or about the Premises without first obtaining the written consent of STATE, which consent may be withheld by STATE at its sole discretion, and comply with all environmental laws, including giving all required notices, reporting to, and obtaining licenses and permits required by any government authority (whether federal, state, municipal, or county), from all appropriate authorities, and complying with all provisions of this Lease.
6.    Notice to STATE. LESSEE shall keep STATE fully informed at all times regarding all matters related to any environmental laws affecting LESSEE or the Premises. This duty shall include, but not be limited to, providing STATE with a current and complete list and accounting of all Hazardous Substances of every kind which are present on, in, over, under, or about the Premises, together with evidence that LESSEE has in effect all required and appropriate permits, licenses, registrations, approvals and other consents that may be required by any federal, state or county authority under any authority or environmental laws. LESSEE shall provide said list and accounting on or before the Commencement Date and shall update said list and accounting whenever any Hazardous Substance not accounted for by LESSEE is present on or about the Premises by any means. LESSEE shall also provide immediate written notice of any investigation, enforcement action, compliance order, or order of any type, or any other legal action, initiated, issued, or any indication of an intent to do so, communicated in any way to LESSEE by any federal, state or county authority or individual that relates in any way to any environmental law or any Hazardous Substance. This written notice to STATE shall include copies of all written communications from any federal, state or county agency or authority, including copies of all correspondence, claims, complaints, warnings, reports, technical data and any other documents received or obtained by LESSEE. At least thirty (30) days prior to termination of this Lease, or termination of the possession of the Premises by LESSEE, whichever occurs first, LESSEE shall provide STATE with written evidence satisfactory to STATE that LESSEE has fully complied with all environmental laws, including any orders issued by any governmental authority that relate to the Premises.
7.    Disposal/Removal. Except for the possession and handling of Hazardous Substances for which LESSEE is exempt, and those Hazardous Substances for which LESSEE has obtained all currently required permits to store or use certain Hazardous Substances on the Premises, including written permission from STATE, LESSEE shall cause any Hazardous Substances to be removed and transported from the Premises for disposal solely by duly licensed Hazardous Substances transporters to duly licensed facilities for final disposal, as required by all applicable environmental laws. LESSEE shall provide STATE with copies of documentary proof including manifests, receipts, or bills of lading, which reflect that, said Hazardous Substances have been properly removed and disposed of in accordance with all environmental laws.
8.    Environmental Investigations and Assessments. LESSEE, at its sole cost and expense, shall cause to be conducted such investigations and assessments of the Premises to determine the presence of any Hazardous Substance on, in, or under the Premises as may be directed from time to time by STATE, in its sole discretion, or by any federal, state or county agency or authority. The extent and number of any environmental investigations and assessments, including all testing and analyses incident thereto, shall be determined by STATE or the federal, state or county agency or authority directing said investigations and assessments to be conducted. LESSEE shall retain a competent, certified and qualified person or entity that is satisfactory to STATE or governmental authority, as the case may be, to conduct said investigations, assessments, testing and analysis incident thereto. LESSEE shall direct said person or entity conducting those assessments, investigations, tests and analyses to provide STATE or governmental authority, if so requested, with testable portions of all samples of any soils, water, ground water or other material that may be obtained for testing and provide to STATE and governmental authority with the written results of all assessments, investigations, tests and analyses on said samples upon completion of said testing.
9.    Hazardous Substances Baseline for Premises. See Section VII.E. in respect of the Baseline Environmental Site Assessment that the parties have agreed establishes and constitutes the Hazardous Substances Baseline hereunder. At the expiration or sooner termination of this Lease, STATE will hold LESSEE responsible only for the clean-up, decontamination, remediation, or removal of any and all Hazardous Substances at levels in excess of the Hazardous Substances Baseline. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, AT ALL TIMES DURING THE LEASE TERM AND AT ALL TIMES AFTER EXPIRATION OR TERMINATION OF THE LEASE, THE STATE AND NOT LESSEE SHALL BE RESPONSIBLE FOR THE CLEAN-UP, DECONTAMINATION, REMEDIATION, OR REMOVAL OF ANY AND ALL HAZARDOUS SUBSTANCES AT LEVELS AT OR BELOW THE HAZARDOUS SUBSTANCES BASELINE.
10.    Closure Report. Immediately prior to the expiration or sooner termination of this Lease, LESSEE shall, at LESSEE’s sole cost and expense, conduct, and prepare a thorough Environmental Site Assessment Closure Report that shall be prepared, handled, and certified for LESSEE by a qualified, professional firm or person(s) acceptable to STATE and experienced in environmental investigation, clean-up and remediation matters relating to Hazardous Substances. LESSEE shall submit the name, address, and qualifications of the qualified firm or person(s), together with a scope of work, to STATE for STATE’s prior written approval, which approval shall be at STATE’s sole discretion. The Environmental Site Assessment Closure Report shall be subject to STATE’s prior written approval, and shall contain a study and evaluation of, measurements taken at, and assessment of the impact and presence of any and all Hazardous Substances, at, in, on, over or under the Premises at the Airport, and the escape, disposal, discharge, spillage, and release of Hazardous Substances therefrom, caused or permitted by LESSEE. This report shall be delivered to STATE at least forty-five (45) business days prior to the expiration or sooner termination of this Lease.
11.    No Waiver; LESSEE’s Liability and Obligation and Duty to Perform. The conduct, preparation, and delivery of any environmental site assessment report including any baseline report and Environmental Site Assessment Closure Report, as required by the preceding Section XV.C.7. (Closure Report), shall not waive or diminish LESSEE’s liability, obligation, and duty to perform, at LESSEE’s sole cost and expense, any and all environmental clean-up, decontamination, detoxification, remediation, or removal work due to the escape, disposal, discharge, spillage, or release of Hazardous Substances caused or permitted by LESSEE during the conduct or preparation of such reports or the conduct of LESSEE’s business operations at, in, on, or over the Premises at the Airport up to the day of expiration or sooner termination of this Lease.
12.    Remediation.    In the event that any Hazardous Substance is used, stored, treated, disposed on the Premises, handled, discharged, released, or determined to be present on the Premises, LESSEE shall, at its sole expense and cost remediate the Premises of any Hazardous Substance, and dispose/remove said Hazardous Substance, except for Hazardous Substances at or below the Hazardous Substances Baseline in accordance with Section XV.C.4. (Disposal/Removal) herein. This duty to remediate includes strict compliance with all environmental laws, as well as any directives by STATE to LESSEE to remediate Hazardous Substance. This duty to remediate shall include replacement of any materials, such as soils, so removed with material that is satisfactory to STATE and all other governmental authorities, as the case may be. LESSEE shall be responsible for remediation and restoration of the Premises to the extent it is necessary to remediate and restore the Premises to the condition of the Premises and levels of any contamination or Hazardous Substances that existed on the Premises at the Commencement Date of this Lease, as shown by the Hazardous Substances Baseline.
13.    Restoration and Surrender of Premises. LESSEE hereby agrees to timely surrender the Premises upon termination of this Lease and, prior thereto, shall restore the Premises, including the soil, water, ground water and structures on, in, or under the Premises to the same condition as the Premises existed at the Commencement Date, as determined by STATE, reasonable wear and tear excepted. Said surrender and restoration shall be at the sole cost and expense of LESSEE. This duty to restore the Premises includes remediation as described in Section XV.C.9. (Remediation). This duty also includes, but is not limited to, the removal of all pipes, pipelines, tanks, and containers of any kind that LESSEE has installed or erected on the Premises. In the event LESSEE does not timely restore the Premises to a satisfactory condition, as determined by STATE, LESSEE understands and agrees that STATE may exercise its rights under Section XV.C.12. (STATE’s Right to Act) and until such time as the restoration is complete to the satisfaction of STATE, LESSEE shall be liable for lease rent in the same manner and amount as if this Lease had continued in effect during the period of restoration, as well as any other damages and costs that STATE may have incurred, including penalties, fines and assessments related to the Premises which may be imposed on STATE or LESSEE by any governmental authority.
14.    Tanks, Pipelines, Inspections and Repairs. Unless STATE agrees in writing prior to their installation, all pipes, pipelines, tanks, containers or conduits of any kind that may at any time have contained, or may have been intended to contain, Hazardous Substances of any type (hereafter referred to as a "Facility"), that LESSEE intends to install on the Premises must be installed above ground level in such manner that allows for periodic inspection and maintenance of the Facility for purposes of determining the existence of leaks and discharges from, and deterioration of any kind to, and that allows repair of, the Facility. LESSEE shall provide STATE with prior notice of LESSEE’s intent to install a Facility to allow STATE ample time, as determined by STATE, to inspect the plans for installation of such a Facility. Said Facility shall not be installed unless and until the Facility, and its manner of installation, is approved by STATE. Prior to the commencement of any work at the Premises, LESSEE shall submit to STATE a contingency plan to control and remedy any spill, discharge or leak from any Facility on the Premises during the term of this Lease, which plan shall include the cleanup of all Hazardous Substances that may be spilled, discharged or leaked, to the satisfaction of STATE. LESSEE shall also submit to STATE a plan for LESSEE to conduct, or have conducted, regular inspections of all Facilities on or about the Premises for the purpose of prevention of any leak, discharge or spill from said Facilities. Said contingency plan and inspection plan are subject to the approval of STATE. LESSEE shall timely obtain and maintain in effect all required permits, licenses and approvals for such Facilities from any governmental authority. Failure to submit said plans, to comply with said plans, or obtain and maintain all required permits, licenses or approvals shall constitute a violation of this Lease, giving STATE the right to terminate this Lease pursuant to Article XX. (TERMINATION BY STATE) hereof, take possession of the Premises, and pursue any other remedy available to STATE.
15.    STATE’s Right to Act. In the event LESSEE fails for any reason to comply with any of its duties under this Lease or under any environmental laws within the time set for doing so, or within a reasonable time as determined by STATE, STATE shall have the right, but not the obligation, in its sole discretion, to perform those duties, or cause them to be performed. LESSEE hereby grants access to the Premises at all reasonable hours to STATE, its agents and anyone designated by STATE, in order to perform said acts and duties. Any cost, expense or liability of any type that may be incurred by STATE in performing said acts or duties shall be the sole responsibility of LESSEE and LESSEE hereby agrees to pay for those costs and expenses and indemnify, defend and hold harmless STATE, STATE’s officers, employees, agents and other Guests and STATE’s successors and assigns, and State of Hawaii’s directors, officers, elected officials, boards (including the Land Board), employees, and agents, for any liability incurred. This obligation shall extend to any costs and expenses incident to enforcement of STATE’s right to act, including litigation costs, attorneys’ fees and the costs and fees for collection of said cost, expense or liability.
16.    Release and Indemnity. LESSEE hereby agrees to release STATE, STATE’s officers, employees, agents, and other Guests and STATE’s successors and assigns, and State of Hawaii’s directors, officers, employees, agents, elected officials, and boards (including the Land Board), from liability of any kind, including, but not limited to, any liability for alleged or actual damages, penalties, fines, judgments or assessments that may be imposed or obtained by any person, agency or governmental authority against LESSEE or STATE by reason of any Hazardous Substance that may be present by whatever means on, in, over, under, about, or emanating from the Premises. LESSEE hereby agrees to indemnify, defend with counsel acceptable to STATE, insure and hold harmless STATE, STATE’s officers, employees, agents, and other Guests and STATE’s successors and assigns, and State of Hawaii’s directors, officers, employees, agents, elected officials, and boards (including the Land Board), from any liability that may arise in connection with, or by reason of, any alleged or actual occurrence involving any Hazardous Substance that may be connected to, or related in any way with, LESSEE’s operations, the Premises, STATE’s ownership of the Premises, or this Lease, including the presence or alleged presence of any Hazardous Substance in, on, over, under, about, or emanating from the Premises except for Hazardous Substances at or below the Hazardous Substances Baseline. The parties understand and agree that the intent of this indemnification agreement includes, but is not limited by, those agreements authorized by 42 U.S.C. Section 9607(e) (1), as amended, and any successor section thereof.
LESSEE agrees to indemnify, defend and hold harmless STATE from any fines or penalties, assessed pursuant to any federal or state laws or regulations against STATE as an owner or operator of a Facility or of the Premises, for LESSEE’s failure to have, maintain, or comply with any permit or plans due to LESSEE’s storage of oil or petroleum, including the Spill Prevention Control and Countermeasure Plan or a Facility Response Plan, if required under 40 CFR Part 112, the Clean Water Act, or any other federal or state laws or regulations.
This indemnity provision shall not be construed to be a limitation of any other indemnity by LESSEE as may be contained in Section XIII.B. (Indemnity), or Section XV.B.6. (LESSEE’s Indemnification), or Article XXVIII. (LITIGATION), or anywhere else within this Lease.
17.    Spill Prevention, Control and Countermeasure. In accordance with the Federal Water Pollution Control Act, also known as the Clean Water Act, 33 U.S.C. Section 1251, et seq.; and Title 40, CFR, Part 112 often referred to as the Spill Prevention, Control and Countermeasure (hereafter "SPCC") Plan regulation, LESSEE agrees at its sole expense and cost to comply with and completely satisfy SPCC rules now or hereafter adopted, amended, or published, throughout the entire term of this Lease. If LESSEE stores oil, or petroleum products or by-products in any quantity of less than 1,320 gallons, but has in or on the Premises, at least one or more storage containers or tanks equal to or larger than 55 gallons capacity, LESSEE is required to prepare and implement a written plan which conforms to the SPCC Plan requirements under the portion of the SPCC rules dealing with periodic testing of oil storage containers, providing secondary containment, training of oil handling personnel to prevent the discharge of oil, providing security around oil storage facilities, and maintaining all records pertaining to such matters.
18.    National Pollutant Discharge Elimination System. In accordance with the Federal Water Pollution Control Act, also known as the Clean Water Act, 33 U.S.C. Section 1251, et seq.; and the requirements contained in the National Pollutant Discharge Elimination System (hereafter "NPDES") regulations found in the Hawaii Administrative Rules 11-55 and the Appendices thereto, as amended, LESSEE shall obtain a Notice of General Permit Coverage by applying for general permit coverage and shall comply with and completely satisfy all of the NPDES regulations governing general permits and consolidated permits, if applicable, now or hereafter adopted, amended or published throughout the entire Term of this Lease.
19.    Burden of Proof. In all instances covered in this Section XV.C. (Compliance with Environmental Matters), LESSEE accepts the burden of establishing that it is not responsible for the existence of Hazardous Substances on the Premises. If LESSEE cannot establish that it is not responsible for the existence of Hazardous Substances on the Premises, LESSEE shall be deemed responsible for the existence of the Hazardous Substance; provided however, that the Hazardous Substances Baseline shall constitute prima facie evidence of STATE’s responsibility for Hazardous Substances at or below the Hazardous Substances Baseline.
D.    Airport Security. In addition to the Airport security requirements prescribed in Section VII.F.7.h. (Security Fencing), Section VII.J.9. (STATE’s Security Fence), and Section X.E. (Security), LESSEE shall observe, comply with, and completely satisfy all of the security requirements for the Airport, and any and all applicable security access procedures, rules, and regulations prescribed by STATE, TSA, or other Federal Agency. LESSEE accepts liability and responsibility for failing to prohibit unauthorized persons and vehicles from entering any restricted operations area of the Airport through the Premises.
4.    Security Agreements. LESSEE shall enter into security agreements with STATE that may be required by the FAA for Airport security purposes, and said agreements shall become part of this Lease, and the agreements, covenants, promises, provisions, requirements, terms, and conditions contained herein, although executed separately.
5.    LESSEE to Maintain Security. LESSEE shall also maintain security in such a manner that unauthorized persons shall not have access to any secure or restricted airport operations area through any part(s) or portion(s) of the Premises. Agents, other Guests, or any other party acting with the permission or consent of LESSEE, shall be under the control, supervision, or guidance of LESSEE when entering any secure or restricted airport operations area. LESSEE shall enter into any separate supplemental agreement required by STATE or TSA or other Federal Agency that covers Airport security requirements to ensure the protection of the Airport.
6.    Failure to Prevent Violations. LESSEE accepts liability and responsibility for: (a) LESSEE’s failure to observe, comply with, and completely satisfy any and all Airport security requirements and applicable security access procedures, rules, or regulations prescribed by STATE or TSA or other Federal Agency; (b) LESSEE’s failure to prohibit unauthorized persons and vehicles from entering the Airport’s restricted airport operations area through any part(s) or portion(s) of the Premises; and (c) any and all reimbursements to STATE wherein STATE has made direct payments to any citing authority of any fines or penalties for any and all Airport security violations by LESSEE and LESSEE’s officers, employees, agents, contractor, invitees, or other Guests. Failure on the part of LESSEE to observe, comply with, and completely satisfy this security requirement shall give STATE cause to assess a charge and/or terminate this Lease pursuant to Section V.D. (Additional Charges) and Article XX. (TERMINATION BY STATE), respectively, hereof.
E.    Airport Fire. LESSEE shall observe, comply with, and completely satisfy all County, State of Hawaii, and Federal fire codes, and shall be solely responsible for and pay any fines or penalties levied for any and all fire code violations. LESSEE shall also, at its sole cost and expense, provide and install connections and hook-ups to the Airport alarm system, when STATE establishes such a system. STATE’s alarm system shall serve as a secondary fire alarm monitoring and indication system. LESSEE, and LESSEE’s officers, employees, agents, representatives, and sublessees, are solely responsible for the primary notification and alarm to the appropriate Fire Department Station in case of fire on the Premises.
ARTICLE XVI.     RULES AND REGULATIONS
LESSEE shall observe, comply with, satisfy, and obey all rules and regulations of STATE at the Airport, that are now in effect or which may from time to time during the period commencing from the Commencement Date through and until the expiration of the Term of this Lease be reasonably amended, prescribed, or imposed by STATE for the conduct and operations of LESSEE at, in, or on the Airport. LESSEE acknowledges that it is familiar with the rules and regulations of STATE presently in effect at the Airport.
ARTICLE XVII.     RIGHTS-OF-ENTRY RESERVED
A.    Inspection. STATE, STATE’s officers, employees, agents, and other Guests and STATE’s successors and assigns, and State of Hawaii’s directors, officers, employees, agents, elected officials, and contractors, shall have the right at all reasonable times to enter upon the Premises for the purpose of inspecting the same, for observing the performance by LESSEE of its obligations under this Lease and to serve or post or keep posted notices provided by any law, statute, rule or regulations of the State of Hawaii which STATE deems to be for the protection of STATE or the Premises, and for any act which STATE may be obligated to have the right to do under this Lease or otherwise.
B.    Maintain Systems. STATE, and its officers, employees, agents, representatives and contractors and furnishers of utilities and other services, shall have the right on its own behalf, or for the benefit of LESSEE or others at the Airport, to maintain existing and future utility, mechanical, electrical, and other systems and to enter upon said Premises at all reasonable times to make such repairs, replacements or alterations as may, in the opinion of STATE, be necessary or desirable and, from time to time, to construct or install over, in, on, about or under the Premises, new systems or parts thereof, and to use the Premises for access to other parts of the airport not otherwise conveniently accessible; provided, however, that such entry and said work shall in no event unreasonably disrupt or interfere with the operations of LESSEE.
C.    No Obligation to Construct or Repair. Nothing in this Article XVII. (RIGHTS-OF-ENTRY RESERVED) herein, shall impose or shall be construed to impose upon STATE any obligation to construct or maintain, or to make repairs, replacements, additions, or alterations to the Premises, nor shall STATE’s entry upon the Premises, or any part(s) or portion(s) thereof, create any liability for any failure to do so.
D.    Showing the Premises. At any time upon reasonable advance notice to LESSEE, STATE, its officers, employees, agents, and invitees, or any person acting for on behalf of STATE, whether or not accompanied by interested parties, shall have the right to enter upon the Premises, or any portion thereof, during ordinary business hours (except in the case of an emergency or risk of life situation) for the purposes of exhibiting and viewing all parts of the same, provided STATE does not unreasonably interfere with the operations of LESSEE.
E.    No Abatement. No abatement of the required rentals and other fees and charges payable to STATE shall be claimed by or allowed to LESSEE by reason of the exercise by STATE of any or all of the rights contained in this Article XVII. (RIGHTS-OF-ENTRY RESERVED); provided, however, that other than for emergency purposes, nothing contained in this Article XVII. (RIGHTS-OF-ENTRY RESERVED) shall permit or be construed to permit STATE to exercise any right of access or entry for any of the purposes denoted in this Article XVII. (RIGHTS-OF-ENTRY RESERVED), except at reasonable times and in such a manner as to not unreasonably interfere with, or hinder LESSEE’s occupancy, use, and/or enjoyment of the Premises.
ARTICLE XVIII.     UTILITY SERVICES
A.    Utility Services to Premises. LESSEE shall be responsible for all necessary excavation for, and the construction, installation, operation, and maintenance of, all mains, pipes, conduits, cables, wiring, and other equipment required to provide utility services in a manner adequate to supply LESSEE’s needs therefor, and LESSEE shall have the right and duty to make connection for such utility services from the sources provided or identified by STATE and utility companies.
B.    Utility Costs. During and throughout the term of this Lease, LESSEE shall be solely responsible for the payment of all costs related to providing electricity, potable water, sanitary sewage disposal, telephone services, and other public or nonpublic utility services to the Premises, which utility service costs shall include, but not be limited to: meter and utility service deposits, installation fees, and any and all utility service fees and charges, regardless of whether or not such utility services are provided by STATE or by utility service corporations. LESSEE, where applicable, shall pay directly to the utility company or companies or other supplier(s), all charges for such utility service or services.
C.    No Liability for Interruption of Utility Services.
4.    LESSEE not Relieved. No failure, delay, or interruption in any utility service or services, whether or not such services are supplied by STATE or others, shall relieve or be construed to relieve LESSEE of any of its obligations hereunder, or shall be construed to be an eviction of LESSEE, or shall constitute grounds for any diminution or abatement of the fees and charges provided for herein, or grounds for any claim by LESSEE against STATE for damages (consequential or otherwise), unless first approved, in writing, by STATE.
5.    Waiver of Damages. LESSEE hereby expressly waives any and all claims against STATE for damages arising or resulting from any failure, delay, or interruption in any utility service or services (including, without limitation, electric, gas, potable and non-potable water, plumbing, sanitary sewage disposal, telephone, telecommunications, heat, ventilation, air conditioning, etc.), or for the failure or interruption of any public or passenger conveniences. LESSEE’s waiver of STATE’s liability for uninterrupted utility services shall extend to any failure, delay, or interruption to electric service caused by power spikes or surges, severe climatic, or weather conditions, including, but not limited to, high winds, rainstorms, hurricanes, and other climatic or weather phenomena, or other acts of nature, such as earthquakes and seismic waves (tsunami) affecting the Premises and equipment operated and/or maintained by LESSEE.
6.    Damage Repair. If any damage to any electricity, water, sewer, telephone, or telecommunication service line or facility, or any other utility service line or utility service connection is caused by LESSEE, and/or LESSEE’s officers, employees, agents, contractors, invitees, or other Guests, LESSEE shall, at its sole cost and expense, be responsible for the repair, restoration, or replacement of such utility service line or utility service connection.
ARTICLE XIX.     INSURANCE
A.    In General.
4.    LESSEE’s Cost. LESSEE shall procure, at its sole cost and expense, and keep in effect at all times during the term of this Lease, the types and minimum amounts of insurance coverage specified herein.
5.    No Limitation. LESSEE’s procurement and maintenance of insurance, or the delivery of certified copies of policies, or the delivery of Certificates of Insurance or other written evidence of insurance in form and substance acceptable to STATE shall not be construed as a limitation of any kind on LESSEE’s obligations to indemnify, defend, insure, and hold harmless, as may be found under Section XV.C.13. (Release and Indemnity), or Section XV.B.6. (LESSEE’s Indemnification), or Article XXVIII. (LITIGATION), or anywhere else within this Lease.
6.    Form of Policies.
a.    Form and Substance. All insurance required to be furnished by LESSEE hereunder shall be pursuant to policies in form and substance satisfactory to STATE and issued by companies in good standing with the Insurance Division of the Department of Commerce and Consumer Affairs, of sound and adequate Financial Strength Rating and Financial Size Category, licensed and authorized to transact insurance business in the State of Hawaii on an admitted or non-admitted basis, all to the satisfaction of STATE. STATE may, upon reasonable notice and reasonable grounds, increase or change the insurance required hereunder, in which event LESSEE shall comply with the increases or changes within thirty (30) days of written notice of said increase or changes.
b.    Required Provision. All insurance, policies shall:
(1)    Additional Insured. Name STATE, STATE’s officers, employees, agents and other Guests, and STATE’s successors and assigns, and State of Hawaii’s directors, officers, agents, elected officials, and boards (including the Land Board), and employees, Additional Insured, except with respect to Workers’ Compensation and Employers’ Liability.
(2)    Severability of Interest. Apply separately to each insured against whom claim is made or suit is brought, except with respect to the Limits of Insurance.
(3)    Waiver of Subrogation. Contain a waiver of subrogation in favor of STATE, STATE’s officers, employees, agents, and other Guests, and STATE’s successors and assigns, and State of Hawaii’s directors, officers, agents, elected officials, and boards (including the Land Board), and employees.
c.    All Insurance. All insurance shall:
(1)    Primary. Be primary, not in excess of or pro rata and non-contributing as to and with any other insurance held or maintained by STATE.
(2)    No Premiums. Not require STATE to pay any premiums.
(3)    No Partnership. The inclusion of STATE, STATE’s officers, employees, agents, and other Guests, and STATE’s successors and assigns, and State of Hawaii’s directors, officers, agents, elected officials and boards (including the Land Board), as Additional Insured, is not intended to, and shall not, make them or any of them, a partner or joint venture with LESSEE in the operation of the cargo and maintenance hangar facilities in, on, over, under, or about the Premises and LESSEE’s conduct of its business operations, including related functions performed by or on behalf of LESSEE at the Airport.
(4)    Deductibles. Any insurance required hereunder may provide for deductibles or self-insured retentions, which are reasonable and prudent in relation to the soundness of LESSEE’s financial condition, at the sole discretion of STATE.
(5)    Failure to Obtain. Any lapse in, or failure by LESSEE to procure, maintain, and keep in full force and effect such insurance, as is required under this Lease, at any time during and throughout the term of this Lease, shall be a material breach of this Lease and shall give STATE the right to assess additional charges and/or terminate this Lease pursuant to Section V.D. (Additional Charges) and Article XX. (TERMINATION BY STATE), respectively, hereof. LESSEE shall notify STATE, in writing, at least thirty (30) days prior to any cancellation, material change, or nonrenewal of any insurance policy required under this Lease. Should STATE or any of its insurers expend any such funds which would have been or should have been covered by insurance as is required under this Lease, LESSEE agrees to reimburse for such funds and to indemnify, defend and hold harmless STATE and its insurers.
d.    Subrogation. STATE agrees to release LESSEE from STATE’s claim for loss or damage caused by fire or other casualty covered by property insurance policies, to the extent of any payment received by STATE from the insurers. This release includes also a waiver of subrogation by STATE’s insurer of any right of action against LESSEE in the event of such loss or damage and payment therefor to STATE. Said waiver of subrogation is conditional upon acceptance of such waiver by STATE’s insurers affected thereby. Evidence of such waiver shall be in writing.
e.    Proof of Insurance. LESSEE shall provide proof of all specified insurance and related requirements to STATE by delivering certified copies of all the policies or Certificates of Insurance in form and substance acceptable to STATE, or by other written evidence of insurance acceptable to STATE. The documents evidencing all specified types and minimum amounts of insurance coverage shall be submitted to STATE, prior to LESSEE’s occupancy and use of the Premises. Each policy, Certificate of Insurance, or other written evidence of insurance shall contain the applicable policy number(s), the inclusive dates of policy coverage and the insurance carrier’s name, an original signature of an authorized representative of said carrier and shall provide that such insurance will not be subject to cancellation, material change, or non-renewal, except after written notice to STATE at least sixty (60) days prior to the effective date thereof. STATE reserves the right to have submitted to it, upon request, all pertinent information about the agent and carrier providing such insurance.
f.    Interim Review. LESSEE agrees that the types and minimum amounts of insurance coverage specified by STATE herein may be reviewed for adequacy from time to time, throughout the term of this Lease by STATE who may, thereafter, upon thirty (30) days written notice, require LESSEE to modify the types and minimum amounts of insurance coverage based upon the nature of LESSEE’s operations and what a reasonable and prudent owner thereof would typically procure and maintain.
B.    Construction. Before commencing construction of any initial or subsequent work on LESSEE’s Leasehold Improvements (including the New Facility Completion Improvements and any work on the Pre-Existing Leasehold Improvements) or the construction or installation of other improvements at, in, on, over, or under the Premises, or any part(s) or portion(s) thereof, LESSEE shall require all contractors and subcontractors to procure, at no cost or expense to STATE, and keep in effect at all times during the period of construction and installation, the types and minimum amounts of insurance coverage specified, subject to the same general provisions contained in Section XIX.A. (In General) above, to protect both STATE and LESSEE. LESSEE’s contractors and subcontractors are subject to the same insurance requirements of LESSEE, unless otherwise specified herein. If LESSEE or LESSEE’s contractors or sub-contractors desire additional coverage, LESSEE and LESSEE’s contractors and sub-contractors are responsible for the procurement and cost of such additional coverage. STATE retains the right to modify the types and minimum amounts of insurance required of LESSEE’s contractors and subcontractors, upon thirty (30) days written notice to LESSEE, based upon the nature of LESSEE’s operations and what a reasonable and prudent owner thereof would typically procure and maintain.
The types and minimum amounts of insurance for LESSEE’s contractors and sub-contractors are as follows:
4.    Commercial General Liability ("Occurrence Form"). Minimum limits of $1,000,000.00 Each Occurrence (Bodily Injury and Property Damage Combined) and $2,000,000.00 General Aggregate (if applicable), covering Bodily Injury, Property Damage, and Personal/Advertising Injury (subject to a Personal/Advertising Injury Aggregate of at least $1,000,000,00) arising out of contractor’s or sub-contractor’s Premises, Operations, Products, and Completed Operations. The policy shall include Contractual Liability for Bodily Injury and Property Damage obligations assumed in the contract or agreement between LESSEE and LESSEE’s contractor or sub-contractor, Broad Form Property Damage, coverage for explosion, collapse, and underground hazards "XCU", and Fire Damage Legal Liability (Damage to Rented Premises) of not less than $50,000.00 Each Occurrence.
5.    Automobile Liability. Hawaii No-Fault Automobile Liability insurance, covering any auto (all owned, hired, and non-owned autos), with minimum limits as follows:
a.    If operating exclusively outside of the restricted AOA of the Airport, then a Combined Single Limit not less than $1,000,000.00 Each Accident (Bodily Injury and Property Damage Combined); or
b.    If entering and operating within the restricted AOA of the Airport at any time, then a Combined Single Limit not less than $5,000,000.00 Each Accident (Bodily Injury and Property Damage Combined).
6.    Workers’ Compensation and Employers’ Liability. Workers’ Compensation coverage meeting the statutory requirements of the State of Hawaii and any other state in which employees are hired or work is performed, and including Employers’ Liability coverage with minimum limits of $1,000,000.00 for Each Accident, Disease-Each Employee, and Disease Policy Limit, or as otherwise required by applicable federal and State of Hawaii laws.
7.    Builder’s Risk. LESSEE or LESSEE’s contractors shall procure property insurance written on a builder’s risk "all risk" or equivalent policy form, including insurance against the perils of fire (with extended coverage) and risks of physical loss or damage including but not limited to theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, testing and startup. Coverage shall also apply to temporary buildings and debris removal, and demolition occasioned by enforcement of any applicable building codes or similar legal requirements. The amount of insurance shall be no less than the initial contract sum, plus the value of subsequent contract modifications and the cost of materials supplied or installed by others, comprising the total value for the entire project at the site on a Replacement Cost basis, including reasonable compensation for architect’s, engineer’s, and similar consultant’s services and expenses. This property insurance shall include coverage for portions of the project when stored off site or in transit. Such property insurance shall be maintained until the project is completed or until no person or entity has an insurable interest in the property other than LESSEE and STATE, whichever is later. This insurance shall include the insurable interests of STATE, LESSEE, and LESSEE’s Contractors, Sub-Contractors, and Sub-subcontractors in the project, as their interest may appear. If this property insurance includes deductible provisions, LESSEE shall pay all deductibles or costs not covered because of such deductible provisions.
8.    Professional Liability. When any architects, engineers, construction managers, or other professional consultants are hired by LESSEE or LESSEE’s contractors or sub-contractors, Professional Liability Insurance covering their errors and omissions shall be maintained with limits of at least $1,000,000.00 Each Occurrence, and including contractual liability. If or when such policies are renewed or replaced, any policy retroactive date on the renewal or replacement policy must coincide with, or precede the date work started under the contract for professional services. Any claims-made policy which is not renewed or replaced must have an extended reporting period of at least two (2) years.
C.    Operation. LESSEE shall, at its sole cost and expense, procure, maintain, and keep in full force and effect during and throughout the term of this Lease, the types and minimum amounts of insurance coverage specified, to protect both STATE and LESSEE, subject to the same general provisions contained in Section XIX.A. (In General) above.
4.    Commercial General Liability ("Occurrence Form").
a.    Landside Operations. Minimum limits of $1,000,000.00 Each Occurrence (Bodily Injury and Property Damage Combined) and $2,000,000.00 General Aggregate (if applicable), covering Bodily Injury, Property Damage, and Personal/Advertising Injury (subject to a Personal/Advertising Injury Aggregate of at least $1,000,000,00) arising out of LESSEE’s Premises, Operations, Products, and Completed Operations. The policy shall include Contractual Liability for Bodily Injury and Property Damage obligations assumed in this Lease, Broad Form Property Damage, coverage for explosion, collapse, and underground hazards "XCU", and Fire Damage Legal Liability (Damage to Rented Premises) of not less than $100,000.00 Each Occurrence.
b.    Airside Operations. Minimum limits of $5,000,000.00 Each Occurrence (Bodily Injury and Property Damage Combined) and $10,000,000.00 General Aggregate (if applicable), covering Bodily Injury, Property Damage, and Personal/Advertising Injury (subject to a Personal/Advertising Injury Aggregate of at least $5,000,000,00) arising out of LESSEE’S Premises, Operations, Products, and Completed Operations. The policy shall include Contractual Liability for Bodily Injury and Property Damage obligations assumed in this Lease, Broad Form Property Damage, coverage for explosion, collapse, and underground hazards "XCU", and Fire Damage Legal Liability (Damage to Rented Premises) of not less than $100,000.00 Each Occurrence. The policy shall also include coverage for bodily injury and property damage claims directly or indirectly, occasioned by, happening through, or in consequence of pollution or contamination of LESSEE’s products, including but not limited to fuel, propellants, lubricants, and other petroleum products.
5.    Aircraft Accident Liability.
a.    Direct Air Carrier, including Commuter Operator.
(1)    Third-party aircraft accident liability coverage for bodily injury to or death of persons, including nonemployee cargo attendants, other than passengers, and for damage to property, with minimum limits no less than the generally accepted amounts of coverage carried by other certificated air carriers using the Airport for similar commercial passenger and/or cargo airline service, but in no event less than $300,000.00 for any one person in any one occurrence, and a total of $20,000,000.00 per involved aircraft for each occurrence, except that for aircraft of not more than sixty (60) seats or 18,000 pounds maximum payload capacity, the carrier or operator need only maintain coverage of $2,000,000.00 per involved aircraft for each occurrence.
(2)    Any such carrier providing air transportation for passengers shall, in addition to the coverage required in paragraph 2.b.(1) above, maintain aircraft accident liability insurance coverage for bodily injury to or death of aircraft passengers, with minimum limits no less than the generally accepted amounts of coverage carried by other certificated air carriers using the Airport for similar commercial passenger and/or cargo airline service, but in no event less than limits of $300,000.00 for any one passenger, and a total per involved aircraft for each occurrence of $300,000.00 multiplied by seventy-five percent (75%) of the number of passenger seats installed in the aircraft.
6.    Hangarkeeper’s Liability. Minimum limits equal to the maximum estimated value of any aircraft that may be in the care, custody and control of LESSEE, or serviced, handled, or repaired by LESSEE at any given time, but in no event less than $1,000,000.00 Any One Aircraft and $1,000,000.00 Any One Occurrence.
7.    Workers’ Compensation and Employer’s Liability. Workers’ Compensation coverage meeting the statutory requirements of the State of Hawaii and any other state in which employees are hired or work is performed, and including Employers’ Liability coverage with minimum limits of $1,000,000.00 for Each Accident, Disease-Each Employee, and Disease Policy Limit, or as otherwise required by applicable federal and State of Hawaii laws.
8.    Pollution Liability. Minimum limit of $1,000,000 covering bodily injury, property damage (including damage to natural resources), legal expenses, and LESSEE’s obligations to clean-up and/or remediate first- and third-party environmental liabilities or claims resulting from any pollution condition or conditions associated with or arising out of the Premises or LESSEE’s operations. Notwithstanding any provisions contained in Article XIX. (INSURANCE), including but not limited to paragraph A.3.b.(4) (Notification) and A.3.e. (Proof of Insurance), the Pollution Liability Insurance must be for a specific term during which said policy shall irrevocably remain in effect.
9.    Buildings and Business Personal Property.
a.    LESSEE shall insure all buildings, structures, completed additions, including fixtures, machinery, and equipment which are a permanent part of buildings, and all other Leasehold Improvements (collectively, the “Buildings”), whether owned by STATE or LESSEE, and LESSEE’s Business Personal Property, including but not limited to furniture, fixtures, supplies, computers, other contents, mobile equipment (if not covered by other insurance), and Personal Property of others (other than aircraft) in LESSEE’s care, custody, and control (collectively, the “Business Personal Property”), in all cases, in, on, over, under, or about the Premises, as would be procured and maintained by a reasonable and prudent owner engaged in businesses and operating facilities similar to those contemplated by this Lease, protecting against Causes of Loss - Broad Form (or equivalent), including but not limited to the perils of fire, lightning, explosion, windstorm (including hurricane), smoke, aircraft or vehicles, riot or civil commotion, vandalism, sprinkler leakage, sinkhole collapse, volcanic action, falling objects, and accidental water damage, on a replacement cost basis. STATE shall be included as a Loss Payee, as their interest may appear. Coverage shall also apply to debris removal, and demolition occasioned by enforcement of any applicable building codes or similar legal requirements.
b.    Subject to LESSEE’s exercise of its right to terminate this Lease pursuant to Section XIX.C.6.c., damage to or destruction to all or any portion of the Buildings and Business Personal Property in, on, over, under, or about the Premises by fire or any other cause so as to prevent the continued use thereof shall not terminate this Agreement or cause any abatement of or reduction in the rental and other payments to be made by LESSEE hereunder, or otherwise alter the obligations of LESSEE as set forth herein, and in the event that the whole or a part of any of the Buildings is damaged or destroyed, LESSEE shall be obligated to rebuild, replace, repair or restore all such Buildings, at LESSEE’s sole cost and expense, to a condition comparable to the Buildings in their then-existing condition immediately prior to such casualty, and in no event shall LESSEE be entitled to any reimbursement from STATE to cover any of LESSEE’s excess costs over and above net insurance proceeds obtained by LESSEE relating to such casualty.
c.    Notwithstanding the foregoing, if at the time of such casualty there remains less than five (5) years of the Term of this Lease, and if the cost of reinstatement of the Buildings destroyed or damaged by said casualty exceeds thirty-five percent (35%) of the then-replacement cost of the Buildings situated on the Premises immediately prior to such casualty, all as estimated by an architect chosen by STATE (such casualty, a “Major Casualty”), then LESSEE may elect to terminate this Lease by written notice given to STATE within sixty (60) days of the occurrence of the applicable Major Casualty (or such longer period if said architect chosen by STATE has not yet provided the aforesaid estimate). Any termination pursuant to LESSEE’s election to terminate this Lease must be made strictly in accordance with this Section XIX.C.6.c. and shall become effective sixty (60) days after receipt by STATE of written notice thereof, and LESSEE shall remove the improvements damaged by said Major Casualty and the debris resulting therefrom and restore the land and remaining improvements to good and orderly condition within said sixty (60) day period (or such longer period if reasonably necessary given the degree of damage caused by said Major Casualty). In the event LESSEE elects to terminate this Lease as expressly permitted by this Section XIX.C.6.c. as a result of a Major Casualty, STATE shall repay to LESSEE any rental or other sums paid in advance and not earned or accrued as of the effective date of such termination, and in such case there shall first be deducted from any insurance proceeds such amount as necessary to pay the cost of removing the improvements damaged by said Major Casualty and all debris resulting from such Major Casualty and of restoring the Premises to as good and orderly condition as feasible (with LESSEE bearing the sole obligation to make up any deficiency), and any remaining proceeds shall be paid to STATE.
10.    [Intentionally omitted].
11.    Automobile Liability. Hawaii No-Fault Automobile Liability insurance, covering any auto (all owned, hired, and non-owned autos), with minimum limits as follows:
a.    If operating exclusively outside of the restricted AOA of the Airport, then a Combined Single Limit not less than $1,000,000.00 Each Accident (Bodily Injury and Property Damage Combined); or
b.    If entering and operating within the restricted AOA of the Airport at any time, then a Combined Single Limit not less than $5,000,000.00 Each Accident (Bodily Injury and Property Damage Combined).
ARTICLE XX.     TERMINATION BY STATE
A.    Events of Breach or Violation. LESSEE shall be in breach or violation of this Lease and STATE shall have the right to terminate this Lease if any one or more of the following events shall occur:
4.    Transfer of Interest. When, without the prior written approval or consent of STATE, any interest of LESSEE under this Lease is transferred or assigned, whether voluntarily or involuntarily, by reason of assignment, sublease or otherwise, stock transfer, operation of law, or death, to any other individual, limited or general partnership, joint venture, firm, company, corporation, limited liability company, or any other entity; or
5.    Ownership Change. When the ownership of LESSEE, without the prior written approval or consent of STATE, is changed by inter vivos stock transfer to one or more individuals or entities who are not stockholders at the inception of this Lease, or if LESSEE is a partnership, whether limited or general, by the introduction of a new partner or partners, whether limited or general, who was not a partner or who were not partners at the inception of this Lease; or
6.    Partnership Dissolution. If LESSEE is a partnership of any type and the partnership is dissolved as a result of any act or omission of its partners or any of them, or by operation of law, or the order or decree of any court having jurisdiction, or for any other reason whatsoever; or
7.    Receivership. When, by or pursuant to, or under authority of any legislative act, resolution, or rule, or any order or decree of any court or governmental board, agency, or officer having jurisdiction, a receiver, trustee, or liquidator shall take possession of all or substantially all of the property of LESSEE, and such possession or control shall continue in effect for a period of at least fifteen (15) consecutive days, without being contested by LESSEE in good faith by proper legal proceedings within said fifteen (15) day period; or
8.    Abandonment. When LESSEE: (a) voluntarily abandons, deserts, or vacates the Premises; or (b) discontinues conduct of its business operations at, in, on, or over the Premises; or
9.    Prevented from Use. After exhausting or abandoning any right of further appeal, LESSEE shall be prevented for a period of at least ninety (90) consecutive days by the action of any governmental agency from using the Premises, regardless of the fault of LESSEE; or
10.    Suspension. The happening of any act which results in the suspension or revocation of the rights, powers, licenses, permits, or authorities necessary for LESSEE’s conduct of its business operations at, in, on, or over the Premises authorized herein for a period exceeding thirty (30) consecutive days; or
11.    Successor Corporation. LESSEE becomes, without the prior written approval of STATE, a successor or merged corporation in a merger, a constituent corporation in a consolidation or a corporation in dissolution; or
12.    Attachment. When any attachment, judgment, lien, or encumbrance is filed against LESSEE’s interest in the Premises because of any act or omission of LESSEE, and said attachment, judgment, lien, or encumbrance is not discharged or contested by LESSEE in good faith by proper legal proceedings within thirty (30) days; or
13.    Failure to Pay Rent. When LESSEE fails to duly and punctually pay the rentals (including Building Rent and Apron Rent, irrespective of whether LESSEE has timely achieved New Facility Substantial Completion or is otherwise conducting its Air Transportation operations and business at the Premises) and other fees and charges required under this Lease, including any interest, service charges, or late fees, or to make any other payment required under this Lease when due to STATE or for failure to make payments within five (5) business days after LESSEE’s receipt of a written notice from STATE demanding such payment or payments; or
14.    Failure to Pay Taxes. When LESSEE fails to duly and punctually make payments due to any agency of the State of Hawaii or any political subdivision or county of the State of Hawaii, including, but not limited to, payments for any permit, license or lease, general excise taxes, workers’ compensation payments, unemployment taxes, real property taxes, etc., and such payments are not made within thirty (30) days after their due dates; or
15.    Failure to Perform. When LESSEE fails to keep, perform, and/or observe each and every other agreement, promise, covenant, term, or condition set forth in this Lease, on LESSEE’s part to be kept, performed, and/or observed, and such failure shall continue for a period of more than sixty (60) consecutive days after LESSEE’s receipt of a written notice from STATE of such breach or violation by personal service or registered mail or certified mail to LESSEE, except where fulfillment of LESSEE’s obligation requires activity over a period of time, and LESSEE begins to perform whatever may be required for fulfillment within ten (10) days after receipt of said written notice and continues such performance, showing improvement or correction, without interruption except for causes beyond LESSEE’s control; or
16.    General Assignment. LESSEE makes a general assignment for the benefit of creditors, or files a petition or answer seeking an arrangement for its reorganization, or the readjustment of its indebtedness under any law or statute of the United States, or any law or statute of the State of Hawaii, or consents to the appointment of a receiver, trustee, or liquidator of all or substantially all of LESSEE’s property or LESSEE’s property located at, in, on, over, or under the Premises; or
17.    Lien. Any lien is filed against or affecting the Premises, or any part(s) or portion(s) thereof, because of any act or omission of LESSEE and such lien is not removed or enjoined or a bond for satisfaction of such lien is not posted within thirty (30) days.
B.    Default and Termination. In the event of any breach or violation due to the occurrence of any of the events enumerated in Section XX.A. (Events of Breach or Violation) herein, STATE may, after the giving of a written Notice of Default in accordance with Section 171-20, HRS, pursue any available remedy, legal or equitable, it may have against LESSEE.
If LESSEE fails to correct the violation(s) contained in the Notice of Default to the satisfaction of STATE, STATE may, without prejudice to any other remedy, elect to:
4.    Additional Charge. Assess a charge of Two Hundred Fifty and No/100 Dollars ($250.00) per day, as prescribed and set forth in Section V.D. (Additional Charges) hereof; and
5.    Termination Letter. Concurrent with or subsequent to the assessment of such additional charges, subject to Section 171-21, HRS, proceed to terminate this Lease by providing a written Letter of Termination and Notice to Vacate to LESSEE.
If this Lease is terminated by STATE because of default, LESSEE will not be allowed to enter into any other lease, or contract offered by the State of Hawaii for a period of five (5) years following the date of termination, as prescribed and set forth under Section 171-13, HRS.
C.    Right of Re-entry. STATE shall have, as an additional remedy upon the giving of a written Letter of Termination and Notice to Vacate, as provided in Section XX.B. (Default and Termination) herein, the right to re-enter the Premises and every part or portion thereof, respectively, demised under this Lease upon the effective date of termination without further notice of any kind, and may regain and resume possession either with or without the institution of summary or any other legal proceedings or otherwise. Such re-entry, or regaining or resumption of possession, however, shall not in any manner affect, alter, or diminish any of the obligations of LESSEE under this Lease, and shall in no event constitute an acceptance of surrender.
D.    LESSEE’s Rights Cease. Upon such termination by STATE, all rights, powers, and privileges of LESSEE granted hereunder shall cease. Unless otherwise stated herein, LESSEE shall immediately vacate the Premises occupied and/or used by it under this Lease, and LESSEE shall have no claim of any kind whatsoever against STATE, by reason of such termination, or by reason of any act by STATE incidental or related thereto. In the event of the exercise by STATE of such option to terminate, LESSEE shall have no right to or claim upon the Leasehold Improvements, or the value thereof, which may have been previously constructed, installed, erected, or placed by LESSEE at, in, on, over, or under the Premises. STATE may also remove or store any of LESSEE’s Personal Property located thereon or therein, at LESSEE’s sole cost and expense, without STATE being liable to LESSEE for damage or loss thereby sustained by LESSEE.
E.    Waiver of Redemption and Damage. LESSEE waives, releases, and discharges any and all claims it may now or hereafter have relating to STATE’s exercise of its rights under this Lease to re-enter and regain and resume possession of the Premises and to remove LESSEE, the Leasehold Improvements, and LESSEE’s Personal Property from the Premises and store or dispose of any of LESSEE’s property, including LESSEE’s Personal Property.
LESSEE hereby waives any and all rights of redemption granted by or under any present or future law or statute in the event it is dispossessed for any cause, or in the event STATE obtains or retains possession of the Premises in any lawful manner. LESSEE agrees that in the event the manner or method employed by STATE in re-entering or regaining possession of the Premises gives rise to a cause of action in LESSEE in forcible entry and detainer under the laws of the State of Hawaii, the total amount of damages to which LESSEE shall be entitled in any such action shall be the sum of ONE AND NO/100 DOLLAR ($1.00), and LESSEE agrees that this provision may be filed in any such action as its stipulation fixing the amount of damages to which it is entitled.
F.    Additional Rights of STATE. STATE, upon termination of this Lease, or upon re-entry, regaining, or resumption of possession of the Premises, may occupy the Premises and shall have the right to permit any person, firm, corporation, or entity to enter upon the Premises and use the same. Such occupation by others may be of only a part of the Premises, or the whole thereof, or a part thereof together with other space(s), and for a period of time the same as or different from the balance of the term remaining hereunder as if no termination, re-entry, regaining, or resumption of possession had taken place, and on terms and conditions the same as or different from those prescribed and set forth in this Lease. STATE shall also have the right to repair or to make such structural or other changes in and to the Premises as are necessary in its judgment to maintain the suitability thereof for uses and purposes similar to those granted under this Lease without affecting, altering, or diminishing the obligations of LESSEE hereunder.
G.    Termination before Commencement of New Facility Completion Improvements. If any of the events enumerated in Section XX.A. (Events of Breach or Violation) herein shall occur prior to commencement of LESSEE’S work with respect to New Facility Completion Improvements, LESSEE shall not be entitled to enter into possession of the Premises, or any part(s) or portion(s) thereof, respectively, and STATE, upon the occurrence of any such event, or at any time thereafter during the continuance thereof, by twenty-four (24) hours' notice, may cancel or terminate the interest of LESSEE under this Lease, such cancellation or termination to be effective upon the date specified in such notice.
ARTICLE XXI.     WAIVER
A.    No Waiver by STATE. No acceptance by STATE of rentals and other fees and charges, or other payments in whole or in part, for any period or periods after a default of any of the agreements, covenants, obligations, promises, provisions, requirements, restrictions, stipulations, terms, or conditions hereof to be performed, kept, or observed by LESSEE, shall be deemed a waiver of any right on the part of STATE to terminate this Lease for any like or other or succeeding breach or default.
B.    No Implied Waiver. No failure by either STATE or LESSEE to insist upon the strict performance of the other party under this Lease or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, term, or condition. A waiver or assent by STATE, express or implied, of any breach or default of LESSEE, in the performance of any of the agreements, covenants, obligations, promises, provisions, requirements, restrictions, stipulations, terms, or conditions of this Lease shall not be deemed or considered to be a waiver of any other or succeeding breach or default. No express written waiver of any default or the performance of any agreement, covenant, obligation, promise, provision, requirement, restriction, stipulation, term, or conditions hereof, shall affect any other default or performance, or cover any other period of time, other than default, performance or period of time specified in such express waiver.
C.    Cumulative Remedies. The rights, powers, privileges, options, and remedies of STATE contained in this Lease shall be construed to be cumulative, and no one of them shall be deemed to be exclusive of the other, or exclusive of any right, power, privilege, option, or remedy provided by law.
ARTICLE XXII.     [INTENTIONALLY OMITTED]
ARTICLE XXIII.     TERMINATION BY LESSEE
If any one of the following events shall occur, LESSEE may terminate this Lease, in its entirety, subsequent to the Commencement Date, to wit:
4.    Abandonment. The permanent abandonment of the Airport as a terminal for the transport by air of persons, property, cargo, and/or mail.
5.    Assumption. The lawful assumption by the United States Government, or any authorized agency thereof, of the operation, control or use of the Airport, or any substantial part or parts thereof, in such a manner as to substantially restrict LESSEE from conducting its business operations thereat for a period of at least sixty (60) consecutive days.
6.    Injunction. The issuance by any court of competent jurisdiction of an injunction in any way preventing or restraining the use of the Airport for the purposes authorized under this Lease, and the injunction remaining in force for a period of at least sixty (60) consecutive days.
7.    Breach. The breach by STATE of, or its failure to perform, any of the covenants or agreements contained in this Lease, and either the failure of STATE to remedy such breach for a period of sixty (60) days after receipt of a written notice from LESSEE of the existence of such breach, or, if fulfillment of STATE’s obligations requires activity over a period of time, the failure of STATE within said sixty (60) day period to act in good faith to commence the required activity and to continue the same thereafter except for causes beyond STATE’s control, and upon LESSEE’s termination of this Lease pursuant this Section XXIII.4.0., STATE shall pay to LESSEE the then-unamortized cost of the New Facility Completion Improvements and any other authorized Leasehold Improvements built, constructed, erected, installed, or placed at, in, on, over, or under the Premises by LESSEE, from the effective date of termination of this Lease, amortized on a straight-line basis over the 35-year Term of this Lease.
ARTICLE XXIV.     SUSPENSION OR ABATEMENT
Upon the occurrence or maturity of any of the termination events contained in Article XXIII. (TERMINATION BY LESSEE) hereof, LESSEE may, in lieu of termination and upon prompt written notice to STATE, either suspend this Lease, or in the alternative, request a just abatement of such portion of the rental obligations of LESSEE, as may be mutually agreed upon, in writing, by and between STATE and LESSEE, such suspension or abatement to be effective from the time of the receipt of such written notice until there is a cessation of the occurrence or activity giving rise to the initial right to terminate this Lease.
ARTICLE XXV.     SUBORDINATION OF LEASE
A.    Joint-Use. This Lease shall be subordinate in all respects to the provisions of any existing or future agreements between STATE and the United States Government, or any agency thereof, relative to the aircraft operating areas of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the Airport. In the event of any such inconsistency between such agreement(s) and the occupancy by LESSEE of the Premises, and/or its use thereof, pursuant to Article III. (USE OF PREMISES) hereof, this Lease or the particular terms and conditions affected thereby shall be suspended or terminated without STATE being liable for any damages.
This Lease shall be subordinate in all respects to the provisions of any existing or future Joint-Use Agreement between STATE and the United States Navy, the United States Army, and/or the United States Air Force. In the event of any such inconsistency described in the preceding section between this Lease and any existing or future Joint-Use Agreement, this Lease or the particular terms and conditions affected thereby shall be suspended or terminated without STATE being liable for any damages.
B.    National Emergency. During times of war, whether declared by Congress or not, or national emergency, STATE shall have the right to enter into any agreement with the United States Government for any military use of part or all of the landing area, the publicly-owned air navigation facilities, and all other areas and facilities of the Airport. In the event any such agreement is executed, the provisions of this Lease, insofar as they are inconsistent with the provisions of the agreement with the United States Government, shall be suspended without STATE being liable for any damages.
C.    Rights of LESSEE. Nothing in this Article XXV. (SUBORDINATION OF LEASE) herein contained shall detract from or limit, nor be construed to detract from or limit, the rights of LESSEE set forth in Article XXIII. (TERMINATION BY LESSEE) and Article XXIV. (Suspension or Abatement) hereof, to seek damages or compensation from other than STATE in the event of the execution of any such agreement described above, the terms of which are or may be inconsistent with the rights of LESSEE under this Lease.
ARTICLE XXVI.     CONDEMNATION
A.    Definitions. For purposes of this Article XXVI. (CONDEMNATION), the following capitalized terms shall have the following meanings:
4.    "Award" means all compensation, sums or value paid, awarded, or received for a Taking, whether pursuant to judgment, agreement, settlement, or otherwise.
5.    "Date of Taking" means the earlier of: (a) the date upon which title to the portion(s) of the Premises taken passes to and vests in the condemner; and (b) the date on which LESSEE is dispossessed.
6.    "Taking" means a taking or damaging, including severance damage, by eminent domain, inverse condemnation or for any public or quasi-public use under applicable laws. A Taking may occur pursuant to the recording of a final order of condemnation, or by voluntary sale or conveyance in lieu of condemnation, or in settlement of a condemnation action.
B.    General. If during the period commencing from the Commencement Date through and until the expiration of the Term of this Lease, any Taking of all or any part or portion of the Premises or any interest in this Lease occurs, the rights and obligations of the parties hereunder shall be determined pursuant to this Article XXVI. (CONDEMNATION). STATE and LESSEE intend that the provisions hereof govern fully in the event of a Taking.
C.    Total Taking; Automatic Termination. If a total Taking of the Premises occurs (all of the Premises are included in the Taking) then this Lease shall terminate as of the Date of Taking.
D.    Partial Taking; Election to Terminate.
4.    Entire Termination. If a Taking of any portion (but less than all) of the Premises occurs, then this Lease shall terminate in its entirety if all of the following exist: (a) the partial Taking renders the remaining portion of the Premises untenable or unsuitable for continued use by LESSEE for the conduct of LESSEE’s business operations; (b) the condition rendering the Premises untenable or unsuitable either is not curable or is curable, but STATE is unwilling or unable to cure such condition; and (c) STATE elects to terminate.
5.    Material Portion Taken. If a partial Taking of a material portion of the Premises occurs, STATE shall have the right to terminate this Lease in its entirety.
6.    Notice of Election. STATE’s election to terminate this Lease pursuant to this Article XXVI. (CONDEMNATION) shall be exercised by STATE giving notice to LESSEE on or before the date that is one hundred twenty (120) days after the Date of Taking, and thereafter this Lease shall terminate on the thirtieth (30th) consecutive day after such notice is given.
E.    Award. Upon termination of this Lease pursuant to a Total Taking under Section XXVI.C. (Total Taking; Automatic Termination) or an election under this Section XXVI.D. (Partial Taking; Election to Terminate) herein, then:
4.    LESSEE.
a.    Rent. LESSEE’s obligation to pay all rentals and other fees and charges required under this Lease shall continue up until the date of termination and thereafter shall cease.
b.    Surviving Obligations. LESSEE shall continue to be obligated to perform and comply with all obligations that are intended to survive the termination of this Lease, including, without limitation, those obligations set forth in Article XLVII. (SURVIVAL OF OBLIGATIONS) hereof.
c.    Leasehold Improvements. LESSEE shall be entitled to recover from the condemning authority, the unamortized value of the Leasehold Improvements built, constructed, erected, installed, or placed at, in, on, over, or under the Premises by LESSEE in the ratio that the unexpired term of this Lease, on the Date of Taking bears to the unexpired term of this Lease on the date the Leasehold Improvements were completed by LESSEE.
d.    No Claim against STATE. LESSEE shall have no claim against STATE or others for: (i) compensation or indemnity for LESSEE’s leasehold interest; and (ii) compensation and damages payable for or on account of land (including access and easement rights) or improvements thereon, except as provided in Section XXVI.E.1.c. (Leasehold Improvements) herein.
e.    Separate Claim against Condemning Authority. LESSEE may make a separate claim for compensation from the condemning authority for LESSEE’s relocation expenses, or the interruption of, or damage to LESSEE’s business operations, or damage to LESSEE’s Personal Property. If the condemning authority or a court of competent jurisdiction concurs that said claim exists and is justified, LESSEE may receive any Award made specifically to LESSEE for such claim.
5.    STATE. STATE shall be entitled to the entire Award in connection with the Taking (including any portion of the Award made for the value of the leasehold estate created by this Lease), except for the unamortized value of the Leasehold Improvements, as set forth in Section XXVI.E.1.c. (Leasehold Improvements) herein.
F.    Partial Taking; Continuation of Lease. If a Partial Taking of the Premises occurs and this Lease is not terminated in its entirety under Section XXVI.D. (Partial Taking; Election to Terminate) herein, then this Lease shall terminate as to the portion(s) of the Premises so taken, but shall remain in full force and effect as to the portion(s) of the Premises not taken, and the rights and obligations of STATE and LESSEE shall be modified as follows:
4.    Rent Reduction. If the Taking causes any portion(s) of the Premises to become unusable for the conduct of LESSEE’s business operations at, in, on, or over the Premises, as authorized under this Lease, the rent shall be reduced by a factor comprising the square footage of the space comprising the Taking, multiplied by the applicable rate based on the rates and charges established by STATE.
5.    Leasehold Improvements. LESSEE shall be entitled to recover from the condemning authority, the unamortized value of the Leasehold Improvements built, constructed, erected, installed, or placed at, in, on, over, or under the Premises by LESSEE in the ratio that the unexpired term of this Lease on the Date of Taking bears to the unexpired term of this Lease on the date the Leasehold Improvements were completed by LESSEE.
6.    No Claim against STATE. LESSEE shall have no claim against STATE or others for: (i) compensation or indemnity for LESSEE’s leasehold interest; and (ii) compensation and damages payable for or on account of land (including access and easement rights) or Leasehold Improvements, except as provided in Section XXVI.F.2. (Leasehold Improvements) herein.
7.    Separate Claim against Condemning Authority. LESSEE may make a separate claim for compensation against the condemning authority for the interruption of or damage to LESSEE’s business operations or damage to LESSEE’s Personal Property. If the condemning authority or a court of competent jurisdiction concurs that said claim exists and is justified, LESSEE may receive any Award made specifically to LESSEE for such claim.
8.    STATE’s Award. STATE shall be entitled to the entire Award in connection with the Taking (including any portion(s) of the Award made for the value of the leasehold estate created by this Lease), except for the unamortized value of the Leasehold Improvements as set forth in Section XXVI.F.2. (Leasehold Improvements) herein.
9.    Prompt Use. Any portion of the Award received by LESSEE shall be used promptly by LESSEE to the extent necessary to restore or replace the Leasehold Improvements, in, at, on, or over the remaining Premises, in accordance with plans, specifications, drawings, cost estimates, and schedules first approved, in writing, by STATE.
10.    Continuing Obligation. Nothing herein shall be construed to excuse LESSEE from LESSEE’s full performance of all covenants, agreements, promises, obligations, stipulations, terms, and conditions under this Lease as to the part(s) or portion(s) of the Premises not part of the Taking and LESSEE shall remain responsible for paying to STATE all rents and other fees and charges required under this Lease.
G.    Temporary Takings. Notwithstanding anything to contrary in this Article XXVI. (CONDEMNATION), if a Taking occurs with respect to all or any part or portion of the Premises for a limited period of time not in excess of one hundred eighty (180) consecutive days, this Lease shall remain unaffected thereby, and LESSEE shall continue to pay the rents and other fees and charges required under this Lease and to perform all of the covenants, agreements, obligations, stipulations, terms, and conditions of this Lease.
LESSEE may make a separate claim for compensation from the condemning authority for LESSEE’s relocation expenses, or the interruption of, or damage to LESSEE’s business operations, or damage to LESSEE’s Personal Property. If the condemning authority or a court of competent jurisdiction concurs that said claim exists and is justified, LESSEE may receive any award made specifically to LESSEE for such claim.
ARTICLE XXVII.     PERFORMANCE BOND
A.    Requirements. Prior to commencement of any work with respect to any of LESSEE’S Leasehold Improvements (including the New Facility Completion Improvements), and throughout the term of this Lease and including not less than ninety (90) days after the expiration or sooner termination of this Lease, LESSEE shall deliver to STATE, and keep and maintain in force and effect at all times a performance bond or cash or cash equivalent security deposit (including a letter of credit) acceptable to STATE, in accordance with the covenants, terms, and conditions specified in this Article XXVII. (PERFORMANCE BOND) herein, and in an amount equal to three (3) months’ rental then in effect (the "Performance Bond"). Except for a cash or cash equivalent security deposit (including a letter of credit), the Performance Bond must:
4.    Authorized Surety. Be executed by a surety company authorized to do business under the laws of the State of Hawaii (the "Surety");
5.    STATE Approval. Meet with the written approval of STATE, including, without limitation, meeting the requirement that the Surety, to STATE’s sole satisfaction, has the financial capability to fully perform and complete the Surety’s obligations under the Performance Bond;
6.    STATE’s Attorney Approval. Be in a form approved by an authorized representative of the Department of the Attorney General of the State of Hawaii;
7.    Guarantee Full Performance. Guarantee to STATE that LESSEE shall fully and completely observe, comply with, perform, and completely satisfy all of the covenants, agreements, promises, provisions, duties, responsibilities, obligations, requirements, restrictions, stipulations, terms, and conditions prescribed and set forth in this Lease;
8.    LESSEE’s Cost. Be procured, maintained, and kept in effect at LESSEE’s sole cost and expense;
9.    STATE AS “CO-OBLIGEE”. Name STATE as co-obligee; and
10.    Guarantee LESSEE’s Contractual Obligation. Guarantee all of LESSEE’s contractual obligations during and throughout the term of this Lease, which are not otherwise covered by valid and collectible insurance; provided that suits or actions thereon by STATE, or anyone else entitled to do so may be commenced within the applicable period of limitation for contract claims unless otherwise specifically provided.
B.    Surety. If STATE, in its sole discretion, permits LESSEE to obtain the Performance Bond from a surety or sureties other than a surety company authorized to do business under the laws of the State of Hawaii, such surety or sureties must meet the requirements of all applicable State of Hawaii laws, statutes, rules, and regulations, including Section 102-12, HRS.
C.    Replacement Bond. If STATE should receive a notice that the Performance Bond has been or will be canceled, LESSEE shall provide STATE with a replacement Performance Bond providing the coverage required herein from the effective date and time of the expiration or cancellation of the Performance Bond so that there is no period of time wherein an adequate Performance Bond does not cover this Lease, as provided for herein. Such a replacement Performance Bond must meet all of the requirements set forth in this Article XXVII. (PERFORMANCE BOND) and be forwarded to and received by STATE at least thirty (30) days prior to the effective date and time that the preceding bond will expire or be canceled.
D.    Lease Default. In the event that a replacement Performance Bond or another Performance Bond in the required amount and meeting the required terms is not received by STATE prior to the effective date and time of the bond cancellation or expiration, as stated, LESSEE shall be deemed in default of this Lease, regardless of whether or not a notice of breach or default or time to correct breach or default has been provided to LESSEE by STATE, and the full value shown on the face of the Performance Bond and the additional charge of $250.00 per day for each day that there is no bond coverage shall be immediately payable by LESSEE to STATE as liquidated damages.
E.    Any Lapse. Any lapse in keeping the Performance Bond in full force and effect, in the required sum or in accordance with the terms required herein, shall be a default of this Lease and shall give STATE the right to assess an additional charge and/or terminate this Lease pursuant to Section V.D. (Additional Charges) and Article XX. (TERMINATION BY STATE), respectively, herein.
ARTICLE XXVIII.     LITIGATION
A.    LESSEE Responsible. If STATE is made a party to any litigation commenced by or against LESSEE arising out of LESSEE’s occupancy or use of the Premises, or attributable to the construction, installation, occupancy, or use of the Leasehold Improvements, or LESSEE’s Personal Property (other than condemnation proceedings), LESSEE shall indemnify, defend, keep, save, and hold STATE and STATE’s officers, employees, agents, and other Guests, and STATE’s successors and assigns, and State of Hawaii’s directors, officers, elected officials, boards (including the Land Board), employees, agents, and other Guests harmless, from and against any and all suits, judgments, injunctions, decisions, orders, liabilities, losses, damages, costs, and expenses arising out of or related to any such litigation, including, without limitation, paying any and all costs, charges, and reasonable attorneys’ fees incurred or imposed on STATE in connection with such litigation. In any action by STATE for recovery of any sum due under this Lease, or to enforce any of the agreements, covenants, obligations, promises, stipulations, terms, or conditions contained in this Lease, STATE shall be entitled to recover any and all costs, fees, charges, and reasonable attorneys’ fees incurred or imposed on STATE in connection with such actions. Notwithstanding the foregoing or any other provision in this Lease to the contrary, LESSEE shall not be liable for, nor shall LESSEE be obligated to indemnify, defend, keep, save, and hold STATE and STATE’s officers, employees, agents, and other Guests, and STATE’s successors and assigns, and State of Hawaii’s directors, officers, elected officials, boards (including the Land Board), employees, agents, and other Guests harmless from and against, any and all suits, judgments, injunctions, decisions, orders, liabilities, losses, damages, costs, and expenses arising out of or related to any litigation or threatened litigation by or on behalf of DCK or any contractors, subcontractors, sub‑subcontractors or materialmen used by DCK or STATE under the STATE/DCK GC Contract to construct the new Hawaiian Airlines maintenance and cargo building which comprises the Pre‑Existing Leasehold Improvements.
This provision shall not be construed to be a limitation of any other indemnity by LESSEE, including but not limited to, Section XIII.B. (Indemnity), or Section XV.B.6. (LESSEE’s Indemnification), or Section XV.C.13. (Release and Indemnity), or any other indemnity found within this Lease.
B.    Attorneys’ Fees. For purposes of this Lease, reasonable attorneys’ fees shall be based on the fees regularly charged by private attorneys, with the equivalent number of years of experience in the subject matter area of law for which STATE’s attorneys’ services were rendered.
C.    Prompt Notice. Each party shall give prompt written notice to the other party of any claim or suit instituted against it that may affect the other party.
D.    Waiver of Claims. LESSEE hereby waives any claim against STATE and STATE’s officers, employees, agents, other Guests, and STATE’s successors and assigns, and State of Hawaii’s directors, officers, employees, agents, elected officials, and boards (including the Land Board), for loss of revenue, loss of opportunity, and loss of anticipated profits caused by any suit or proceedings directly or indirectly attacking the validity of this Lease, or any part or portion hereof, or by any judgment or award in any suit or proceedings declaring this Lease null, void, or voidable or delaying the same, or any part or portion hereof, from being carried out.
ARTICLE XXIX.     LIENS
A.    STATE’s Lien. STATE shall have a lien upon all LESSEE’s Personal Property upon the Premises, for the purpose of securing to STATE the payment of all sums, including rentals and other fees and charges, which may be due from LESSEE under this Lease. In the event that past-due rentals and other fees and charges are not paid by LESSEE within five (5) days after a notice of default is given by STATE to LESSEE, STATE may take possession of and sell such portion of LESSEE’s Personal Property as may be sufficient to pay the delinquent rentals and other fees and charges owed by LESSEE to STATE. A sale of LESSEE’s Personal Property pursuant to this Article XXIX. (LIENS) herein may be made either publicly or privately, upon the notice given to LESSEE as herein provided.
B.    Other Liens Prohibited. LESSEE shall not commit or suffer any act or neglect whereby the Premises, or any part(s) or portion(s) thereof, including any portion of the Airport, or the Leasehold Improvements, thereupon or therein, or the estate or interest of LESSEE in the same, at any time during the term of this Lease shall become subject to any attachment, lien, charge, or encumbrance whatsoever. LESSEE shall indemnify, defend, keep, save, and hold STATE harmless, and if or when appropriate or necessary, insure STATE, from and against any and all attachments, liens, charges, and encumbrances, and any and all actions, suits, judgments, and orders relating thereto, and any and all costs, fees, charges, and expenses, including reasonable attorneys’ fees resulting therefrom, it being expressly understood that LESSEE shall have no authority, express or implied, to create any attachment, lien, charge, or encumbrance upon or affecting the Premises, or any part(s) or portion(s) thereof, except as otherwise authorized, in writing, by STATE under this Lease.
This provision shall not be construed to be a limitation of any other indemnity by LESSEE, including but not limited to, Section XIII.B. (Indemnity), or Section XV.B.6. (LESSEE’s Indemnification), or Section XV.C.13. (Release and Indemnity), or any other indemnity found within this Lease.
ARTICLE XXX.     ASSIGNMENT AND SUBLETTING
A.    Assignment or Other Transfers.
4.    Assignment. LESSEE shall not assign, encumber, or otherwise transfer, whether voluntary or involuntary or by operation of law, the Premises, or any part(s) or portion(s) thereof, or any interest herein, or permit any other person to occupy or use the Premises, except by way of devise, bequest, or intestate succession, without STATE’s prior written consent, which consent may be granted or denied in STATE’s sole discretion. Any such transfer or assignment made without STATE’s consent shall constitute a default under this Lease and shall be voidable at STATE’s election. With prior written approval of STATE, and the prior approval of Land Board, such assignment and transfer of this Lease, or any interest therein, may be made in accordance with current industry standards, as determined by the Land Board, pursuant to Section 171-36, HRS; provided further, that prior to the written approval of STATE of any assignment of this Lease, STATE shall have the right to review and approve, in writing, the consideration paid by the Assignee, and may condition its consent to the assignment of this Lease on payment by LESSEE of a premium in accordance with STATE’s Department of Transportation Assignment of Lease Evaluation Policy, attached hereto, made a part hereof, and incorporated herein by reference as Appendix E (the "Assignment Policy"). The premium on subsequent assignments shall also be based on the Assignment Policy.
5.    Changes in LESSEE.
a.    Controlling Interest. The merger of LESSEE with any other entity or the transfer of any controlling ownership interest in LESSEE, or the assignment or transfer of a substantial portion of the assets of LESSEE, whether or not located on the Premises, shall constitute an assignment. Without limiting the generality of the foregoing, if LESSEE is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of the partner or partners owning fifty-one percent (51%) or more of the partnership, or the dissolution of the partnership, or the sale or transfer of at least fifty-one percent (51%) of the value of the assets of LESSEE, shall be deemed an assignment. If LESSEE is a corporation or limited liability company, any dissolution, merger, consolidation, or other reorganization of LESSEE or the sale or other transfer of a controlling percentage of the capital stock or membership interests of LESSEE or the sale or transfer of at least fifty-one percent (51%) of the value of the assets of LESSEE, shall be deemed an assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock, or interests possessing at least twenty percent (20%) (or a percentage less than twenty percent (20%) if such percentage represents a controlling interest in LESSEE) of the total combined voting power of all classes of LESSEE’s capital stock or interests issued, outstanding, and entitled to vote for the election of directors.
b.    Sale of Assets. The sale of all or substantially all of the assets of LESSEE, or the transfer of all or substantially all of its Leasehold Improvements at, in, on, over, or under the Premises, shall be deemed to constitute an "assignment" for purposes of this Lease which requires the prior approval of STATE in accordance with this Article XXX. (ASSIGNMENT AND SUBLETTING) herein.
6.    STATE’s Approval Required for Each Assignment. The consent of STATE to any one assignment shall not constitute a waiver of STATE’s right to approve subsequent assignments, nor shall consent of STATE to any one assignment relieve or release any party previously liable as LESSEE from any obligation under this Lease. The acceptance by STATE of the payment of rents and other fees and charges following an assignment shall not constitute consent to any other assignment, and STATE’s consent shall be evidenced only in writing.
7.    No Release. In no event shall STATE’s consent to an assignment or transfer be deemed to be a release of LESSEE as the primary obligor hereunder. Nor shall the acceptance of rents and other fees and charges by STATE constitute a release or waiver of STATE’s rights against LESSEE, or consent to any assignment or transfer, nor shall any other act of STATE in relation to said Assignee be so construed.
8.    Void if not Properly Approved. Any transfer or assignment made in violation of the foregoing provision shall be void. Any attempted assignment, or any subleasing of the whole or any part(s) or portion(s) of the Premises, or any other transaction which violates Section XXX.A. (Assignment and Other Transfers) or Section XXX.B. (Subletting) herein shall be void and shall confer no right, title, or interest in or to this Lease, or right of occupancy or use of the whole or any part(s) or portion(s) of the Premises, upon any such purported assignee, sublessee, successor, or purchaser. STATE shall further have the right to terminate this Lease pursuant to Article XX. (TERMINATION BY STATE) hereof and to enforce such other remedies as are provided in this Lease.
B.    Subletting.
4.    STATE’s Approval. LESSEE shall not rent or sublet the whole or any portion of the Premises without the prior written approval of STATE. Unless authorized by law, STATE shall deny consent to any uses not specified as allowable under this Lease. STATE may review and approve the rent to be charged to the proposed sublessee and revise the rent and rent structure charged to the proposed sublessee by LESSEE (STATE may also include such other terms and conditions as STATE may deem appropriate, prior to STATE’s approval of the proposed sublease); provided, further, that the rent payable by LESSEE to STATE may not be revised downward.
If the proposed sublessee pays LESSEE any consideration other than said rent, whether by cash, credit or otherwise, or the term of the proposed sublease is for substantially the same term as this Lease or if it otherwise appears to STATE that the proposed sublease is actually an assignment, STATE may treat the proposed sublease as an assignment under Section XXX.A. (Assignment and Other Transfers) herein. STATE’s Department of Transportation Sublease Evaluation Policy, attached hereto, made a part hereof, and incorporated herein by reference as Appendix F (hereinafter referred to as the "Sublease Policy"), shall be applicable to LESSEE pursuant to this Section XXX.B. (Subletting). If it appears to STATE that the proposed sublease is actually a combination of an assignment and a sublease, then STATE may treat the proposed sublease as both an assignment and a sublease and apply the applicable portions of Section XXX.A. (Assignment and Other Transfers) and Section XXX.B. (Subletting), respectively.
5.    LESSEE Proposal. Prior to negotiating a sublease agreement, LESSEE must submit to STATE a sublease proposal for STATE’s prior written approval, which approval may be granted or withheld in STATE’s sole discretion.
6.    Sublease Form. Promptly after STATE has approved a sublease proposal, LESSEE must use diligent, good faith efforts to negotiate a sublease agreement with the proposed sublessee. LESSEE shall ensure that all of the terms and conditions contained in a sublease agreement between LESSEE and LESSEE’s tenant conform to and are consistent with the terms and conditions contained in the sublease proposal (submitted to STATE pursuant to Section XXX.B.2. (LESSEE Proposal) herein) approved by STATE. If LESSEE wishes to vary from the business terms and conditions set forth in the sublease proposal approved by STATE, then LESSEE must submit a new sublease proposal for STATE’s prior written approval.
7.    Sublease Agreement. Promptly after LESSEE and the proposed sublessee have agreed on a form of sublease agreement that incorporates the business terms and conditions set forth in the sublease proposal approved by STATE, LESSEE must submit the sublease agreement to STATE for approval. STATE agrees that it will not unreasonably withhold its approval of the proposed sublease agreement if the proposed sublease agreement: (a) accurately incorporates the business terms and conditions approved by STATE; (b) conforms to and is consistent in all respects to the terms and conditions of the sublease proposal approved by STATE; and (c) is expressly subject to the terms and conditions of STATE’s consent. Otherwise, STATE may withhold its approval in STATE’s sole discretion.
8.    STATE’s Consent. If STATE approves a sublease agreement, STATE’s consent shall include, without limitation, the following conditions:
a.    No Other Transfer. Other than the sublease agreement, no other transfer is being permitted.
b.    No Change. The sublease agreement shall not change, modify, waive, or amend any of the terms and conditions of this Lease.
c.    Conflict. If there is a conflict between this Lease and the sublease agreement, the Lease shall control.
d.    No Waiver. STATE’s consent shall not be construed to be a waiver of any of STATE’s rights under this Lease.
e.    STATE Reservation. STATE reserves all of its rights under this Lease and does not incur any additional liability by consenting to the sublease agreement.
f.    No Release. STATE’s consent to the sublease agreement shall not release LESSEE from any of LESSEE’s responsibilities, obligations, liabilities, and claims arising under or out of this Lease.
g.    Priority of Lease. This Lease shall have priority over the sublease agreement, which shall be subordinate in all respects to this Lease.
h.    Compliance with Conditions. LESSEE and the sublessee shall represent and warrant that each shall comply with all conditions that may be imposed by the Land Board or STATE in connection with STATE’s consent to the sublease agreement.
i.    Other Conditions. LESSEE and the sublessee shall comply with such other terms and conditions as may be imposed or prescribed by STATE relating to STATE’s consent to the sublease agreement, including, without limitation, conditions relating to governing law (Hawaii), resident appointment, rights of holders of security interest, notice to STATE, extension notices, recordation, use restrictions, STATE’s prior approval, compliance with laws, STATE remedies (including the payment of rent, fees, and other charges directly to STATE in the event of LESSEE’s default), and any changes to STATE’s assignment or sublease evaluation policies.
9.    Delivery to STATE. If STATE approves a sublease agreement, LESSEE and the proposed sublessee must deliver an original, fully-executed counterpart original sublease agreement to STATE in the form approved by STATE within fourteen (14) business days of receipt of STATE’s written approval. If an original, fully-executed counterpart sublease agreement in the form approved by STATE is not delivered to STATE within the fourteen (14) business days’ time frame, then LESSEE must submit the proposed sublease agreement again for STATE’s approval. If STATE rejects a proposed sublease agreement, then LESSEE may not enter into the sublease agreement.
10.    No Impairment. Each and every covenant, condition or obligation imposed upon LESSEE by this Lease and each and every right, remedy, or benefit afforded STATE by this Lease will not be impaired or diminished as a result of any sublease agreement.
11.    Excessive Sublease Rent. No sublessee shall be obligated to pay to LESSEE, and LESSEE shall not be permitted to charge any rent, percentage rent, bonus rent, key money, administration fee, or the like, which exceeds, in the aggregate, the total sums that LESSEE pays to STATE under this Lease for the portion of the Premises subleased by the sublessee under its sublease agreement (the "Sandwich Profit"). If, notwithstanding the foregoing prohibition, LESSEE receives any Sandwich Profit, LESSEE shall pay the same to STATE.
12.    Rents Assigned. LESSEE assigns to STATE all rent and other payments due from any and all sublessees under any and all sublease agreements; provided, however, LESSEE is hereby granted a license to collect rents and other payments due from sublessees under their sublease agreements until the occurrence of a breach or violation of this Lease by LESSEE in accordance with Section XX.A. (Events of Breach or Violation), regardless of whether or not a notice of that default has been given to LESSEE. At any time, STATE may notify a sublessee of this assignment and upon such notice, the sublessee will pay its rent and other payments directly to STATE. STATE will credit LESSEE with any rent received by STATE under such assignment, but the acceptance of any payment on account of rent from any sublessee as a result of a breach or violation of this Lease in accordance with Section XX.A. (Events of Breach or Violation), will in no manner whatsoever serve to release LESSEE from any liability under this Lease. No payment of rent or any other payment by a sublessee directly to STATE or other acceptance of such payments by STATE, regardless of the circumstances or reasons therefor, will in any manner whatsoever be deemed an attornment by the sublessees to STATE in the absence of a specific written agreement signed by STATE to such an effect.
13.    Reports. LESSEE must, at LESSEE’s sole cost and expense, prepare and submit the following reports and statements, the forms of which will be subject to the reasonable approval of STATE:
a.    Monthly Report. On or before the tenth (10th) day of each calendar month, a detailed report with supporting evidence as may be requested by STATE, summarizing the following activities for the preceding calendar month: (1) rents, fees, charges, and all other sums received by LESSEE from each sublessee during that month; (2) sublease agreements executed; and (3) current and projected vacancies, and indicating all rights respecting such space pursuant to existing subleases, including, without limitation, rights or options to extend the term or expand, or rights of first negotiation or first refusal.
b.    Annual Report. On or before the thirtieth (30th) day after the end of each calendar year, an annual report summarizing the subleasing activities for the preceding calendar year, and the total rents, fees, charges, and all other sums received by LESSEE from each sublessee during that year.
c.    Other Reports. Such other reports and such other information concerning the operation and subleasing of the Premises as STATE may from time to time reasonably request.
C.    Violation.
4.    Lease Termination. Any attempt by LESSEE to assign, transfer, hypothecate, mortgage, or encumber LESSEE’s interest or rights under this Lease, or any attempt by LESSEE to sublease the Premises, or any part or portion thereof, without first obtaining STATE’s written consent, shall be deemed a violation of this Article XXX. (Assignment and Subletting). Any such attempted action or transaction on the part of LESSEE shall be null and void, and shall not confer any right, title, or interest in or to this Lease, or right of occupancy or use of the whole or any part or portion of the Premises, upon any such purported assignee, mortgagee, encumbrancer, pledgee, sublessee, successor, or purchaser. STATE shall further have the right to terminate this Lease and enforce such other remedies as are provided in Section V.D. (Additional Charges) and Article XX. (TERMINATION BY STATE), respectively, herein.
5.    Assignor or Transferor. If the transferor or LESSEE defaults in the performance of any of the covenants, agreements, obligations, stipulations, terms, or conditions of this Lease, STATE may proceed directly against LESSEE, the transferor or each transferor if there has been more than one assignment, encumbrance, or transfer (hereinafter referred to collectively as the "Transfer") without the necessity of exhausting remedies against LESSEE. STATE may consent to subsequent Transfers or amendments or modifications to this Lease with transferees, without notifying the transferor (or if there has been more than one Transfer, then each transferor) and without obtaining its or their consent thereto and such action shall not relieve any transferor of liability under this Lease, as amended; provided, however, if such amendments or modifications to this Lease provide for any further increase or expansion of the liability of LESSEE, then LESSEE shall not be liable for such incremental, further increased or extended liability unless expressly approved in writing by LESSEE.
D.    Procedure and Conditions.
4.    Procedure. LESSEE must provide, in writing, to STATE the following:
a.    The name and address of the proposed assignee or transferee;
b.    The nature of the proposed business to be operated by the assignee or transferee on the Premises;
c.    The terms and conditions of the proposed assignment or transfer; and
d.    Reasonable financial information so that STATE can evaluate the proposed assignee or transferee under this Article XXX. (ASSIGNMENT AND SUBLETTING) herein.
5.    Conditions. Transfers by LESSEE are also subject to:
a.    The covenants, agreements, obligations, stipulations, terms, and conditions of this Lease;
b.    The term of any assignment or other Transfer agreement shall not extend beyond this Lease term;
c.    LESSEE shall remain liable for all Lease obligations;
d.    Consent to one Transfer does not waive the consent requirement for any future Transfers;
e.    Payments to STATE of all premiums, Sandwich Profit, or other sums or amounts which LESSEE may be required to pay under this Article XXX. (ASSIGNMENT AND SUBLETTING) herein; and
f.    All other terms and conditions that may be imposed or prescribed by STATE.
ARTICLE XXXI.     SUCCESSORS AND ASSIGNS
Each and all of the expressions, phrases, terms, conditions, provisions, stipulations, promises, covenants, agreements, requirements, and obligations of this Lease shall, whenever applicable, extend to and bind and inure to the benefit of STATE and LESSEE, and the legal representatives, successors, and permitted assigns of either or both of them.
ARTICLE XXXII.     NOTICES
Except as otherwise specifically provided in this Lease, any notice, consent, request, demand, or other correspondence given under this Lease shall be in writing and given by delivering the notice in person or by commercial courier, or by sending it by first-class mail, certified mail, return receipt requested, or overnight courier, return receipt requested, with postage prepaid; to: (a) LESSEE at the address provided on Page 1 of this Lease; or (b) STATE at the following address: State of Hawaii, Department of Transportation, Airports Division, Honolulu International Airport, Inter-Island Terminal Building, 400 Rodgers Boulevard, Suite 700, Honolulu, Hawaii 968l9-1880; or (c) such other address as either LESSEE or STATE may designate, in writing, as its new address for such purpose by notice given to the other in accordance with this Article XXXII. (NOTICES) herein. Any notice hereunder shall be deemed to have been given and received and effective two (2) days after the date when it is mailed, if sent by first-class, certified mail, or one (1) day after the date when it is mailed if sent by overnight courier, or upon the date personal delivery is made.
ARTICLE XXXIII.     INTERPRETATION OF LEASE
A.    Headings. The headings and captions preceding the articles and sections of this Lease and in the table of contents have been inserted for convenience of reference only and such captions shall in no way define or limit the scope or intent of any provision of this Lease.
B.    Not against Drafter. This Lease has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with herein and shall be interpreted to achieve the intents and purposes of the parties, without any presumption against the party responsible for drafting any part of this Lease. The language hereof, and in all parts of this Lease shall, in all cases, be construed simply according to its fair meaning, and not strictly for or against either STATE or LESSEE.
C.    Fair Meaning. Provisions in this Lease relating to number of days shall be calendar days unless specified to be business days. Use of the word "including" shall mean "including, without limitation". References to statutes, sections, ordinances, or regulations are to be construed as including all statutory, ordinance, or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, ordinance, or regulation.
D.    Gender and Number. Whenever the singular number is used in this Lease and when required by the context, the same includes the plural, the plural includes the singular, and the masculine gender includes the feminine and neuter genders, and the word "person" shall include corporation, limited liability company, partnership, firm, and association.
ARTICLE XXXIV.     NO PARTNERSHIP
It is expressly understood and agreed by and between STATE and LESSEE, that STATE shall in no way be, nor for any purpose become or be construed to become a partner of LESSEE in the conduct of LESSEE’s business operations, or otherwise, or a joint venture or a member of a joint enterprise with LESSEE, and STATE does not assume responsibility for LESSEE’s conduct or performance under this Lease. STATE and LESSEE acknowledge and agree that there are no third-party beneficiaries to this Lease.
ARTICLE XXXV.     FORCE MAJEURE
A.    STATE’s Obligations. STATE shall not be liable for any failure, delay, or interruption in performing its obligations hereunder due to causes or conditions beyond its control, including (but without limitation thereto) strikes, boycotts, picketing, slow-downs, work stoppages, or labor troubles of any other type, whether affecting STATE and/or STATE’s contractors or subcontractors.
STATE shall be under no obligation to supply any service or services, if and to the extent, and during any period that the supplying of any such service or services, or the use of any component necessary therefor, shall be prohibited by any federal, state, or municipal law, rule, regulation, requirement, order, or direction, and if STATE deems it in the public interest to comply therewith, even though such law, rule, regulation, requirement, order, or direction may not be mandatory on STATE as a public agency.
B.    Rentals Remain Payable. Unless and only to the extent otherwise specified in this Lease, no abatement, diminution, or reduction of the rentals and other fees and charges payable by LESSEE to STATE shall be claimed by or allowed to LESSEE for any inconvenience, interruption, cessation, or loss of business or other loss caused, directly or indirectly, by any present or future laws, rules, requirements, orders, directions, ordinances, or regulations of the United States of America, or of the State of Hawaii, or of the County, or of any other county, municipal, governmental, or lawful authority whatsoever; or by priorities, rationing, curtailment, or shortage of labor or materials, or by war, or any matter or thing resulting therefrom, or by strikes, boycotts, labor disputes, embargoes, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellion, sabotage, or by any other cause or causes beyond the control of STATE, nor shall this Lease be affected by any such causes.
C.    LESSEE Enforcement. Nothing contained in this Article XXXV. (FORCE MAJEURE), shall preclude nor be construed to preclude the enforcement by LESSEE of any of its rights contained in Article XXIII. (TERMINATION BY LESSEE) and Article XXIV. (SUSPENSION OR ABATEMENT) hereof.
ARTICLE XXXVI.     ENTIRE AGREEMENT
The parties intend that this Lease (including all of the exhibits and appendices which are made a part of this Lease) shall be the final expression of their entire agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous written or oral agreements or understandings. The parties intend that this Lease shall constitute the complete and exclusive statement of its covenants, agreements, obligations, stipulations, terms, and conditions, and that no extrinsic evidence whatsoever (including prior drafts hereof and changes therefrom) may be introduced in any judicial, administrative, or other legal proceeding, including this Lease.
ARTICLE XXXVII.     AMENDMENTS
Neither this Lease, nor any of the covenants, terms, and conditions contained herein may be varied, changed, modified, or revised by any oral agreement or representation, or otherwise, except by an instrument, in writing, of subsequent date hereto, executed by both parties by their respective officer(s) or other duly authorized person(s).
ARTICLE XXXVIII.     APPROACH PROTECTION
STATE reserves the right to take such action as may be necessary to protect the aerial approaches of the Airport against obstruction, in accordance with applicable standards or requirements, together with the right to prevent LESSEE or any other person, from erecting or permitting to be erected, any building or other structure on the Airport which would conflict with such standards or requirements, or which, at the discretion of STATE, would limit the usefulness of the Airport or constitute a hazard to aircraft.
LESSEE shall, upon being notified that any of its proposed construction may affect the safety or navigable airspaces and operating aircraft on and around the Airport, prepare and submit to the appropriate office of the FAA the necessary notice and documents as required by Federal Aviation Regulation Title 14, CFR Part 77. This notice to the FAA must be submitted at least thirty (30) days prior to the date of the proposed construction or the date that an application for a building permit with the appropriate agency of the County is filed, whichever is earlier.
Should LESSEE be notified by STATE that LESSEE’s improvements pose a hazard to the navigation of operating aircraft at the Airport, then LESSEE shall make changes to the improvements to remove the hazard. Failure by LESSEE to make said changes to the improvements will be a violation of this Article XXXVIII. (APPROACH PROTECTION), and give STATE the right to assess a charge and/or terminate this Lease pursuant to Section V.D. (Additional Charges), and Article XX. (TERMINATION BY STATE), respectively, hereof.
ARTICLE XXXIX.     INVALID PROVISION-SEVERABILITY
If any provision of this Lease or the application thereof to any person, entity, or circumstance shall, to any extent, be deemed invalid or unenforceable by a court of competent jurisdiction, the remainder of this Lease, or the application of such provision to persons, entities, or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each other provision of this Lease shall be valid and be enforceable to the full extent permitted by law.
ARTICLE XL.     NON-LIABILITY OF INDIVIDUALS
Neither STATE, the Director, nor any elected official, agent, director, officer, employee, nor any person acting for or on behalf of State, shall be charged personally by LESSEE, or be held personally liable or personally responsible to LESSEE, under any covenant, provision, term, or condition of this Lease, or because of its execution or attempted execution, or because of any breach, or attempted or alleged breach, thereof.
ARTICLE XLI.     RESERVATION OF MINERAL AND METALLIC RIGHTS
STATE reserves the right, on its own behalf or through persons authorized by it, with respect to all minerals, as hereinafter defined, at, in, on, over, or under the Premises to: (1) prospect for, mine, and remove such minerals; and (2) occupy and/or use so much of the vacant, unoccupied or unused surface of the Premises as may be required for all purposes reasonably related to the mining and removal of such minerals by any means whatsoever, including strip mining; provided, however, that the same is done in a manner that does not unreasonably burden LESSEE’s use of the Premises or the operation of LESSEE’s business at the Premises.
"Minerals" as used herein shall mean and include any and all oil, gas, coal, phosphate, sodium, sulfur, iron, titanium, gold, silver, bauxite, bauxitic clay, disapore, boehmite, laterite, gibbsite, alumina, all ores of aluminum, and without limitation thereon, all other mineral substances and ore deposits, whether solid, gaseous, or liquid, including geothermal resources, at, in, on, over, or under the Premises; provided, however, that the word "minerals" shall not mean and include any of the foregoing substances and deposits when used in road or building construction in furtherance of LESSEE’s permitted activities at, in, on, over, or under the Premises, and not for sale to others.
ARTICLE XLII.     PREHISTORIC AND HISTORIC REMAINS
Any and all prehistoric and historic remains found at, in, on, over, or under the Premises shall be and remain the property of STATE, and shall not be disturbed or removed by LESSEE, and/or LESSEE’s successors in interest, assigns, officers, employees, agents, contractors, invitees, and other Guests, without the express written approval of STATE.
Upon discovery of any prehistoric or historic remains, LESSEE shall immediately stop and cease any further disturbance of the remains and surrounding portion(s) of the Premises containing the remains, and promptly notify STATE of such discovery.
ARTICLE XLIII.     NONDISCRIMINATION
A.    Construction. LESSEE, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree, as a covenant running with the Premises, that in the event facilities are constructed, maintained, or otherwise operated on the Premises described in this Lease for a purpose for which a United States Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, LESSEE shall maintain and operate such facilities and services in compliance with all other requirements imposed by or pursuant to Title 49, CFR, U.S. Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted programs of the U.S. Department of Transportation, Effectuation of Title VI of the Civil Rights Act of 1964, and as said Federal Regulations may be amended.
B.    Operation. LESSEE, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby further covenant and agree:
4.    That no person on the grounds of race, creed, color, national origin, sex, age, or a disability, as defined in the ADA, shall be denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities and services;
5.    That in the construction of any improvements at, in, on, over, or under the Premises, and the furnishing of services thereon, no person on the grounds of race, creed, color, national origin, sex, age, or a disability, as defined in the ADA, shall be denied the benefits of, or otherwise be subjected to discrimination;
6.    This Lease is subject to the requirements of the U. S. Department of Transportation’s regulations, Title 49, CFR Parts 23 and 26;
7.    That LESSEE shall not discriminate against any business owner because of race, creed, color, national origin, sex, age, or disability, as defined in the ADA, in connection with the conduct LESSEE’s business operations on the Premises and at the Airport or in connection with the award and performance of any lease agreement covered by Title 49, CFR Parts 23 and 26;
8.    That LESSEE shall use the Premises and conduct LESSEE’s business operations thereon and at the Airport in compliance with all other requirements imposed by or pursuant to Title 49, CFR, U.S. Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted programs of the U.S. Department of Transportation, Effectuation of Title VI of the Civil Rights Act of 1964, and as said Federal Regulations may be amended; and
9.    That LESSEE will include the foregoing statements in any subsequent lease or other agreements it enters and cause those businesses to similarly include the statements in further agreements.
C.    Breach. In the event of breach of any of the foregoing nondiscrimination covenants, STATE may terminate this Lease pursuant to Article XX. (TERMINATION BY STATE) hereof and re-enter and repossess the Premises, together with all Leasehold Improvements and LESSEE’s Personal Property thereon, and hold the same as if this Lease had never been made or issued.
ARTICLE XLIV.     CIVIL RIGHTS PROVISION
LESSEE assures that it will undertake an affirmative action program as required by Title 14, CFR Part 152, Subpart E and Effectuate Title VI of the Civil Rights Act of 1964, and as said regulation may be administered upon the Airport by the FAA, to insure that no person shall on the grounds of race, creed, color, national origin, sex, or a disability, as defined in the Americans with Disabilities Act of 1990, be excluded from participating in any employment activities covered by Title 14, CFR Part 152, Subpart E and Title VI of the Civil Rights Act of 1964. LESSEE assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. LESSEE assures that it will require that its covered sub-organizations provide assurances to STATE that they similarly will undertake affirmative action programs, and that they will require assurances from their sub-organizations, as required by Title 14, CFR Part 152, Subpart E and Title VI of the Civil Rights Act of 1964, to the same effect.
ARTICLE XLV.     [INTENTIONALLY OMITTED]
ARTICLE XLVI.     BROKERS
LESSEE warrants and represents to STATE that LESSEE has not had any contact or dealings regarding the leasing of the Premises, or any communication in connection therewith, through any licensed real estate broker or other person who could claim a right to a commission or finder’s fee in connection with this Lease. In the event that any broker or finder perfects a claim for a commission or finder’s fee based upon any such contact, dealings, or communication, LESSEE shall be solely responsible for such commission or fee, and shall indemnify, defend, save, and hold STATE harmless from and against any and all actions, causes of action, claims, demands, suits, judgments, liabilities, losses, damages, costs, and expenses, including reasonable attorneys’ fees and demands therefor, arising or resulting from LESSEE’s dealings and interactions with any broker, finder, or person who could claim a right to a commission or finder’s fee. The provisions of this Article XLVI. (BROKERS) shall survive any expiration or sooner termination of this Lease.
This provision shall not be construed to be a limitation of any other indemnity by LESSEE, including but not limited to, Section XIII.B. (Indemnity), or Section XV.B.6. (LESSEE’s Indemnification), or Section XV.C.13. (Release and Indemnity), or any other indemnity found within this Lease.
ARTICLE XLVII.     SURVIVAL OF OBLIGATIONS
A.    STATE’s Right to Enforce. Termination of this Lease, whether by expiration or sooner termination, shall not affect the right of STATE to enforce any or all indemnities and representations and warranties given or made by LESSEE to STATE under this Lease, nor shall it affect any provision of this Lease that expressly states it shall survive termination hereof, including, without limitation, Article XIII. (LIABILITY AND INDEMNITY), Section XV.C. (Compliance with Environmental Matters), Article XXVI. (CONDEMNATION), Article XXVII. (PERFORMANCE BOND), Article XXVIII. (Litigation), Article XXIX. (LIENS), and Article XLVI. (BROKERS). LESSEE specifically acknowledges and agrees that, with respect to each of LESSEE’s indemnities contained in this Lease, LESSEE has an immediate and independent obligation to defend STATE from any claim which actually or potentially falls within the indemnity provision, even if such allegation is or may be groundless, fraudulent, or false, which obligation arises at the time such claim is tendered to LESSEE by STATE.
B.    Accrued Obligations. LESSEE’s obligation to make payments to STATE with respect to the accrued rents and other fees and charges (including those which have not yet been billed) and to make repairs (including those relating to the return of the Premises to STATE) which are accrued at the expiration or earlier termination of this Lease shall, survive the expiration or earlier termination of this Lease.
ARTICLE XLVIII.     QUIET ENJOYMENT
LESSEE, upon paying all of the rents and other fees and charges required under this Lease, and observing, complying with, performing, and completely satisfying the agreements, covenants, obligations, promises, provisions, requirements, stipulations, terms, and conditions hereof, shall peaceably and quietly have, hold, and enjoy the Premises, together with all Leasehold Improvements and appurtenances, during the period commencing from the Commencement Date through and until the expiration of the Term of this Lease as against all persons or entities claiming by and through STATE. LESSEE expressly acknowledges that LESSEE’s right to quiet possession of the Premises does not preclude STATE’s right to make changes and additions to the Airport, including the Premises, and to do work at, in, on, over, or under the Premises as permitted by this Lease, including, without limitation, STATE’s right to relocate LESSEE, to the extent permitted by this Lease.
ARTICLE XLIX.     NO ACCORD AND SATISFACTION
A.    LESSEE’s Instructions Void. The payment by LESSEE or the receipt by STATE of a lesser amount than the annual rental prescribed and set forth in this Lease may be, at STATE’s sole option, credited or applied to the payment of: (1) first, any interest charges, service charges, and/or late fees; and (2) second, any annual rental (beginning with earliest owing or accrued annual rental), notwithstanding any instructions by or on behalf of LESSEE to the contrary, which instructions (including any endorsement or statement on any check, or any letter accompanying any such check or payment) shall be null and void, and STATE may accept such check or payment without prejudice to STATE’s right to recover the outstanding receivable balance of such accrued annual rentals, interest charges, service charges, and/or late fees, or to pursue any other remedy available in this Lease or at law.
B.    Acceptance Does Not Invalidate Notice. STATE may accept any partial payment from LESSEE without invalidating any contractual notice given or required to be given herein pursuant to applicable law.
ARTICLE L.     JOINT AND SEVERAL LIABILITY
The obligations, covenants, promises, liabilities, warranties, and representations of LESSEE under this Lease shall be joint and several, by and among any and all entities and persons comprising LESSEE.
ARTICLE LI.     ESTOPPEL STATEMENTS
A.    Delivery of Estoppel Statement by LESSEE. Within ten (10) business days after request therefor by STATE, LESSEE shall deliver, in recordable form, an estoppel statement certifying that this Lease is in full force and effect, the date of LESSEE’s most recent payment of rental, and that LESSEE has no defenses or offsets outstanding, or stating those defenses or offsets claimed by LESSEE, and any other information reasonably requested by STATE.
B.    Failure of LESSEE to Deliver Estoppel Statement. If LESSEE fails to deliver the requested estoppel statement to STATE within the specified period, the following shall be deemed conclusive: (1) this Lease is in full force and effect, without modification; (2) there are no uncured defaults in STATE’s performance under this Lease, and LESSEE has no right of offset, counterclaim, or deduction against the rentals payable under this Lease; and (3) no more than one year’s rental has been paid in advance by LESSEE. Such conclusions shall be binding upon LESSEE. Notwithstanding these conclusions, LESSEE’s failure to deliver the requested estoppel statement shall constitute a breach of this Lease.
ARTICLE LII.     AUTHORITY
If LESSEE executes as a corporation, a limited liability company, a joint venture, or a partnership, each of the persons executing this Lease on behalf of LESSEE does hereby covenant and warrant that LESSEE is a duly authorized and existing entity, that LESSEE has and is duly qualified to do business under the laws of the State of Hawaii, that LESSEE has full right and authority to enter into this Lease, and that each and all of the persons executing this Lease for and on behalf of LESSEE are authorized to do so. Upon STATE’s request, LESSEE shall provide STATE with evidence reasonably satisfactory to STATE confirming the foregoing representations and warranties.
ARTICLE LIII.     CONSENTS
In situations where STATE’s consent cannot be unreasonably withheld, if it is legally adjudicated that STATE unreasonably withheld its consent or approval, LESSEE’s sole and exclusive remedy is to seek specific performance, and in no event will STATE be liable for any monetary damages. All consents or approvals by STATE shall be in writing.
ARTICLE LIV.     COUNTERPARTS
This Lease may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same document, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterpart. For all purposes, including, without limitation, recordation, filing, and delivery of this Lease, duplicate unexecuted pages of the counterparts may be discarded, and the remaining pages assembled as one document.
ARTICLE LV.     GOVERNING LAW
This Lease shall be governed by, interpreted, and construed in accordance with the laws of the State of Hawaii.

Airports Division Procedures Created 09/10/2003 Airports Division Department of Transportation State of Hawaii Procedure No. 7.6 DEVELOPMENT STANDARDS FOR LEASED AIRPORT PROPERTY Approved by Owen Miyamoto Effective Date: 01/15/1995 7.6.01 PURPOSE The purpose of this procedure is to establish a standard that shall be followed by lessees in the development of leased property (in construction of improvements). 7.6.02 POLICY It is the policy of the Airports Division that the development of leased airport property shall be aesthetically compatible with existing and planned airport facilities and accomplished in accordance with the applicable rules and procedures of the Department and all other applicable laws, ordinances, rules and regulations of federal, state and county agencies. 7.6.03 APPLICABILITY This procedure applies to persons who lease airport property. 7.6.04 PROCEDURES A. Definitions 1. "Airport" means the areas of land or water set aside by Executive Order of the Governor of the State of Hawaii for public airport purposes. 2. "Buildings" means the main portion of each structure including all projections, extensions, additions, changes, garages, outside platforms and docks, carports, canopies, eaves, and porches. Paving, ground cover, fences, signs and landscaping are specifically excluded from the definition. 3. "Building site" means the land included in the lease agreement. 4. "Corner building site" means a building site which has two or more lease boundary lines abutting a street. 5. "Department" means the Department of Transportation of the State of Hawaii. 6. "Director" means the Director of the Department. 7. "Improvements" means all buildings, structures, and facilities including paving, fencing, signs, and landscaping constructed, installed, or placed on, under, or above any building site by or on the account of a lessee. 8. "Landscaping" means all aesthetic improvement of building sites through the use of lawns, ground cover, trees, and shrubs, as well as walls, screenings, terraces, fountains, pools, and other water arrangements. 9. "Land use plan" means the most recent plan for the future development of airport adopted by the Department, wherein various segments of airport land are reserved for specified uses. 10. "Lease boundary line" means each of the perimeter lines of each building site as leased to each lessee. 11. "Lessee" means any person, firm, corporation, or other entity who has a lease with the Department 1 APPENDIX A for a building site. 12. "Segment" means one of the areas of the airport designated for particular uses (general aviation commercial, general aviation noncommercial, etc.) on the land use plan. 13. "Setback area" means the minimum required area situated between a lease boundary line and a setback line. a. "Front setback area" means the area between the street on which a building site abuts and the front setback line and extends from the side lease boundary line to side lease boundary line. On a corner building site, the front setback area shall apply to each lease boundary line abutting a street, unless otherwise specified in this procedure. b. "Side setback area" means the area between the side lease boundary line and the side setback line and extends from the front setback line to the rear lease boundary line. c. "Rear setback area" means the area between the rear lease boundary line and the rear setback line and extends from side setback line to side setback line. 14. "Setback line" means a line of a building site lying parallel to each lease boundary line and separated from it by the distance required to provide the minimum setback area. 15. "Site coverage" means the portion of the total building site area that may be covered by buildings. 16. "Site width" means the diameter of the largest circle which can be inscribed within the lease boundary lines of a building site. 17. "Street" means the paved portion of a right-of-way maintained by the Department for vehicular access to the building site and used as a thoroughfare by the public. 18. "Taxiway" means a Department-maintained aircraft taxiway, apron, ramp or any other right-of-way for aircraft whose edge is the edge of the right-of-way for all purposes of these standards. B. Performance Standards For All Segments 1. General. No part of the airport or any improvement on it shall be used or allowed to be used at any time for the manufacture, storage, distribution, serving, or sale of any product or the furnishing of any service, in a manner which is unreasonably noxious or offensive or which is an unreasonable annoyance or nuisance to others at the airport because of odors, fumes, smoke, noise, glare, vibration, soot, or dust. No activity which may be dangerous to public health and safety, increases the fire insurance rating for adjoining or adjacent property, or is illegal shall be permitted. 2. Noise. a. The sound pressure levels generated on a building site shall comply with the applicable Hawaii Administrative Rules of the State Department of Health--except for the authorized operation of motor vehicles, aircraft or other transportation equipment: (1) To, from and on a building site. (2) On the public area of the airport. b. The testing of aircraft engines shall be conducted in noise-suppressing test cells so that sound levels do not exceed the levels referenced above. 3. Air Pollution. Atmosphere emissions produced by motor vehicles or aircraft--except for those produced by the authorized operation of motor vehicle and aircraft to, from and on a building site--shall comply with the applicable standards established by the State Department of Health or any other governmental agency. 4. Heat or Glare. Any operation producing intense glare or heat shall be performed within an enclosed or screened area in such manner that the glare or heat emitted will not be perceptible without 2 APPENDIX A instruments at any lease boundary line of a building site. 5. Waste Disposal. All disposal of storm and sanitary sewage and industrial waste shall be in accordance with all applicable laws, rules or regulations of the Departmental and county, state and federal agencies. 6. Electronic and Radio Interference. No tenants shall construct facilities capable of reflecting radio signals or producing electrical, electronic, or radio emissions which will interfere with, obstruct, or adversely affect the operation of air navigation aids and airport radio communications. 7. Stormwater Pollution Prevention. the tenant shall: a. Use all reasonable methods to minimize pollution from fuel spills and use of hazardous materials or hazardous waste; b. Develop a waste minimization plan and coordinate it with the appropriate Airports District Manager; and c. Develop a Stormwater Pollution Prevention Plan under the guidelines of Airports Division SWPPP and have it approved by the Airports District Manager. C. Building Site Development Standards for all Segments 1. Permitted Uses. The uses permitted shall be those defined in the lease for the building site. 2. Automobile and Truck Parking and Loading Requirements a. Paved off-street parking areas sufficient for all the automobiles and trucks of employees, tenants, and customers and other vehicles used in the conduct of a lessee's business shall be provided on each building site. Parking on the streets and at public areas on airport property shall be permitted only in areas and times specifically designated and posted by the Department. b. Parking in the front setback area shall not exceed 60% of the required minimum front setback area, and shall be appropriately screened from view by landscaping. Parking and maneuvering space shall be provided in accordance with accepted traffic engineering standards. c. Buildings shall be designed and placed upon each building site so that motor vehicles of maximum length permitted by the State of Hawaii at the time of construction of each building may be maneuvered and loaded or unloaded off the street. On-street vehicle maneuvering or loading shall not be permitted. d. On the side of a building facing a street, no truck loading door or loading dock shall be nearer than fifty (50) feet to the lease boundary line. Loading facilities shall be constructed so that no part of the longest legal loading vehicle being loaded or unloaded at any loading dock, loading door, or loading area will extend beyond the lease boundary line. 3. Aircraft Parking and Servicing a. Except for permitted parking and servicing of aircraft on designated areas of the airport, provisions for parking aircraft belonging to tenants and their patrons, invitees, employees, and others shall be on the building sites. b. Whenever hangar doors open onto a lease boundary line abutting a taxiway, they shall be set back a distance which in the opinion of the Department shall provide sufficient clearance for the holding, maneuvering, and parking of aircraft as incidental to the ingress and egress of aircraft from the hangars. No holding, maneuvering, stopping, or parking of aircraft off a building site for purpose of hangaring, parking, or storing of aircraft shall be permitted. c. All aircraft parked or left unattended on any building site shall be entirely within the lease 3 APPENDIX A boundary lines. 4. Building and Construction Materials. a. Any building material which has been approved by the Department and which complies with applicable building codes may be used. b. All aircraft taxiways and parking areas on the building site shall be paved with materials of sufficient strength to accommodate the heaviest aircraft anticipated to be parked on the building site, or of sufficient strength to accommodate aircraft with gross ramp weights of at least 12,500 pounds, whichever is the greater. c. Any connection from a driveway or sidewalk on a building site to the paved surface of an abutting street shall be constructed in accordance with the applicable standards of the Highways Division of the Department. Any connection from a taxiway or apron on a building site to the paved surface of an abutting public use taxiway shall be either: (1) For a distance of twenty-five feet from the connection and of the same material and strength as the taxiway to which it is connected; or (2) Painted in accordance with standards established by the Department to indicate that the connection is non-loading bearing. d. All ventilating fans, cooling towers, equipment, etc. placed on roofs of buildings shall be screened from view or enclosed in a manner that is architecturally compatible with the main portion of the building structure. e. Accessory buildings, enclosures, and fences shall be consistent in design and quality of materials with the buildings they serve. 5. Building Heights. All building heights shall conform to the rules and regulations of the Department and the Federal Aviation Administration. 6. Dust Control. All ground areas not covered by buildings shall be landscaped or paved, properly drained and graded, and maintained in good condition free of weeds, trash, and other debris. 7. Illumination. The design and location of exterior lighting shall be subject to the approval of the Department and shall comply with the requirements of the Federal Aviation Administration and other governmental agencies having applicable jurisdiction with respect to height, type, and placement of lighting standards as they may affect the safety of flight operations into, from, and around airport. 8. Landscaping. a. All areas not paved or covered by buildings shall be landscaped in accordance with plans approved by the Department. In addition to trees, ground cover, and gardens, landscaping shall include, where appropriate, the use of walls, screenings, terraces, fountains, pools, and other water arrangements. b. Such landscaping, as approved by the Department, shall be installed within a period not to exceed ninety (90) days after the notice of completion of the initial building. Hose bibs or sprinkler systems shall be provided to serve all landscaped areas. c. Plans, specifications, and inspections for landscaping shall be accomplished by a professional landscape architect registered in the State of Hawaii and shall require the written approval of the Department prior to installation. d. Plant material shall consist of a balanced mixture of trees shrubs and ground cover. e. All trees shall at all times be limited to a height of thirty-five (35) feet above the curb line. 4 APPENDIX A

f. A continuous greenbelt shall be required to be maintained on all building sites abutting streets; the greenbelt shall consist of grass lawns, ground cover, trees, shrubs, or any combination thereof as approved by Department. The greenbelt requirement shall be included in the minimum landscaping requirement for the building sites as set forth in this procedure. g. Any unpaved area between the lease boundary line and the edge of the curb of the abutting street shall be landscaped and maintained to the satisfaction of the Department by the lessee of the building site. 9. Power, Telephone, Utilities, and Sewer. No electric power line, water pipe, gas pipe, sewer pipe, or drainage pipe (other than roof leaders) shall be installed or maintained upon any building site above the surface of the ground, except for meter connections which shall be screened or enclosed in a manner approved by the Department. 10. Setbacks. All front setback areas or side setback areas facing a street, with the exception of driveways, sidewalks, other walkways, and any parking, shall be used exclusively for the planting and growing of trees, shrubs, lawns and other ground cover, or material as approved by the Department. If landscaping is not properly maintained by the lessee, the Department may undertake such maintenance as it deems necessary with the resulting expense charged to the lessee. 11. Signs and Advertising. All signs on the airport shall comply with Airports Division Procedure 7.7 "Environmental Preservation Guidelines." 12. Hedges and Fences. a. Except as otherwise specified in this procedure, no hedge or fence shall be grown, constructed, or maintained on any lease boundary line or lines or in any setback area or an area which abuts a street. b. No hedge or fence shall be grown, constructed, or maintained on or adjacent to any street setback line that exceeds six (6) feet in height or elsewhere within setback lines that exceeds ten (10) feet in height, without the prior written approval of the Department. c. Fences shall be constructed and gates installed and controlled where necessary to restrict access from the street to the aircraft operations area; the design and placement of the fences and gates shall be subject to the written approval of the Department prior to installation. 13. Outside Storage a. No vehicle, equipment, material, supply, or product shall be stored or permitted to remain on any building site outside a permanent building unless such storage is suitably shielded from public view by an appropriate screen compatible in design with the permanent structure; the screen shall require the written approval of the Department prior to installation. b. No aviation fuel shall be stored, except as approved by the Department, on any building site other than on aviation fuel storage areas reserved by the Department for such use, and in accordance with a valid written contract with the Department. c. Activities that involve the dismantling of aircraft or the storage of salvaged aircraft, aircraft engines, air-frames, parts, or accessories shall comply with the provisions of this procedure for storage. Aircraft stored at the airport without a current airworthiness certificate (except for purposes of relicensing) may, at the discretion of the Department, be declared salvage aircraft and shall thereupon be treated as a salvaged aircraft for the purposes specified above. D. Design and Construction of Improvements for All Segments. 1. General. No improvements of any kind shall be erected, altered, placed, assembled, or permitted 5 APPENDIX A to remain on a building site unless and until plans showing their type of use, location, size, and architectural and engineering design have been approved in writing by the Department. 2. Plans Required. All plans for improvements shall be prepared by registered architects or engineers and shall include: a. Topographic, grading, drainage, and utility plans showing one (1) foot contours and spot elevators referenced to airport datum and a plot plan at a scale not smaller than one (1) inch equals one hundred (100) feet and showing the relationship of the proposed improvements on the building site to the improvements on the adjacent sites and to the utilities, streets, and taxiways. b. Preliminary plans and specifications of all proposed improvements in sufficient detail to determine compliance with these standards. The plans and specifications may be manufacturer's standard plans if sufficient. Plans shall be a suitable scale, but in no event smaller than 1/16-inch to the foot. c. Ground cover plans (including landscaping) which incorporate, at a minimum, the Department's general landscaping and paving requirements. d. An accurate architectural perspective of the proposed improvements, including the proposed exterior color schemes, style, materials, and design, working, and placement of all signs proposed. e. Any other plans, specifications, or design features requested by the Department. 3. Approval of Plans. a. Approval of plans and specifications for compliance with this procedure and for aesthetics shall be at the discretion of the Department . b. Approval of plans and specifications may be withheld because of failure to comply with this procedure. 4. Plans for Alterations to Improvements. All plans for alterations to the building site either for the construction of additional improvements or for alterations to existing improvements which are visible from the exterior of any building or which affect the structural system of any building or change any grade or landscaping, shall be prepared, submitted, and approved under the applicable provisions of this procedure. 5. Issuance of Building and Related Permits. Prior to obtaining necessary building and other related permits, lessees shall obtain written approval from the Department stating that the uses and plans for the lessee's building site have been approved by the Department as being in full compliance with this procedure. E. Special Requirements for Airline Maintenance Hangar Area. 1. Permitted Uses. Any use which involves the operation of a facility for the maintenance and overhaul of air carrier aircraft, engines, parts, accessories, and equipment. The sale of aviation services and the offering of any services, or repairs of any type to the general public shall be specifically prohibited. Permitted activities shall include, but not be limited to, the following: a. The loading and unloading of aircraft. b. The maintaining, storing, and servicing of aircraft, which shall include overhauling, rebuilding, repairing, inspecting and licensing, and the purchasing and selling of parts, equipment, and accessories. c. The right of sale, disposal, and exchange of aircraft, aircraft parts and accessories therefor, and aviation equipment of every description as incident to the conduct of maintaining and overhauling air carrier aircraft, but not as distributor or as a dealer of same. 6 APPENDIX A

d. The training of lessee's personnel but not members of the general public in any art, science, craft, or skill pertaining directly or indirectly to aircraft. e. The operation of offices and facilities incident to the conduct of lessee's business. 2. Building Site Requirements. a. On-line Maintenance Hangar: (1) Minimum Site Area . . . . . . . . . . . . . . . . . . . . . . . . 2 acres (2) Maximum Site Coverage . . . . . . . . . . . . . . . . . . . 30% (3) Minimum Landscaping Coverage . . . . . . . . . . . 5% b. Airline Maintenance Base: (1) Minimum Site Area . . . . . . . . . . . . . . . . . . . . . . . . 5 acres (2) Maximum Site Coverage . . . . . . . . . . . . . . . . . . . 30% (3) Minimum Landscaping Coverage . . . . . . . . . . . 5% 3. Setback Requirements. a. Front Setback Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25 ft. minimum b. Side Setback Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10 ft minimum on each side c. Rear Setback Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10 ft minimum 4. Other Requirements. Engine runups shall be confined to soundproof test cell blocks or equivalent mobile suppressors. F. Special Requirements for Cargo Mail Area. 1. Permitted Uses. Any use which involves the operation of a facility for the handling and storage of air cargo and mail shall include, but not be limited to, the following: a. The loading and unloading of aircraft. b. The receiving, delivering, dispatching, processing, handling and storing of air cargo, express, mail, and other property. 2. Building Site Requirements. a. Minimum Site Area . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 acre b. Maximum Site Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . 50% c. Minimum Landscaping Coverage . . . . . . . . . . . . . . . . . . . 5% 3. Setback Requirements. a. Front Setback Line . . . . . . . . . . . . . . . . . . . 2 5 ft. minimum b. Side Setback Line . . . . . . . . . . . . . . . . . . . .10 ft. minimum on each side c. Rear Setback Line . . . . . . . . . . . . . . . . . . . 10 ft. minimum 7 APPENDIX A

G. Special Requirements for Aviation Support Area. 1. Permitted Uses. Any use which involves the operation of a facility to support the authorized businesses and services of others holding valid leases, contracts, or permits in the terminal complex shall include, but not be limited to, the following: a. Inflight kitchens or catering services. b. Airport employee cafeteria. c. Offices and storage areas. d. Ground transportation maintenance and storage areas. e. Communications and meteorological facilities. f. Airline training schools. 2. Building Site Requirements. a. Minimum Site Area . . . . . . . . . . . . . . . . . . . . . . . . 1 acre b. Maximum Site Coverage . . . . . . . . . . . . . . . . . . . 50% c. Minimum Landscaping Coverage . . . . . . . . . . . 5% 3. Setback Requirements. a. Front Setback Line . . . . . . . . . . . . . . . . . . . . . . . . 15 ft minimum b. Side Setback Line . . . . . . . . . . . . . . . . . . . . . . . . 10 ft minimum on each side c. Rear Setback . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 ft minimum H. Special Requirements for General Aviation Commercial Fixed Base Operator Area. 1. Permitted Uses. Any business or service involving the sale of general aviation commercial services to the general public shall include, but not be limited to, the following as authorized in the lease from the Department to the lessee: a. Aircraft servicing, repair, maintenance and storage. b. Sales of new and used aircraft and aircraft parts, accessories, equipment, and materials at retail and wholesale prices. c. Storage and vending of aircraft fuels, lubricants, and propellants. d. Aerial photography, survey, and mapmaking services. e. Air taxi, ambulance, and sightseeing services. f. Nonscheduled, sightseeing, and charter services for the transportation of passengers, freight, cargo, and mail. g. Flight schools--unless the Department has prohibited flight school activity at the airport and has provided adequate alternate landing facilities for this activity. h. Offices, services, and retail activities complementary to the uses set forth above. 2. Building Site Requirements. a. Minimum Site Area . . . . . . . . . . . . . . . . . . . . . . . . . . 2 acres 8 APPENDIX A

b. Maximum Site Coverage . . . . . . . . . . . . . . . . . . . . . 30% c. Minimum Site Coverage . . . . . . . . . . . . . . . . . . . . . . 5% d. Minimum Improvements: (1) Aircraft shop and maintenance hangar . . . . . . . . . . 10,000 sq. ft. (2) Office administration building . . . . . . . . . . . . . . . . . . . .1,000 sq. ft. (3) Paved apron area with access to hangar . . . . . . . . 40,000 sq. ft. e. Minimum Landscaping Coverage . . . . . . . . . . . . . . 5% 3. Setback Requirements. a. Front Setback Line . . . . . . . . . . . . . . . . . . . . . . . . . . 25 ft. minimum b. Side Setback Line . . . . . . . . . . . . . . . . . . . . . . . . . . .10 ft. minimum on each side c. Rear Setback Line . . . . . . . . . . . . . . . . . . . . . . . . . . 10 ft. minimum I. Special Requirements for General Aviation Non-Commerical Area. 1. Permitted Uses. Any industrial, corporate, or business lessee that desires to hangar or accommodate one or more aircraft it owns or operates solely in connection with the internal conduct of its business for the transporting, not for hiring, of lessee's personnel, patrons, materials, and products shall be permitted to engage in certain activities including the following: a. The loading and unloading of aircraft. b. The maintaining, storing, and servicing of aircraft owned or operated and hangared by each such lessee on its building site by its own full-time employees. c. The right of sale, disposal, and exchange of aircraft and their parts and accessories and of aviation equipment as directly incident to the conduct of maintaining and overhauling aircraft owned or operated and hangared by the lessee, by not as a regular business activity, or as a distributor or as a dealer of same. d. The training of the lessee's personnel but not members of the general public in any art, science, craft, or skill pertaining directly or indirectly to aircraft owned or operated and hangared by the lessee. e. The operation of offices and facilities incidental to the operation of the lessee's business. 2. Prohibited Uses. No use of noncommercial general aviation areas shall be permitted which, in the opinion of the Department will directly or indirectly compete with, impair, or restrict commercial aviation activities in the commercial aviation areas defined in subsection 7.6.04 H above. 3. Building Site Requirements. a. Minimum Site Area . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30,000 sq. ft. b. Minimum Site Width . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100 ft. c. Maximum Site Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60% d. Minimum Landscaping Coverage . . . . . . . . . . . . . . . . . . . . 5% 4. Setback Requirements. 9 APPENDIX A

a. Front Setback Line . . . . . . . . . . . . . . . . . . . 25 ft. b. Side Setback Line . . . . . . . . . . . . . . . . . . . .10 ft. minimum on each side c. Rear Setback Line . . . . . . . . . . . . . . . . . . . 10 ft. minimum J. Special Requirements for Fuel Farm Area. 1. Permitted Uses. The maintenance and operation of bulk storage facilities for gasoline, oil, grease, lubricants, and other fuels necessary for the operation of aircraft. 2. Prohibited Uses. No use of the fuel farm area shall be permitted which in the opinion of the Department will directly or indirectly compete with, impair, and restrict general aviation commercial activities as defined in this procedure. No aviation fuel or propellant may be purchased, stored, sold, or handled in these areas except by an aviation fuel vendor or user authorized under written contract by the Department to provide such fueling service at the airport. The servicing of aircraft in this area shall be specifically excluded. 3. Building Site Requirements. a. Minimum Site Area . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 acres b. Minimum Landscaping Coverage . . . . . . . . . . . . . . . . . . . . . A minimum of two (2) feet inside the fencing abutting or facing a public right-of-way 4. Setback Requirements. As specified by the State Fire Marshall, or other governing agency. 5. Other Requirements. a. In addition to the requirements in this procedure, the installation of improvements in the fuel farm area shall be subject to the requirements of county, state and federal agencies. b. Each building site shall be completely enclosed by fences, with gate installed where necessary for access. Fences shall be installed on the lease boundary lines, except on the side of the building site that faces the common-use service road. The fence line shall be consistent with existing fencing, and its location shall be subject to the prior written approval of the Department. The design of fences and gates shall be subject to the written approval of the Department prior to installation. c. All ground areas not covered by fuel storage facilities, paving, or landscaping shall be covered only with gravel the installation and specification of which shall be subject to the written approval of the Department prior to installation. K. General Provisions. 1. Conformance of Existing Improvements. All existing buildings and improvements on the airport shall be exempt from the provisions of this procedure for the duration of their present leasehold terms; provided, however, that no changes, alterations, or extentions shall be made to any existing improvements except in accordance with this procedure. 2. Continuity of Procedure. a. This procedure shall apply to all development of airports operated by the Department. b. This procedure may be revised as required by the Department to retain flexibility to permit the adoption of new techniques, materials, criteria, etc. 3. Variances. a. The provisions of this procedure and any request for variances from them are to be 10 APPENDIX A interpreted, administered and enforced by the Director. b. Any tenant or prospective tenant may request a variance. c. Requests for variances shall be made in writing to the Director. d. The Director shall either approve or disapprove requests for variance within thirty days from filing. (1) If approved, the variance shall be issued immediately. (2) If disapproved, the Director shall provide a written statement setting forth the reasons for disapproval. 11 APPENDIX A

APPENDIX B - TIG APPENDIX B – TENANT IMPROVEMENT GUIDELINES May be reviewed and downloaded from the address below: http://hidot.hawaii.gov/airports/doing-business/other/tenant-improvement-guidelines

APPENDIX C

APPENDIX C

Airports Division Procedures Created 07/10/2003 Airports Division Department of Transportation State of Hawaii Procedure No. 4.9 MINIMUM STANDARDS FOR COMMERCIAL AERONAUTICAL ACTIVITIES AT PUBLIC AIRPORTS Approved by Owen Miyamoto Effective Date: 05/03/1990 4.9.01 PURPOSE The purpose of this procedure is to establish minimum standards for conducting commercial aeronautical activities at public airports. 4.9.02 POLICY It is the policy of the Airports Division to: A. Require all commercial aeronautical activities to be conducted in accordance with the terms and conditions of a lease that includes the minimum standards established by this procedure. B. Operate airports and their facilities for the benefit of the public. C. Make airports available for commercial aeronautical activities on a fair and reasonable basis without unjust discrimination as long as the activities are conducted in a safe, legal and responsible manner consistent with applicable federal, state and county laws, rules and regulations. 4.9.03 APPLICABILITY This procedure shall apply to commercial aviation operators, Districts and Property Management Staff. Air carriers are exempt from this procedure. 4.9.04 PROCEDURES A. Definitions Unless the context clearly indicates otherwise, as used in this procedure: 1. "Air carrier" means a scheduled air carrier which is a lessee of the department under an airport-airline lease. 2. "Aeronautical activity" means any activity which involves, makes possible or is required for the operations of aircraft, or which contributes to or is required for the safety of such operations. a. The following are examples of aeronautical activities: (1) Pilot training (2) Aircraft rental and sightseeing (3) Aerial photography (4) Crop dusting (5) Aerial surveying (6) Aircraft sales and services (7) Sale of aviation petroleum products (8) Repair and maintenance of aircraft (9) Sale of aircraft parts. b. The following examples are not considered to be aeronautical activities: 1 APPENDIX D

(1) Ground transportation (taxis, car rentals) (2) Restaurants (3) Barber shops (4) Auto parking lots. 3. "Airport" means an area of land or water which is used or intended to be used for aircraft landing and takeoff, including facilities on it. (As used in this procedure, the term "airport" refers to public airports owned or operated by the State of Hawaii). 4. "Commercial aeronautical activity" means an aeronautical activity conducted for the purpose of securing earnings, income, compensation or profit. 5. Commercial aviation operator" means a person engaging in a commercial aeronautical activity at an airport. 6. "Department" means the State Department of Transportation. 7. "Lease" means a written agreement which conveys real property from the department to a commercial aviation operator, for a specified term and for a specified rent. (As used in this procedure, the term "lease" also includes other written agreements such as permits). 8. "Minimum standards" means the qualifications established by the department as the minimum requirements to be met as a condition for the right to conduct commercial aeronautical activities at airports. 9. "Person" means any individual, firm, partnership, corporation, trust, association, company, joint venture, or any other legal entity. I0. "State" means the State of Hawaii. B. Commercial Aviation Operator 1. The services provided by commercial aviation operators (hereinafter referred to as "operator") at airports include, but are not limited to, the following: a. Aircraft line services: (1) Fueling, lubricating and miscellaneous service (2) Ramp parking and tie down (3) Crew and passenger lounge facilities (4) Public restrooms, telephone and automobile parking (5) Loading, unloading and towing (6) Hangar storage (7) Cargo handling, receiving and storage facilities; and (8) Flight kitchens. b. Flight instruction and training. c. General aircraft airframe and engine repair, maintenance and overhaul (may also include sale of aircraft parts). d. New and used aircraft sales or rental. e. Specialized aircraft flying services. f. Specialized commercial flying services. 2. The department reserves the right to restrict any operator activitiy which is not in the best interest of the airport. 3. If written permission is obtained from the department, a prospective operator may become a tenant of an operator under a sublease arrangement approved by the department. 2 APPENDIX D

C. Prequalification Requirements The prospective operator shall submit, in written form, to the department, at the time of his application, the following information and, thereafter, such additional information as may be requested by the department. 1. Intended Scope of Activities As a prerequisite to the granting of a lease for operating at the airport, the prospective operator shall submit a detailed description of the scope of the intended operation, and the means and methods to be employed to accomplish the contemplated operating standards and requirements, in order to provide high-quality service to the aviation and general public at the airport, including, but not limited to, the following: a. The name, address and telephone number of the applicant. b. The requested or proposed date for commencement of the activity and the term of conducting, the same. c. The services to be offered. d. The amount, size and location of land to be leased. e. The size and position of the building space to be constructed or leased. f. The number of aircraft to be provided (as applicable). g. The number of persons to be employed (including the names and qualifications of each person). h. The hours of proposed operation. i. The type of insurance coverages to be maintained. 2. Financial Responsibility and Capability The prospective operator must provide a statement, satisfactory to the department, in evidence of his financial responsibility, from an area bank or trust company or from such other source that may be acceptable to the department and readily verified through normal banking channels. The prospective operator must also demonstrate financial capability to initiate operations and for the construction of improvements and appurtenances that may be required commensurate with the concept of the proposed operation, and shall also indicate his ability to provide working capital to start and maintain the contemplated operations. 3. Experience The prospective operator shall furnish the department with a verifiable statement of his past experience in the specified aviation services to be supplied by him on the airport, together with an operating plan detailing how he will provide the specified services. 4. Bond The prospective operator shall post a performance bond in the amount equal to the annual rental established and agreed upon, for conducting the services to be provided. Cash may be posted in lieu of performance bond. D. Lease Requirements Prior to the commencement of operations, the prospective operator shall be required to enter into a lease with the department. The lease will recite the terms and conditions under which he will operate his business on the airport, including, but not limited to, the following: the term of the lease; fees and charges; the rights, privileges and obligations of the respective parties; and other relevant covenants. It should be understood, 3 APPENDIX D therefore, that neither the conditions therein contained nor those set forth in these minimum standards and requirements represent a complete recitation of the provisions to be included in the lease. Such contract provisions, however, will neither change nor modify the minimum standards and requirements, not be inconsistent therewith. 1. Rates and Charges Minimum rental rates shall be established by the department and approved by the state Board of Land and Natural Resources. 2. Site Development Standards All improvements to airport property by the lessee shall be accomplished in accordance with Airports Division Procedure No. 7.6 "Development Standards for Leased Airport Property" (hereinafter referred to as "Procedure No. 7.6"). 3. Personnel a. The operator shall have in his employ, and on duty during operating hours, trained personnel in such numbers as are required to meet the minimum standards and requirements set forth, in an efficient manner, for each commercial aeronautical activity being performed. The operator shall also provide a responsible person in the office to supervise the operations in authority to represent and act for and on behalf of, the operator during all business hours. b. All personnel hereinafter required to hold Federal Aviation Administration (FAA) certificates and rating shall maintain such certificates and ratings. 4. Maintenance a. The department shall have responsibility for : (1) Maintenance of pavement constructed by the department outside the leased area. (2) Utility line maintenance outside the operator's leased area. b. The operator shall be responsible for: (1) Maintenance of pavement constructed by the operator. (2) Maintenance of the operator's building and utility costs. (3) Removal of the operator's trash (4) Grass mowing and landscape maintenance within the operator's leased area. 5. Insurance a. The operator shall have all the types of insurance (with the specified minimum liability limits) set forth below that apply to the commercial aeronautical activity or activities conducted by the operator. (1) Aircraft liability (a) Bodily injury (i) $100,000 each person (ii) $300,000 each accident (b) Passenger liability (each passenger, each accident): $300,000 4 APPENDIX D

(c) Property damage (each accident): $100,000 (2) Comprehensive general liability (a) Bodily injury (i) $100,000 each person (ii) $500,000 each accident (b) Property damage (each accident): $250,000 (3) Hangar keeper's liability (each accident): $500,000. (4) Student and renter's liability (each accident).: $300,000. (5) Comprehensive automobile liability (each accident) Bodily injury and property damage (a) $5,000,000 at Honolulu International Airport. (b) $1,000,000 at other airports. (6) Worker's compensation as required by applicable law and employer's liability of $10,000. b. All insurance which the operator is required to carry and keep in force shall include the state as additional-named insured. The operator shall furnish evidence of his compliance with this requirement to the department with proper certification that such insurance is in force and will furnish additional certification as evidence of changes in insurance not less than thirty days prior to any such change. The applicable insurance coverages shall be in force during the period of any construction of the operator's facilities and/or prior to his entry upon the airport for the conduct of his business. c. The operator shall also furnish evidence of his compliance with Hawaii Revised Statutes with respect to Worker's Compensation and Unemployment Insurance as applicable. d. The operator shall also at his expense procure .and maintain such fire, extended coverage, vandalism and malicious mischief insurance upon the leasehold improvements, trade fixtures, equipment, furniture and furnishings of the operator in or on the premises as would be procured and maintained by a reasonable and prudent owner thereof. e. The operator shall furnish to the department upon the commencement of the lease and prior to occupancy of the premises, a certificate showing said insurance policies being issued to the operator and to be then in force, and shall furnish a like certificate upon each renewal thereof. f. Any of the indemnity or casualty insurance coverages provided for herein may include provision for a deductible amount of $1,000 per loss or such higher deductible amount as may be agreed upon, in writing, by the department and the operator. g. Any operator who is self-insured shall furnish evidence of such self-insurance from the state Department of Commerce and Consumer Affairs, Insurance Division and shall hold the department and assigns harmless in the event of any claims or litigation arising out of its operation on the airport. 6. Motor Vehicles on the Airport The operator will control to a reasonable extent the transportation of pilots and passengers of transient aircraft (using operator's facilities and services and in the conduct of the operator's 5 APPENDIX D business) to and from the operator's office to the operator's aircraft apron tie-down areas. The operator performing this service with motor vehicles driven on the Airport Operations Area shall do so only in strict accordance with applicable Hawaii Administrative Rules, Airports Division procedures, and federal, state and county laws, ordinances, codes, or other similar regulatory measures now in existence or as may be hereinafter modified or amended. The operator shall procure and maintain, for any motor vehicle operated on his leased airport property, all required insurance. 7. General Lease Clauses No operator may conduct any commercial activity on the airport without a fully executed lease. All lease agreements shall contain the following assurances: a. Non-discrimination The lessee, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree (in the case of deeds and leases add "as a covenant running with the land") to operate the premises leased for the benefit of the public, and: (1) No person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities. (2) That in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination. (3) That the lessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, "Nondiscrimination in Federally assisted programs of the Department of Transportation--Effectuation of Title VI of the Civil Rights Act of 1964", as said Regulations may be amended. (4) That said service will be furnished on a fair, equal, and not unjustly discriminatory basis to all users thereof. (5) That fair, reasonable, and not unjustly discriminatory prices for each unit or service will be charged; provided, that the contractor may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers. b. Quality of Service The lessee shall provide airport patrons safe, responsible and adequate service in a prompt and courteous manner. c. Aircraft service by owner or operator or aircraft. It is clearly understood and agreed by the lessee that no right or privilege has been granted which wou!d operate to prevent any person, firm or corporation operating aircraft on the airport from performing any services on its own aircraft with its own regular employees (including, but not limited to, maintenance and repair) that it may choose to perform. d. Non-exclusive rights. It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right. 6 APPENDIX D

e. Subordination. The lease shall be subordinate to the provisions of any existing or future agreement between the lessor and the United States, relative to the operation or maintenance of the airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the airport. This subordination includes, but is not limited to, the right of the lessor, during times of war or national emergency, to lease the landing area, or any part thereof, to the United States Government for military or naval use, and if any such lease is executed, the provisions of this instrument, insofar as they are inconsistent with the provisions of the lease to the Government, shall be suspended. f. Airport obstructions. (1) The lessor reserves the right to take any action it considers necessary to protect the aerial approaches of the airport against obstructions, together with the right to prevent the lessee from erecting or permitting to be erected, any building or other structure on or adjacent to the airport which, in the opinion of the lessor, would limit the usefulness of the airport or constitute a hazard to aircraft. (2) The lessee shall, upon approval by the lessor and prior to any construction of any nature within the boundaries of the airport, prepare and submit to the appropriate office of the Federal Aviation Administration, one executed set (four copies) of FAA Form 7460-1, "Notice of Proposed Construction or Alteration", as required by Federal Aviation Regulation Part 77. This notice must be submitted at least thirty days prior to the date of the proposed construction or the date that an application for a construction permit is filed, whichever is earlier. A copy will be supplied to the Airports Administrator, State of Hawaii, Department of Transportation, Airports Division, Honolulu International Airport, Honolulu, Hawaii 96819. g. Lessor's rights (1) The lessor reserves the right, but shall not be obligated to the lessee, to maintain and keep in repair the landing area of the airport and all publicly-owned facilities of the airport, together with the right to direct and control all activities of the lessee in this regard. (2) In the event of breach of any of the above nondiscrimination convenants, the lessor shall have the right to terminate the lease and to re-enter and repossess said land and the facilities thereon, and hold the same as if said lease had never been made or issued. (3) The lessor reserves the right to further develop or improve the landing area of the airport as it sees fit, and without unreasonable interference or hindrance. If the physical development of the airport requires the relocation of lessee-owned facilities, the lessor agrees to provide a comparable location without any unreasonable interruption to the lessee's activities, and agrees to relocate all lessee-owned buildings or provide similar facilities for the lessee at no cost to the operator. h. Compliance with laws, etc. The lessee shall at all times comply with the applicable Hawaii Administrative Rules, Airports Division Procedures, and federal state, and county laws, ordinances, codes, and other regulatory measures now in existence or, as may be hereafter modified or amended, applicable to the specific type of operation contemplated by him. The lessee shall procure and maintain during the term of the agreement all licenses, permits, and other similar authorizations required for the conduct of his business operations. i. Idemnity 7 APPENDIX D

The lessee shall hold the State, the Airports District Manager and all other airport personnel, and the officers, agents and employees of the lessor harmless from any and all suits, claims, demands, actions, and/or causes of action of any kind or nature in any way arising out of, or resulting from his tenancy and activities, and shall pay all expenses in defending any claims against the State and the lessor. j. Right of entry The lessor may enter upon the premises leased to the lessee at any reasonable time, and for any purpose necessary, incidental to, or connected with, the performance of the lessee's obligations under the agreement or in the exercise of its legitimate functions. k. No-sham affidavit All terms and conditions with respect to the lease are expressly contained herein, and the lessee agrees that no representative or agent of the lessor has made any representation or promise with respect to this lease not expressly contained herein. l. Termination Upon the expiration or other termination of any agreement, the lessee's rights to the premises, facilities, other rights, licensed services and privileges granted in the agreement shall cease, and the lessor shall, upon such expiration or termination, immediately and peacefully surrender such. m. Assignment All covenants, stipulations and provisions in the agreement to be entered into shall extend to and bind the legal representatives, successors and assigns. 8. Subleases No lessee shall be afforded the right to sublease or assign an agreement or any portion thereof, between himself and the lessor except upon the express written permission of the lesssor. Regarding this permission, the overriding concern of the lessor shall be that the commercial aeronautical activities performed by the lessee, seeking the permission to assign his agreement, will not conceivably be interrupted, abrogated, compromised or diminished in order that good quality services be maintained in the public interest. 9. Airport Security The lessee shall be responsible for maintaining security of the Airport Operations Area by controlling access through the leased premises where such access would allow entry to the AOA. The lessee shall comply with all applicable provisions of the Federal Aviation Regulations and Hawaii Administrative Rules concerning airport security. 10. Disposal of Waste The lessee shall provide for the adequate and sanitary handling and disposal, away from the airport of his trash, waste and other materials, including but not limited to used oil, solvents and other waste. The stacking or storage of crates, boxes, barrels, pallets and other materials, equipment or vehicles, shall not be permitted within the leased premises. Aircraft washing shall be permitted only at locations designated by the department. E. Commercial Aviation Operator Guidelines The following guidelines are for determining the minimum level of services that shall be provided by operators holding a lease with the department. 1. Aircraft line services a. Fueling and lubricating oil sales and service: 8 APPENDIX D

(1) The operator shall demonstrate, to the satisfaction of the department, that satisfactory arrangements or agreements have been made, with a reputable aviation fuel and lubricant distributor who will provide the operator with an enforceable agreement to purchase fuel and oil in such quantities as are necessary to meet the requirements set forth herein. (a) The operator shall: (i) Provide a minimum-sized facility which as suitable space and a convenient location and which meets the applicable standards and requirements specified in Procedure No. 7.6. (ii) Provide fueling and lubricating sale, and into-plane delivery of aviation fuels, lubricants, and other related petroleum products seven days a week. (iii) Maintain an adequate inventory of generally accepted grades of aviation fuel, engine oil and lubricants. (iv) Provide a mobile fuel dispensing equipment with reliable metering devices which are subject to inspection by the State Department of Agriculture, Measurement Standards Division. (v) Be capable of servicing in an efficient and safe manner all types of general aviation aircraft. (b) The operator shall have metered filter-equipped dispensers, fixed or mobile, for dispensing aviation fuel from storage tanks having a minimum capacity of 2,000 gallons each. Mobile dispensing trucks shall have a total of 300 gallons capacity for each grade or type of fuel. Separate dispensing pumps for each grade or type of fuel are required. (c) In conducting refueling operations, the operator shall install and use adequate electrical grounding facilities at fueling locations to eliminate the hazards of static electricity and shall provide approved types of fire extinguishers or other equipment commensurate with the hazard involved with fueling, defueling, and servicing aircraft. All operator fueling services and systems shall be subject to inspection for fire and other hazards by the Airports District Manager and the appropriate state and local fire agencies. The operator shall meet all applicable fire codes and federal, state, and local laws, statutes, ordinances, rules and regulations pertaining to fire safety. All stationary fuel storage tanks shall be installed underground. (d) Only non-contaminated fuel shall be pumped into the aircraft serviced. Fuel delivered shall be free of microscopic organisms, water or other contaminants. Quality control of the fuel is the responsibility of the operator. The operator shall maintain current fuel reports on file and available for auditing at any time by the department or the Federal Aviation Administration. Fueling service by the operator shall be in full compliance with good safety practices, including proper fire protection and electrical grounding of aircraft during fueling operations. (2) The operator shall provide for servicing of aircraft, such as cleaning of the interior and exterior of aircraft, repairing and inflating aircraft tires, servicing oleo struts, changing engine oil, washing aircraft and aircraft windows and recharging or energizing discharged aircraft batteries and starters. b. Ramp parking and tie-down: operator ramp assistance, including the parking, tie-down and storage of only functioning aircraft within the operator's leased area. 9 APPENDIX D

(1) Adequate tie-down facilities and equipment, including ropes, or other types of restraining devices and wheel chocks for a minimum of 10 typical aircraft will be provided. (2) The operator shall provide properly trained line personnel on duty during daylight hours of every calendar day. (3) Equipment for starting and towing aircraft and fire extinguishers shall be provided by the operator. c. Crew and passenger lounge facilities: conveniently located, lounge, or waiting rooms, for passengers and crews shall be provided. d. Public restrooms and a telephone: restrooms will be conveniently located, and ventilated and accessible to the passengers and crews, and will be maintained in a clean and sanitary manner. At least one working telephone will be provided for public use. e. Loading, unloading and towing: the operator shall provide adequate loading, unloading and towing equipment to safely and efficiently move aircraft and store them in times of all reasonably expected weather conditions. f. Hangar storage: the operator shall provide, or lease from the department, suitable hard-surfaced hangar storage facilities. 2. Flight instruction and training A flight training operator is a person engaged in instructing student pilots in dual and solo flight training, in fixed and/or rotary wing aircraft, and provides such related ground school instruction as is necessary preparatory to taking a written examination and flight check ride; services and facilities which shall be provided include: a. A minimum-sized facility which has sufficient classroom space to adequately conduct flight instruction and training, and which meets the applicable standards and requirements specified in Procedure No. 7.6. b. At least one FAA certified flight instructor to instruct student pilots in dual and solo flight in fixed and/or rotary wing aircraft. c. Such related ground school instruction as is necessary, preparatory to a student taking a written examination and flight check ride for a private pilot's license or appropriate rating from the FAA. d. The ability for such training to meet the continuing requirements for certification by the FAA to conduct such training in a manner that meets all Federal Aviation Regulations, and amendments thereto, for basic ground schools and for primary flying school. e. The flight training operator shall have on a full-time basis, currently FAA certified pilots and instructors in sufficient numbers (never less than one) to meet the demands of the number of students expected to be engaged in such flight training. An operator must be able to satisfactorily demonstrate that he has had experience in flight training. f. The operator shall own or have on lease, in writing, at least one certified aircraft equipped for flight instruction. g. Adequate facilities for storing, parking, servicing and repairing the aircraft in flight training. 3. General aircraft airframe and engine repair, maintenance and overhaul An aircraft airframe and engine maintenance and repair operator is a person engaged in a business capable of providing one or a combination of FAA approved airframe, power plant and accessory overhaul and repair services on general aviation aircraft; the operation must be an FAA certified repair station meeting the requirements of Federal Aviation Regulations Part 145. This 10 APPENDIX D

category of commercial aeronautical activities may also include the sale of aircraft parts and accessories. Activities which shall be provided include: a. A facility that meets the applicable standards and requirements specified in Procedure No. 7.6. b. Sufficient hangar space to house any aircraft upon which airframe or engine repairs are being performed. c. Suitable inside and outside storage space for aircraft before and after repair and maintenance have been accomplished. d. Adequate shop space to house the equipment and adequate equipment and machine tools, jacks, lifts and testing equipment to perform overhauls as required for FAA certification and repair of parts not needing replacement on general aviation aircraft. e. At least one FAA certified airframe and power plant mechanic available during eight hours of the day, five days per week; all mechanics shall be certified in accordance with Federal Aviation Regulations Part 65. 4. New and used aircraft sales or rental An aircraft sales operator is a person engaged in the sale of new and/or used aircraft through franchises, or licenses dealership or distributorship (either on a retail or wholesale basis) of an aircraft manufacturer or otherwise; and provides such repair, services, and parts as necessary to meet any guarantee or warranty on new and/or used aircraft sold or rented by him. Services and facilities which shall be provided include: a. Suitable sales and office facilities for conducting sale and rental activities; these and other required facilities must meet the applicable standards and requirements specified in Procedure No. 7.6. b. Hangar storage space for at least one aircraft to be used for sales or rentals. c. For rental, at least on airworthy aircraft properly maintained and certificated. d. For sales activity of a new aircraft, a sales or distributorship franchise from a recognized aircraft manufacturer of new aircraft and at least one demonstrator model of such aircraft. e. Adequate facilities for servicing and repairing the aircraft. f. An FAA certified pilot capable of demonstrating new aircraft for sale or for checking out other pilots in rental aircraft. He shall be available for eight hours during the working day. g. The minimum stock of readily expendable spare parts, or adequate arrangements for securing spare parts required for the type of aircraft and models sold. h. Current up-to-date specifications and price lists for types and models of new aircraft sold. i.. Proper checklists and operating manuals on all aircraft rented and aircraft sold. 5. Specialized aircraft repair service A specialized aircraft repair services operator is a person engaged in a business capable of providing a shop, or a combination of FAA certificated shops for the repair of aircraft radios, propellers, instuments, and accessories for general aviation aircraft. This category shall include the sale of new and/or used aircraft radios, propellers, instruments and accessories, and the painting of aircraft but such are not exclusive rights. 6. Specialized commercial flying services 11 APPENDIX D

a. A specialized commercial flying services operator is a person engaged in air transportation for hire for the purpose of providing the use of aircraft for the activities listed below: (1) Nonstop sightseeing flights that begin and end at the same airport within a 25-mile radius of the airport. (2) Crop-dusting, seeding, spraying, bird chasing, fish spotting, etc. (3) Aerial photography or survey. (4) Fire fighting. (5) Power line or pipeline patrol. (6) Any other operations specifically excluded from Part 135 of the Federal Aviation Regulations. b. In the case of crop-dusting or aerial application, the operator shall demonstrate that he will make suitable arrangements to have such space available in his leased area for safe loading and unloading and storage and contaminant of noxious chemical materials. The operator shall provide a paged area having a single drainage outlet for all aircraft loading or unloading. This area must be built and operated in full compliance with the Environmental Protection Agency regulations governing such activities. The operator shall also provide for the safe storage and contaminant of all chemical materials. Such facilities will be in a location on the airport which will provide the greatest safeguard to the public. Aircraft washing and spray tank flushing must be accomplished on a 50' x 50' washdown pad which drains into a 25' x 30' PVC lined evaporation pond located no closer than 450' from the nearest well with no overflow into drainage ditches. The pond will be fenced with a man-proof fence. Tank service water hydrants will be equipped with a check valve to prevent possible "back-siphonage." F. Responsibilities 1. The Districts shall be responsible for: a. Receiving, reviewing and processing applications for leases. b. Negotiating leases with assistance from AIR-PM. c. Ensuring operators are in compliance with terms and conditions of their leases. 2. The Property Management (AIR-PM) staff shall be responsible for preparing and processing lease documents in accordance with the provisions of this procedure and other applicable Airports Division procedures. 12 APPENDIX D

ANNEX I-1 DEPARTMENT OF TRANSPORTATION ASSIGNMENT OF LEASE AND PREMIUM EVALUATION POLICY ANNEX I Reference Chapter 171-36(a)(5), Hawaii Revised Statutes (HRS) g133No lease shall be transferable or assignable, except by devise, bequest, or intestate succession; provided that with the approval of the board of land and natural resources, the assignment and transfer of a lease or unit thereof may be made in accordance with industry standards, as determined by the board; provided further that prior to the approval of any assignment of lease, the board shall have the right to review and approve the consideration to be paid by the assignee and may condition its consent to the assignment of the lease on payment by the lessee of a premium based on the amount by which the consideration for the assignment, whether by cash, credit, or otherwise, exceeds the depreciated cost of improvements and trade fixtures being transferred to the assignee; provided further that with respect to state agricultural leases, in the event of foreclosure or sale, the premium, if any, shall be assessed only after the encumbrances of record and any other advances made by the holder of a security interest are paid;g133 Prior Approval Any assignment of lease of Department of Transportation (DOT) property must have the prior written approval of DOT. Prior to giving its consent to an assignment, DOT must receive (i) the name, legal composition and address of any proposed assignee, (ii) a complete copy of the proposed assignment and purchase agreement, including the total consideration to be paid by the assignee for the assignment whether by cash, credit or otherwise, and (iii) the best available financial statements of the proposed assignee or any other such statements acceptable to the appropriate division, which statements shall be no older than one year prior to the date of the purchase agreement and audited or certified as correct by a financial officer of the proposed assignee. A consent to assignment by DOT shall not release the lessee (assignor) of any obligation to performed by the lessee or liability for acts or occurrences related to or resulting from the lessee’s use or occupancy of the DOT property whether occurring before or after such consent unless the particular division is convinced that the assignee’s financial responsibility is equal to or greater than the assignor. No assignment of lease of DOT property shall be entered into until the Attorney General’s Office (LEG) has first reviewed the proposed assignment and purchase agreement and the Director of Transportation (DIR) and the Board of Land and Natural Resources (Land Board) have given their approval. Such an assignment shall be entertained only if it meets one of the criteria set forth in Section 171-36(a)(5), HRS, except that the prerequisite stated in Section 171-36(a)(5)(A), HRS, shall be inapplicable to any DOT property. Qualifications of Assignee If qualification was required of a lessee as a pre-condition of the lease, the prospective assignee must also be qualified to assume the lease. If a qualification questionnaire was required to be submitted by a lessee or concessionaire as a precondition of the lease or concession contract, the assignor shall submit a qualification questionnaire filled out by the prospective assignee in order that the appropriate division can evaluate whether the assignee has the required experience and background to assume the lease or concession contract. APPENDIX E

ANNEX I-2 Consideration to be Paid Prior to review by LEG and approval by DIR and the Land Board, the lessee (assignor) must present the appropriate division with a written copy of the proposed purchase which includes the total consideration to be paid by the assignee whether by cash, credit or otherwise and any other cost data that the particular division may require. Adjustment of Rental In those leases wherein the DOT has the right to revise the rent of the demised premises upon an assignment, the lessee (assignor) shall also be required to present its cost data so that the appropriate division may review and analyze that information to determine whether the rent for the premises should be increased. The analysis shall accompany the request for review by LEG and the Land Board submittal. Payment to DOT All leases shall have an assignment clause that provides that the DOT shall receive from the lessee (assignor) a premium based on the amount by which the net consideration paid for the assignment, whether by cash, credit or otherwise exceeds the adjusted depreciated cost of improvements, renovations and trade fixtures being transferred to the assignee. The Engineering News-Record Construction Cost Index (CCI) (available at www.enr.com) and the Consumer Price Index for All Urban Consumers (CPI-U) (available at ttp://stats.bls.gov/cpihome.htm) will be applied to determine the adjusted depreciated costs. The value of the lessee’s/assignor’s inventory of merchandise should be deducted from the gross consideration paid to determine the net consideration. Intangibles such as goodwill, business name recognition, etc., are not deductible. (See Schedule A.) To encourage long-term occupancy and discourage speculation, the premium for an assignment of a lease issued or awarded under Chapter 102 or 171, HRS, shall be the percentage of the excess payment (the selling price less the unamortized purchase price less the adjusted depreciated cost of all improvements, renovations and trade fixtures constructed or installed by the assignor) determined under Schedule A hereto, unless otherwise specifically provided in the lease, in accordance with the following schedule: Years Percentage 1 – 5 50% 6 – 10 45% 11 – 15 40% 16 – 20 35% 21 – 25 30% 26 – 30 25% 31 – 35 20% 36 – 40 15% 41 – 45 10% 46 – 50 5% 51 – 55 0% The premium on subsequent assignments shall also be the percentage of the excess payment in accordance with the above schedule. For the purposes of the foregoing formula, the unamortized purchase price on subsequent assignments is the purchase price paid by the assignor when the lease was assigned to assignor less amortization on a straight line basis over the term of the lease remaining at the time of the assignment to assignor. APPENDIX E

ANNEX I-3 In addition to other remedies available to DOT under the lease, including, without limitation, the payment to DOT of the amount of the performance bond posted by lessee, DOT may, if the lessee has not performed lease covenants to improve or use the property for its specific uses, impose a surcharge of at least ten percent (10%) of the greater of the minimum guaranteed annual rental or the percentage rental for the year in which the lessee fails to so perform, provided the minimum guaranteed annual rental shall be no less than the minimum guaranteed annual rental for the second year of the lease term. The lessee may also be required to pay an amount equal to the minimum guaranteed annual rental for the second year of the lease term. Depreciation of improvements, renovations and trade fixtures will be determined on a straight line basis. The whole term of improvements or renovations shall be defined as the period beginning with the date the construction of the improvements or renovations are completed until the termination date of the lease. Depreciation of trade fixtures will be determined in the same manner and shall be based upon the anticipated life of the trade fixture. (See Schedules B and C) All lessees shall be required to furnish the appropriate divisions with the actual costs of construction of all improvements and renovations within thirty (30) days after their completion as well as the purchase price and other costs of all fixtures acquired for the lessee’s operations on, related to or connected with the premises, within thirty (30) days after such costs are incurred. Lessees shall be required to furnish evidence satisfactory to the divisions of the actual costs including, without limitation, furnishing copies of construction contracts, receipts and/or purchase agreements. Lessees shall also be required to furnish the appropriate division with an inventory of all equipment and personal property placed on the premises. The appropriate division shall maintain records of all costs incurred by the lessee for construction of improvements and renovations as well as installation of trade fixtures, equipment and personal property submitted by the lessee and shall include with said records, a copy of the Engineering News- Record Construction Cost Index (CCI) and Consumer Price Index for All Urban Consumers (CPI-U), as published by the U.S. Department of Labor’s Bureau of Labor Statistics, for the year and month that construction and/or installation are completed. In cases where the lessee has constructed or directed the construction of its own improvements, the lessee may be given the option of paying for an appraiser to determine the valuation of the improvements constructed, provided that the .appraiser shall be selected by DOT. If the lessee is a partnership, limited liability partnership, joint venture, limited liability company or corporation, the sale or transfer of twenty percent (20%) (or a percentage of less than twenty percent (20%) if such percentage represents a controlling interest in the lessee) or more of ownership interest or stocks by dissolution, merger or any other means must be reported to DOT and shall be deemed an assignment subject to the payment of a premium in accordance with the above schedule. However, transfers will not include (i) transfers of ownership among the lessee’s shareholders when such transfers involve less than fifty percent (50%) of the ownership interest or (ii) transfers of ownership to persons who are not shareholders of the lessee at the time of the transfer, but who become both shareholders and employees of the lessee, and the transfer is of less than fifty percent (50%) of the ownership interest. Qualifying Leases All leases entered into after July 1, 2004 are subject to the payment of a premium percentage in accordance with the above schedule. The above policy does not apply to leases entered into between May 24, 1989 and June 30, 2004 unless consideration is paid by the lessee to amend the lease to incorporate the above policy. The terms of any existing lease that has been let through public auction cannot be amended. For all leases entered into or assigned prior to May 24, 1989, the assessment of an assignment premium shall only apply to those leases wherein it has been determined by the Office of the Attorney General that the assessment of the assignment premium is applicable. APPENDIX E

ANNEX I-4 SCHEDULE A. Assignment of Lease Calculations 1. Subtract the amount, if any, attributable to inventory from the gross consideration for the assignment to obtain the net consideration. 2. Calculate the Adjusted Depreciated Cost of Improvements and Renovations (see Schedule B). 3. Calculate the Adjusted Depreciated Cost of Trade Fixtures (see Schedule C). 4. Determine the amount, if any, by which the net consideration for the assignment, whether by cash, credit, or otherwise, exceeds the adjusted depreciated cost of improvements, renovations and trade fixtures being transferred to the assignee by subtracting the amounts derived in Steps 2 and 3 above from the net consideration. 5. Then multiply the excess amount, if any, determined in Step 4 above, by the appropriate premium percentage. 6. The result is the premium due DOT. Example A lease is being assigned 57 months after completion of the improvements at a gross consideration of $650,000, $50,000 of which is attributable to inventory. The initial cost of the improvements was $500,000 while the current year/month CCI and base year/month CCI are 121.1 and 102.3, respectively. The whole term for the improvements is 408 months. For the trade fixtures, the initial cost was $1,510 with the current year/month CPI-U and base year/month CPI-U being 118.1 and 104.6, respectively. The total life expectancy is 96 months. 1. Gross Consideration: $650,000 Inventory: $ 50,000 Net Consideration: $600,000 2. Adj Cost Imp/Ren: $591,887 Depreciation: - 82,690 Adj Dep Cost Imp/Ren: (509,197) 3. Adj Cost Trade Fixtures: 1,705 Depreciation: - 1,012 Adj Dep Cost Trade Fixtures: (693) 4. Excess: $ 90,100 5. Appropriate Premium Percentage: x (e.g.) 50% 6. Premium Due DOT: $ 45,055 APPENDIX E

ANNEX I-5 SCHEDULE B. Adjusted Depreciated Cost of Improvements and Renovations 1. Adjusted Cost of Improvements and Renovations Multiply the actual cost of the improvements and renovations, if any, by the most recent year/month Engineering News-Record Construction Cost Index (CCI) and divide the result by the CCI of the year/month construction was completed (base year/month) to get the adjusted cost of improvements and renovations. 2. Depreciation Determine the depreciation percentage on a straight-line basis by dividing the expired term of the improvements and renovations by the whole term of the improvements and renovations, the whole term being the period beginning on the date the improvements and renovations are completed until the expiration date of the lease. Multiply the adjusted cost of the improvements and renovations by the depreciation percentage to determine the depreciation. 3. Adjusted Depreciated Cost of Improvements and Renovations Subtract the depreciation from the adjusted cost of improvements and renovations. The balance is the adjusted depreciated cost of improvements and renovations. Example $500,000 121.1 102.3 57 mos. Actual cost: CCI (most recent): CCI (base): Expired term: Whole term: 408 mos. 1. Adjusted Cost of Improvements and Renovations: Actual Cost x CCI (most recent) / CCI (base) $500,000 x 121.1/102.3 = $591,887 2. Depreciation: $591,887/408 mos. x 57 mos. = $82,690 3. Adjusted Depreciated Cost of Improvements and Renovations: $591,887 - $82,690 = $509,197 APPENDIX E

SCHEDULE C. Adjusted Depreciated Cost of Trade Fixtures

1. Adjusted Cost of Trade Fixture

   Multiply the actual cost of the trade fixture by the most recent year/month Consumer Price Index for All Urban Consumers (CPI-U)* and divide the result by the CPI-U of the year/month in which the purchase was made (base year/month).

2. Depreciation

   Determine the depreciation percentage on a straight-line basis by dividing the expired term of the trade fixture by its anticipated life. Multiply the adjusted cost of the trade fixture by the depreciation percentage to determine the depreciation.

3. Adjusted Depreciation Cost of Trade Fixtures

   Subtract the depreciation from the adjusted cost of the trade fixture. The balance is the adjusted depreciated cost of the trade fixture.

   *As published by the U.S. Department of Labor, Bureau of Labor Statistics

Example

	Refrigerator	
	Actual cost:	$1510
	CPI (most recent):	118.1
	CPI (base):	104.6
	expired term:	*57* mos.
	Whole term: (Anticipated life)	*96* mos.

1. Adjusted Cost of Trade Fixture:

   Actual Cost x CPI-U (most recent) / CPI-U (base)

   $1510 x 118.1/104.6 = $1705

2. Depreciation:

   $1705 x 57 mos/96mos. = $1012

3. Adjusted Depreciated Cost of Trade Fixture:

   $1705 - $1012 = <u>$693</u>

Should the State decide to consent to the sublease but limit the amount of rental charged to the sublessee, the maximum allowable sublease income may be determined by applying the following mathematical equation:

$$M - T - R(M - T) - E = 0$$

whereby,

ANNEX I-6

APPENDIX E

ANNEX I-7 M = maximum allowable sublease income T = general excise tax R = rate for management and vacancy loss (10%) E = total allowances excluding management and general excise tax* *when applicable Solving for M: M = E + T - RT 1-R Effect of Termination or Involuntary Assignment In the event that a lease or sublease becomes available to a new lessee or sublessee as a result of the involuntary termination of the lease or sublease by foreclosure of the lien of any mortgagee’s interest in the leased or subleased premises (whether by court order or otherwise), the purchaser/assignee thereof and the interest so acquired shall not be subject to the requirements of this DOT Sublease Evaluation Policy. Subsequent subleases shall be subject to the requirements of this DOT Sublease Evaluation Policy APPENDIX E

ANNEX II-1 Department of Transportation SUBLEASE EVALUATION POLICY ANNEX II Reference Chapter 171-36(a)(6), Hawaii Revised Statutes “The lessee shall not sublet the whole or any part of the demised premises except with the approval of the board; provided that prior to the approval, the board shall have the right to review and approve the rent to be charged to the sublessee; provided further that in the case where the lessee is required to pay rent based on a percentage of its gross receipts, the receipts of the sublease shall be included as part of the lessee’s gross receipts; provided further that the board shall have the right to review and, if necessary, revise the rent of the demised premises based upon the rental rate charged to the sublessee including the percentage rent, if applicable, and provided that the rent downward,…” (Amended 1992) Purpose The purpose of the sublease evaluation policy is to discourage and dampen speculation. The basic rationale or philosophy behind the sublease evaluation policy is that the State, as mandated by statutes, should not allow anyone to make excessive “sandwich profits” from the use of State-owned land and will monitor it by participating in the distribution of such profits. The State does recognize the sublessor’s right to earn a fair return for its investment. When the State determines that “sandwich profits” are being realized, the State may take such action as it deems necessary, including, without limitation: (1) limiting the amount of rent charged to the sublessee; or (2) receiving thirty percent (30%) of the “sandwich profit” from the sublessor while permitting the sublessor to retain the remaining seventy percent (70%). The State may reevaluate the “sandwich profit” on an annual basis Procedure At the time the lessee requests approval of a sublease, the lessee shall submit any and all information the DOT deems necessary to properly analyze the proposed sublease, including, without limitation, the proposed sublease document, floor plans of the leased premises and the premises to be subleased, plans for any and all proposed improvements, estimated operating and other costs, total investment of the lessee, the proposed payments to DOT for permitting the sublease and any other financial information. As part of its analysis of the proposed sublease, the State will consider: a. data found in the real estate market; including, without limitation, data relating to what other investors are experiencing for similar/comparable investments, and b. those allowances and operating expenses that are properly attributable to the sub-leased premises. APPENDIX F

ANNEX II-2 To qualify as properly attributable to the subleased premises and therefore eligible for deduction from the effective sublease income (gross annual sublease income minus the general excise taxes paid and/or payable), such allowances (including, without limitation, reserves for replacement of limited life items) and operating expenses must be reasonable, legitimate, adequately justified by the lessee and approved by the State. The operating expenses are to be prorated on an annual basis. Operating expenses are the periodic expenditures necessary to maintain the real property and continue the production of the effective gross income and include, but are not limited to the following: 1. Fixed Expenses - Fixed Expenses are operating expenses that generally do not vary with occupancy and have to be paid whether the property is occupied or vacant (i.e., real estate taxes, building insurance costs, etc.). 2. Variable Expenses - Variable Expenses arc operating expenses that generally vary with the level of occupancy or the extent of services provided (i.e., utilities, painting, repair, maintenance, etc.). 3. Reserve for Replacement Allowances - Reserve for Replacement Allowances provides for the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the buildings economic life (i.e., roofing, carpeting, sidewalks, driveways, parking areas, etc.). 4. Lease Rental -The lease rental amount shall be the proportionate share of the total lease rent attributable to the subleased premises, based on the proportion the subleased area bears to the entire leased premises. The Fixed Expenses, Variable Expenses and the Reserve for Replacement Allowances shall be prorated based on the proportion the leasable area of the subleased premises bears to the total leasable area of the building. (For a detailed explanation on allowable operating expenses, please refer to Chapter 19, “Income Estimates,” The Appraisal of Real Estate, Ninth Edition or such later edition, as applicable, prepared by the Textbook Revision Committee of the American Institute of Real Estate Appraisers.) A reasonable return on the sublessor’s investment which includes recapture of the sublessor’s investment and some amount of profit is allowed. The allowance is the result of multiplying the sublessor’s total investment in the subleased area by the Investment Return Rate. The “Investment Return Rate” used in this DOT Sublease Evaluation Policy will be the sum of the following rates: a. Treasury bonds rate. The interest rate for thirty (30) year Treasury bonds in effect at the time the proposed sublease is being evaluated, as listed in the Wall Street Journal, or if not available, such similar publication as mutually agreed upon by the lessor and the lessee; b. Capital recapture rate. The annual percentage rate which would enable the lessee to recover the lessee’s investment in the improvements constructed on the leased premises over the term of the lease (hereinafter the “capital recapture rate”). For example, if the lease term is twenty-five (25) years, the capital recapture rate shall be four percent (4%) per year; and c. Premium rate. A premium rate of two percent (2%). APPENDIX F

ANNEX II-3 The existing DOT lease rent attributable to the subleased area is also subtracted from the sublease income. Any balance remaining is the sandwich profit. If the State selects the option to approve the sublease rental, then the sandwich profit will be paid to DOT. Should the State decide to consent to the sublease but limit the amount of rental charged to the sublessee, the maximum allowable sublease income may be determined by applying the following mathematical equation: M - T - R(M - T) - E = 0 whereby, M = maximum allowable sublease income T = general excise tax R = rate for management and vacancy loss (10%) E = total allowances excluding management and general excise tax* *when applicable Solving for M: M = E + T - RT 1-R Effect of Termination or Involuntary Assignment In the event that a lease or sublease becomes available to a new lessee or sublessee as a result of the involuntary termination of the lease or sublease by foreclosure of the lien of any mortgagee’s interest in the leased or subleased premises (whether by court order or otherwise), the purchaser/assignee thereof and the interest so acquired shall not be subject to the requirements of this DOT Sublease Evaluation Policy. Subsequent subleases shall be subject to the requirements of this DOT Sublease Evaluation Policy APPENDIX F

ANNEX II-4 Format COMPUTATION SHEET DOT Lease No. , , Sublessor, sublease to , Sublessee Gross Annual Sublease Income (Including general excise tax and common areas maintenance charges) $ XX,XXX Less general excise tax - X,XXX Effective Income $ XX,XXX Less Allowances: Management and vacancy loss (Eff. Inc. x 10%) $X,XXX Investment return* (Total Inv. x __%) X,XXX Fixed Expenses* (e.g., real property taxes, building insurance costs, etc.) X,XXX Variable Expense* (e.g., utilities, painting, repair, maintenance, etc.) X,XXX Reserve for Replacement Allowances* (e.g., roofing, carpeting, sidewalks, driveways, parking areas, etc.) X,XXX DOT Lease No. _________________ rental (proportionate share of the lease rent for the leased premises attributable to the subleased area based on the proportion the subleased area bears to the entire leased premises) X,XXX Total Allowances: - X,XXX SANDWICH PROFIT $ X,XXX *Prorated based an the proportion the leasable area of the subleased premises bears to the total leasable area of the building. APPENDIX F

AUGUST 2016

B HAWAIIAN AIRLINES, INC. DOT-A-16-0010

Exhibit C-1-1 121332908 EXHIBIT C-1 Ground Rent LESSEE shall pay to STATE, unless the Lease is sooner terminated as provided herein, without notice or demand, as and for rental for the use of the Premises and for the right, privilege, and authority of doing business at the Airport, for and during the Term of this Lease, free from any and all claims, deductions, and set offs against STATE, unless otherwise noted herein, and at such times and in such manner as hereinafter provided, the amounts provided herein and set forth below (subject to Section V.F. (Waiver of Rent)): A. Annual Ground Rental for the First Five (5)-Year Period: For the first five (5) years of the Term of the Lease, beginning upon the Commencement Date hereof, LESSEE shall pay to STATE an annual ground rental in the sum of TWO MILLION ONE HUNDRED SIXTY-FOUR THOUSAND EIGHT HUNDRED SIX AND 60/100 DOLLARS ($2,164,806.60), based upon a ground rental rate of THREE AND 30/100 DOLLARS ($3.30) per square foot, per annum, for the Premises, and payable, in advance, in monthly installments of ONE HUNDRED EIGHTY THOUSAND FOUR HUNDRED AND 55/100 DOLLARS ($180,400.55). B. Annual Ground Rental for the Second Five (5)-Year Period: For the second five (5) year period, beginning upon the first day of the sixth (6th) year of the Term of the Lease, LESSEE shall pay to STATE an annual ground rental in the sum of TWO MILLION FOUR HUNDRED EIGHTY-NINE THOUSAND FIVE HUNDRED TWENTY-SEVEN AND 59/100 DOLLARS ($2,489,527.59), based upon the product of 115% and the annual rental for the fifth (5th) year of the Lease term ($[2,164,806.60]) and payable, in advance, in monthly installments of TWO HUNDRED SEVEN THOUSAND FOUR HUNDRED SIXTY AND 63/100 DOLLARS ($207,460.63). C. Annual Ground Rental for the Third Five (5)-Year Period: For the third five (5) year period, beginning upon the first day of the eleventh (11th) year of the Term of the Lease, LESSEE shall pay to STATE an annual ground rental in the sum of TWO MILLION EIGHT HUNDRED SIXTY-TWO THOUSAND NINE HUNDRED FIFTY-SIX AND 73/100 DOLLARS ($2,862,956.73), based upon the product of 115% and the annual rental for the fifth (5th) year of the Lease term ($2,489,527.59) and payable, in advance, in monthly installments of TWO HUNDRED THIRTY-EIGHT THOUSAND FIVE HUNDRED SEVENTY-NINE AND 73/100 DOLLARS ($238,579.73). D. Reopening of Annual Rental for the Fourth Five (5)-Year Period. For the fourth five (5) year period, beginning upon the first day of the sixteenth (16th) year of the Term of the Lease, the annual ground rental shall be determined separately when due in accordance with Article VI. (REOPENING OF RENT) herein. E. Reopening of Annual Rental for the Fifth Five (5)-Year Period. For the fifth five (5) year period, beginning upon the first day of the twenty-first (21st) year of the Term of the Lease, the annual ground rental shall be determined separately when due in accordance with Article VI. (REOPENING OF RENT) herein.

Exhibit C-1-2 121332908 F. Reopening of Annual Rental for the Sixth Five (5)-Year Period. For the sixth five (5) year period, beginning upon the first day of the twenty-sixth (26th) year of the Lease term, the annual ground rental shall be determined separately when due in accordance with Article VI. (REOPENING OF RENT) herein. G. Reopening of Annual Rental for the Seventh Five (5)-Year Period. For the seventh five (5) year period, beginning upon the first day of the thirty-first (31st) year of the Term of the Lease, the annual ground rental shall be determined separately when due in accordance with Article VI. (REOPENING OF RENT) herein.

Exhibit C-2-1 121332908 EXHIBIT C-2 Building Rent – RIK and NEW Building Rent to be paid by LESSEE from and after the Commencement Date (subject to Section V.F. (Waiver of Rent)) has been calculated based on a total value of $46,319,896 for the building (including the Pre-Existing Leasehold Improvements and the New Facility Completion Improvements) and shall be comprised of the sum of the rental amounts in respect of (i) Building (RIK) Rental (on a subsidized basis for the initial seventeen and a half (17.5) years of the Term of this Lease) and (ii) Building (NEW) Rental (on a full cost recovery basis from the Commencement Date), as more fully set forth below: Building (RIK) Rental: LEASE YEAR (commencing as of the Commencement Date) ANNUAL BUILDING (RIK) RENTAL (PER SQ. FT. OF PREMISES) ANNUAL BUILDING (RIK) RENTAL Year One $0.00 $0 Year Two $0.86 $137,506 Year Three $1.72 $275,011 Year Four $2.58 $412,517 Year Five $3.44 $550,023 Year Six $4.30 $687,529 Year Seven $5.16 $825,034 Year Eight $6.02 $962,540 Year Nine $6.89 $1,100,046 Year Ten $7.75 $1,237,551 Year Eleven $8.61 $1,375,057 Year Twelve $9.47 $1,512,563 Year Thirteen $10.33 $1,650,069 Year Fourteen $11.19 $1,787,574 Year Fifteen $12.05 $1,925,080 Year Sixteen $12.91 $2,062,586

Exhibit C-2-2 121332908 Year Seventeen $13.77 $2,200,091 Year Eighteen $13.77 for months one to six; $14.63 for months seven to 12 $2,268,844, payable in the following monthly installments:  $183,340.92 for each month during the First Half of Year Seventeen; and  $194,799.75 for each month during the Second Half of Year Seventeen Year Nineteen $14.63 $2,337,597 Year Twenty $14.63 $2,337,597 Year Twenty-One $14.63 $2,337,597 Year Twenty-Two $14.63 $2,337,597 Year Twenty-Three $14.63 $2,337,597 Year Twenty-Tour $14.63 $2,337,597 Year Twenty-Five $14.63 $2,337,597 Year Twenty-Six $14.63 $2,337,597 Year Twenty-Seven $14.63 $2,337,597 Year Twenty-Eight $14.63 $2,337,597 Year Twenty-Nine $14.63 $2,337,597 Year Thirty $14.63 $2,337,597 Year Thirty-One $0 $0 Year Thirty-Two $0 $0 Year Thirty-Three $0 $0 Year Thirty-Four $0 $0 Year Thirty-Five $0 $0

Exhibit C-2-3 121332908 Building (NEW) Rental: LEASE YEAR (commencing as of the Commencement Date) ANNUAL BUILDING (NEW) RENTAL (PER SQ. FT. OF PREMISES) ANNUAL BUILDING (NEW) RENTAL Year One through Five, inclusive $14.63 $1,525,897 Year Six through Ten, inclusive $14.63 $1,525,897 Year Eleven through Fifteen, inclusive $14.63 $1,525,897 Year Sixteen through Twenty, inclusive $14.63 $1,525,897 Year Twenty-One through Twenty-Five, inclusive $14.63 $1,525,897 Year Twenty-Six through Thirty, inclusive $14.63 $1,525,897 Year Thirty-One through Thirty-Five, inclusive $0 $0

Exhibit C-3 121332908 EXHIBIT C-3 Apron Rent Apron Rent to be paid by LESSEE from and after the Commencement Date, as more fully set forth below: LEASE YEAR (commencing as of the Commencement Date) ANNUAL APRON RENTAL (PER SQ. FT. OF PREMISES) ANNUAL APRON RENTAL Year One through Five, inclusive $3.71 $701,671 Year Six through Ten, inclusive $3.71 $701,671 Year Eleven through Fifteen, inclusive $3.71 $701,671 Year Sixteen through Twenty, inclusive $3.71 $701,671 Year Twenty-One through Twenty-Five, inclusive $3.71 $701,671 Year Twenty-Six through Thirty, inclusive $3.71 $701,671 Year Thirty-One through Thirty-Five, inclusive $0 $0

Exhibit D-1-1 EXHIBIT D-1 State of Hawaii Airports System Hawaiian Airlines Replacement Facilities Rental Rate Methodology Building Rent Cost Recovery Formula The new building rent for turnkey replacement facilities will be based upon a cost recovery formula as described below. 1. Replacement Cost will be determined by the actual costs incurred to construct the replacement facility. Costs for site preparation, planning, design and program management shall be considered terminal modernization program costs allocated to the terminal cost center. 2. Net Replacement Cost for tenant-owned buildings will be determined by subtracting the appraised value of the existing facility from Replacement Cost. Net Replacement Cost for State-owned buildings will be equal to Replacement Cost. 3. Net Replacement Cost will be amortized over 30 years at the coupon rate for bond proceeds used to fund the improvements that are equivalent to the Annual Debt Service. 4. Annual Operating Expenses will be equal to the State cost of maintaining State-owned facilities and will be equal to zero for tenant-maintained facilities. 5. The Annual Cost Recovery Rental Rate per square foot per year shall be computed by dividing the sum of Annual Debt Service and annual Operating Expenses, if applicable, by rentable square footage of the replacement facility. 6. The Annual Cost Recovery Rental Rate per square foot per year shall be phased in over a Transition Period. The Transition Period shall be equal to the lease term (in years) for the replacement facility divided by 2. Those tenants with leases that expire after the date of beneficial occupancy of the replacement facility shall execute a letter of intent or new lease for the replacement facility prior to the beginning of construction of the replacement facility or there shall be no Transition Period upon expiration of the current lease. 7. The Adjustment Factor during the Transition Period will be equal to 2 divided by the lease term in years multiplied by the number of years from the effective date of the lease. 8. The Existing Lease Rental Rate shall be the cost per square foot being charged to the tenant immediately prior to the date of beneficial occupancy of the replacement facility. 9. The Annual Cost Recovery Rental Rate per square foot per year during the Transition Period will be computed by first multiplying the difference in the Annual Cost Recovery Rental Rate and the Existing Lease Rental Rate by the Adjustment Factor and then adding the Existing Lease Rental Rate.

Exhibit D-1-2 Building Rent Computation and Adjustments  Building Rent Computation – The building rent computation will be based upon the DOT-A’s total costs to construct the building, exclusive of site preparation costs, soft costs, and escalation and delay costs. DOT-A’s total building costs will be designated as 1) replacement-in-kind, or 2) new, based upon the percentage of the square footage of the old facilities versus the new facilities; 60.5 percent is considered replacement-in- kind, and 39.5 percent new. o Replacement-in-kind – Building rent will be determined based upon the cost methodology above and applying the coupon rate for bond proceeds that were used to fund the improvements and amortized over a 30-year period. In addition, based upon a 35-year lease, the following adjustment factors will be utilized to determine the building rent for the initial 17.5 years of the lease, with the subsidy decreasing in a straight-line pattern over that period. Year 1 0.00% Year 11 58.82% Year 2 5.88% Year 12 64.71% Year 3 11.76% Year 13 70.59% Year 4 17.65% Year 14 76.47% Year 5 23.53% Year 15 82.35% Year 6 29.41% Year 16 88.24% Year 7 35.29% Year 17 94.12% Year 8 41.18% Year 18 (1/2 year) 97.06% Year 9 47.06% Remainder of lease term 100.00% Year 10 52.94% o New – Building rent for the new portion of the facility will be full cost recovery from the first day of the lease. Building rent will be determined based upon the cost methodology above and applying the coupon rate for bond proceeds that were used to fund the improvements and amortized over a 30-year period.  Adjustments to the Building Rent Computation (Prior to Lease Execution) – Due to the unique circumstances of this project, the following adjustments to the Building Rent Computation shall occur. o Defective/Unacceptable Workmanship – Costs to correct defective/unacceptable workmanship not in accordance with the approved

Exhibit D-1-3 construction documents (which includes all approved change orders at the time DCK’s contract was terminated) under the DCK contract will be credited to reduce the amount of the construction costs utilized to calculate the Building Rent. o New Contractor Premium – If HA’s contracted price to complete the project in accordance with the approved construction documents (which includes all approved change orders at the time DCK’s contract was terminated) exceeds the amount remaining to be expended in the DOT-A’s budget ($8,003,730), the difference will be credited to reduce the amount of the construction costs utilized to calculate the Building Rent. HA must submit credit requests with supporting documentation to the DOT-A and the final amount credited will be solely determined by the DOT-A after consultation with HA and the Airlines Committee of Hawaii (ACH).  Adjustments to the Building Rent Computation (Post Lease Execution) – Due to the fact that the costs to mitigate the items below are unknown at this time, adjustments to the Building Rent, if necessary, must be addressed after the commencement of the lease. The DOT-A and HA agree that the following items could result in further adjustments to the Building Rent. o Defective/Unacceptable Workmanship (Identified Post-Construction Commencement) – Although the majority of defective/unacceptable workmanship issues have been identified, it is likely that additional issues related to defective/unacceptable workmanship will be identified once HA’s contractor commences work and until construction is completed. o Additional Design Costs – Design costs incurred by HA for design work not completed as well as design work necessary to correct deficiencies. o Warranties – The DCK contract included the installation of various systems, fixtures and equipment. It is likely that all of these items included warranties for a certain period of time. However, due to the termination of the DCK contract, it is unclear at this time if any of the warranties will be honored. If warranties are not honored for the original warranty term commencing with HA’s date of beneficial occupancy, HA will receive rent credits for costs that are reasonably incurred by HA to repair/replace components that would otherwise have been covered by a manufacturer’s warranty. HA must submit a credit request with supporting documentation to the DOT-A; final amount credited will be solely determined by the DOT-A after consulting with HA and the ACH. First Year Building Rent Computation  First Year Building Rent – Building Rent for the first year of this Lease will be computed as follows. Total Building Costs Incurred by DOT-A $56,473,310 Deduct: Defective/Unacceptable Workmanship (to be validated) ($7,000,000)

Exhibit D-1-4 New Contractor Premium (to be validated) ($3,153,414) Net Building Costs $46,319,896 Net Building Costs are allocated as follows: Replacement-in-kind (60.5 percent) $28,025,737 New (39.5 percent) $18,294,159 Annual Debt Service on the Net Building Costs is computed as follows: Replacement-in-kind $2,337,597 New $1,525,897 Annual Debt Service/Building Rent for Year 1 is computed as follows: Replacement-in-kind $2,337,597 Adjustment Factor (Year 1) 0.00% Replacement-in-kind rent $0 New $1,525,897 Adjustment Factor (Year 1) 100.00% New rent $1,525,897 Total Building Rent for Year 1: Replacement-in-kind $0 New $1,525,897 Total $1,525,897 Additional Building Rent Adjustments Prior to Lease Execution: o DOT-A’s Contracted Price (RIK Benefit) – Assuming DCK completed the project in accordance with the DOT-A’s contract, the methodology to recover the building costs for “replacement-in-kind” and “new” facilities would be applied to determine HA’s building rental rates. Based upon the DOT-A’s contracted price with DCK for the approved construction documents (which include all approved change orders at the time DCK’s contract was terminated), less the amount DOT-A disbursed to DCK through September 30, 2015, $8,003,730 would have been expended by the DOT-A to complete the Building. Accordingly, based upon the square footage of the existing facilities in comparison to the new facility, 60.5 percent is replacement-in-kind and 39.5 percent new; thus $4,842,637 is considered replacement-in-kind and $3,161,093 new. The annual debt service on $4,842,637 is $403,919. Since HA will contract to complete the project and enter into a 35-year lease, HA will be credited for the amount of the replacement-in-kind subsidy for the initial 17.5 years of the lease. The amounts will be based upon the coupon rate for bond proceeds that were used to fund the improvements, amortized over a 30- year period, and applying the respective adjustment factors below to determine the annual credits over the initial 17.5 years of the lease.

Exhibit D-1-5 Year 1 100.00% Year 10 47.06% Year 2 94.12% Year 11 41.18% Year 3 88.24% Year 12 35.29% Year 4 82.35% Year 13 29.41% Year 5 76.47% Year 14 23.53% Year 6 70.59% Year 15 17.65% Year 7 64.71% Year 16 11.76% Year 8 58.82% Year 17 5.88% Year 9 52.94% Year 18 (1/2 year) 2.94% Rent credits due to HA are as follows: Year 1 $403,919 Year 10 $190,080 Year 2 $380,159 Year 11 $166,320 Year 3 $356,399 Year 12 $142,560 Year 4 $332,639 Year 13 $118,800 Year 5 $308,879 Year 14 $95,040 Year 6 $285,119 Year 15 $71,280 Year 7 $261,359 Year 16 $47,520 Year 8 $237,600 Year 17 $23,760 Year 9 $213,840 Year 18 (1/2 year) $11,880 Additional Building Rent Adjustments Post Lease Execution: o Defective/Unacceptable Workmanship (Identified Post-Construction Commencement) – Although the majority of defective/unacceptable workmanship issues have been identified, it is likely that additional issues related to defective/unacceptable workmanship will be identified once HA’s contractor commences work and until construction is completed. o Additional Design Costs – Design costs incurred by HA for design work not completed as well as design work necessary to correct deficiencies.

Exhibit D-1-6 o Warranties – The DCK contract included the installation of various systems, fixtures and equipment. It is likely that all of these items included warranties for a certain period of time. However, due to the termination of the DCK contract, it is unclear at this time if any of the warranties will be honored. If warranties are not honored for the original warranty term commencing with HA’s date of beneficial occupancy, HA will receive rent credits for costs that are reasonably incurred by HA to repair/replace components that would otherwise have been covered by a manufacturer’s warranty. HA must submit a credit request with supporting documentation to the DOT-A; final amount credited will be solely determined by the DOT-A after consulting with HA and the ACH.

Annual Cost Square Feet Existing Lease New Lease Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Year 11 Year 12 Year 13 Year 14 Year 15 Year 16 Year 17 Ground (RIK) 371,649 453,412 1,226,442 1,226,442 1,226,442 1,226,442 1,226,442 1,410,408 1,410,408 1,410,408 1,410,408 1,410,408 1,621,969 1,621,969 1,621,969 1,621,969 1,621,969 1,865,265 1,865,265 Ground (New) 284,353 938,365 938,365 938,365 938,365 938,365 1,079,120 1,079,120 1,079,120 1,079,120 1,079,120 1,240,988 1,240,988 1,240,988 1,240,988 1,240,988 1,427,136 1,427,136 Apron (New) 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 Building (RIK) 159,764 0 137,506 275,011 412,517 550,023 687,529 825,034 962,540 1,100,046 1,237,551 1,375,057 1,512,563 1,650,069 1,787,574 1,925,080 2,062,586 2,200,091 Building (New) 104,288 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 Subtotal 453,412 4,392,374 4,529,879 4,667,385 4,804,891 4,942,397 5,404,623 5,542,129 5,679,635 5,817,140 5,954,646 6,465,581 6,603,087 6,740,592 6,878,098 7,015,604 7,582,553 7,720,059 Less: RIK benefit if DOT-A completed facility 0 (403,919) (380,159) (356,399) (332,639) (308,879) (285,119) (261,359) (237,600) (213,840) (190,080) (166,320) (142,560) (118,800) (95,040) (71,280) (47,520) (23,760) Less: Year 1 rent abatement 0 (3,988,454) 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Total 453,412 0 4,149,720 4,310,986 4,472,251 4,633,517 5,119,504 5,280,769 5,442,035 5,603,301 5,764,566 6,299,261 6,460,527 6,621,793 6,783,058 6,944,324 7,535,033 7,696,299 Rates Annual Cost Recovery Rate on RIK (Adjusted) $0.00 $0.86 $1.72 $2.58 $3.44 $4.30 $5.16 $6.02 $6.89 $7.75 $8.61 $9.47 $10.33 $11.19 $12.05 $12.91 $13.77 Current Ground Rental Rate (psfpa) $1.22 Appraisal Ground Rental Rate (psfpa) (1) $3.30 $3.30 $3.30 $3.30 $3.30 $3.80 $3.80 $3.80 $3.80 $3.80 $4.36 $4.36 $4.36 $4.36 $4.36 $5.02 $5.02 Annual Cost New Lease (Cont'd) Year 18 Year 19 Year 20 Year 21 Year 22 Year 23 Year 24 Year 25 Year 26 Year 27 Year 28 Year 29 Year 30 Year 31 Year 32 Year 33 Year 34 Year 35 Ground (RIK) 1,865,265 1,865,265 1,865,265 2,145,054 2,145,054 2,145,054 2,145,054 2,145,054 2,466,812 2,466,812 2,466,812 2,466,812 2,466,812 2,836,834 2,836,834 2,836,834 2,836,834 2,836,834 Ground Phase I (New) 1,427,136 1,427,136 1,427,136 1,641,206 1,641,206 1,641,206 1,641,206 1,641,206 1,887,387 1,887,387 1,887,387 1,887,387 1,887,387 2,170,495 2,170,495 2,170,495 2,170,495 2,170,495 Apron Phase I (New) 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 701,671 0 0 0 0 0 Building (RIK) 2,268,844 2,337,597 2,337,597 2,337,597 2,337,597 2,337,597 2,337,597 2,337,597 2,337,597 2,337,597 2,337,597 2,337,597 2,337,597 0 0 0 0 0 Building (New) 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 1,525,897 0 0 0 0 0 Subtotal 7,788,812 7,857,564 7,857,564 8,351,424 8,351,424 8,351,424 8,351,424 8,351,424 8,919,364 8,919,364 8,919,364 8,919,364 8,919,364 5,007,329 5,007,329 5,007,329 5,007,329 5,007,329 Less: RIK benefit if DOT-A completed facility (11,880) 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 Total 7,776,932 7,857,564 7,857,564 8,351,424 8,351,424 8,351,424 8,351,424 8,351,424 8,919,364 8,919,364 8,919,364 8,919,364 8,919,364 5,007,329 5,007,329 5,007,329 5,007,329 5,007,329 Rates Annual Cost Recovery Rate on RIK (Adjusted) $14.20 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 $14.63 Current Ground Rental Rate (psfpa) Appraisal Ground Rental Rate (psfpa) (1) $5.02 $5.02 $5.02 $5.77 $5.77 $5.77 $5.77 $5.77 $6.64 $6.64 $6.64 $6.64 $6.64 $7.63 $7.63 $7.63 $7.63 $7.63 (1) $3.30 years one to five, with a 15% increase to $3.80 for years six to 10, and an additional 15% increase to $4.36 for years 11 to 15. Ground rent for years 16 to 20, 21 to 25, 26 to 30 and 31 to 35 will be based upon rent reopeners established by appraisal. For this analysis, 15% increases in years 16, 21, 26 and 31 are assumed with the projected rental rates shown in italics. Bond Sizing RIK New Apron HA Funded Amount if Bond Funded Sources of Funds Par amount $33,899,131 $22,128,092 $10,175,416 $5,857,515 Less interest income: Construction 280,257 182,942 84,124 48,426 Capitalized interest 35,594 23,234 10,684 6,150 Debt service reserve 46,752 30,518 14,033 8,078 Total sources of funds $34,261,734 $22,364,786 $10,284,257 $5,920,170 Uses of Funds Project costs $28,025,737 $18,294,159 $8,412,414 $4,842,637 Capitalized interest account 3,559,409 2,323,450 1,068,419 615,039 Debt service reserve 2,337,597 1,525,897 701,671 403,919 Issuance costs 338,991 221,281 101,754 58,575 Total uses of funds $34,261,734 $22,364,786 $10,284,257 $5,920,170 Assumptions Coupon Rate: 5.25% 5.25% 5.25% 5.25% Investment Rate: 1.00% 1.00% 1.00% 1.00% Financing costs 1.00% 1.00% 1.00% 1.00% Bond Term in Years: 30 30 30 30 Capitalized Interest Period in Years: 2 2 2 2 Assumptions Hawaiian Airlines RIK Credit for Self-Funded Construction Amount Planned to be Bond Funded By DOT-A RIK Component HA-funded construction cost initially esimated to be bond-funded $8,003,730 Amount from DOT-A Construction Cost (Total Project) $46,319,896 Replacement Cost / SF $175 Construction Cost (RIK) $28,025,737 Original total program pro rata share RIK Value $28,025,737 Appraisal Value $0 Construction Cost (Total Project) $46,319,896 Original total program pro rata share Cost Recovery Value $28,025,737 Annual Cost Recovery Rate $2,337,597 RIK Share of Total 60.50% Replacement in kind percent of total budget Annual Cost Recovery Rate/SF $14.63 Lease Term 35 HA amount attributable to RIK $4,842,637 RIK percentage multiplied by HA amount Transition Period 17.5 Annual Debt Service on HA RIK Amount $403,919 See bond sizing above Ground Rent Component Existing Ground Rental Rate $1.22 HA Credit Appraisal Ground Rental Rate $3.75 Year 1 $403,919 Volume Discount Factor 88% Year 2 $380,159 Escalation @ 15% Every 5 years 15% Year 3 $356,399 Year 4 $332,639 New Component Year 5 $308,879 New Value $18,294,159 Year 6 $285,119 Tenant Cost $18,294,159 Year 7 $261,359 Annual New Cost $1,525,897 Year 8 $237,600 Year 9 $213,840 Year 10 $190,080 Year 11 $166,320 Year 12 $142,560 Year 13 $118,800 Year 14 $95,040 Year 15 $71,280 Year 16 $47,520 Year 17 $23,760 Year 18 $11,880 Year 19 $0 Year 20 $0 EXHIBIT D-2 Lease Cost Analysis - HA Maintenance Complex and Air Cargo Facility for Fiscal Years Ending June 30

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item			Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
Sector	Room No.	Series									
SECTOR A - FIRST FLOOR											
CIRCULATION C104											
A-C104-01			Circulation	Install bottom edge of walls and install base	X						
A-C104-02			Circulation	Complete finish hardware for Door 106B and AOA entry requirements	X		X				
A-C104-03			Circulation	Complete work at junction box above Door C106B	X						
A-C104-04			Circulation	Confirm the data outlet adjacent to Door C106B, along Line 28.2	X		X	X			A Data outlet in a corridor?
A-C104-05			Circulation	Complete installations for security cameras overhead	X						
BREAK ROOM C105											
A-C105-01			Break Room	Touch up bottom of gyp board walls and install rubber base throughout	X						
A-C105-02			Break Room	Install countertop with backsplash along South wall. Install sink and fittings	X						
A-C105-03			Break Room	Install sink, flanges at cabinet	X						
A-C105-04			Break Room	Repair tear on insulation over chilled water pipng	X		X				
A-C105-05			Break Room	Repair/replace pucker valance at rooler shades - typical	X	X	X				
A-C105-06			Break Room	Install permanent expansion joint at gap between CMU and storefront	X		X	X	X		
A-C105-07			Break Room	Complete caulking at bottom of storefront.	X		X				
A-C105-08			Break Room	Patch around outlet plate at CMU - typical	X						
A-C105-09			Break Room	Complete installations of comm cable into overhead trays	X						
A-C105-10			Break Room	Confirm adequate protection between dissimilar metals	X	X	X				Piping, conduit, etc.
A-C105-11			Break Room	Paint cover plate at junction box to match the others	X						Mustard wall
A-C105-12			Break Room	Paint cover plate at junction box to match the others	X						Rusty color wall
SERVICE CENTER LOBBY C106											
A-C106-01			Service Center Lobby	Complete installation of walk-off entry mat Door C106A	X						
A-C106-02			Service Center Lobby	Complete finish hardware at storefront doors and frames C103A	X		X	X	X		Conflicting hardware
A-C106-03			Service Center Lobby	Confirm top of curb finish detail - incomplete work	X		X	X	X		
A-C106-04			Service Center Lobby	Door bumper needs to be installed on wall. Wall to be fixed. Blocking in wall to accept bumber?	X	X	X	X			
A-C106-05			Service Center Lobby	Install the service counter millwork and complete flooring installation	X		X				
A-C106-06			Service Center Lobby	Complete flooring and base work at the Southeast corner at CMU wall	X		X				
A-C106-07			Service Center Lobby	Inspect for damaged tile after paper is removed	X		X				
A-C106-08			Service Center Lobby	Repair holes and tears and ductwork insulation	X		X				
A-C106-09			Service Center Lobby	Confirm CATV/power outlet height at TV bracket is correct on the South wall	X		X	X			Provisions for the FIDS? In the right location?
A-C106-10			Service Center Lobby	Confirm CATV/power outlet height at TV bracket is correct on the North wall	X		X	X			Provisions for the FIDS? In the right location?
A-C106-11			Service Center Lobby	Seal penetration in acoustical decking	X	X	X				

Wesley R. Segawa and Associates
C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e
1 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-C106-12	Service Center Lobby	Complete conduit installations into top of west storefront frame	X		X				
A-C106-13	Service Center Lobby	Complete security camera install on the exterior of Door C106A	X						
A-C106-14	Service Center Lobby	Exterior decking at roof should be painted per specs	X	X	X	X			
RESTROOM C107									
A-C107-01	Restroom	Install cover for junction box access on West wall tile	X		X				
A-C107-02	Restroom	Are the ceiling penetrations for the damper controls?	X		X				
A-C107-03	Restroom	Patch, grout around the tile and flange on North wall	X	X	X				
A-C107-04	Restroom	Patch/repair chip in grout line above outlet - under the sink	X		X				
A-C107-05	Restroom	Installation of mirror at wainscot with 3/4" gap at top not acceptable	X	X	X	X	X		
A-C107-06	Restroom	Confirm placement of outlet for controls. A GFI outlet? Conflict with toilet?	X		X	X			
A-C107-07	Restroom	Clean and touch up scuffs in the room - typical	X		X				
A-C107-08	Restroom	Install rubber bumpers on doors, adjust as needed for good door operation	X		X				
A-C107-09	Restroom	Complete metal siding installation at exterior South wall or Restroom	X		X	X	?		Conflicts with Storefront? Junction box?
A-C107-10	Restroom - outside walkway	Need touch-up at grounding weld at canopy column	X						
TRUCKER SERVICE CENTER C130									
A-C130-01	Trucker Service Center	Paint surface mounted conduit along South wall	X		X				Yellow wall
A-C130-02	Trucker Service Center	Seal penetration through wall and patch/paint.	X		X				Yellow wall
A-C130-03	Trucker Service Center	Install millwork and counters and complete electrical work	X		X				
A-C130-04	Trucker Service Center	Install millwork and counters and complete electrical work	X		X				
A-C130-05	Trucker Service Center	Install millwork and countertops	X						
A-C130-06	Trucker Service Center	Complete installation at large conduit from floor	X						
A-C130-07	Trucker Service Center	Rubber bumpers at hollow metal frames	X						
A-C130-08	Trucker Service Center	Complete finish hardware at doors	X						
A-C130-09	Trucker Service Center	Fill/seal gap at acoustical ceiling deck, top of East wall	X	X	X				
A-C130-10	Trucker Service Center	Clean and address the Ospho damage on the aluminum framing at the windows	X		X				
A-C130-11	Trucker Service Center	Confirm top of curb finish detail - incomplete work	X		X	X	X		
A-C130-12	Trucker Service Center	Inspect for damaged tile after paper is removed	X		X				
A-C130-13	Trucker Service Center	Repair grout in Southeast corner of CMU wall	X		X				
A-C130-14	Trucker Service Center	Repair cracking grout line at CMU wall - appears wider at the top	X		X				
A-C130-15	Trucker Service Center	Exterior canopy column needs paint touch up at grounding weld	X	X	X				
A-C130-16	Trucker Service Center	Exterior canopy to be painted per the specs	X		X				Will not take any credits

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 2 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
SUPPLY S100 - Exterior Walkway, with Circulation S100									
A-S100-01	Exterior Walkway	Exterior canopy column needs touch up at base of the grounding weld	X	X	X				
A-S100-02	Exterior Walkway	Cracks at column and on walkway need to be addressed and worked on	X	X	X				
CIRCULATION S100 - Main Corridor inside									
A-S100-03	Circulation	Confirm end of base tile in corridor at GL 18 and no further	X		X	X			Confirm with HA
A-S100-04	Circulation	Complete installation of 3 junction boxes near top of East wall	X						
A-S100-05	Circulation	Complete installation of cable in trays over Door S116B. Need electrical provision for motorized door	X		X	X	X		
A-S100-06	Circulation	Clean/grind floor in Corridor before sealing	X						
A-S100-07	Circulation	Touch up paint in areas where CMU was patched	X		X				
A-S100-08	Circulation	Consider rework of exposed coduit at gyp board wall - West side, 2 locations	X	X	X	X			
A-S100-09	Circulation	Remove masking tape from copper line on East wall	X						
A-S100-10	Circulation	Complete electrical install thru metal deck and seal, and paint	X	X	X				
A-S100-11	Circulation	Consider relocating pipe support out of West wall? Patch and repaint	X		X				Confirm with HA
A-S100-12	Circulation	Install motorized roll-up Door S100B	X		X	X	X		
A-S100-13	Circulation	Paint surface mounted conduits located above Door S100	X		X				
A-S100-14	Circulation	Overhead electrical conduits to be painted to match existing	X		X				
A-S100-15	Circulation	Electrical conduit near GL 25 needs to be painted	X		X				
A-S100-16	Circulation	Install motorized roll-up door S101B into Supply Loading dock and the head height delineators	X		X	X	X		
A-S100-17	Circulation	Gyp board over roll-up Door S101B appears to be crooked	X		X				
A-S100-18	Circulation	Finish PA speaker install between GL 25 to 27	X						
A-S100-19	Circulation	Install motorized roll-up Door S117B with head height delineators	X		X	X	X		Design of delineators
A-S100-20	Circulation	Paint junction box on West wall to match	X						
A-S100-21	Circulation	Cap existing conduit at West wall, or finish up electrical work	X		X				
A-S100-22	Circulation	Install security camera facing at Door 100A and paint conduit	X		X				
A-S100-23	Circulation	Take care of ant infestation at Door C100A	X		X				
A-S100-24	Circulation	Install walk-off mat at Door C100A	X						
A-S100-25	Circulation	Complete installation at cable tray near Door C100A	X						Paint new conduit
A-S100-26	Circulation	Complete work at new JB near Door C100A, finish paint	X						
A-S100-27	Circulation	Patch holes in CMU above Door C100B and repaint	X		X				
A-S100-28	Circulation	Install vertical expansion joint between CMU walls, North of Elevator 2	X		X				
A-S100-29	Circulation	Paint surface mounted conduit above Elevator 2 and touch up blue wall	X		X				
DOCKS S101									

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 3 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-S101-01	Supply Loading Docks	Install yellow impact barriers at dock	X		X	X			Conflicts with outlets and access panel
A-S101-02	Supply Loading Docks	Conduits and piping to be adjusted for motorized door install and head height delineators	X		X	X			Got supports to hold up the doors?
A-S101-03	Supply Loading Docks	Finish electrical installations under roof canopy. Paint underside of canopy and framing	X		X				
A-S101-04	Supply Loading Docks	Adjust conduits and piping to maximize head height clearance. Install the head height delineators	X		X	X			
A-S101-05	Supply Loading Docks	Is Rite Hite fan the right kind?	X		X	X			Hung too low, confirm with HA
A-S101-06	Supply Loading Docks	Complete electrical installations at South wall, patch penetrations, paint the underside of metal decking	X		X				
A-S101-07	Supply Loading Docks	Paint all walls and ceiling	X						
A-S101-08	Supply Loading Docks	Complete installation of dock levellers, paint bollards	X		X	X			Any electrical to dock levellers?
A-S101-09	Supply Loading Docks	Inspect and assess cracks at floor slab. Clean/grind floor and apply sealer	X	X	X				
CIRCULATION S102 - inside Receiving and Shipping offices									
A-S102-01	Circulation	Complete wiring installations and finish hardware at Door S101G	X		X				
A-S102-02	Circulation	Repair damage and touch up paint on hollow metal door S101G	X	X	X				
A-S102-03	Circulation	Complete all electrical provisions above Door S101G	X						
A-S102-04	Circulation	Clean and seal concrete floors throughout Circulation corridor and finish base	X		X				
A-S102-05	Circulation	Finish pentrations through CMU wall for cable trays and conduits	X		X				To meet code. Above Door S101G
A-S102-06	Circulation	Touch up paint throughout corridor walls	X						
A-S102-07	Circulation	Complete lighting controls and programming	X						
A-S102-08	Circulation	Install Base protection along bottom of walls throughout	X						Sealed floors not acceptable; does not looked cleaned and ground
A-S102-09	Circulation	Check cable tray installation and make straight	X	X	X				It's crooked
A-S102-10	Circulation	Complete millwork installation and countertops. Electrical in the right locations? Finish base work	X				X		Sealed floors not acceptable; not cleaned. Sealed? Verify outlet locations with HA
A-S102-11	Circulation	Complete counter work and finish install all plumbing work	X						
A-S102-12	Circulation	Relocate outlets from behind/inside cabinets	X	X	X	X			Confirm with Hawaiian Airlines
A-S102-13	Circulation	Relocate outlets from behind/inside cabinets	X	X	X	X			Confirm with Hawaiian Airlines
A-S102-14	Circulation	Finish installations and paint around access panel on East wall	X		X				
A-S102-15	Circulation	Straighten/align EXIT sign on North end of corridor S102	X		X				
A-S102-16	Circulation	Finish work at cable trays and remove the trash items	X	X	X				Backer rods?
LEADS OFFICE S103									
A-S103-01	Leads Office	Touch up paint throughout room	X						
A-S103-02	Leads Office	Finish cabinet work and then the base work against walls and toe kick	X		X				
A-S103-03	Leads Office	Confirm outlet locations before millwork goes in, or outlets through grommets at countertop?	X		X	X	X		Confirm with HA

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 4 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-S103-04	Leads Office	Outlet at window sill, how to handle with base?	X		X				
A-S103-05	Leads Office	Power outlet in conflict with millwork installation along South wall	X	X	X	X	X		
A-S103-06	Leads Office	Complete millwork and countertop work in room	X						
A-S103-07	Leads Office	Complete cabling to cable tray from conduits	X		X				Messy, not done
A-S103-08	Leads Office	Repair cracking edge around storefront window frame at West wall	X		X				Roller shades installed?
A-S103-09	Leads Office	Penetrations at cable tray and conduits incomplete	X		X				
A-S103-10	Leads Office	Repair conduit penetration at North wall near ductwork	X						Messy
A-S103-11	Leads Office	At exterior wall/walkway, confirm piping is correct material. Rusting around siding is showing	X		X				
SHIPPING DOCKS S104									
A-S104-01	Shipping Docks	Finish millwork install, finish cut paint and install floor base	X						
A-S104-02	Shipping Docks	Confirm right locatuion of power and data outlets before installing millwork	X		X	X	X		
A-S104-03	Shipping Docks	Finish paint south east corner of room where there are two different paint colors	X						
A-S104-04	Shipping Docks	Touch up paint around power outlets - typical at South wall	X		X				
A-S104-05	Shipping Docks	Patch and fill around receptacle at CMU wall	X	X	X				Gap, overcut
A-S104-06	Shipping Docks	Confirm right locatuion of power and data outlets before installing millwork	X		X	X	X		
A-S104-07	Shipping Docks	Confirm all millwork ready to install, then countertop	X						
A-S104-08	Shipping Docks	Confirm outlet locations before millwork goes in, or outlets through grommets at countertop?	X		X	X	X		
A-S104-09	Shipping Docks	Complete wiring in ceiling for security cameras	X						
A-S104-10	Shipping Docks	Patch and fill overcut at gyp board over Door S104	X		X				
A-S104-11	Shipping Docks	Rubber bumpers at Door S104 - typical throughout	X						
A-S104-12	Shipping Docks	Complet wiring at door frames and grout fill, Door S104	X						
A-S104-13	Shipping Docks	Repair damage insulation above Door S104	X	X	X				
A-S104-14	Shipping Docks	Loading Dock Cable Tray Height near rear roll-up door	X		X				Addendum #2 (04-26-16)
AIR/LAND SERVICES S105 - Vestibule									
A-S105-01	Air/Land Services	Finish electrical work on East wall. Work counter and service window not installed	X		X				
A-S105-02	Air/Land Services	Finish painting theoughout room	X						
A-S105-03	Air/Land Services	Caulk gap between hollow metal frame and wall at Door S105, South side	X	X	X				
A-S105-04	Air/Land Services	Complete wiring installations in door frame S105 and grout fill	X						
A-S105-05	Air/Land Services	Finish countertop and service window	X		X				
A-S105-06	Air/Land Services	Repair cracking edge around storefront window at West wall	X		X				
A-S105-07	Air/Land Services	Finish paint around conduit penetrations at South wall	X		X				
A-S105-08	Air/Land Services	Patch conduit penetration through North wall	X		X				
A-S105-09	Air/Land Services	Complete electrical work at junction box in ceiling space	X						
A-S105-10	Air/Land Services	Inspect tile floor after protective paper is removed	X						
A-S105-11	Air/Land Services	Complete/terminate/cap conduits in East CMU wall (high up)	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 5 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-S105-12	Air/Land Services	Clean/grind floor and seal and nstall base	X						
A-S105-13	Air/Land Services	Patch pipe penetrations through exterior siding, on the onside	X	X	X				
RESTROOM S106									
A-S106-01	Restroom	Complete painting throughout room	X						
A-S106-02	Restroom	Finish toilet accessories install	X						Sitting on the floor
A-S106-03	Restroom	Install toilet paper dispenser	X						Sitting on the floor
A-S106-04	Restroom	Install cover for junction box on West side wall	X						
A-S106-05	Restroom	Mirror with 3/4" gap on top is questionable	X	X	X				Typical at all restrooms
A-S106-06	Restroom	Install rubber bumpers at hollow meta door frames	X						Typical throughout
A-S106-07	Restroom	Need door closer?	X		X	X			
A-S106-08	Restroom	Inspect tile floor after protection paper is removed; seems uneven	X		X				
RESTROOM S107									
A-S107-01	Restroom	Complete work under sink and install access plate/panel	X	X	X				Looks like a fix
A-S107-02	Restroom	Complete painting and door closer at door	X						
A-S107-03	Restroom	Gap at top of paper towel dispenser unacceptable	X	X	X				Some restrooms have tile borders
A-S107-04	Restroom	Mirror with 3/4" gap on top is questionable	X	X	X				Typical at all restrooms
A-S107-05	Restroom	Blades on vent at ceiling may be bent or damaged; needs repair or replacement	X		X				
A-S107-06	Restroom	Finish toilet accessories install	X						Sitting on the floor
RECEIVING S108									
A-S108-01	Receiving	Complete electrical provisions on tile floor Southwest side before installing millwork	X		X				Partially buried
A-S108-02	Receiving	Complete electrical provisions on tile floor Northwest side before installing millwork	X		X				Partially buried
A-S108-03	Receiving	Complete electrical provisions on tile floor Northeast side before installing millwork	X		X				Partially buried
A-S108-04	Receiving	Complete electrical provisions on tile floor Southeast side before installing millwork	X		X				Partially buried
A-S108-05	Receiving	Finish supply service window and millwork and countertops	X		X		X		Service window not ordered yet
A-S108-06	Receiving	Confirm power and data outlet on walls before millwork goes in	X		X	X	X		
A-S108-07	Receiving	Install base after all the millwork goes in	X						
A-S108-08	Receiving	Complete base work and then shelving	X						Wall outlets behind shelving????
A-S108-09	Receiving	Rust appearing on the pipe into the insulated portion; not sealed	X	X	X				
A-S108-10	Receiving	Patch and repair tears in duct insulation	X		X				
A-S108-11	Receiving	Seal electrical conduit penetration at South wall	X		X				
A-S108-12	Receiving	Seal penetrations of piping through ceiling metal decking	X		X				
A-S108-13	Receiving	Seal duct penetrations through ceiling metal decking	X		X				Incomplete
A-S108-14	Receiving	Seal conduit penetrations above service window	X						
A-S108-15	Receiving	Patch gap around electrical receptacle - typical	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 6 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-S108-16	Receiving	Patch gaps around fire alarm device on North wall	X		X				
A-S108-17	Receiving	Confirm junction boxes are painted correctly; Northeast corner	X						
A-S108-18	Receiving	Complete or terminate conduit stubout at CMU wall above Door S112B	X		X				Finish work or cap
A-S108-19	Receiving	Repair duct insulation due to JB being too close; need separation	X		X				
SERVICE CENTER S109 - at Circulation S100									
A-S109-01	Service Center	Finish service window and countertops	X						Window not ordered yet
A-S109-02	Service Center	Complete install of Door S108C, hardware and rubber bumpers	X		X				
A-S109-03	Service Center	Inspect tile floor after removing protective paper; ALL tile floor grout joints have not been sealed	X		X				
A-S109-04	Service Center	Touch up paint at CMU repairs	X		X				
A-S109-05	Service Center	Fire sprinkler head hole oversized and bigger than excutcheon	X	X	X				
BREAK/CONFERENCE ROOM S110									
A-S110-01	Break/Conference Room	Finish up base work at flooring	X						
A-S110-02	Break/Conference Room	Touch up paint throughout	X						Install whiteboards
A-S110-03	Break/Conference Room	Install lighting fixtures	X						
A-S110-04	Break/Conference Room	Install rubber bumpers at door frames - typical	X						
A-S110-05	Break/Conference Room	Install threshold at Door S110	X		X	X			
A-S110-06	Break/Conference Room	Confirm metal strap at duct near valve	X						For what?
A-S110-07	Break/Conference Room	Overflow pipe close to wall and insulation is squashed - make good. Gyp board not installed	X	X	X				
A-S110-08	Break/Conference Room	Complete cabling and wiring work above the cable tray	X						
FILE ROOM S111 - between GL 23 and 24									
A-S111-01	File Room	Verify any millwork or countertops, finish all base along the walls	X		X				
A-S111-02	File Room	Touch up paint throughout the room	X						
A-S111-03	File Room	Install the shelving in this room	X						
A-S111-04	File Room	With the pipe chase, confirm all the shelves and cabinets will fit	X		X				
A-S111-05	File Room	Insulated pipe so tight against wall gyp board not installled	X	X	X				
A-S111-06	File Room	Patch electrical conduit penetration on South wall	X		X				
A-S111-07	File Room	Patch electrical conduit penetration on North wall	X		X				
A-S111-08	File Room	Confirm purpose of metal straps near top of South wall	X						
A-S111-09	File Room	Seal penetration in ceiling through acoustical decking	X						
A-S111-10	File Room	Remove trash and debris from cable tray	X		X				
A-S111-11	File Room	Paint JB cover to match exisiting areas	X						
MANAGER'S OFFICE S111A									
A-S111A-01	Manager's Office	Clean up and confirm ant eradication in NW corner	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 7 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-S111A-02	Manager's Office	Install millwork and countertops and finish base at millwork and flooring	X		X				
A-S111A-03	Manager's Office	Install millwork and countertops and finish base at millwork and flooring	X		X				
A-S111A-04	Manager's Office	At North wall, conflicts with millwork and outlets.	X		X		X		
A-S111A-05	Manager's Office	At West wall, conflicts with millwork and outlets.	X		X		X		
A-S111A-06	Manager's Office	At South wall, conflicts with millwork and outlets.	X		X		X		
A-S111A-07	Manager's Office	Storefront window frame cracking in NW corner. Touch up paint at this wall. Clean glass and install roller shade	X	X	X				
A-S111A-08	Manager's Office	Insulated pipe so tight against West wall gyp boad not installed	X	X	X				
A-S111A-09	Manager's Office	Patch tear in duct work installation	X						
A-S111A-10	Manager's Office	Complete cabling and wiring installations above cable tray	X						
A-S111A-11	Manager's Office	Seal conduit penetration on South wall	X		X				
TOOL ROOM S112									
A-S112-01	Tool Room	Patch CMU around fire alarm device on South side	X						
A-S112-02	Tool Room	Install threshold at Door 112B	X		X	X			
A-S112-03	Tool Room	Complete door hardware and grout frames solid	X						
A-S112-04	Tool Room	Repair TAB hole in duct and insulation	X		X				
A-S112-05	Tool Room	Consider moving motion sensor for better coverage	X		X				
A-S112-06	Tool Room	Complete door hardware and grout frames solid	X		X				Door S112A
A-S112-07	Tool Room	Install door silencers at Doors S112A and S112B	X						
A-S112-08	Tool Room	Cap conduit at CMU wall if not to be used	X						
A-S112-09	Tool Room	Patch around JB above Door S112B	X		X				
A-S112-10	Tool Room	Confirm mounting of JB above Doors 112A and S112B	X		X				Should be labeled
A-S112-11	Tool Room	Conduit at East wall for? Cap if not to be used	X		X				
A-S112-12	Tool Room	Patch unused penetrations near top of West wall	X		X				
A-S112-13	Tool Room	Fix unfinished edge at ductwork register near East wall	X		X				
A-S112-14	Tool Room	JB and plate on East wall for?	X						
A-S112-15	Tool Room	Remove unused surface conduit wall anchors (3) on East Wall	X		X				
A-S112-16	Tool Room	Remove unused surface mount conduit hangers on North wall	X		X				
A-S112-17	Tool Room	Re-do voids at the CMU grout joints, repaint	X		X				
A-S112-18	Tool Room	Clean/grind and seal concrete floor slab	X		X				
A-S112-19	Tool Room	Confirm 4" conduit or drain on floor and complet work	X		X				
CIRCULATION S113 - at Grid 22/B									
A-S113-01	Circulation	Complete millwork and countertop at South wall, install white board	X						
A-S113-02	Circulation	Confirm power and data outlets and millwork and furniture in the eastside space, South wall	X		X				
A-S113-03	Circulation	Complete finish hardware install, car readers and grouting jambs	X		X				
A-S113-04	Circulation	Confirm junction box at ceiling which sticks out 4" from wall	X		X				What for? Why?

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 8 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-S113-05	Circulation	Install chain link fencing and gate at GL A.5 and post penetration in slab	X		X				
A-S113-06	Circulation	Install power to roll up door S113B. Head height delineators to be noted due to conduits and ductwork	X		X	X	X		
A-S113-07	Circulation	Repair caulking around door frame and repaint if needed	X		X				
PARTS QUARANTINE S114									
A-S114-01	Parts Quarantine	Finish installing shelving at North wall	X						
A-S114-02	Parts Quarantine	Confirm use of 2 conduits at CMU wall, if not used, cap	X		X				
A-S114-03	Parts Quarantine	Fire alarm device is behind shelving; needs to be relocated	X	X	X	X			
A-S114-04	Parts Quarantine	Seal all penetrations through the floor decking near Door S113B	X		X				
A-S114-05	Parts Quarantine	Install chain link fencing along West edge of space	X						
A-S114-06	Parts Quarantine	Paint junction box cover plate white to match existing	X						
A-S114-07	Parts Quarantine	Repair TAB hole in duct near West side of room	X		X				
CONSIGNMENT PARTS S115									
A-S115-01	Consignment Parts	Fire alarm device conflicts with shelving - may need to be relocated	X	X	X	X			
A-S115-02	Consignment Parts	Complete wiring at three (3) JB's on East wall	X		X				
A-S115-03	Consignment Parts	Confirm use of unattached metal strap above HVAC duct	X		X				Use or remove
A-S115-04	Consignment Parts	Install sliding Gates S115A and S115B in Southwest corner	X						
A-S115-05	Consignment Parts	Install chain link fencing along North and West sides of room	X						
A-S115-06	Consignment Parts	Confirm fencing is not interfered with AHU-6. Head height delineators were to be installed also	X	X	X	X			
A-S115-07	Consignment Parts	Complete electrical provisions at JB at AHU-6 location	X						
OPEN STORAGE S116									
A-S116-01	Open Storage	Complete installation of Stanley Vidmar cabinets and mezzanine deck	X						
A-S116-02	Open Storage	Install vertical conveyor for parts lift	X						
A-S116-03	Open Storage	Confirm JB on South wall. For what?	X						
A-S116-04	Open Storage	Remove unused conduit wall anchor, patch puka and paint	X		X				
A-S116-05	Open Storage	Furred in header above Door S116C appears to be incomplete. Decking over exterior CMU walls to be sealed and tight.	X	X	X				
A-S116-06	Open Storage	Termination of exterior building wrap is visible at Door S116C	X		X				
A-S116-07	Open Storage	Complete installations at junction box adjacent to Door S116C	X		X				
A-S116-08	Open Storage	Complete cabling installation above ductwoork near Door S116C	X						
A-S116-09	Open Storage	Clean up and corfirm ant infestation is eradicated at Door S116C	X		X				
A-S116-10	Open Storage	Inspect and assess crack in concrete slab in Southeast corner of room	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 9 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-S116-11	Open Storage	Complete cabling installations into cable tray through South wall	X		X				
A-S116-12	Open Storage	Confirm light fixtures as located; lighting obscured by ductwork	X	X	X	X			
A-S116-13	Open Storage	Patch and paint previous holes for switch panel on South wall	X		X				
A-S116-14	Open Storage	Complete electrical installation on West wall - not a blank plate	X		X	X			
A-S116-15	Open Storage	Complete installation of mobile storage system	X						
A-S116-16	Open Storage	Fix unfinished edges at duct register - typical throughout room	X	X	X				
A-S116-17	Open Storage	Repaint steel column at Grid 20/AB	X		X				
A-S116-18	Open Storage	Complete wiring installations near Grid Line 21/AB	X						
A-S116-19	Open Storage	Complete wiring installation above cable tray - typical	X						
A-S116-20	Open Storage	Confirm all junction box plates are painted white - typical	X						
A-S116-21	Open Storage	Install remaining shelvesing in Northeast corner of room	X						
A-S116-22	Open Storage	Complete storefront Door S116C	X		X	X	X		Storefront door locksets not like the rest of the project
A-S116-23	Open Storage	Finish junction box work above Door S116D	X						
A-S116-24	Open Storage	Confirm if conduits at North wall are to be used, if not, cap	X		X				
A-S116-25	Open Storage	Complete wiring at Door S116A	X		X				
A-S116-26	Open Storage	Provide power to roll-up Door S116B	X						
A-S116-27	Open Storage	Confirm thermostat location is not in conflict with shelving unit	X		X				
STAIR S5 - Supply Storage up to Mezzanine grating floor									
A-S5-01	Stair S5	Install stairs once the cabinets and grated floor in	X						
A-S5-02	Stair S5	Confirm the shop drawings on the new configuration	X		X		X		Confirm with HA again
SECTOR A - VISIBLE FLAT ROOFS									
A-Roof-01	Flat Roofs	Line 27 to 28, roof does not drain to gutter	X	X	X				
A-Roof-02	Flat Roofs	Puddling at side of exhaust fan TEF-5	X	X	X				
A-Roof-03	Flat Roofs	Supply roof Line A4 from AA to AB does not drain to gutter	X	X	X				
A-Roof-04	Flat Roofs	Puddling at Line 22 from A to AB	X	X	X				
A-Roof-05	Flat Roofs	Standing water Line 18 from A to AB	X	X	X				
A-Roof-06	Flat Roofs	Standing water Line 18 from A to AA	X	X	X				
A-Roof-07	Flat Roofs	Low roof, does not drain, Line 16 over Courtyard	X	X	X				
A-Roof-08	Flat Roofs	Standing water at low roof at middle downspout, and at high roof entire Line AA to AB doesn't drain; all at Line A2	X	X	X				Over Breakroom and canopy
A-Roof-09	Flat Roofs	Low roof Line AD from 13 to 14, standing water	X	X	X				
A-Roof-10	Flat Roofs	Standing water low roof Line AD from 13 to 14	X	X	X				
A-Roof-11	Flat Roofs	Low roof Line AD at 12, does not drain to gutter	X	X	X				
A-Roof-12	Flat Roofs	Standing water low roof Line AD at 11	X	X	X				
A-Roof-13	Flat Roofs	High roof, Line AC to AD edge does not drain to gutter	X	X	X				
A-Roof-14	Flat Roofs	Please confirm finish and preservation for exposed galvanized flashing	X	X	X	X	X		Addendum #2 (04-26-16)

Wesley R. Segawa and Associates
C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e
10 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
SECTOR B - FIRST FLOOR									
LOBBY CS100									
B-CS100-01	Main Entry Lobby	Clean up, finish electrical provisions	X						
B-CS100-02	Main Entry Lobby	Why are there so many blank plates and junction boxes on the Lobby wall?	X		X	X			What to do?
B-CS100-03	Main Entry Lobby	Finish glass display case work - both sides	X						
B-CS100-04	Main Entry Lobby	Finish all glass installation and trim for the aluminum framing	X						
B-CS100-05	Main Entry Lobby	Finish fire alarm pull box work once the glass is installed	X						
B-CS100-06	Main Entry Lobby	Drywall to be patched of all the overcuts; this is over the main storefront	X	X	X				Bug holes
B-CS100-07	Main Entry Lobby	Before storefront goes up, the wiring for the card readers are not resolved	X		X	X	X		
B-CS100-08	Main Entry Lobby	The wiring for the card readers are not resolved. The floor needs to be patched when wiring resolved and finish the tile floor and base.	X		X	X	X		
B-CS100-09	Main Entry Lobby	Puka in the North wall for new work? If not, patch and paint	X		X				
B-CS100-10	Main Entry Lobby	At the North side glass display case, how is the HVAC damper control going to be accessed?	X		X	X	X		Don't cut the cabinet!
B-CS100-11	Main Entry Lobby	Overcuts at the penetrations to be sealed - West side corner in main Lobby	X		X				
B-CS100-12	Main Entry Lobby	Window storefront to be finished when the problems get resolved in 'how to finish' wiring	X		X				
B-CS100-13	Main Entry Lobby	Cane detection guardrail to be installed at bottom of Stair S1. Tile floor needs to be done	X						
MECHANICAL CS101									
B-CS101-01	Mechanical	Inside walls to be painted	X						
B-CS101-02	Mechanical	Underside of metal decking (ceiling) to be painted	X						
B-CS101-03	Mechanical	After painting, install the rubber base. Have the floors been sealed?	X		X				
STORAGE CS102									
B-CS102-01	Storage Room	Threshold at floor between linoleum and concrete slab?	X	X	X	X			
B-CS102-02	Storage Room	Caulk the gap at drywall and slab before the rubber base is installed	X		X				
B-CS102-03	Storage Room	Complete electrical work in Storage	X						
JANITOR CS103									
B-CS103-01	Janitor	Entry door into Janitor's, threshold?	X		X	X			
B-CS103-02	Janitor	Walls to be painted	X						
B-CS103-03	Janitor	Clean and caulk the floor slab sawcuts and seal floor. Caulking	X		X				
B-CS103-04	Janitor	Complete door installation and rubber bumpers	X						Typical
B-CS103-05	Janitor	Finish around the fire alarm device	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 11 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item			Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
Sector	Room No.	Series									
VENDING CS104											
B-CS104-01			Vending/Entry	Paint overspray, complete final coat of paint	X						
B-CS104-02			Vending/Entry	Complete installation of floor sink, clean floor slab	X		X				
B-CS104-03			Vending/Entry	Fix bottom of drywall edges, clean floors, caulk joints, stain slab and install base	X		X				
B-CS104-04			Vending/Entry	Mud the drywall screws before installing rubber base	X		X				
B-CS104-05			Vending/Entry	Entry Door CS104 missing the brushes at the door edge?	X	X	X				Big gap not acceptable
B-CS104-06			Vending/Entry	Entry door, finish painting and cut the edges	X						
RECYCLING CS105											
B-CS105-01			Recycling Bins	Entry into Recycling needs to be finished with the wrap around stainless steel guards	X		X				
B-CS105-02			Recycling Bins	Bottom of drywall to floor to be caulked before rubber base is installed	X		X				Bug houses.
B-CS105-03			Recycling Bins	Bottom of drywall to floor to be caulked before rubber base is installed, floor cleaned and joints caulked	X		X				
BREAK ROOM CS106											
B-CS106-01			Break Room	Complete work at conduit or cap; above Door CS105	X						
B-CS106-02			Break Room	Patch puka at outlet plate - typical	X	X	X				
B-CS106-03			Break Room	Patch the gap of drywall to slab before base is installed	X	X	X				Bug houses
B-CS106-04			Break Room	Repair the tears and rips on the duct work insulation	X		X				At several areas
B-CS106-05			Break Room	Touch up paint on the dirty conduit - mauka Diamond Head ceiling corner	X						
B-CS106-06			Break Room	Patch the void at the ceiling decking sitting on angle iron and WF beam.	X		X				
B-CS106-07			Break Room	Install remaining glass panels at Window U1 North side; clean all the frames and glass	X						
B-CS106-08			Break Room	Repair the tears and rips on the duct work insulation	X		X				At several areas
B-CS106-09			Break Room	Clean and caulk all slab joints before concrete stain	X						
B-CS106-10			Break Room	Complete installation of storefront Door CS106B - south wall	X						
B-CS106-11			Break Room	Complete the fix at the window curbs before base is installed	X		X				
B-CS106-12			Break Room	Complete storefront door CS106A and TV mount with bracket	X		X				Materials all in Break Room floor
B-CS106-13			Break Room	Aluminum fencing in Courtyard not installed	X			X	X		Addendum #2 (04-26-16)
FOOD PREP CS107											
B-CS107-01			Food Prep	Paint overspray, need final coat	X		X				
B-CS107-02			Food Prep	Finish work at ceiling access panel	X						
B-CS107-03			Food Prep	Install millwork, sink and appliances	X						
B-CS107-04			Food Prep	Wall to floor joint at slab, clean and seal before millwork goes in	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 12 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
ELECTRICAL ROOM CS 108									
B-CS108-01	Electrical	Clean door and repaint	X						
B-CS108-02	Electrical	Cap unused conduit instead of just taping	X		X				
B-CS108-03	Electrical	Unmask the smoke detector	X						
CIRCULATION CS109									
B-CS109-01	Circulation	Door jamb and wall need finish paint and cut at corners	X						
B-CS109-02	Circulation	Paint overspray	X		X				
B-CS109-03	Circulation	Clean/grind floor and seal	X						
B-CS109-04	Circulation	Finish electrical work and install cover, apparatus	X						
B-CS109-05	Circulation	Finish wall work and repaint. Install base	X						
B-CS109-06	Circulation	Finish wall work and repaint. Install base. Caulk slab joint cuts	X						
B-CS109-07	Circulation	Cap holes in window frame H10A. Window shade?	X	X	X				
B-CS109-08	Circulation	Finish up storefront door CS105. Threshold? Clean floor and stain concrete	X		X				
COMM ROOM CS110									
B-CS110-01	Comm Room	Remove tape from bottom of jambs. Clean and seal floor, caulk floor joints. Rubber base needs to be installed	X		X				
B-CS110-02	Comm Room	Touch up paint and door frame	X						
B-CS110-03	Comm Room	Cap the conduits not being used. Finish up drywall and install rubber base	X		X				
B-CS110-04	Comm Room	Cap the conduits not being used. Install rubber base	X		X				
B-CS110-05	Comm Room	Remove all the blue tape to show 'Dricon' plywood	X						Too late to paint plywood
B-CS110-06	Comm Room	Finish the electrical work and install cover at raceway	X						
B-CS110-07	Comm Room	Wrong jamb? Missing lockset?	X	X	X				
B-CS110-08	Comm Room	Install Emergency Power for AC in Comm. Rooms - per Spec	X			X	X		Addendum #2 (04-26-16)
WOMEN'S RESTROOM CS111									
B-CS111-01	Women's Restroom	Missing fixtures/sensors for toilets on East Wall	X			X	X		Floors are to be tiled; contract work
B-CS111-02	Women's Restroom	Missing toilet partitions and accessories	X						
B-CS111-03	Women's Restroom	Missing paper towel dispenser and sanitary napkin dispenser	X						
B-CS111-04	Women's Restroom	Missing sinks, mirrors, sensors, soap dispenser	X						
B-CS111-05	Women's Restroom	Fire sprinkler head hole larger than escutcheon	X	X					
B-CS111-06	Women's Restroom	Unfinished drywall edges at ceiling for access panel	X						
B-CS111-07	Women's Restroom	Ceiling paint touch up	X	X					
B-CS111-08	Women's Restroom	Drywall repair at corner, North entrance	X	X					
STORAGE CS112									
B-CS112-01	Storage	No grout on base tile	X						
B-CS112-02	Storage	Missing door silencers (rubber bumpers)	X						
B-CS112-03	Storage	Wall paint finish coat	X						
B-CS112-04	Storage	Junction box or wall switch, or motion sensor?	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 13 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item			Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
Sector	Room No.	Series									
MEN'S RESTROOM CS113											
B-CS113-01			Men's Restroom	Sinks and all sink accessories not installed	X						
B-CS113-02			Men's Restroom	Ceiling access panels are incomplete	X						
B-CS113-03			Men's Restroom	Toilet accessories not installed - paper towel dispenser and bin	X						
B-CS113-04			Men's Restroom	Confirm electrical has been corrected, complete tile work, install toilet partitions and bathroom fixtures and accessories.	X		X				
B-CS113-05			Men's Restroom	Confirm electrical has been corrected, complete tile work, install toilet partitions and bathroom fixtures and accessories.	X		X				
B-CS113-06			Men's Restroom	Floor drains require adjusting to accept tiled floor	X		X	X			**All floors are supposed to be tiled**
B-CS113-07			Men's Restroom	Complete wiring for the fixture sensors	X		X				
B-CS113-08			Men's Restroom	Confirm sensor wiring is complete, replace backer board, tile and finish paint. Install urinals and screens.	X		X	X			
B-CS113-09			Men's Restroom	Complete A/C work and ceiling access panel	X						
B-CS113-10			Men's Restroom	Touch up painting throughout	X						
B-CS113-11			Men's Restroom	Touch up painting throughout - typical and clean up fire alarm device	X	X					
B-CS113-12			Men's Restroom	Touch up painting throughout	X						
B-CS113-13			Men's Restroom	Rubber bumpers missing at all hollow metal door jambs	X						
B-CS113-14			Men's Restroom	Clean up/finish up junction box; abandoned?	X	X	X	X			What is it for?
B-CS113-15			Men's Restroom	Floors are to be tiled; drains need to be adjusted	X	X	X	X	X		
WOMEN'S SHOWER CS114											
B-CS114-01			Women's Shower	East wall wainscot is approximately 1-1/2" higher than West wall base	X	X	X	X			**Floor is to be tiled**
B-CS114-02			Women's Shower	Unfinished tile edge. Obstruction for lockers at tile base	X	X	X				
B-CS114-03			Women's Shower	Missing soap dish typical of all stalls	X						
B-CS114-04			Women's Shower	General grout joint quality throughout - shallow, voids, cracks	X	X	X				
B-CS114-05			Women's Shower	ADA stall - finish bench, grab bars, etc.	X	X					
B-CS114-06			Women's Shower	Touch up paint throughout	X		X				
MEN'S SHOWER ROOM CS115											
B-CS115-01			Men's Shower Room	Typical throughout all shower stalls - missing soap dish and other shower accessories	X						
B-CS115-02			Men's Shower Room	Typical throughout all showers - missing shower accessories, curtain rods and curtains	X						
B-CS115-03			Men's Shower Room	A core-through hole in CMU Grid Line B is for what?	X	X	X				
B-CS115-04			Men's Shower Room	Shower drain covers have grout all over - needs cleaning	X	X	X				Grout went into drain lines?
B-CS115-05			Men's Shower Room	Floor drains need to be adjusted to accept tiled floor	X	X	X	X			
B-CS115-06			Men's Shower Room	Light above handicap shower stall to be completed	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 14 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
WOMEN'S LOCKER ROOM CS116									
B-CS116-01	Women's Locker Room	South door frame (CS116) is not grouted	X						
B-CS116-02	Women's Locker Room	Light switch missing	X						Motion sensor switch?
B-CS116-03	Women's Locker Room	Chip in tile behind outlet cover plate - near South entry		X	X				
B-CS116-04	Women's Locker Room	Repair plaster and touch up paint around fire alarm audio/visual	X		X				
B-CS116-05	Women's Locker Room	West wall unfinished drywall - unpainted patch in SW corner	X		X				
B-CS116-06	Women's Locker Room	Touch up paint throughout (General Item)	X	X					
B-CS116-07	Women's Locker Room	Paint overspray at south wall		X	X				
B-CS116-08	Women's Locker Room	Repair duct installation - need plastic plugs to cover test ports	X	X	X				
B-CS116-09	Women's Locker Room	Straighten misaligned EXIT sign	X	X					
B-CS116-10	Women's Locker Room	Tile floor throughout (General Item)	X			X	X		**It is not an epoxy floor; TILE**
B-CS116-11	Women's Locker Room	Crack in drywall (West wall)	X	X					
B-CS116-12	Women's Locker Room	Fire extinguisher cabinet missing	X						
B-CS116-13	Women's Locker Room	Coiled wires in ceiling with no termination point	X						
B-CS116-14	Women's Locker Room	Stubout conduit with pull string above cable tray	X						
B-CS116-15	Women's Locker Room	Ceiling penetration unsealed	X						
B-CS116-16	Women's Locker Room	Fire sprinkler head obstructed by Comm cables within 3-inches	X	X	X				
B-CS116-17	Women's Locker Room	Chipped tile under outlet cover plate on North wall		X	X				
B-CS116-18	Women's Locker Room	Excess threaded rod below cable tray	X	X					Dangerous condition
B-CS116-19	Women's Locker Room	Install State provided lockers. Confirm with HA for final location	X						Addendum #2 (04-26-16)
MEN'S LOCKER ROOM CS117									
B-CS117-01	Men's Lockers	Door frames all missing rubber bumpers- typical throughout	X						
B-CS117-02	Men's Lockers	Walls need final coat of paint and cutting of colors - at Dr CS117	X						
B-CS117-03	Men's Lockers	Walls need final coat of paint and cutting of colors - at Dr CS117	X						
B-CS117-04	Men's Lockers	Walls need final coat of paint and cutting of colors - at fire alarm device	X						
B-CS117-05	Men's Lockers	Light at Locker Rm entry did not open; is there a motion detector?	X	X		X			No light switch on the wall
B-CS117-06	Men's Lockers	Locker Room floor is to be tiled	X	X	X	X			
B-CS117-07	Men's Lockers	Repair tears and rips in duct insulation throughout	X	X					
B-CS117-08	Men's Lockers	Review lighting scheme; there are only 3 light fixtures in Locker Room which appears to be inadequate		X		X			
B-CS117-09	Men's Lockers	Finish paint wall and cut corners - typical throughout space	X	X					
B-CS117-10	Men's Lockers	Fill holes at CMU joints and refinish painting at Grid Line B	X	X					
B-CS117-11	Men's Lockers	A/C thermostat is near the corner; verify new layout of Lockers. FA strobe light covered by Lockers?	X	X			X		Verify with Hawaiian Airlines
B-CS117-12	Men's Lockers	Repaint walls to clean up paint overspray - North side wall	X	X					
B-CS117-13	Men's Lockers	Floor drains to be adjusted to accept tiled floors	X	X	X	X			
B-CS117-14	Men's Lockers	Edge of wainscot not finished and not acceptable	X	X		X			

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 15 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-CS117-15	Men's Lockers	Space below I-beams to be finished; some are, some not	X	X		X			
B-CS117-16	Men's Lockers	Painting required in areas with drywall fixes	X	X					
B-CS117-17	Men's Lockers	Install State provided lockers. Confirm with HA for final location	X						Addendum #2 (04-26-16)
STORAGE CS118									
B-CS118-01	Storage	Inside of closet not finished painted	X		X				Light and switch all pau
B-CS118-02	Storage	Bottom of drywall on uneven floor with gaps	X	X	X				'Rat holes'
B-CS118-03	Storage	Bottom of drywall damage (door side) and needs re-finishing	X		X				
B-CS118-04	Storage	Corners where drywall meets CMU needs to be finished better	X		X				
B-CS118-05	Storage	All conduit wall penetrations to be patched	X		X				Typical in this closet
B-CS118-06	Storage	All conduit wall penetrations to be patched	X		X				
B-CS118-07	Storage	Finish paint room and remove masking tape from smoke detector	X		X				
B-CS118-08	Storage	Walls need painting	X		X				
CIRCULATION CS119									
B-CS119-01	Circulation	Walls need paint touch up	X		X				
B-CS119-02	Circulation	Duct insulation between Locker Rm entry needs to be fixed	X		X				
B-CS119-03	Circulation	Light fixtures not installed at the Circulation Hallway	X						
B-CS119-04	Circulation	South side CMU wall dirty; repaint? Need entry mat installed	X	X	X				
B-CS119-05	Circulation	Clean and seal slab before installing entry mat	X		X				
B-CS119-06	Circulation	Closure at underside of metal decking inconsistent	X	X	X				Looks bad
B-CS119-07	Circulation	Blue wall next to stairs dirty/oversprayed, not cut	X						
B-CS119-08	Circulation	At main entry doors, junction boxes need painting, EXIT sign not installed, empty conduit for what?	X						
B-CS119-09	Circulation	Touch up tape joints on duct installation and seal penetration at wall opening	X	X	X				
MECHANICAL CS120									
B-CS120-01	Mechanical	Testing and remove covers for thermometers	X						
B-CS120-02	Mechanical	Door frame needs touch up paint and finish the electrical switches for light	X						
B-CS120-03	Mechanical	Door frame flush bolts not installed - top and bottom	X						
B-CS120-04	Mechanical Room	Confirm design of rated walls			X	X			Addendum #2 (04-26-16)
CIRCULATION FS122									
B-CS122-01	Circulation	Finish patching CMU walls and repaint - typical	X						
B-CS122-02	Circulation	Portions of decking and walls to be painted. Remove all plastic masking	X		X				
B-CS122-03	Circulation	Some of the conduits need to match all the painted ones	X						
B-CS122-04	Circulation	Remove masking when painting and cleaning are done. All glass and aluminum frames need cleaning - typical	X		X				
B-CS122-05	Circulation	The remaining CMU walls need painting	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 16 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-CS122-06	Circulation	All the piping and conduits need to be cleaned of dust and debris - typical	X						
B-CS122-07	Circulation	Need threshold going into First Aid, flooring and sealing needs to be completed	X			X	X		Clean and seal Main Corridor first
B-CS122-08	Circulation	Finish all chips and cracks at CMU columns and walls, and repaint	X		X				Typical
B-CS122-09	Circulation	Finish the end of the insulation at the diffuser near Vending entrance	X	X	X				
B-CS122-10	Circulation	Grid 12.5, the skylight is not done - flashing or TPO still showing	X	X	X				
B-CS122-11	Circulation	Chips and fixes on CMU to be completed and repainted. Cove base with spacers showing not acceptable	X	X	X	X			Is cove base the right thing?
B-CS122-12	Circulation	Cuts and gaps at the acoustical decking not consistent - caulk or patch	X		X				Typical
B-CS122-13	Circulation	Finish the gap above the I-beam, caulk or patch the gaps	X		X				Typical
B-CS122-14	Circulation	Repair the cracked and deteriorated taping at the pipe insulation	X	X	X				
B-CS122-15	Circulation	After all piping and conduit work finish at Grid 15, opening in wall to be sealed	X		X				Code issue
B-CS122-16	Circulation	At the cove base, the spacers and gaps not acceptable. Floor to be cleaned and sealed	X	X	X	X			
B-CS122-17	Circulation	All of the columns to have corner guards	X		X				General Note #2 on floor plans
B-CS122-18	Circulation	Complete all wiring and cover plates at ceiling	X						
B-CS122-19	Circulation	Complete all patching on walls and repaint	X		X				Typical
B-CS122-20	Circulation	Pentrations at ceiling to be sealed	X	X	X				
B-CS122-21	Circulation	Finish all the wiring or cap the 'future use ones' -should be labeled	X		X				
B-CS122-22	Circulation	Finish around the bottom of the skylights; some areas caulked and some areas incomplete	X	X	X				
B-CS122-23	Circulation	Timeclocks not installed	X			X	X		Addendum #2 (04-26-16)
FIRST AID CS132									
B-CS132-01	First Aid	Complete vinyl floor and wall base installation	X						
B-CS132-02	First Aid	Gyp board walls and ceiling paint touch up	X						
B-CS132-03	First Aid	Complete CMU wall prep prior to finishing painting	X	X	X				
B-CS132-04	First Aid	Complete finish hardware installation at door, bumpers	X						
B-CS132-05	First Aid	No electrical in room	X						Due to rework in adjacent room
INFIRMARY CS133									
B-CS133-01	Infirmary	Complete vinyl floor and wall base installation	X						
B-CS133-02	Infirmary	Complete door hardware and install bumpers at frame	X						
B-CS133-03	Infirmary	Touch up painting as needed, finish electrical provisions and install light fixtures	X		X				
AUDIO CS134 in First Aid Office									
B-CS134-01	Audio	Complete vinyl floor and wall base installation	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 17 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-CS134-02	Audio	Door lite missing, and screws at frame. Complete finish hardware	X						
B-CS134-03	Audio	Complete drywall work and finish painting throughout	X						
B-CS134-04	Audio	Complete drywall work and finish painting throughout	X						
B-CS134-05	Audio	Complete electrical provisions in room	X						
RESTROOM CS135 INSIDE First Aid									
B-CS135-01	Restroom	Tile floor is totally unacceptable	X	X	X				Also, doesn't drain to drain
B-CS135-02	Restroom	Complete grouting of wainscot, toilet accessories and complete electrical junction box work	X						
B-CS135-03	Restroom	Complete installation of plumbing fixtures and electrical provisions for fixtures	X						
B-CS135-04	Restroom	Complete electrical work so lighting will work	X						
B-CS135-05	Restroom	Complete finish hardware, door bumpers at jambs	X						
B-CS135-06	Restroom	Complete painting and cutting of colors at walls and ceiling	X						
MECHANICAL CS136									
B-CS136-01	Mechanical	Hollow metal door frame not cement grouted	X	X					
B-CS136-02	Mechanical	Caulk expansion joint void in slab edge. Check rest of perimeter of slab for other areas	X	X	X				
B-CS136-03	Mechanical	Gyp board wall moldy due to condensation dripping in wall. Open wall to confirm insulation not moldy	X	X	X				Need to be done!
B-CS136-04	Mechanical	Spray foam installed to stop moisture at duct insulation; needs to be removed and corret fire stopping to be installed	X	X	X				Wall insulation to be checked to confirm mold has not started to grow from the condensation
B-CS136-05	Mechanical	Remove insulation at electrical conduits and install approve fire stopping	X	X	X				
B-CS136-06	Mechanical	Install approved fire stopping at electrical conduits	X	X	X				
B-CS136-07	Mechanical	Complete painting at walls and ceiling	X	X					
B-CS136-08	Mechanical	Check ducts for TAB test ports, install plugs and re-insulate	X	X	X				
B-CS136-09	Mechanical	Secure chill water piping; sways and shakes when system is turned on	X	X					
B-CS136-10	Mechanical	Close gaps in wall with approved fire stopping. Finish paint walls	X	X					
B-CS136-11	Mechanical	Clean off all dust from insulation on ducts and repair tears and rips	X	X					
B-CS136-12	Mechanical	Complete electrical system for lights, switches and outlets	X						
ELEVATOR EQUIPMENT ROOM CS137									
B-CS137-01	Elevator Equipment Room	Complete firestop caulking of pipes, ducts at wall and ceiling penetrations. Finish all electrical work.	X						
B-CS137-02	Elevator Equipment Room	Complete painting of electrical conduits. Install fire extinguisher cabinet	X		X				
B-CS137-03	Elevator Equipment Room	Complete caulking around electrical boxe and paint	X	X					
B-CS137-04	Elevator Equipment Room	What's the hole for in the CMU wall? Patch and paint if not needed. Paint the new electrical conduits.	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 18 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-CS137-05	Elevator Equipment Room	Complete electrical requirements and communication system.	X						
B-CS137-06	Elevator Equipment Room	Complete door hardware install and rubber bumpers	X						
B-CS137-07	Elevator Equipment Room	Complete patch work at fire sprinkler line and paint wall	X						
LOBBY CU100 - Hawaiian Airlines Credit Union									
B-CU100-01	Lobby	Complete gyp board touch up and repaint wall	X						
B-CU100-02	Lobby	Check for blemishes on wall, fix and repaint	X						
B-CU100-03	Lobby	Complete storfront installation	X		X				Card reader?
B-CU100-04	Lobby	Seal all wall penetrations. Finish electrical work and install acoustical tile ceiling	X		X				
B-CU100-05	Lobby	Caulk void in finish at storefront frame	X		X				
B-CU100-06	Lobby	Touch up blemishes on CMU wall and repaint; Southwest	X		X				
B-CU100-07	Lobby	Patch wall at electrical outlet	X		X				'Rat hole'
B-CU100-08	Lobby	Void at storefront sill to wall corner - fill in the void?	X	X	X				
B-CU100-09	Lobby	Complete installation of tile floor	X						
B-CU100-10	Lobby	Clean and complete floor prep and install finished floor	X						Dirty and dusty
B-CU100-11	Lobby	Complete test and balancing at HVAC ducts; patch insulation and repaint	X		X				
B-CU100-12	Lobby	Complete electrical and communication work	X						
VP OFFICE CU101 - Credit Union									
B-CU101-01	VP Office	Complete door hardware installation and check operations	X		X				
B-CU101-02	VP Office	CMU touch up work, patch voids and chips in tile and mortar. Electrical plates not flush to wall, complete installation of electrical apparatus and light fixtures	X		X				
B-CU101-03	VP Office	Walls and corners, cracks in mortar joints, patch and repaint	X	X	X				
B-CU101-04	VP Office	Touch up CMU wall and remove concrete splatter from surface and repaint	X		X				
B-CU101-05	VP Office	Patch duct insulation, complete TAB and install test port plugs	X		X				
B-CU101-06	VP Office	Patch CMU wall, clean splatter, caulk all voids, repaint	X		X				
B-CU101-07	VP Office	Clean floor, caulk slab joints and complete finish floor and base installation	X		X				
B-CU101-08	VP Office	Complete electrical and comm provisions and fire caulk wall penetrations as required	X		X				
B-CU101-09	VP Office	Re-finish around duct work penetration and repaint	X	X	X				Messy
B-CU101-10	VP Office	Complete installing electrical provisions and light fixtures. Paint duct insulaion to match the existing	X						
PRESIDENT OFFICE CU102 - Credit Union									
B-CU102-01	President Office	Complete finish hardware install, caulk all voids, repaint	X						
B-CU102-02	President Office	Remove concrete splatter at wall and repaint	X		X				
B-CU102-03	President Office	Complete painting on walls	X						Typical
B-CU102-04	President Office	Complete conduit work at ceiling and wall and paint	X		X				
B-CU102-05	President Office	Patch insulation at ductwork and pentration through wall	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 19 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-CU102-06	President Office	Fixed damaged insulation at round ductwork	X		X				
B-CU102-07	President Office	Clean and fix the caulking at the winow frame, grout the corner at curb and CMU wall. Finish clean floor, install floor and base. Install roller shades	X	X	X				
RECEPTION CU103 and OPEN OFFICE CU 104									
B-CU103/4-01	Reception and Open Office	Finish up painting, ceiling grid and acoustical tile work	X						
B-CU103/4-02	Reception and Open Office	Finish up storefront door assembly, teller counter millwork, work counter and countertops	X						
B-CU103/4-03	Reception and Open Office	Finish of the window sill is messy. Caulk the aluminum frame to finish walls. Cleaning throughout	X	X	X				
B-CU103/4-04	Reception and Open Office	Finish up window pane install, tile floor and base. Walls to be touched up - paint.	X		X				
B-CU103/4-05	Reception and Open Office	Complete wiring of light fixtures, paint the new conduits and junction box	X						
B-CU103/4-06	Reception and Open Office	Complete ceiling work, install light fixtures and ceiling tiles. Finish paint	X						
B-CU103/4-07	Reception and Open Office	Corner at GL A at 11.1 has gap between curb and wall; how is base to be finished. Clean floors and install carpeting	X	X	X	X	X		
B-CU103/4-08	Reception and Open Office	Fix all the chips and cracks at the CMU wall and repaint/touch up	X		X				
B-CU103/4-09	Reception and Open Office	Patch around the receptacle - West wall	X	X	X				
B-CU103/4-10	Reception and Open Office	Patch the TAB pukas in the duct and repaint	X		X				
B-CU103/4-11	Reception and Open Office	Finish speaker work at ceiling and finish wire light fixtures	X						
FILE ROOM CU105									
B-CU105-01	File Room	HVAC damper adjustment bolts needs to be cleaned and finished	X		X				
B-CU105-02	File Room	Finish painting walls	X		X				
B-CU105-03	File Room	Adjust electrical plates to sit flush to wall - typical	X		X				Walls needs painting, protect finish plates
B-CU105-04	File Room	Complete electrical provisions at ceiling	X						
B-CU105-05	File Room	Complete painting and finish floors and base	X		X				Typical
CIRCULATION CU106									
B-CU106-01	Circulation	Complete round duct wall penetrations and patch insulation, repaint	X		X				
B-CU106-02	Circulation	Complete supply air duct insulation and fix the gaps around the register	X		X				
B-CU106-03	Circulation	Complete gyp board wall fixes and finish paint wall	X		X				
B-CU106-04	Circulation	Complete light fixture installation and comm provisions	X		X				After painting!
B-CU106-05	Circulation	Clean the concrete floor and the finish flooring and base	X		X				
RESTROOM CU107									
B-CU107-01	Restroom	Rework tile at door frames as tile protrudes further than the frame	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 20 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item Sector / Room No. / Series	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-CU107-02	Restroom	Complete electrical provisions, finish plates, light fixtures, plumbing fixtures and sensors and toilet accessories	X						
B-CU107-03	Restroom	Complete plumbing fixture and toilet accessories and mirrors	X		X				Finish paint first!
B-CU107-04	Restroom	Complete gyp board touch ups and finish paint	X						
B-CU107-05	Restroom	HVAC adjustment bolts at ceiling need to be cleaned and finished	X						
SAFE CU108 - Cubicle									
B-CU108-01	Cubicle	Complete finish hardware and fix door - binds on frame	X	X	X				
B-CU108-02	Cubicle	Complete electrical provisions	X						
B-CU108-03	Cubicle	Touch up walls and finish paint	X						
B-CU108-04	Cubicle	Complete flooring and finish work and base	X						
SAFE CU109 - Cubicle									
B-CU109-01	Cubicle	Fix damaged door, install all finish hardware	X						
B-CU109-02	Cubicle	Touch up walls and paint	X						
B-CU109-03	Cubicle	Complete electrical provisions after finish painting	X						
B-CU109-04	Cubicle	Finish the slab patch, finish floor and base	X		X				
BREAKROOM CU110									
B-CU110-01	Breakroom	Complete installation of door hardware	X						
B-CU110-02	Breakroom	Complete TAB operations for A/C work, patch duct holes, and paint	X		X				
B-CU110-03	Breakroom	Complete drywall blemishes and finish painting	X						
B-CU110-04	Breakroom	Complete installing electrical provisions - lights	X						
B-CU110-05	Breakroom	Complete finish floor prep and installation	X						
B-CU110-06	Breakroom	Patch floor cleanout, finish painting, install millwork and countertop and plumbing fixtures	X						
B-CU110-07	Breakroom	Install wall bumber to catch swinging door	X		X				
B-CU110-08	Credit Union Breakroom	Duct Installation to half window				X	X		Head height; acceptable to HA?. Addendum #2 (04-26-16)
COPY/WORK ROOM CU111									
B-CU111-01	Copy/Work Room	Complete touch up of walls and finish paint	X		X				
B-CU111-02	Copy/Work Room	Finish painting walls and ceiling and complete electrical provisions	X						
B-CU111-03	Copy/Work Room	Complete the cleaning of floor and finsh floor and base	X		X				
STAIR S2									
B-S2-01	Stair No. 2	Clean paint drip drywall mud from stair treads, make clean and seal to see the concrete gray	X	X	X				
B-S2-02	Stair No. 2	Clean barrier rail to underside of stair and finish or cover the plate and bolts	X	X	X				Void in the floor at tile cutout
B-S2-03	Stair No. 2	Finish or cover plate and bolts for the landing support.	X	X	X				Sits below the finish floor tile

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 21 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-S2-04	Stair No. 2	Clean paint drip drywall mud from stair treads, make clean and seal to see the concrete gray	X	X	X				
B-S2-05	Stair No. 2	Blue wall has overspray and needs finish coat of paint	X						
B-S2-06	Stair No. 2	Blue wall has overspray and needs finish coat of paint	X						
B-S2-07	Stair No. 2	Clean South CMU at top of landing of concrete splatter or efflourescence - repaint	X		X				
B-S2-08	Stair No. 2	Clean South CMU at top of landing of concrete splatter or efflourescence - repaint	X		X				
B-S2-09	Stair No. 2	At second floor line. Drywall sitting on top of beam and is not finished	X	X	X				Too many gaps
B-S2-10	Stair No. 2	At second floor landing, clean slab and seal	X						
B-S2-11	Stair No. 2	Work above storefront incomplete	X		X				
B-S2-12	Stair No. 2	At North wall - repaint	X		X				
B-S2-13	Stair No. 2	At ceiling level, penetrations through wall needs to be sealed	X		X				
B-S2-14	Stair No. 2	Clean fire alarm pull box of tape, touch up grout line with puka	X						
B-S2-15	Stair No. 2	Finish hardware for door needs to be completed	X						
B-S2-16	Stair No. 2	Second floor landing jamb and header different paint colors - blue or white?	X		X				
B-S2-17	Stair No. 2	Clean storefront frame of sticky tape residue	X	X					
B-S2-18	Stair No. 2	Speaker not installed at top of stair/ceiling	X						
SECTOR C - FIRST FLOOR									
CIRCULATION FS100 - Main Corridor									
C-FS100-01	Circulation	Underside of acoustic deck needs finish painting	X						
C-FS100-02	Circulation	Install all corner guard at walls, CMU	X						General Note #2 on floor plans
C-FS100-03	Circulation	Walls needs block filler and finish paint	X						
C-FS100-04	Circulation	Water fountain not installed, finish wall painting	X						
C-FS100-05	Circulation	Floor requires cleaning/grinding and sealer applied	X						
C-FS100-06	Circulation	Expansion joint incomplete at Circulation side of wall	X						
C-FS100-07	Circulation	Data and Comm cabling incomplete at cable tray	X						
C-FS100-08	Circulation	Wiring devices incomplete at East wall	X						
CIRCULATION FS141									
C-FS141-01	Circulation	Floor requires cleaning/grinding before sealer	X						
C-FS141-02	Circulation	Walls need block filler and finish paint	X						
C-FS141-03	Circulation	Underside of metal decking is to be painted	X						
C-FS141-04	Circulation	Cable penetration through walls needs firestop bags	X						
C-FS141-05	Circulation	Sawcut joints to be cleaned and caulked before floor sealing	X		X				
C-FS141-06	Circulation	Floor beneath Stair S4 needs cleaning/grinding and sealing	X						
C-FS141-07	Circulation	Corners guards at all corners - after painting	X						A typical requirement
FACILITY REPAIR FS142									
C-FS142-01	Facility Repair	Man door FS142B touch door and frame	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 22 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
C-FS142-02	Facility Repair	Overhead coiling door FS142C not installed	X		X	X	X		Need electrical provisions
C-FS142-03	Facility Repair	Floor will require cleaning/grinding and then sealed	X						
C-FS142-04	Facility Repair	Fan is mounted too low and will interfere with Mezzanine operations	X	X	X	X	X		
C-FS142-05	Facility Repair	Lights mounted too low and will interfere with Mezzanine operations	X	X	X	X	X		
C-FS142-06	Facility Repair	Seal penetrations for sink. Install millwork and countertop	X						
C-FS142-07	Facility Repair	Touch up East wall junction box	X		X				
C-FS142-08	Facility Repair	Touch up South wall receptacle	X						Puka at wall
C-FS142-09	Facility Repair	South wall missing device	X						
C-FS142-10	Facility Repair	Door FS142A touch up door and frame, door light missing screws	X		X				
C-FS142-11	Facility Repair	Caulk 2 sides CMU to tube steel column at North wall	X	X	X	X			
C-FS142-12	Facility Repair	Touch up North fire alarm device	X		X				
C-FS142-13	Facility Repair	Complete electrical installation at floor	X		X				Conduit sheared off?
C-FS142-14	Facility Repair	Touch up around JB and wall cover plate at Stair 9	X	X	X				
C-FS142-15	Facility Repair	Repair flashing at clearstory louvers	X	X	X				
C-FS142-16	Facility Repair	Repair flashing at clearstory louvers	X	X	X				
C-FS142-17	Facility Repair	Seal pipe penetrations in West wall	X						
C-FS142-18	Facility Repair	Seal pipe pentrations in West wall	X						
C-FS142-19	Facility Repair	Repair Dust Collector Ducts in GSE shop area			X	X			Addendum #2 (04-26-16)
C-FS142-20	Facility Repair	Chain link cages not installed	X						Addendum #2 (04-26-16)
OFFICE FS143									
C-FS143-01	Office	Install millwork and then finish base	X						
C-FS143-02	Office	Data cabling incomplete	X		X				Conflict with millwork?
C-FS143-03	Office	Unmask light at ceiling	X						
C-FS143-04	Office	Door FS143 touch up door and frame, install bumpers	X						
C-FS143-05	Office	Unmask fire alarm and touch up perimeter	X	X	X				gaps, puka
LOADING/HIGH BAY STORAGE FS149									
C-FS149-01	Loading/High Bay Storage	Flash, caulk top of louvers	X	X	X	X	X		
C-FS149-02	Loading/High Bay Storage	Web joist installed to remain open? Code issue?	X		X	X	X		How to finish?
C-FS149-03	Loading/High Bay Storage	All door frames not grouted. Holes in frames to be patched	X	X	X				
C-FS149-04	Loading/High Bay Storage	Touch up, repair penetration at South wall	X		X				
C-FS149-05	Loading/High Bay Storage	Touch up door and frame - Typical	X		X				Doors may need adjusting
C-FS149-06	Loading/High Bay Storage	Device missing on the West wall	X						
C-FS149-07	Loading/High Bay Storage	Touch up base of walls - typical	X						
C-FS149-08	Loading/High Bay Storage	Saw cuts in floor need cleaning and caulking, floor to be sealed	X		X				
C-FS149-09	Loading/High Bay Storage	Floor requires cleaning/grinding before sealing	X	X	X				Need to remove all the tire marks
C-FS149-10	Loading/High Bay Storage	Center and right louver has a damaged frame	X	X					
C-FS149-11	Loading/High Bay Storage	Touch up caulk/paint at louvers - typical. Louver has big separation at left corner	X	X	X				
C-FS149-12	Loading/High Bay Storage	Overhead coiling door FS149D not installed with electrical provisions. Metal decking and header not painted yet	X		X	X			

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 23 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
C-FS149-13	Loading/High Bay Storage	CMU damaged at roll-up door opening	X		X				Column guards, bollards
C-FS149-14	Loading/High Bay Storage	Loading dock sprinklers need to be installed between steel beams - too low. Decking at steel framing needs painting	X	X	X	X	X		Head height is very critical!
C-FS149-15	Loading/High Bay Storage	Loading dock drain trough too high	X	X	X	X	X		rework the finish elevations
C-FS149-16	Loading/High Bay Storage	Loading dock elevation to be adjusted	X	X	X	X	X		Design never worked, there is not curb or sidewalk
C-FS149-17	Loading/High Bay Storage	Clean around tube steel at base and caulk	X	X	X				Messy
C-FS149-18	Loading/High Bay Storage	Ceiling fan is too large, hung too low for this space. Ceiling lights will be in conflict	X	X	X	X	X		
C-FS149-19	Loading/High Bay Storage	Door FS149A incomplete, touch up painting, install finish hardware	X		X				
OFFICE FS151									
C-FS151-01	Office	Touch up perimeter of fire alarm	X		X				Gaps and holes
C-FS151-02	Office	Install millwork and finish up base	X		X				Flooring, sealing?
C-FS151-03	Office	Wiring incomplete at West wall	X						
C-FS151-04	Office	Wiring incomplete at South wall	X						
C-FS151-05	Office	Touch up caulking, paint at window frame - typical. Entire areas need cleaning	X		X				
C-FS151-06	Office	Light fixture or speaker missing at ceiling	X						
HEADSET/WORK FS152									
C-FS152-01	Headset/work	Finish millwork install and baseboards	X		X				
C-FS152-02	Headset/work	Unused pentration at West wall	X	X	X				Clean it up, caulk
C-FS152-03	Headset/work	Touch up wall and finish cover over door	X		X				Messy
C-FS152-04	Headset/work	Unused penetration at North wall	X		X				Cap it and remove the tape
C-FS152-05	Headset/work	Condensate label coming off the piping	X		X				
VALUABLE GOODS STORAGE FS153									
C-FS153-01	Valuable Goods Storage	Touch up around the fire alarm device on the wall	X		X				
C-FS153-02	Valuable Goods Storage	Unused penetration on East wall	X		X				Cap and remove the masking tape
C-FS153-03	Valuable Goods Storage	Unused penetration on West wall	X		X				Cap and remove the masking tape
C-FS153-04	Valuable Goods Storage	Flash/close up top of wall to steel	X	X	X	X	X		
C-FS153-05	Valuable Goods Storage	Touch up the bottom of the CMU wall perimeter	X						
C-FS153-06	Valuable Goods Storage	Floor requires cleaning/grinding before sealer	X						
SUPPLIES FS154									
C-FS154-01	Supplies	Caulk/seal between tube column and CMU	X	X	X	X	X		
C-FS154-02	Supplies	Touch up around the fire alarm device at North wall	X	X	X				
C-FS154-03	Supplies	Unused penetration at West wall	X		X				cap if not to be used
C-FS154-04	Supplies	Unused penetration at East wall	X		X				
C-FS154-05	Supplies	Floor requires cleaning/grinding before sealing	X						
C-FS154-06	Supplies	Flash/seal top of wall to steel	X	X	X	X	X		
TOOL STORAGE FS155									

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 24 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
C-FS155-01	Tool Storage	Touch up walls at covers and receptacles - typical	X		X				Messy
C-FS155-02	Tool Storage	Touch up around the fire alarm device on North wall	X						
C-FS155-03	Tool Storage	Two unused pentrations in South wall	X						Clean and cap, not masking tape
C-FS155-04	Tool Storage	Unused penetration in East wall	X						
C-FS155-05	Tool Storage	Unused penetration in West wall	X						
C-FS155-06	Tool Storage	Touch up East wall pipe penetration	X		X				Messy
C-FS155-07	Tool Storage	Floor needs cleaning/grinding before floor sealer	X						
C-FS155-08	Tool Storage	Touch up the bottom of the CMU wall perimeter	X						
CONTROLLED MATERIALS FS156									
C-FS156-01	Controlled Materials	Touch up door and frame FS156	X		X				
C-FS156-02	Controlled Materials	Door FS156 missing hinge	X		X				
C-FS156-03	Controlled Materials	Touch wall switch at East wall	X		X				Messy
C-FS156-04	Controlled Materials	Floor needs cleaning/grinding before floor sealer	X						
C-FS156-05	Controlled Materials	Touch up the bottom of the CMU wall perimeter	X						
C-FS156-06	Controlled Materials	Touch up North wall at penetrations and in corner	X		X				
C-FS156-07	Controlled Materials	Unmask device on North wall	X						
C-FS156-08	Controlled Materials	Unused/unfinished work at North wall	X						Cap it, or use it
C-FS156-09	Controlled Materials	Touch up around the finish plate over the door	X		X				Messy
CIRCULATION FS157 - at Grid Line 3									
C-FS157-01	Circulation	Complete installation of storefront doors and card reader wiring	X		X				
C-FS157-02	Circulation	Walk-off mat not installed	X						
C-FS157-03	Circulation	Walls not prepped for finish filler and painting	X		X				
C-FS157-04	Circulation	Floor requires/grinding followed by sealer	X		X				
C-FS157-05	Circulation	Repair damage to ductwork insulation	X		X				
C-FS157-06	Circulation	Patch holes in CMU wall at Electrical Room door	X		X				
C-FS157-07	Circulation	Remove nail from North wall at CMU joint	X	X					
MAIN ELECTRICAL ROOM FS158									
C-FS158-01	Main Electrical Room	Crack in slab originating from conduit penetration - fix and seal/caulk	X	X	X				
C-FS158-02	Main Electrical Room	Saw cut joints need cleaning and finishing	X		X				Protect equipment from all dust!!!
C-FS158-03	Main Electrical Room	Touch up floor at conduit penetrations	X		X				
C-FS158-04	Main Electrical Room	J-box on West wall missing cover	X						
C-FS158-05	Main Electrical Room	Incomplete wiring at overhead near ductwork	X		X				
C-FS158-06	Main Electrical Room	Electrical wiring incomplete over double Door FS158A	X						
C-FS158-07	Main Electrical Room	Patch CMU chips and holes in West wall by Door FS158B	X		X				
DATA/COMM ROOM FS159									
C-FS159-01	Data/Comm Room	Seal tops of wiring penetrations from conduits	X						
C-FS159-02	Data/Comm Room	Clean/grind floor and seal. Base required?	X						Protect all the equipment from dust!!!!!
COMMUNICATIONS FS160									
C-FS160-01	Communications	Clean floor and apply sealer	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 25 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item Sector / Room No. / Series	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
C-FS160-02	Communications	Cable tray at East wall needs fire bagging when wiring is complete	X		X				
C-FS160-03	Communications	Door FS160 needs grouting. Touch up door and frame	X		X				
COPY/WORK ROOM FS161									
C-FS161-01	Copy/Work Room	Finish painting walls and finish base work. Install shelving and millwork and work counters	X						
C-FS161-02	Copy/Work Room	Wall base not installed	X						
C-FS161-03	Copy/Work Room	Unmask fire alarm at East wall, and fill gaps around device	X						
C-FS161-04	Copy/Work Room	Switch cover missing at South wall	X						
C-FS161-05	Copy/Work Room	Complete install of light fixtures	X						
OPEN OFFICE FS162									
C-FS162-01	Open Office	Unmask fire alarm on South wall and fill gaps around the perimeter - typical	X						
C-FS162-02	Open Office	Complete install of light fixtures	X						
C-FS162-03	Open Office	Wall base not installed	X						
C-FS162-04	Open Office	Finish painting of all walls	X						
C-FS162-05	Open Office	Finish up all electrical devices on the walls	X						
C-FS162-06	Open Office	Repair broken conduit at floor. Carpet already installed	X	X	X				
C-FS162-07	Open Office	Make carpet install better at floor conduits	X	X	X				
C-FS162-08	Open Office	Touch up/ finish painting on tube steel column	X						
C-FS162-09	Open Office	Anodize damage to aluminum glass frames, clean frames and glass. Install roller shades.	X	X	X				
C-FS162-10	Open Office	Column on North wall needs to be refinished	X						
C-FS162-11	Open Office	Repair small tears in the duct insulation	X		X				
CONFERENCE FS163									
C-FS163-01	Conference Room	Wall paint not complete with final coat	X						
C-FS163-02	Conference Room	Base incomplete at finish floor	X						
C-FS163-03	Conference Room	Finish electrical plates and work not complete	X						
C-FS163-04	Conference Room	Light fixture at ceiling not installed	X						
LOBBY FS164 - off Grid Line C/5.4 and connects to Open Office FS162									
C-FS164-01	Lobby	Door FS164 glass lite not installed	X		X				
C-FS164-02	Lobby	Electrical devices and finish plates not done	X						
C-FS164-03	Lobby	Base not installed at finish floor	X						
C-FS164-04	Lobby	Wall paint not complete with final coat	X						
CIRCULATION FS165									
C-FS165-01	Circulation	Walk-off mat not installed at front door	X						
C-FS165-02	Circulation	Storefront Door FS165 incomplete	X						
C-FS165-03	Circulation	Slab floor requires cleaning/grinding and then sealing	X		X				
C-FS165-04	Circulation	Walls not prepped and painted	X						
C-FS165-05	Circulation	Saw cut joints at slab need cleaning and caulking	X						Before sealing floor

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 26 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
BREAK ROOM FS166									
C-FS166-01	Break Room	Missing base at finish floor	X						
C-FS166-02	Break Room	Wall needs final coat of paint after all the millwork and touch ups	X						
C-FS166-03	Break Room	Overhead lights not installed	X						
C-FS166-04	Break Room	Millwork, countertop, plumbing not installed. Appliances need to be supplied too.	X						
C-FS166-05	Break Room	Damage to anodized aluminum frames at windows. Roller shades needs to be installed, glass cleaned	X						
FILE ROOM FS168 - inside Open Office FS162									
C-FS168-01	File Room	Base at finish floor incomplete	X						
C-FS168-02	File Room	Wall needs final coat of paint	X						
C-FS168-03	File Room	Finish hardware at door incomplete	X						
C-FS168-04	File Room	Unmask fire alarm device at West wall	X						
C-FS168-05	File Room	Overhead light fixtures not installed	X						
TRAINING CS123 - at Grid Line 7									
C-CS123-01	Training	Walls need finish painting	X						Screens? Whiteboards?
C-CS123-02	Training	Complete finish hardware installation Door CS123	X						
C-CS123-03	Training	Base at wall after carpeting	X						
C-CS123-04	Training	Floor needs to be cleaned, sealed and carpeted	X						
C-CS123-05	Training	Soffit and ceiling, lighting incomplete	X						
C-CS123-06	Training	Refinish, repaint tube steel column	X		X				
C-CS123-07	Training	Gap between curtain wall and aluminum storefront	X		X				Clean and then install roller shades
C-CS123-08	Training	Electrical floor box work incomplete	X		X				
C-CS123-09	Training	Finsh electrical provisions at East wall - typical throughout	X						
TRAINING OFFICES CS126									
C-CS126-01	Training Offices	Finish millwork install and then finish base throughout room	X						
C-CS126-02	Training Offices	Electrical and data work incomplete	X						
C-CS126-03	Training Offices	Light fixtures not installed. Projection mounts?	X						
C-CS126-04	Training Offices	Door CS126 hardware not installed	X						
C-CS126-05	Training Offices	Seal conduit penetration in East wall, repaint	X		X				
C-CS126-06	Training Offices	Cabling incomplete. Finish and install fire bagging	X						
MECHANICAL ROOM CS127									
C-CS127-01	Mechanical	Structural steel framing incomplete with doors	X	X	X	X	?		Hawaiian Air may change to roll-up door? Need to resolve before shoring is removed
C-CS127-02	Mechanical	Paint underside of metal deck and gyp board walls	X						
C-CS127-03	Mechanical	Repair lagging	X	X	X				Typical; holes in duct for TAB/ Need to be sealed?
C-CS127-04	Mechanical	Remove and patch CMU where stud fasteners remain	X	X	X				
C-CS127-05	Mechanical	Remove shoring after structural work complete	X						
TRAINING CS128, CS129 and CS130 aka Command Center									

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 27 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
C-CS128-01	Training	Operable partions to be installed when carpeting done	X						
C-CS128-02	Training	Soffits not complete, projection mounts	X		X				
C-CS128-03	Training	Floor to be cleaned/sealed and carpeting	X		X				
C-CS128-04	Training	Electrical and data floor boxes incomplete	X						
C-CS128-05	Training	Install finish base after carpeting is installed	X						
C-CS128-06	Training	Install light fixtures, projection mounts, power	X			X	X		Drawings not completed for contract work
C-CS128-07	Training	Complete mechanical provision outside at corridor, finish drywall work	X		X	X			
C-CS128-08	Training	Remove shoring after structural work in corridor done	X		X	X			
C-CS128-09	Training	Unmask items on West wall, projection screens, TV mounts, white boards	X						
C-CS128-10	Training	Finish painting	X						
MECHANICAL ROOM CS131									
C-CS131-01	Mechanical	Structural steel framing incomplete with doors	X	X	X	X	?		Hawaiian Air may change to roll-up door? Need to resolve before shoring is removed
C-CS131-02	Mechanical	Paint underside of metal deck and gyp board walls	X						
C-CS131-03	Mechanical	Remove and patch CMU where stud fasteners remain	X	X	X				
C-CS131-04	Mechanical	Finish on drywall incomplete	X	X	X				
C-CS131-05	Mechanical	Remove shoring after structural work complete	X						
STORAGE CS138 and CS139 - inside Training Rooms									
C-CS138-01	Storage	Floors to be cleand/grind and sealer applied	X						
C-CS138-02	Storage	Finished switch plates not installed	X						
C-CS138-03	Storage	Light fixtures not installed	X						
MEZZANINE FS200									
C-FS200-01	Mezzanine	Clean and touch up rungs to roof ladder	X		X				
C-FS200-02	Mezzanine	Seal floor penetrations by East wall	X		X				
C-FS200-03	Mezzanine	Floor needs cleaning/grinding beofre floor sealer	X						
C-FS200-04	Mezzanine	2 - unused pentrations on East wall or more work to be done?	X						
C-FS200-05	Mezzanine	Seal 3 pipe pentrations by south wall	X		X				
C-FS200-06	Mezzanine	Seal duct penetrations at South wall - typical	X	X	X				Looks unfinished
C-FS200-07	Mezzanine	Caulk gaps in wall at seat of joist girder in south wall	X		X				
C-FS200-08	Mezzanine	Seal pentration of copper pipe at South wall	X		X				
C-FS200-09	Mezzanine	Remove wood wedge and seal floor penetration at West side	X		X				
C-FS200-10	Mezzanine	Unused pentration on South wall; cap	X						
STAIR S9 - going up to Mezzanine									
C-S9-01	Stair S9	Touch up stair treads and landing - typical	X		X				Clean all paint, drywall, make clean gray
C-S9-02	Stair S9	Repair damaged lagging at pipe	X						
C-S9-03	Stair S9	Repair large crack in slab at CMU by handrail and adjacent holes in CMU	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 28 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
SECTOR C EXTERIOR									
C-Exterior-01	Sidewalk	Handrails at Stair S11 not painted	X						
C-Exterior-02	Sidewalk	Handrail base plate floating 2" above grade	X	X	X				
C-Exterior-03	Sidewalk	Patch/repair damaged stair nosings at Stair S11	X	X	X				
C-Exterior-04	Sidewalk	Touch up and complete painting at all pipe columns							
C-Exterior-05	Sidewalk	Remove tape from Electric Room lock box	X		X				Clean box of dirt
C-Exterior-06	Sidewalk	Finish painting Door FS158B	X						
C-Exterior-07	Sidewalk	Finish painting Door FS159	X						
C-Exterior-08	Sidewalk	Door 159 missing hinge	X						
C-Exterior-09	Sidewalk	Pipe railings need painting per specifications	X						
C-Exterior-10	Sidewalk	Sheet metal siding over storefront incomplete	X						
C-Exterior-11	Sidewalk	Soffit incomplete at storefront Door FS165	X						
C-Exterior-12	Sidewalk	Storefront Door FS165 frame caps not installed	X						
C-Exterior-13	Sidewalk	Black cast iron pipes to be painted?	?		?				
C-Exterior-14	Sidewalk	Finish caulking exterior of expansion joint	X		X				
C-Exterior-15	Sidewalk	Cracks in sidewalk need remediation	X		X				
C-Exterior-16	Sidewalk	Exterior lighting incomplete	X						
C-Exterior-17	Sidewalk	Doors CS129B and CS130B missing door hinges	X						
SECTOR D - FIRST FLOOR									
CARGO C121									
D-C121-01	Cargo	Floor requires cleaning/grind and apply sealer	X						
D-C121-02	Cargo	Deficient installation of gable end fans	X	X	X	X	X		No drawings
D-C121-03	Cargo	No power to ceiling fans	X	X	X	X	X		
D-C121-04	Cargo	No power to roll-up doors	X	X	X	X	X		
D-C121-05	Cargo	No power to dock levelers	X	X	X	X	X		
D-C121-06	Cargo	Flash and caulk around exterior louvers	X	X	X	X	X		
D-C121-07	Cargo	Caulk transom over man door C121H on Line 38	X		X				
D-C121-08	Cargo	Install Door C121H on Line 38	X						
D-C121-09	Cargo	Dual Dock not installed due to pit being built wrong, no power provisions to dock leveler	X	X	X	X	X		
D-C121-10	Cargo	Dual Dock not installed due to pit being built wrong, no power provisions to dock leveler	X	X	X	X	X		
D-C121-11	Cargo	Touch up bollard painting - typical throughout	X		X	X	X		Bollards and barriers for the new shelving in the center not shown on drawings
D-C121-12	Cargo	Assess cracking slab on West side by docks	X	X	X				
D-C121-13	Cargo	Repair sawcut overcut joints, clean and finish caulk	X	X	X				
D-C121-14	Cargo	Scale trim pieces need to be installed correctly - miters don't match	X	X	X				Typical at 2 scales, messy work
D-C121-15	Cargo	Stainless steel corner guards on column corners - typical throughout	X	X	X				
D-C121-16	Cargo	Flash and caulk side of man door C121K South side	X	X	X	X	X		
D-C121-17	Cargo	Door C121K South side missing threshold	X	X	X	X			
D-C121-18	Cargo	Flash and caulk over louvers on East side - typical on Line N and 38	X	X	X	X	X		

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 29 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item			Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
Sector	Room No.	Series									
D-C121-19			Cargo	Abandoned scale pit plates are warped - Line N	X	X	X				
D-C121-20			Cargo	Scale pit plates to be fastened?	X	X	X	X			
D-C121-21			Cargo	More cracking at slab at cast in place pits	X	X	X	X			Need fix
D-C121-22			Cargo	Man Door C121N North side of Line N missing threshold	X	X	X				
D-C121-23			Cargo	Assess cracking slab at Grid 29/H	X	X	X		X		Need fix
D-C121-24			Cargo	Patch holes in Line 29 CMU wall left of hose reel, repaint	X	X	X				
D-C121-25			Cargo	Construction joints to be cleaned and caulked	X						
D-C121-26			Cargo	Cargo Loading Dock Header Clearance			X				Addendum #2 (04-26-16)
D-C121-27			Cargo	Cargo truck clearance when backed to door	X		X				Addendum #2 (04-26-16)
D-C121-28			Cargo	Cubiscan scale Platform "bowed"	X		X				Addendum #2 (04-26-16)
D-C121-29			Cargo	Rollup Door Heights and Delineators all doors	X		X				Addendum #2 (04-26-16)
D-C121-30			Cargo	ULD shelving in center of Cargo	X			X	X		Not ordered. Addendum #2 (04-26-16)
D-C121-31			Cargo	Complete fire suppression at ULD shelving.	X			X	X		Addendum #2 (04-26-16)
D-C121-32			Cargo	Bollards or traffic barriers at ULD shelving	X			X	X		Not ordered. Addendum #2 (04-26-16)
D-C121-33			Cargo	At loading dock confirm bumpers and clearance to avoid hitting concrete header.	X			X	X		Addendum #2 (04-26-16)
D-C121-34			Cargo	Exterior lighting at loading dock	X			X	X		Addendum #2 (04-26-16)
D-C121-35			Cargo (F to G)	Install chain link cages for valuable goods.	X						Delta 20. Addendum #2 (04-26-16)
COOLER BUILDING C127 - attached to Cargo Line 38											
D-C127-01			Cooler	Install Dynaco cooler Door C127D on West entrance into cooler	X		X	X			Not ordered, or go back to the Rite Hite door. Confirm with HA
D-C127-02			Cooler	Complete trench drain work at Door C127B	X						
D-C127-03			Cooler	Install power to roll-up Door C127B on West side	X				?		
D-C127-04			Cooler	Patch wall penetration at CMU for sprinkler line.	X		X				
D-C127-05			Cooler	Paint the underside of the canopy West side and framing and plates; similar on the East side	X		X				
D-C127-06			Cooler	Complete door hardware and wiring at Door C127H	X		X				
D-C127-07			Cooler	Patch and paint conduit penetrations in Northeast corner	X						
D-C127-08			Cooler	Remove plastic protective film at walls and doors - typical	X						
D-C127-09			Cooler	Complete electrical installations in Southwest corner	X						
D-C127-10			Cooler	Clean sawcut joints and caulk and clean/grind floor and apply sealer	X		X				
D-C127-11			Cooler	Complete installation of Cooler man door	X						
D-C127-12			Cooler	Paint all bollards and barriers - interior and exterior	X						Traffic yellow
D-C127-13			Cooler	Ceiling fans mounted on the wrong side; shelves to be in this postion	X	X	X	X	X		Roof fans do not sit on a curb!
D-C127-14			Cooler	Shelving to be installed on the South side of the Cooler	X		X				Not purchased
D-C127-15			Cooler	Install Dynaco door C127A on West side going into Cargo	X		X				Not purchased
D-C127-16			Cooler	Complete Cooler Door C127G	X						
D-C127-17			Cooler	Install Dynaco Door C127F on East side	X						Not purchased
D-C127-18			Cooler	Seal conduit penetrations through cooler ceiling - typical	X						
D-C127-19			Cooler	Patch and paint conduit penetrations in Northeast corner	X						
D-C127-20			Cooler	Install power to roll-up door C127C on East side	X		X	X			
D-C127-21			Cooler	Complete door hardware at Door C127J	X						
D-C127-22			Cooler	Complete electrical installations in the Southeast corner	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 30 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
D-C127-23	Cooler	Cargo SS AG Inspection Table and Light	X						Addendum #2 (04-26-16)
D-C127-24	Cooler	Roof condenser/equipment not on isolation mounts			X	X	X		Addendum #2 (04-26-16)
CARGO EXTERIOR									
D-Exterior -01	Cargo Exterior	Loading dock pipe railings need painting	X						
D-Exterior -02	Cargo Exterior	Bollards need prep and painting	X						
D-Exterior -03	Cargo Exterior	Man Door C121H missing hinge for door, needs paint touch up	X		X				
D-Exterior -04	Cargo Exterior	Structural steel barriers need prep and finish paint	X						
D-Exterior -05	Cargo Exterior	Lower rail at roof ladder needs zinc touch up before painting	X	X	X				
D-Exterior -06	Cargo Exterior	Fix grout and make water-tight at Cooler East wall Line 38	X	X	X				Grout cracking
D-Exterior -07	Cargo Exterior	Clean/fix CMU chips at Door C121Q opening, paint	X	X	X				
D-Exterior -08	Cargo Exterior	Sprinkler drain line needs preservation - rusting	X	X	X				Also needs cleaning of gunky stuff
D-Exterior -09	Cargo Exterior	Door C121K missing hinge	X	X	X				
D-Exterior -10	Cargo Exterior	Caulk/flash tube steel to CMU	X	X	X	X	X		
D-Exterior -11	Cargo Exterior	Paint Line N bollards	X						
D-Exterior -12	Cargo Exterior	Line N canopy needs painting, roofing, flashing	X						
D-Exterior -13	Cargo Exterior	Cart chargers not installed at Line N or 24	X	X	X	X			
D-Exterior -14	Cargo Exterior	Standard CMU block walls not sealed??	X						
D-Exterior -15	Cargo Exterior	Line 24 canopies needs painting throughout	X	X	X				
D-Exterior -16	Cargo Exterior	Door S118D missing hardware	X						
SECTOR E - FIRST FLOOR									
CIRCULATION C100 - between Grid Line 27 and 27.4									
E-C100-01	Circulation	Complete installing door hardware and touch up CMU wall paint	X						
E-C100-02	Circulation	Complete installation of building expansion joint gasket and seal daylight gap/s. Unmask pipes when painting is complete	X	X	X				
E-C100-03	Circulation	Unmask piping and touch up painting at CMU repairs	X		X				
E-C100-04	Circulation	Remove paint from copper pipe (overspray) and repair damaged pipe insulation and repaint	X		X				
E-C100-05	Circulation	Patch hole in CMU wall and make good if not going to be used. Repaint.	X	X	X				
E-C100-06	Circulation	Complete electrical provisions in corridor, after all painting done	X						
E-C100-07	Circulation	Complete electrical provisions in corridor, after all painting done and seal all penetrations through the wall.	X						
E-C100-08	Circulation	All light fixtures installed?	X		X	X			HA to decide, dim
E-C100-09	Circulation	Confirm locker layout in corridor, and location of the outlets. Slab to be cleaned/grind, sawcut joint caulked and floor sealed	X		X				
E-C100-10	Circulation	Complete installation of walk-off mats at doorways as required (typical)	X						Addendum #2 (04-26-16)
CIRCULATION C101 - at Men's and Women's Restroom									

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 31 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
E-C101-01	Circulation	Transition between CMU and drywall not flush; match top and bottom walls	X		X				
E-C101-02	Circulation	Complete painting on walls	X						
E-C101-03	Circulation	Clean and seal floors, complete painting of walls, base work	X						
E-C101-04	Circulation	Transition between CMU and drywall not flush; match top and bottom walls	X		X				
MEN'S RESTROOM C102									
E-C102-01	Men's Restroom	Complete finish hardware install, touch up paint on frame and door	X		X				
E-C102-02	Men's Restroom	Complete electrical work for plumbing fixtures, and then the tile work. Install plumbing fixtures	X	X	X				
E-C102-03	Men's Restroom	Complete toilet accessories, toilet seat.	X		X	X			Are stall widths adequate?
E-C102-04	Men's Restroom	Complete gyp board work on ceiling and finish painting	X		X				
E-C102-05	Men's Restroom	Correct mitered tile - there's no joint for grout	X	X	X				Just set flush
E-C102-06	Men's Restroom	Complete installation of cover plates over electrical junction boxes - typical	X		X				
E-C102-07	Men's Restroom	Rework ceramic tile corner to match base; square vs. rounded - in two places	X	X	X	X			
E-C102-08	Men's Restroom	Remove steel rod that is cut flush to CMU wall. Patch and paint	X	X	X				
JANITOR C103									
E-C103-01	Janitor's Closet	Complete finish hardware on door, door bumpers, mop holder. Finish painting	X		X				
E-C103-02	Janitor's Closet	Complete finish around junction box and repaint	X	X	X				
E-C103-03	Janitor's Closet	Complete painintg on all walls	X						
SERVICE CENTER C108									
E-C108-01	Service Center	Complete millwork installation and electrical data provisions and Owner supplied equipment	X		X				
E-C108-02	Service Center	Confirm millwork placement vs. power and data outlets. FIDS missing, etc.	X	X	X	X			Work never got on to the drawings and electrical on backgrounds all messed up, incomplete or wrong
E-C108-03	Service Center	Complete cased opening, Parcel Bin and draft curtain	X		X				Not ordered yet
E-C108-04	Service Center	Complete HVAC and electrical ceiling penetrations - seal	X		X				
E-C108-05	Service Center	Complete painting, clean paint off braided expansion fire pipe section.	X		X				
OFFICE C109									
E-C109-01	Office	Complete millwork install, finish up flooring work, electrical and data	X		X				
E-C109-02	Office	Complete touch ups at drywall and touch up painting	X		X				
STORAGE C110 - Grid D/28									

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 32 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
E-C110-01	Storage	Complete door hardware and card reader. Paint frame and door	X		X				
E-C110-02	Storage	Provide adjustable shelving as shown on plans. Is there blocking?	X		X				
E-C110-03	Storage	Caulk at duct penetration through wall. Finish painting walls	X		X				
OPEN OFFICE C111									
E-C111-01	Open Office	Complete finish door hardware and card reader	X		X				
E-C111-02	Open Office	Complete cabinet and countertop work and finish base at floors. Confirm the floor outlets vs. HA lateral files	X		X	X			Electrical drawing not correct?
E-C111-03	Open Office	Confirm electrical and data locations. Grommets at countertop? Finish rubber base	X		X				
E-C111-04	Open Office	Repair all damage duct insulation and paint to match	X		X				
E-C111-05	Open Office	Complete installation of cabinets, countertops and rubber base at floors. Grommets at countertop?	X		X				
E-C111-06	Open Office	Complete installation of cabinets, countertops and rubber base at floors. Grommets at countertop? Floor outlet in the right location? Need to confirm Owner furnished equipment and to fit	X		X				
E-C111-07	Open Office	Clean out all cabinets and shelves - dirty, typical throughout	X		X				
E-C111-08	Open Office	Make the quad outlet level (crocked) and touch up paint on walls	X		X				
OFFICE C113									
E-C113-01	Office	Complete finish hardware install and finish touch up painting at door, frame and walls	X						
E-C113-02	Office	Fix gaps at electrical and data outlets/plates	X		X				
E-C113-03	Office	Complete electrical provision at the ceiling space	X						
E-C113-04	Office	Complete touch at wall and HVAC register, paint	X		X				
E-C113-05	Office	Caulk bottom at floor of linoleum to metal door frames	X	X	X				Typical throughout
CIRCULATION C114 - Grid 28/C									
E-C114-01	Circulation	Complete door hardware, card reader, rubber bumpers, touch up paint	X		X				
E-C114-02	Circulation	Complete CMU patch work and touch up paint at walls and frame/door	X		X				
E-C114-03	Circulation	Complete all cabling in trays. Cap all abandoned or future conduits	X		X				
E-C114-04	Circulation	Caulk bottom at floor of linoleum to metal door frames	X	X	X				Typical throughout
E-C114-05	Circulation	At the top and bottom of the rubber base, just at the corner, caulk the gaps	X		X				Linoleum overcut
AUDIT OFFICE C115									
E-C115-01	Audit Office	Complete door finish hardware, card reader provisions. Paint door and frame	X		X				
E-C115-02	Audit Office	Caulk gaps around receptacles and finish plates	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 33 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
E-C115-03	Audit Office	Fix gaps at typ board and CMU corner, repaint	X		X				
E-C115-04	Audit Office	Rubber base is in, but not the millwork and countertop. Look at the work to be completed in this room.	X		X				
WOMEN'S RESTROOM C116									
E-C116-01	Women's Restroom	Complete installation of door hardware, rubber bumpers, touch up paint at door and frame	X						
E-C116-02	Women's Restroom	Correct mitered tile - there's no joint for grout	X	X	X				Just set flush
E-C116-03	Women's Restroom	Review layout of partitions. Water supply may be in conflict and require moving. Complete tile work and all toilet accessories	X	X	X	X			
E-C116-04	Women's Restroom	Complete access panel work and touch up ceiling and paint	X		X				
E-C116-05	Women's Restroom	Review finish of drywall work and maybe refinish	X		X				
E-C116-06	Women's Restroom	Review clearances for ADA requirements in the toilet stall	X		X	X			
E-C116-07	Women's Restroom	Complete wall access panel and touch up paint	X		X				
E-C116-08	Women's Restroom	Complete paint above door frame on the inside	X						
STORAGE C117									
E-C117-01	Storage	Complete finish hardware at door and touch up painting	X		X				
E-C117-02	Storage	Complete electrical provisions and unmask smoke detector	X		X				
E-C117-03	Storage	On the inside, touch up door and frame, complete hardware	X		X				
COMM ROOM C118									
E-C118-01	Comm Room	Complete door hardware and card reader installation	X						
E-C118-02	Comm Room	Complete data and communication wiring	X						
E-C118-03	Comm Room	Complete electrical provisions, new conduits to be painted, pipe penetrations to be sealed. Remove tape from plywood to show 'Dricon' plywood	X		X				Too late to paint plywood
CIRCULATION C119 - at Grid Line F									
E-C119-01	Circulation	Complete CMU patch and touch up paint, corner guards	X		X				
E-C119-02	Circulation	Re-do CMU wall patch above door at conduit and repaint	X	X	X				Messy
E-C119-03	Circulation	Adjust pipe brackets again for proper fit and fix insulation, repaint	X	X	X				
E-C119-04	Circulation	Paint all newly installed conduits to match existing	X		X				
E-C119-05	Circulation	Paint holudays in steel beams in corridor	X		X				
E-C119-06	Circulation	Complete electrical provisions, if conduit not to be used - cap. Corner guards - typical	X		X				
BAG/CARGO HOLD C120									
E-C120-01	Bag/Cargo Hold	Inside Bag Hold at top of door header remove blue tape and refinish door and frame and install door bumpers	X		X				
E-C120-02	Bag/Cargo Hold	Is fire sprinkler and light fixture in conflict?	X		X	X			North west corner in Bag Hold
E-C120-03	Bag/Cargo Hold	Power and Data outlets in conflict with shelving	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 34 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
E-C120-04	Bag/Cargo Hold	Power and Data outlets in conflict with shelving	X		X				Confirm with Hawaiian Airlines
E-C120-05	Bag/Cargo Hold	Patch all wall penetrations and repaint. All new conduits to be painted	X		X				
E-C120-06	Bag/Cargo Hold	Shelf unit hitting junction box			X				OK with Hawaiian Airlines?
E-C120-07	Bag/Cargo Hold	Patch the ceiling at the North east corner and paint. New conduits to be painted to match existing.	X	X	X				
E-C120-08	Bag/Cargo Hold	Power and Data outlets below shelving; confirm OK with HA	X		X		X		
UNDER MEZZANINE - No numbering but part of C121									
E-C121-01	Under Mezzanine	Patch and finish the plate at the junction box - West wall	X						
E-C121-02	Under Mezzanine	Is piping insulation complete on West wall? Seal all penetrations at the CMU walls - typical.	X		X				
E-C121-03	Under Mezzanine	Is piping insulation complete on West wall?	X		X				
E-C121-04	Under Mezzanine	Seal penetrations and paint the new conduit to match existing	X		X				
E-C121-05	Under Mezzanine	Traffic barriers not installed on West, North and East walls	X		X	X			The KTA drawings shows them
E-C121-06	Under Mezzanine	Light fixtures to be installed no lower than the I-beams	X	X	X	X			
E-C121-07	Under Mezzanine	Floor slab to be cleaned/grind, joints caulked and floor sealed	X	X	X				
E-C121-08	Under Mezzanine	Newly installed conduits to be painted to match existing	X						
E-C121-09	Under Mezzanine	At North east corner, patch CMU grout and repaint	X		X				
E-C121-10	Under Mezzanine	Clean scuffed up CMU and touch up paint	X	X	X				
E-C121-11	Under Mezzanine	Seal pipe penetrations goint out on East wall. Shelving to be in this area!	X		X	X	X		Need pipe guards
E-C121-12	Under Mezzanine	Delineators for 'clear head height' was to be installed at ductwork to coincide with roll-up door height.	X	X	X	X	X		
E-C121-13	Under Mezzanine	Paint new conduits and provide guards around columns	X		X				
E-C121-14	Under Mezzanine	Fire Sprinkler Piping under Supply Mezzanine - Clearance Issue	X		X				Addendum #2 (04-26-16)
AG INSPECTION C122									
E-C122-01	Ag Inspection Office	Touch up door and frame as needed	X						
E-C122-02	Ag Inspection Office	Finish up millwork in Ag office.	X		X				Outlets in right place? Grommets on countertop?
E-C122-03	Ag Inspection Office	Light fixtures not installed	X						
E-C122-04	Ag Inspection Office	Unmask fire alarm device	X						
E-C122-05	Ag Inspection Office	Clean out sawcut joints, caulk and finish floor and base work.	X		X				
ANIMAL HOLD C123									
E-C123-01	Animal Hold	Touch up door and frame as needed	X						
E-C123-02	Animal Hold	Anchoring of frame - screw to be flush with frame	X	X	X				Scewed
E-C123-03	Animal Hold	Patch pukas around fire alarm device	X		X				
E-C123-04	Animal Hold	Unmask and clean all the mechanical equipment	X						
E-C123-05	Animal Hold	Condensate drain to floor - the floor does not slope to drain	X	X	X		X		

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 35 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
E-C123-06	Animal Hold	Clean sawcut joints, caulk and use appropriate caulking for an epoxy floor	X	X	X				Complete drain work too.
E-C123-07	Animal Hold	Floor ponds in Northeast corner	X	X	X				
E-C123-08	Animal Hold	Patch the overcut at the CMU wall receptacle	X		X				
CONFERENCE ROOM C124									
E-C124-01	Conference Room	Finish hanging door, finish hardware and wiring	X		X				
E-C124-02	Conference Room	Finish up lighting and ceiling work	X		X				
E-C124-03	Conference Room	Clean sawcut joints, caulk, grind floor and apply finish. Base?	X		X				
E-C124-04	Conference Room	Clean sawcut joints, caulk, grind floor and apply finish. Base? Install white board?	X		X				
E-C124-05	Conference Room	Finish acoustical tile ceiling and lights	X						
SPRINKLER VALVES ROOM C128									
E-C128-01	Sprinkler Valves	Finish and clean up hardware installed, install rubber bumpers	X		X				
E-C128-02	Sprinkler Valves	Clean and complete grout patching at the perimeter bottom, repaint	X		X				
E-C128-03	Sprinkler Valves	Clean off paint or tape on the flush bolts	X		X				
E-C128-04	Sprinkler Valves	Repaint the walls where conduit and junction boxes were removed	X		X				
E-C128-05	Sprinkler Valves	Repaint the walls where conduit and junction boxes were removed	X		X				
E-C128-06	Sprinkler Valves	Repaint the walls where conduit and junction boxes were removed. Paint the new conduits.	X		X				
E-C128-07	Sprinkler Valves	Clean and fix around seal of the drain into sleeve	X	X	X				Messy
E-C128-08	Sprinkler Valves	Patch the pukas in the CMU and repaint	X		X				
CONTROLLED MATERIALS S117									
E-S117-01	Controlled Materials	Complete security wiring at the door, and finish hardware work. Jamb grouted?	X		X				
E-S117-02	Controlled Materials	Touch up painting all around man door frame	X		X				
E-S117-03	Controlled Materials	Bollards on the inside need to be painted traffic yellow	X		X				
E-S117-04	Controlled Materials	Hole exists near roll up door header but is patched on the corridor side. Patch and paint if not needed	X	X	X				
E-S117-05	Controlled Materials	Overhead roll-up door and electrical provisions not completed	X	X	X	X			
E-S117-06	Controlled Materials	Expansion joint work at GL C and 26.1 needs to be installed	X	X	X	X			
E-S117-07	Controlled Materials	Espansion joint work at ceiling to be completed	X	X	X	X			
E-S117-08	Controlled Materials	Unmask all fire sprinklers	X						
E-S117-09	Controlled Materials	Underside of decking, foam spray cleaned in some areas, some not. Make all good and repaint	X		X				
E-S117-10	Controlled Materials	The floor is not cleaned and the sealer is incomplete	X	X	X				
E-S117-11	Controlled Materials	Patch and paint the puka in the Southeast corner of the room	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 36 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
E-S117-12	Controlled Materials	Parts and pieces of shelving to be completed and installed	X						
ELECTRICAL C129 - at Grid Line 27/D									
E-C129-01	Electrical	Complete installation of door hardware, touch up paint on door and frame. Cap conduits not to be used	X		X				
E-C129-02	Electrical	Complete electrical provisions. Remove temp power cord and patch/paint wall when work complete. Cap conduits not to be used.	X		X				
E-C129-03	Electrical	Seal all conduits going through ceiling, cap conduits not to be used, paint new conduits to match existing	X		X				
E-C129-04	Electrical	Clean all slab joints and caulk. Clean and seal floor	X	X	X				COVER ALL EQUIPMENT!!!!!!!
E-C129-05	Electrical	Complete all electrical work, clean and label panel work	X						
HIGH BAY STORAGE S118									
E-S118-01	High Bay Storage	Touch up paint on all the bollards -typical	X		X				
E-S118-02	High Bay Storage	At the intersecting CMU walls the expansion joint is not complete	X		X				
E-S118-03	High Bay Storage	All of the stainless steel corner guards need to be installed	X						
E-S118-04	High Bay Storage	At Grid Line D/24 the cart chargers have not been installed per the Change Orders No. 1 and 5	X	X	X	X	?		
E-S118-05	High Bay Storage	At the louvers, all the debris should be cleaned out - typical	X	X					
E-S118-06	High Bay Storage	Hopefully the threshold can fit under Door S118G	X		X				
E-S118-07	High Bay Storage	Patch around the junction boxes and repaint. Work around the tube steel columns looks incomplete	X	X	X				'bug holes'
E-S118-08	High Bay Storage	All the motorized roll up doors do not have electical provisions to power up	X	X	X	X	X		In the original RFP
E-S118-09	High Bay Storage	All the column covers to be installed	X						
E-S118-10	High Bay Storage	At GL 24/K and L a conduit and incomplete work. At this bay, the header is not caulked to the CMU wall - all the others are finished caulked	X	X	X				
E-S118-11	High Bay Storage	At GL 24, install roll-up Door S118E	X						
E-S118-12	High Bay Storage	Typical at all the roll-up doors and tube steel frame - seal and caulk the gap between steel and CMU, can see daylight. Finish below louver frame too, caulking?	X	X	X	X			
E-S118-13	High Bay Storage	Typical at all the roll-up doors and tube steel frame - seal and caulk the gap between steel and CMU, can see daylight. Need finish hardware installed at Door S118D	X	X	X	X			
E-S118-14	High Bay Storage	Need electrical provisions for the motor driven roll-up Door S121B	X		X	X			
E-S118-15	High Bay Storage	At GL 27/M under Stair S10 grout the little bug hole in the corner and repaint	X		X				
E-S118-16	High Bay Storage	Confirm with HA on where to store the surplus shelving not being fabricated and installed.	X						At is present location may be OK.
E-S118-17	High Bay Storage	At the high Bay shelves on the East side shows signs of rust. Commercial Shelving to rehabilitate shelves. Complete installation with 4 anchor bolts	X	X	X				Supposed to be powder coated

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 37 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
E-S118-18	High Bay Storage	At the high Bay shelves on the East side shows signs of rust. Commercial Shelving to rehabilitate shelves.	X	X	X				
E-S118-19	High Bay Storage	After completion of shelving, complete the fire suppression system at the highest level, and mid-level as designed	X						
E-S118-20	High Bay Storage	Complete installation with 4 anchor bolts - typical throughout	X						
E-S118-21	High Bay Storage	Renew the joint at the base of the CMU walls, clean the drips on the wall at Line 27 and repaint	X	X	X				Dirty water drips from Mezzanine level
E-S118-22	High Bay Storage	Under Stair S6 all pipe pentrations to be sealed	X						
E-S118-23	High Bay Storage	Under Stair S6 all pipe pentrations to be sealed	X						
TIRE STORAGE S121									
E-S121-01	Tire Storage	Repaint or touch up all the painted bollards	X		X				
E-S121-02	Tire Storage	Daylight between louver to tube steel and CMU to tube steel. Seal these penetrations. Caulk bottom of louver to CMU	X	X	X	X			
E-S121-03	Tire Storage	Installation of roll-up door S121E to frame got holes that need to be patched and painted	X	X	X				
E-S121-04	Tire Storage	Installation of roll-up door S121E to frame got holes that need patched. Tube steel with gap at underside of header neads to sealed, as attached to header has spalled the concrete	X	X	X	X	X		
E-S121-05	Tire Storage	There is daylight between CMU and tube steel; needs to be sealed	X	X	X	X	X		
E-S121-06	Tire Storage	Conduit from opposite side may not be used; confirm and patch wall	X		X				
E-S121-07	Tire Storage	The underside of the lintel beam to be finished - can see the cells. Weld marks to be cleaned and re-painted	X	X	X				
E-S121-08	Tire Storage	The roll up doors do not have power provisions to operate	X	X	X	X	X		
E-S121-09	Tire Storage	The unistrut framing to hold up the lights does not have any engineered drawings.	X		X	X	X		
E-S121-10	Tire Storage	Confirm that tire racks been ordered.	X						Confirm with HA catalog cuts. Addendum #2 (04-26-16)
MEZZANINE S200									
E-S200-01	Mezzanine	Finish barrier at top of Stair S10. How does the rest of the handrail work?	X		X	X	X		
E-S200-02	Mezzanine	Finish barrier on the East side of the Mezzanine	X						
E-S200-03	Mezzanine	Half of the slab was not completed - the Ewa side	X	X	X				
E-S200-04	Mezzanine	The removable guard rails don't work safely	X	X		X			HA to re-do with new design
E-S200-05	Mezzanine	Finish all remaining guard rails and chain link fencing. Fire alarm pull stations and devices to bee installed	X		X				
E-S200-06	Mezzanine	Slab still needs to be fixed	X	X	X				
E-S200-07	Mezzanine	Dimples in the slab need to match the rest of the slab	X	X	X				
E-S200-08	Mezzanine	Removable rail at Stair S6 to remain; Hawaiian to redesign	X	X		X			
E-S200-09	Mezzanine	Slab still needs to be fixed	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 38 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
E-S200-10	Mezzanine	All of the steel column penetrations at the slab, Grid C needs to be sealed properly - not with plywood	X	X	X	X	X		
E-S200-11	Mezzanine	All of the steel column penetrations at the slab, Grid C needs to be sealed properly - not with plywood	X	X	X	X	X		
E-S200-12	Mezzanine	At Grid C, the two differing materials to be sealed	X	X	X	X	X		Big gap
E-S200-13	Mezzanine	Vertical joint needs to be sealed	X	X	X	X	X		Big gap
E-S200-14	Mezzanine	New conduits to be painted to match existing	X		X				
E-S200-15	Mezzanine	Electrical provisions or fire alarm to be completed	X						
E-S200-16	Mezzanine	Electrical provisions or fire alarm to be completed	X						
E-S200-17	Mezzanine	Complete chain link fencing and paint conduits	X						
E-S200-18	Mezzanine	Traffic barrier plates not sitting flush with floor - correct or fix	X		X				
E-S200-19	Mezzanine	Gable end fan supports not engineered and designed. No power, automatic control, shrouds	X	X	X	X	X		
E-S200-20	Mezzanine	Ceiling fans do not have electrical provisions to operate. Where are the controls for these fans?	X	X	X	X	X		
ELECTRICAL S201									
E-S201-01	Electrical Room	Patch the pukas on the East CMU walls and repaint	X		X				
E-S201-02	Electrical Room	Seal penetrations through the floor - typical	X						
E-S201-03	Electrical Room	Seal penetrations through the floor - typical	X						
E-S201-04	Electrical Room	Seal all penetrations through the wall and conduits	X		X				
E-S201-05	Electrical Room	Seal all penetrations through the wall and conduits and paint the conduits and JB to match existing	X		X				
E-S201-06	Electrical Room	Seal all penetrations - patch the overcut at the drywall at ceiling	X		X				
E-S201-07	Electrical Room	Seal all penetrations through the drywall at the ceiling	X		X				
E-S201-08	Electrical Room	Unmask the smoke detector	X						
E-S201-09	Electrical Room	Seal all penetrations through the metal deck	X	X	X	X	X		The ceiling may not meet Code
E-S201-10	Electrical Room	Unmask all louvers and make clean	X						
E-S201-11	Electrical Room	Door frame to be cleaned, install rubber bumpers - typical. Drilled puka at joints to be patched.							
E-S201-12	Electrical Room	Adjust/fix the keyed cylinders - spins and not working properly.	X		X				
E-S201-13	Electrical Room	Ceiling not constructed to meet code.	X	X	X	X	X		Addendum #2 (04-26-16)
EQUIPMENT ELEVATOR S202 - Mezzanine Level									
E-S202-01	Elevator Equipment Room	Behind Eevator and Electrical rooms, clean the deck and get equipment tested	X		X				Remove candlesticks and caution tape
E-S202-02	Elevator Equipment Room	Seal all penetrations through floor and cap conduits not used	X		X				
E-S202-03	Elevator Equipment Room	Fix the vertical caulk joint and finish paint	X	X	X				
E-S202-04	Elevator Equipment Room	Unmask the fire alarm and smoke detector	X		X				
E-S202-05	Elevator Equipment Room	Floor needs to be clean, sealed and rubber base	X	X	X				
E-S202-06	Elevator Equipment Room	Straighten the boxes on the West wall	X		X				
E-S202-24	Elevator Equipment Room	Ceiling not constructed to meet code.	X	X	X	X	X		Addendum #2 (04-26-16)

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 39 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
STAIRS S6 - in High Bay up to Mezzanine									
E-S6-01	Stairs	At top of stair, patch puka and repaint	X		X				
E-S6-02	Stairs	At top landing, gap may need to be highlighted.	X		X				Is gap too big?
E-S6-03	Stairs	Patch gouges on CMU wall and clean/repaint dirty wall	X	X	X				
E-S6-04	Stairs	Finished grout needs painting at CMU wall	X		X				
E-S6-05	Stairs	Finished grout needs painting at CMU wall	X		X				
STAIRS S10 - in Tire Storage up to Mezzanine									
E-S10-01	Stairs	Cane barrier at bottom of stair is dirty, needs cleaning.	X		X				Handrail is for top portion of stairway? Won't work. Too long?
E-S10-02	Stairs	Clean stair of drips on treads and risers - typical	X		X				
E-S10-03	Stairs	At the top landing the gap to the Mezzanine slab may be too great	X		X				
OPEN YARD EXTERIOR - Diamond Head side of facility									
E- Exterior-01	Open Yard	Windows at Line C to get aluminum sunshades installed	X		X	X			Shades may not meeet size of window frames
E- Exterior-02	Open Yard	Line C and 21 canopies in its entirety to get painted	X						
E- Exterior-03	Open Yard	Clean and touch up doors with asphalt splatter	X	X	X				
E- Exterior-04	Open Yard	Paint bollards and seal the CMU block walls	X						
SECTOR F - FIRST FLOOR									
HANGAR H100 1 LEFT - Southwest corner									
F-H100-1L-01	Hangar 1L	Cannot install S/S corner guards as outlets at corner; typical throughout. Guards to be modified?	X		X	X			
F-H100-1L-02	Hangar 1L	Gable end fans installed without engineered drawings for the supports. Shrouds to the gable louvers not designed or installed	X	X	X	X	X		Power not provided to fans, controllers, wall switch
F-H100-1L-03	Hangar 1L	Floor needs to be cleaned prior to turnover to Hawaiian Airlines	X						HA to finish epoxy floor - By Others
F-H100-1L-04	Hangar 1L	Sawcut joints to be cleaned and caulked. Need to verify compatible material for epoxy (by HA)	X						
F-H100-1L-05	Hangar 1L	5-ton overhead crane to be tested and re-certified with permanent power	X						
F-H100-1L-06	Hangar 1L	Foam system to be tested and cleaned at dispensers	X		X				
F-H100-1L-07	Hangar 1L	Trench drains need to be opened, cleaned and tested	X						
F-H100-1L-08	Hangar 1L	Fall arrest system 1L to be turned over to HA and not to be installed	X	X					DCK cannabelized this set due to missing parts. Turnover remainder to HA.
F-H100-1L-09	Hangar 1L	Remanant and rubbish needs to be trashed	X	X					
F-H100-1L-10	Hangar 1L								
COMPUTER BRIEFING H101									
F-H101-01	Computer Briefing	Chip in CMU wall at door opening	X	X	X		X		Fire shutters at all windows, per Code
F-H101-02	Computer Briefing	Touch up paint at door frame after grout and patch at CMU	X	X	X				
F-H101-03	Computer Briefing	Missing electrical device over West door	X						
F-H101-04	Computer Briefing	Touch up around electrical outlet on North wall	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 40 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
F-H101-05	Computer Briefing	Electrical light fixtures not installed	X						
F-H101-06	Computer Briefing	South door missing finish hardware	X						
STORAGE H102									
F-H102-01	Storage	Light fixture not installed	X						
F-H102-02	Storage	Floor requires cleaning/grinding before application of sealer	X						
F-H102-03	Storage	Touch up fireproofing at conduit	X		X				
F-H102-04	Storage	Touch up door and frame - painting	X						
STORAGE H103									
F-H103-01	Storage	Light fixture not installed	X						
F-H103-02	Storage	Floor requires cleaning/grinding before application of sealer	X						
F-H103-03	Storage	Repair damage at West wall	X		X				
F-H103-04	Storage	Touch up door and frame - painting	X						
F-H103-05	Storage	Door H103 missing hardware, strike plate, etc.	X						
MAINTENANCE SUPERVISOR OFFICE H104									
F-H104-01	Maint Supervisior Office	Light fixture not installed	X						
F-H104-02	Maint Supervisior Office	Floor requires cleaning/grinding before application of sealer and rubber base	X			X			Finish Schedule is not correct
F-H104-03	Maint Supervisior Office	Repair damage at the bottom portion of the Eat wall	X		X				
F-H104-04	Maint Supervisior Office	Door H104 missing the intermediate hinge	X				X		Fire shutters at all windows, per Code
DOCK OFFICE H105									
F-H105-01	Dock Office	Missing device cover over door	X	X	X				Needs help
F-H105-02	Dock Office	Holes at CMU around electrical and data outlets	X	X	X				
F-H105-03	Dock Office	Wiring for electronic door hardware incomplete, jambs not grouted	X		X		X		Fire shutters at all windows, per Code
F-H105-04	Dock Office	Electrical light fixtures not installed	X						
F-H105-05	Dock Office	Lagging on ductwork to be repaired/replaced	X	X					
F-H105-06	Dock Office	Missing service window and revised millwork	X		X		X		Change Order No. 5. Addendum #2 (04-26-16)
AVIONICS BATTERIES MS100									
F-MS100-01	Avionics Batteries	Expansion joint at NW corner of room incomplete	X		X				
F-MS100-02	Avionics Batteries	Electrical and data outlets need touch up, coordinated with 400 Hz power, inverter	X	X	X	X	X		**400 Hz provisions and power to roll-up doors**
F-MS100-03	Avionics Batteries	West door glass light frame missing screws	X						
F-MS100-04	Avionics Batteries	Touch up paint at door, frame and wall at West door	X	X					
F-MS100-05	Avionics Batteries	Touch up junction box opening East wall	X	X					7-feet from North wall
F-MS100-06	Avionics Batteries	Saw cuts in floor slab need caulking	X	X					
F-MS100-07	Avionics Batteries	Chip in CMU block by firm alarm East wall	X	X	X				
F-MS100-08	Avionics Batteries	Comm cables and cable tray at South side is incomplete	X	X	X				Looks funky
F-MS100-09	Avionics Batteries	Touch up paint at bollard East side of overhead door	X						
F-MS100-10	Avionics Batteries	Touch up wall by overhead door spacer plates	X	X	X				Poor workmanship
F-MS100-11	Avionics Batteries	Touch up paint at column and wall at grounding cable	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 41 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
F-MS100-12	Avionics Batteries	Touch up West wall at paint mark	X						
F-MS100-13	Avionics Batteries	Expansion joint at Southwest corner not correct	X	X	X	X			Was this ever designed?
F-MS100-14	Avionics Batteries	Base of CMU wall needs completing - typical throughout	X	X					
F-MS100-15	Avionics Batteries	Touch up floor penetrations - typical throughout	X	X	X				Poor workmanship
F-MS100-16	Avionics Batteries	Repair duct insulation North of air handler unit	X	X					Taping is messy workmanship
F-MS100-17	Avionics/Batteries	A/C shop spaces seal at trench drains (typical all A/C spaces with roll-up doors)		X		X			Addendum #2 (04-26-16)
EMERGENCY EQUIPMENT MS101 aka Raft Room									
F-MS101-01	Emergency Equipment	Touch up bollard West of North door	X						
F-MS101-02	Emergency Equipment	Touch up wall East and West of North door	X						
F-MS101-03	Emergency Equipment	Complete/touch up at base of CMU wall - typical at perimeter	X	X					
F-MS101-04	Emergency Equipment	Touch up paint on West wall	X						Blotchy, dirty
F-MS101-05	Emergency Equipment	Missing threshold East door	X	X		X			
F-MS101-06	Emergency Equipment	Material on window glass - needs cleaning	X		X				
F-MS101-07	Emergency Equipment	Touch up around electrical outlet and data receptacles - typical throughout	X		X				
F-MS101-08	Emergency Equipment	Touch up paint on West wall near South side	X		X				
F-MS101-09	Emergency Equipment	Repair chain for overhead door	X		X		X		Need electrical power
F-MS101-10	Emergency Equipment	Touch up paint at column and wall at grounding cable	X	X	X				
F-MS101-11	Emergency Equipment	Touch up welds and paint at welded spacer plates for the overhead door framing	X	X	X				Welds look teribble
F-MS101-12	Emergency Equipment	Flash or seal East side of overhead coiling door	X	X	X		X		Can see daylight
F-MS101-13	Emergency Equipment	Comm cables not installed yet in cable tray on South side	X						
F-MS101-14	Emergency Equipment	Repair lagging on chill water piping	X		X				
F-MS101-15	Emergency Equipment	Unknown electrical wiring dangling from overhead	X						
F-MS101-16	Emergency Equipment	Repair lagging and seal duct at air handler unit	X		X				
PAINT BOOTH MS102									
F-MS102-01	Paint Booth	Side and top lights not connected	X	X	X	X	X		Electricians say no power going to Booth
F-MS102-02	Paint Booth	Stainless steel panels need cleaning throughout	X	X					
-	Paint Booth	Exterior roll-up door missing	X		X	X	X		Ordered? Need power to operate
PAINT PREP MS103									
F-MS103-01	Paint Prep	Caulking in CMU joint separating	X	X	X				
F-MS103-02	Paint Prep	Caulking at CMU joints incomplete	X	X					4-feet West of door
F-MS103-03	Paint Prep	Opening at electrical boxes unfinished	X	X					
F-MS103-04	Paint Prep	Fix CMU gouge in wall 2-feet from floor		X	X				
F-MS103-05	Paint Prep	Touch up paint North wall at East wall corner	X						
F-MS103-06	Paint Prep	Caulking at South wall perimeter unsatisfactory. Pipe penetrations to be filled	X	X	X				
F-MS103-07	Paint Prep	Base of CMU wall perimeters caulked unsatisfactory		X					
F-MS103-08	Paint Prep	Grate sections of trench drains not installed	X						
F-MS103-09	Paint Prep	Touch up column where grounding cable was welded	X	X	X				
F-MS103-10	Paint Prep	Caulking at floor at column unsatisfactory	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 42 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item Sector / Room No. / Series	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
F-MS103-11	Paint Prep	Firestop cushions at cable tray North wall incomplete	X	X	X				
COMPOSITE LAY-UP MS104									
F-MS104-01	Composite Lay-Up	Touch up patch in North Wall and MS106 side	X	X	X				
F-MS104-02	Composite Lay-Up	Touch up North wall at electric box	X	X					
F-MS104-03	Composite Lay-Up	Paint junction box cover and touch up around box	X						Painting
F-MS104-04	Composite Lay-Up	Touch up door framing at South door	X						Painting
F-MS104-05	Composite Lay-Up	Touch up around receptacle cover westside of South door	X						
F-MS104-06	Composite Lay-Up	Touch up steel column, clean burn marks on wall at ground strap weld	X	X	X				
F-MS104-07	Composite Lay-Up	Touch up sealing at West wall pentrations	X	X	X				Messy
F-MS104-08	Composite Lay-Up	Touch up paint at bottom of steel column	X						
F-MS104-09	Composite Lay-Up	Touch/repair lagging on ductwork	X						
F-MS104-10	Composite Lay-Up	Touch up base of perimeter CMU		X	X				
F-MS104-11	Composite Lay-Up	Seal or flash top of all tube columns at transon/louver; typical throughout	X	X	X				'Rat hole'
OXYGEN MS105									
F-MS105-01	Oxygen Room	Touch up puka at receptacle plate, repaint	X		X				
F-MS105-02	Oxygen Room	Touch up grout at North wall at east side	X	X	X				Cracks, and cracking
F-MS105-03	Oxygen Room	Clean wall and touch up paint at East wall at pipe	X						
F-MS105-04	Oxygen Room	Touch up steel column at ground strap weld	X	X	X				
F-MS105-05	Oxygen Room	Touch up door frame at South door	X						
F-MS105-06	Oxygen Room	Clean window frame of overspray and repaint South wall corner at west side	X	X					
F-MS105-07	Oxygen Room	Touch up bottom of door		X					Overspray
F-MS105-08	Oxygen Room	Caulk/seal saw cut joints in slab on grade and finsh seal	X	X	X				
INTERIORS, SEAT AND STRUCTURE SHOPS MS106									
F-MS106-01	Interiors, Seats, Structure	Tire marks on floor	X	X	X				
F-MS106-02	Interiors, Seats, Structure	Penetrations in CMU way not sealed	X	X	X				Fire safing required???
F-MS106-03	Interiors, Seats, Structure	Incomplete repair at CMU wall at Dr MS-106B	X		X				
F-MS106-04	Interiors, Seats, Structure	Caulking at base perimeter and wall unsatisfactory	X	X	X				
F-MS106-05	Interiors, Seats, Structure	Caulking at column pourback at slab unsatisfactory		X					
F-MS106-06	Interiors, Seats, Structure	Caulking at CMU joint separating	X	X					
F-MS106-07	Interiors, Seats, Structure	Touch up wall at Northeast crane support column	X		X				
F-MS106-08	Interiors, Seats, Structure	Unsatisfactory condition at base of East CMU wall	X	X	X				
F-MS106-09	Interiors, Seats, Structure	Receptacles crooked on South wall		X	X				
F-MS106-10	Interiors, Seats, Structure	Fire alarm unit mounting unsatisfactory on South wall		X	X				
F-MS106-11	Interiors, Seats, Structure	Crane stops not finished at 4 places in shop	X	X	X				What needs to be done??
F-MS106-12	Interiors, Seats, Structure	Column unpainted behind cable tray	X						
OFFICE MS107									
F-MS107-01	Office	No base installed for floor covering	X	X	X				Millwork not installed!
F-MS107-02	Office	Junction box cover not painted	X	X					
F-MS107-03	Office	Touch up insulation at CW lines	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 43 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
F-MS107-04	Office	Blanked out penetration in East wall not painted	X		X				
F-MS107-05	Office	Hole in window frame South side of East window opening	X	X	X				
F-MS107-06	Office	Aluminum frame for East window damaged	X	X	X				
F-MS107-07	Office	Finish and clean grout at South side of West window	X	X	X				
F-MS107-08	Office	Caulking at CMU joint separating	X	X					
F-MS107-09	Office	Caulking at Northwest corner of CMU incomplete	X	X	X				
CIRCULATION MS108 - running North to South									
F-MS108-01	Circulation	Touch up paint around Door MS121	X		X				
F-MS108-02	Circulation	Touch up holes in CMU West wall at North end, repaint	X		X				
F-MS108-03	Circulation	Touch up paint at North end door in Circulation	X		X				
F-MS108-04	Circulation	Touch up grout at corner of West and North walls	X	X	X				
F-MS108-05	Circulation	Touch up grout at corner East and North walls, all the way up	X	X	X				
F-MS108-06	Circulation	Repair chipped and gouges in CMU wall under light		X					
F-MS108-07	Circulation	Repaint Door MS11 for Electrical Room; oversprayed		X					
F-MS108-08	Circulation	Touch up wall North of MS110 Janitor Closet		X					Clean concrete splatter; repaint
F-MS108-09	Circulation	Touch up wall about 8-feet South of MS110 Janitor Closet		X					Dirty
F-MS108-10	Circulation	South door, left side, missing glass light	X						
F-MS108-11	Circulation	Touch up door header frame, South Side	X	X	X				Repaint
F-MS108-12	Circulation	Touch up door to MS106 Interior, Seat Shop	X						Repaint
F-MS108-13	Circulation	Touch up door, frame and surrounding walls at MS120 Unisex Restroom	X	X	X				Repaint
JANITOR MS110									
F-MS110-01	Janitor	Unmask valve after painting	X						Clean up
F-MS110-02	Janitor	Rust bleeding through paint on piping		X					
F-MS110-03	Janitor	Unmask small pipe after painting	X						
F-MS110-04	Janitor	Repair damage to wall behind copper pipe	X						Repaint
F-MS110-05	Janitor	Touch up chip in CMU wall on East side	X						Repaint
F-MS110-06	Janitor	Touch up grout line corner on North and East walls	X	X					Repaint
F-MS110-07	Janitor	Touch up grout line at corner of South and East wall	X	X					Repaint
F-MS110-08	Janitor	Touch up grout void behind hot water pipe and repaint	X						
F-MS110-09	Janitor	Coulking maissing around janitor sink perimeter	X	X	X				
F-MS110-10	Janitor	Finish of FRP panels to floor unacceptable		X	X				Gap
F-MS110-11	Janitor	Touch up overspray on door	X						
F-MS110-12	Janitor	Patch puka in CMU at top (header)	X	X	X				
F-MS110-13	Janitor	Caulk/seal around pipe penetrations at ceiling	X	X	X				Repaint
ELECTRICAL MS111									
F-MS111-01	Electrical	Cap JB and touch up paint at dirty CMU wall - East side	X		X				
F-MS111-02	Electrical	Complete all electrical work and cap unused conduits	X						
F-MS111-03	Electrical	Caulk the vertical joint at the CMU wall - West side	X						
F-MS111-04	Electrical	Complete the installation of the threshold	X						
F-MS111-05	Electrical	Unmask the smoke detector	X						
F-MS111-06	Electrical	Panels to have finished covers?	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 44 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
F-MS111-07	Electrical	Floor to be cleaned and sealed. Remove temp power cord when permanent power established	X		X				
F-MS111-08	Electrical	Empty conduit at ceiling to be used? Cap if not being used. Paint all new conduits in room to match existing	X		X				
COMMUNICATIONS MS119									
F-MS119-01	Comm Room	Empty junction box East of North door	X		X				
F-MS119-02	Comm Room	Work at raceway incomplete and need finish cover	X		X				Needs cleaning
F-MS119-03	Comm Room	Work at raceway incomplete and need finish cover	X		X				
F-MS119-04	Comm Room	Touch up paint over door and below cable tray	X		X				
F-MS119-05	Comm Room	Empty junction box	X		X				
F-MS119-06	Comm Room	Wall penetration not sealed at waterline	X	X	X				
F-MS119-07	Comm Room	East wall paint noot good - touch up or repaint	X	X	X				
F-MS119-08	Comm Room	Chip on CMU block East of door	X	X	X				
F-MS119-09	Comm Room	Complete/touch up at base of CMU wall - typical at perimeter	X	X					Room needs cleaning
UNISEX RESTROOM MS120									
F-MS120-01	Unisex Restroom	Toilet seat not installed	X						
F-MS120-02	Unisex Restroom	Touch up hole near ceiling register	X		X				Does damper control work for TAB?
F-MS120-03	Unisex Restroom	Touch up at firm alarm mounting	X	X	X				'Rat holes'
F-MS120-04	Unisex Restroom	Wall tile out of alignment	X	X					Floors not sealed
F-MS120-05	Unisex Restroom	Paint run on South side door frame		X	X				
F-MS120-06	Unisex Restroom	Re-do drywall of gouge at South wall	X	X	X				
F-MS120-07	Unisex Restroom	Grout incomplete North side of door	X	X	X				
F-MS120-08	Unisex Restroom	Repaint door frame		X					
UNISEX RESTROOM MS121									
F-MS121-01	Unisex Restroom	Toilet seat not installed	X						
F-MS121-02	Unisex Restroom	Touch up at firm alarm mounting	X	X	X				'Rat holes'
F-MS121-03	Unisex Restroom	Grout line at wall tiles too deep	X	X	X				
F-MS121-04	Unisex Restroom	Touch up gouge in West wall		X	X				
F-MS121-05	Unisex Restroom	Touch up grout in North wall		X	X				
F-MS121-06	Unisex Restroom	Touch up grout in North wall		X	X				
F-MS121-07	Unisex Restroom	Touch up grout in North wall at corner		X	X				
F-MS121-08	Unisex Restroom	Touch up South side of door opening	X	X	X				
F-MS121-09	Unisex Restroom	Touch up gouge in CMU East wall		X	X				
F-MS121-10	Unisex Restroom	Touch up East and South corner of walls		X	X				
F-MS121-11	Unisex Restroom	Repair hole in ceiling near register		X	X				
SECTOR G - FIRST FLOOR									
HANGAR H100 1 RIGHT - Northwest corner									
G-H100-1R-01	Hangar 1R	Traffic barriers incomplete North side of the Hangar offices	X						
G-H100-1R-02	Hangar 1R	Cannot install S/S corner guards as outlets at corner; typical throughout. Guards to be modified?	X		X	X			

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 45 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
G-H100-1R-03	Hangar 1R	Gable end fans installed without engineered drawings for the supports. Shrouds to the gable louvers not designed or installed	X	X	X	X	X		Power not provided to fans, controllers, wall switch
G-H100-1R-04	Hangar 1R	Floor needs to be cleaned prior to turnover to Hawaiian Airlines	X						HA to finish epoxy floor - By Others
G-H100-1R-05	Hangar 1R	Sawcut joints to be cleaned and caulked. Need to verify compatible material for epoxy (by HA)	X						
G-H100-1R-06	Hangar 1R	Depressed slab between Grids J and K not complete	X	X	X	X	X		
G-H100-1R-07	Hangar 1R	RUBB cables between Grids L and M have slack in them - need tightening?	X						
G-H100-1R-08	Hangar 1R	Exisiting stored materials to be removed to complete overhead work - electrical materials	X						
G-H100-1R-09	Hangar 1R	Fall protection at position 1R incomplete	X		X				
G-H100-1R-10	Hangar 1R	Foam system to be cleaned and tested	X						
G-H100-1R-11	Hangar 1R	Exisiting stored materials to be removed to complete overhead work - sheet metal materials	X						
G-H100-1R-12	Hangar 1R	Trench drains needs to be opened, cleaned and tested	X						
AGENT COPY/WORK ROOM H106									
G-H106-01	Agent Copy/Work Room	Finish up all millwork install and the finish bases	X		X				
G-H106-02	Agent Copy/Work Room	Missing device over door	X						
G-H106-03	Agent Copy/Work Room	Device missing at South wall	X						
G-H106-04	Agent Copy/Work Room	Light fixtures not installed	X				X		Fire shutters at all windows
LINE OFFICE H107									
G-H107-01	Line Office	Repair damaged drywall at South wall, repaint	X	X	X				
G-H107-02	Line Office	Missing device over Door H107	X						
G-H107-03	Line Office	Finish up all millwork install and the finish bases	X		X				
G-H107-04	Line Office	Light fixtures not installed	X				X		Fire shutters at all windows
OFFICE H108									
G-H108-01	Office	Finish up millwork and then finish rubber base	X		X				
G-H108-02	Office	Install light fixtures	X				X		Fire shutters at all windows
G-H108-03	Office	Touch up around fire alarm device	X		X				
INSPECTION ENGINEER H109									
G-H109-01	Inspection Engineer	Light fixtures not installed	X				X		Fire shutters at all windows
G-H109-02	Inspection Engineer	Wall base for flooring not installed	X						Waiting for millwork
G-H109-03	Inspection Engineer	Touch up around outlets at CMU wall openings	X	X	X				
G-H109-04	Inspection Engineer	Electrical device not installed over East door	X						
G-H109-05	Inspection Engineer	Light switch at East door not mounted flush to wall	X	X	X				
G-H109-06	Inspection Engineer	Electronic wiring and finish hardware incomplete	X		X				Jambs not solid grouted, yet
STORAGE H110									
G-H110-01	Storage	Light fixtures at ceiling not installed	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 46 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
G-H110-02	Storage	Wall base for flooring not installed	X						
G-H110-03	Storage	Touch up around outlets at CMU wall openings	X	X	X				
G-H110-04	Storage	Fireproofing damaged adjacent to AHU at ceiling	X	X	X				
OFFICE H111									
G-H111-01	Office	Install rubber base at finish floor	X						
G-H111-02	Office	Joint in resilient floor needs seaming	X		X				
G-H111-03	Office	Repair gouge in North wall	X		X				
G-H111-04	Office	Device over door missing/incomplete	X				X		Fire shutters at all windows; Code
G-H111-05	Office	Touch up wall below fire alarm device, bottom left	X		X				
G-H111-06	Office	Touch up around light switch and receptacles - typical	X		X				Messy
G-H111-07	Office	Door H111 missing hinge and wiring incomplete	X		X				
WOMENS RESTROOM FS101									
G-FS101-01	Womens Restroom	Sinks and mirrors not installed	X						
G-FS101-02	Womens Restroom	Paper Towel dispenser to be installed	X						
G-FS101-03	Womens Restroom	Toilet partitions and toilets not installed	X						
G-FS101-04	Womens Restroom	Door FS101 missing hardware and needs to be cleaned and painted	X						
MENS RESTROOM FS102									
G-FS102-01	Mens Restroom	Lavatories not installed	X						
G-FS102-02	Mens Restroom	Toilet partitions and toilets not installed	X						
G-FS102-03	Mens Restroom	Urinals and partitions not installed	X						
G-FS102-04	Mens Restroom	Paper Towel dispenser to be installed	X						
G-FS102-05	Mens Restroom	Electrical box in South wall incomplete	X						
JANITOR CLOSET FS 104									
G-FS104-01	Janitor	Touch up door and frame	X						
G-FS104-02	Janitor	Touch up door and frame FS104	X						
G-FS104-03	Janitor	Missing access panel at ceiling	X		X				
G-FS104-04	Janitor	Unmask item on ceiling	X						
G-FS104-05	Janitor	Touch up door and frame on the interior	X						
G-FS104-06	Janitor	Need corner clip for FRP panel, and panels fall short of slab	X	X	X				No base but fill bottom
G-FS104-07	Janitor	Missing device at ceiling	X						
G-FS104-08	Janitor	Floor to be cleaned and sealed	X						Sink to be caulked at floor
COMPRESSOR ROOM FS105									
G-FS105-01	Compressor Room	Touch up at switch and receptacle - typical	X		X				Walls to be painted!
G-FS105-02	Compressor Room	Underside of metal decking requires painting	X						
G-FS105-03	Compressor Room	Floors to be cleaned/grind followed by sealing	X						
G-FS105-04	Compressor Room	Finish masking and painting of space, clean up	X						
G-FS105-05	Compressor Room	Clean South wall of drips before completing painting	X		X				
G-FS105-06	Compressor Room	Touch up CMU base at wall to base - typical	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 47 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
CIRCULATION FS106									
G-FS106-01	Circulation	Double Door FS103 missing screws at glass retainer	X						
G-FS106-02	Circulation	Floors to be cleaned/grind followed by sealing	X						
G-FS106-03	Circulation	Door FS138A missing hardware, touch up door and frame	X		X				
G-FS106-04	Circulation	Touch up double door and frame FS138B	X						
G-FS106-05	Circulation	Touch up floor caulking at North wall	X		X				
G-FS106-06	Circulation	Touch up around receptacles - typical	X	X	X				
G-FS106-07	Circulation	Touch up bottom of CMU to floor	X	X	X				Voids
G-FS106-08	Circulation	Touch up door and frame FS137 into Small Parts	X						
G-FS106-09	Circulation	Patch damage CMU entrance to Large Parts FS108	X		X				Corner guards as required
GENERAL STORAGE FS107									
G-FS107-01	General Storage	Door FS107A touch up door and frame into General Storage	X						
G-FS107-02	General Storage	Overhead coiling door FS107B not installed with electrical provisions	X						
G-FS107-03	General Storage	Wiring incomplete at FS107A	X						
G-FS107-04	General Storage	Device missing at East wall	X						
G-FS107-05	General Storage	Touch up receptacles/covers on wall - typical	X	X	X				
G-FS107-06	General Storage	Floor to be clean/ground followed by sealing	X						
G-FS107-07	General Storage	Touch up CMU base at wall to base - typical	X	X	X				
LARGE PARTS FS108									
G-FS108-01	Large Parts	Floor to be clean/ground followed by sealing	X						
G-FS108-02	Large Parts	Touch up CMU base at wall to base - typical	X	X	X				
G-FS108-03	Large Parts	Unmask pipe at ceiling	X		X				
G-FS108-04	Large Parts	Touch up South wall receptacle	X	X	X				Big gap
RESERVE PARTS STORAGE FS110									
G-FS110-01	Reserve Parts Storage	Floor to be clean/ground followed by sealing	X						
G-FS110-02	Reserve Parts Storage	Touch up CMU base at wall to base - typical	X	X	X				
G-FS110-03	Reserve Parts Storage	Touch up receptacles/covers on wall - typical	X	X	X				
G-FS110-04	Reserve Parts Storage	Door FS110 to Hangar missing finish hardware	X						
G-FS110-05	Reserve Parts Storage	Touch up around fire alarm device	X	X	X				
ENGINE SHOP FS111									
G-FS111-01	Engine Shop	Floor to be clean/ground followed by sealing	X						
G-FS111-02	Engine Shop	Touch up receptacles/covers on wall - typical	X	X	X				
G-FS111-03	Engine Shop	Touch up West wall receptacle	X	X	X				
G-FS111-04	Engine Shop	Patch CMU on fin wall	X		X				Corner guards as required
G-FS111-05	Engine Shop	Charging Outlets at Engine Shop Exterior	X						Addendum #2 (04-26-16)
ENGINE STORAGE FS112									
G-FS112-01	Engine Storage	Floor to be clean/ground followed by sealing	X						
G-FS112-02	Engine Storage	Touch up CMU base at wall to base - typical	X	X	X				
G-FS112-03	Engine Storage	East wall seal gap beween CMU and steel column	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 48 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
G-FS112-04	Engine Storage	Touch up around East wall data ports	X						
G-FS112-05	Engine Storage	Door FS113 touch up door and frame, remove tape from handle	X						
G-FS112-06	Engine Storage	Trolley crane paint wheel stops (4 places in Fleet Services Bay)	X						
ELECTRICAL FS113									
G-FS113-01	Electrical Room	Clean South wall - typical for all walls	X						Paint?
G-FS113-02	Electrical Room	Clean ground plate and touch up paint at ground strap weld	X		X				
G-FS113-03	Electrical Room	Touch up door	X		X				
G-FS113-04	Electrical Room	Touch up door frame	X		X				Paint
G-FS113-05	Electrical Room	Touch up grout at CMU corners	X		X				Shrinking and cracking
G-FS113-06	Electrical Room	Seal, or blank off empty/future conduits	X		X				
G-FS133-07	Repair Bay	No power to exhaust hose reels	X	X		X			Addendum #2 (04-26-16)
HYDRAULIC SHOP FS114									
G-FS114-01	Hydraulic Shop	Touch up floor at pipe penetrations at East wall	X	X	X				Messy
G-FS114-02	Hydraulic Shop	Device missing at wall - typical	X						
G-FS114-03	Hydraulic Shop	Touch up West wall at switch	X	X	X				gaps and voids
G-FS114-04	Hydraulic Shop	Repair duct insulation at East wall	X	X	X				Messy, make it look better
REPAIR BAYS FS133 - SPANS into Sector I too									
G-FS133-01	Repair Bay	Overhead coiling doors not installed with electrical power provisions	X		X	X	X		
G-FS133-02	Repair Bay	Caulk between tube steel column and walls - typical	X	X	X	X	X		Can see daylight. No details, drawings
G-FS133-03	Repair Bay	Touch up bollards	X		X				
G-FS133-04	Repair Bay	Floor will require cleaning/grinding before sealer is applied	X	X	X				
G-FS133-05	Repair Bay	Patch concrete slab a steel column bases - typical	X	X	X				Chips, spalls
G-FS133-06	Repair Bay	Touch up wall opening at fire alarm device - typical	X	X	X				
G-FS133-07	Repair Bay	Paint CMU at overhead door openings	X		X				All of exterior canopy requires painting
G-FS133-08	Repair Bay	Touch up floor at work stattion penetrations	X	X	X				
G-FS133-09	Repair Bay	Emergeny eye wash damaged and crocked	X	X	X				
G-FS133-10	Repair Bay	Touch up floor and seal pipe penetration	X	X	X				
G-FS133-11	Repair Bay	Touch up floor and base of CMU walls - typical	X	X	X				Messy
G-FS133-12	Repair Bay	Transon framing missing trim at man Door FS134	X		X				
OFFICE FS135									
G-FS135-01	Office	Complete touch up of exterior door and frame	X		X				
G-FS135-02	Office	Install millwork and then finish base	X		X				
G-FS135-03	Office	Touch up fire alarm device at wall	X		X				
G-FS135-04	Office	Seal pipe petrations before millwork gets set	X	X	X				
G-FS135-05	Office	Touch up paint and caulk at windows	X		X				Messy, oversprayed, dirty
G-FS135-06	Office	Touch up hole around electrical box, on wall	X	X	X				Big gaps
G-FS135-07	Office	Patch/caulk top of East window on left side	X	X	X				
G-FS135-08	Office	Adjust middle light fixture; hung crooked	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 49 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
G-FS135-09	Office	Unmask light fixture	X						
G-FS135-10	Office	Data cabling incomplete	X						
G-FS135-11	Office	Seal upper and lower pentrations on wall and unmask box	X		X				
G-FS135-12	Office	Hole in door frame; refinish	X	X	X				
SMALL TOOLS STORAGE FS136									
G-FS136-01	Small Tools Storage	Touch up around light switch	X		X				Gaps
G-FS136-02	Small Tools Storage	Clean paint off electrical outlet	X						
G-FS136-03	Small Tools Storage	Clean floor before sealing	X		X				
G-FS136-04	Small Tools Storage	Touch up/clean up the base of the CMU wall perimeter	X		X				Messy
SMALL PARTS FS137									
G-FS137-01	Small Parts	Complete touch up of door and frame	X						
G-FS137-02	Small Parts	Touch up fire alarm unit on wall	X	X	X				Messy
G-FS137-03	Small Parts	Touch up/patch wall above door	X		X				
G-FS137-04	Small Parts	Touch up wall around the receptacle - typical	X						
G-FS137-05	Small Parts	Floor requires cleaning/grinding before sealing	X		X				
G-FS137-06	Small Parts	Finish install of light fixtures	X						
G-FS137-07	Small Parts	Wiring and finish hardware incomplete	X						
MECHANICAL ROOM FS138									
G-FS138-01	Mechanical	Floor requires cleaning and sealing	X						Cover all equipment !!!
G-FS138-02	Mechanical	Touch up around fire alarm device - typical	X		X				Walls to be painted
G-FS138-03	Mechanical	Missing wall devices	X		X				Walls need painting
G-FS138-04	Mechanical	Underside of metal decking requires painting	X						
G-FS138-05	Mechanical	Clean/touch up floor at North penetrations	X		X				Messy
G-FS138-06	Mechanical	Touch up base of CMU wall - typical	X		X				Voids at grout joints
G-FS138-07	Mechanical	Missing device on East wall	X						
FOAM TANK ROOM FS139									
G-FS139-01	Foam Tank Room	Light fixture missing at Unistruct over tank	X						
G-FS139-02	Foam Tank Room	Remove plastic sheeting over components	X						Piping, valves
G-FS139-03	Foam Tank Room	Touch up North wall junction box	X		X				Messy. Walls to be painted?
G-FS139-04	Foam Tank Room	Touch up West wall junction box	X		X				
G-FS139-05	Foam Tank Room	Touch up Door FS138C to Mechanical Room FS138	X						
G-FS139-06	Foam Tank Room	Touch up around West wall junction box	X		X				Patch/caulk?
G-FS139-07	Foam Tank Room	Clean East wall of dripping, efflorescence and paint walls	X		X				
G-FS139-08	Foam Tank Room	Floor requires cleaning/grinding before sealing	X		X				Cover/clean all equipment and fixtures!!
G-FS139-09	Foam Tank Room	Electrical device work incomplete at the West wall	X						
STORAGE FS140									
G-FS140-01	Storage	Touch up wall at fire alarm device	X		X				Puka too big, gaps
G-FS140-02	Storage	Touch up around light switch	X		X				Puka too big, gaps
G-FS140-03	Storage	Missing device on South wall	X						
G-FS140-04	Storage	Floor requires cleaning/grinding and sealing	X						
G-FS140-05	Storage	Touch up CMU base at walls - typical	X		X				Messy, grout voids

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 50 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
G-FS140-06	Storage	Touch up Door FS140 door and frame	X						
G-FS140-07	Storage	Door FS140 missing hinge	X						
COMM ROOM FS167									
G-FS167-01	COMM Room	Patch/cover JB at CMU wall over door	X	X	X				
G-FS167-02	COMM Room	Complete touch up at door and frame	X						Walls to be painted?
G-FS167-03	COMM Room	Touch up and re-do caulking at door frame	X	X	X				Messy
G-FS167-04	COMM Room	Data cabling incomplete	X						
G-FS167-05	COMM Room	Data receptacle incomplete	X						
G-FS167-06	COMM Room	Touch up floor penetrations and clean	X		X				Is floor sealed?
G-FS167-07	COMM Room	Seal/cap the unused future conduits	X						Cover all equipment and wiring first!!!!!
SECTOR H - FIRST FLOOR									
HANGAR H100 2 LEFT - Southeast corner									
H-H100-2L-01	Hangar 2L	Cannot install S/S corner guards as outlets at corner; typical throughout. Guards to be modified?	X		X	X			
H-H100-2L-02	Hangar 2L	Floor needs to be cleaned prior to turnover to Hawaiian Airlines	X						HA to finish epoxy floor - By Others
H-H100-2L-03	Hangar 2L	Sawcut joints to be cleaned and caulked. Need to verify compatible material for epoxy (by HA)	X						
H-H100-2L-04	Hangar 2L	Foam system to be cleaned and tested	X						
H-H100-2L-05	Hangar 2L	Trench drains needs to be opened, cleaned and tested	X						
H-H100-2L-06	Hangar 2L	Depressed slab between Grids R and S not complete	X	X	X	X	X		
H-H100-2L-07	Hangar 2L	Fall protection install not complete, needs to be certified by Guardian	X		X				
H-H100-2L-08	Hangar 2L	Turn over all remaining fall arrest rails and parts to Hawaiian Airlines	X		X				
H-H100-2L-09	Hangar 2L	Dowels baskets for PCC paving fronting Hangar; might be interfereing with work	X						
H-H100-2L-10	Hangar 2L	Remaining drywall materials may be interfering with overhead work	X						
H-H100-2L-11	Hangar 2L	Remaining drywall materials may be interfering with overhead work	X						
H-H100-2L-12	Hangar 2L	Need flashing and sealing around Mega doors and louvers	X	X	X	X	X		
H-H100-2L-13	Hangar 2L	Need flashing and sealing around Mega doors and louvers	X	X	X	X	X		
H-H100-2L-14	Hangar 2L	Touch up RUBB steel at column leg at grounding, cap conduits	X		X				
H-H100-2L-15	Hangar 2L	Major cracking at slab on grade between Grids W and X	X	X	X				
METAL FABRICATION SHOP MS109									
H-MS109-01	Metal Fabrication Shop	Touch up wall around receptacle cover plate	X		X				Typical throughout
H-MS109-02	Metal Fabrication Shop	Touch up wall around receptacle cover plate	X		X				Typical throughout
H-MS109-03	Metal Fabrication Shop	Caaulking at floor saw cut delaminating	X	X	X				
H-MS109-04	Metal Fabrication Shop	Touch up base of wall perimeter	X	X	X				Unfinished, messy
H-MS109-05	Metal Fabrication Shop	Touch up pipe bracket on East wall	X	X	X				Dirty, rusty

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 51 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
H-MS109-06	Metal Fabrication Shop	Touch up bollard top			X				
H-MS109-07	Metal Fabrication Shop	Touch up column at ground strap weld connection	X	X	X				Clean and repaint
H-MS109-08	Metal Fabrication Shop	Touch up paint on door frame South man door	X		X				
H-MS109-09	Metal Fabrication Shop	Touch up paint blot on West wall		X	X				
H-MS109-10	Metal Fabrication Shop	Touch up blot on North wall below outlet		X	X				
H-MS109-11	Metal Fabrication Shop	Touch up bollard top			X				
TESTING MS112									
H-MS112-01	Testing	Touch up wall under electrical cabinet	X		X				
H-MS112-02	Testing	Touch up box on West wall and close cover	X		X				Oversprayed
H-MS112-03	Testing	Touch up base of perimetr in room	X	X	X				
H-MS112-04	Testing	Touch up hole in wall over fire alarm device	X	X	X				
H-MS112-05	Testing	Touch up frame and opening at man door	X		X				
H-MS112-06	Testing	Touch up both sides of overhead door opening	X		X				
H-MS112-07	Testing	Touch up gouge in East wall	X		X				
H-MS112-08	Testing	Clean/ re-do base at overhead door	X	X	X				Messy
H-MS112-09	Testing	Touch up the caulking at slab	X	X	X				
MACHINE SHOP CIRCULATION MS113									
H-MS113-01	Machine Shop Circulation	Touch up weld areas at overhead door North side	X	X	X				Burn marks
H-MS113-02	Machine Shop Circulation	Touch up paint at bottom of bollard			X				
H-MS113-03	Machine Shop Circulation	West door missing threshold	X		X				
H-MS113-04	Machine Shop Circulation	Touch up wall West of North overhead door	X		X				
H-MS113-05	Machine Shop Circulation	Touch up hole in wall over fire alarm device	X	X	X				
H-MS113-06	Machine Shop Circulation	Caulking at base of South wall unsatisfactory	X	X	X				
H-MS113-07	Machine Shop Circulation	Touch up gouge in South wall	X	X	X				
H-MS113-08	Machine Shop Circulation	Touch up pipe bracket on East wall	X	X	X				Dirty, rusty
H-MS113-09	Machine Shop Circulation	Clean and touch up sill at louvers, eastside of the South overhead door	X		X				
H-MS113-10	Machine Shop Circulation	Touch up paint overspray at louver frame East of south side door	X		X				
H-MS113-11	Machine Shop Circulation	Repair floor at East side of the South man door.	X	X	X				'Rat hole' at bottom?
H-MS113-12	Machine Shop Circulation	Clean and repair panic hardware on South door	X	X	X				Dirty
H-MS113-13	Machine Shop Circulation	Clean and touch junction box and cover on the West of the man door	X		X				
H-MS113-14	Machine Shop Circulation	Touch up column base at Southwest corner of room	X		X				
H-MS113-15	Machine Shop Circulation	Unmask fitting West of South man door	X		X				
H-MS113-16	Machine Shop Circulation	Touch up wall at conduit bracket	X	X	X				3 tries and looks bad
H-MS113-17	Machine Shop Circulation	Repair floor base of North overhead door tube steel on West side	X	X	X				Messy incomplete work
MACHINE SHOP MS114									
H-MS114-01	Machine Shop	Touch up weld at North door and frame	X						
H-MS114-02	Machine Shop	Touch up bollard at North man door	X						Clean and repaint
H-MS114-03	Machine Shop	Touch up caulking at bottom of bollard, North man door	X						
H-MS114-04	Machine Shop	Touch up caulking at base of North Wall	X	X					

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 52 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
H-MS114-05	Machine Shop	North wall CMU joint is de-bonding; fix	X						
H-MS114-06	Machine Shop	North wall touch up paint at concrete splatter	X						
H-MS114-07	Machine Shop	Touch up grout in coner condition	X		X				Northeast corner
H-MS114-08	Machine Shop	Clean and remove severe staining of floor	X	X	X				Clean and seal floor
H-MS114-09	Machine Shop	Touch up drilled holes at CMU wall by electrical box	X	X	X				
H-MS114-10	Machine Shop	Touch up opening of fire alarm box - North wall	X		X				
H-MS114-11	Machine Shop	Repair damage conduit	X	X	X				
H-MS114-12	Machine Shop	Touch up welds at tube steel for the overhead door	X		X				
H-MS114-13	Machine Shop	Touch up walls were welds have occurred for overhead door frame	X		X				
H-MS114-14	Machine Shop	Receptacle device missing at West wall							
HYDRAULIC SHOP MS115									
H-MS115-01	Hydraulic Shop	Bollards cut off at base; bollards need to be redone to get adequate depth coverage	X	X	X				Will not accept tack welding, slab needs to be opened up.
H-MS115-02	Hydraulic Shop	Cut-off bollards - throwaway	X						
H-MS115-03	Hydraulic Shop	Conduit with wired receptacle broken; needs to be redone	X	X	X				Slab to be opened up
H-MS115-04	Hydraulic Shop	Touch up joint sealer at slab	X		X				Messy
H-MS115-05	Hydraulic Shop	Touch up joint sealer at slab - typical	X		X				
H-MS115-06	Hydraulic Shop	Touch up floor patches of pipe penetrations	X		X				Messy
H-MS115-07	Hydraulic Shop	Touch up caulking at base of CMU walls - typical	X						Cracks on floor also not acceptable
H-MS115-08	Hydraulic Shop	Clean and finish paint at North overhead door opening	X		X				
H-MS115-09	Hydraulic Shop	Receptacle covers crooked on North wall; try and make them line up straight	X		X				
H-MS115-10	Hydraulic Shop	Touch up floor caulking at column pour back - typical	X		X				
H-MS115-11	Hydraulic Shop	Touch up floor caulking at column pour back - typical	X		X				
H-MS115-12	Hydraulic Shop	Touch up wall at fire alarm devise - at Office wall	X		X				
H-MS115-13	Hydraulic Shop	Adjust/repair condensate drain pipe lagging	X	X	X				
H-MS115-14	Hydraulic Shop	Touch up/clean up at Southeast column base	X						
H-MS115-15	Hydraulic Shop	Touch up/clean up base of vent piping East side of South man door	X		X				
H-MS115-16	Hydraulic Shop	Touch up transon framing East side of South man door	X		X				
H-MS115-17	Hydraulic Shop	Touch up welds East and West sides at South overhead door	X		X				
H-MS115-18	Hydraulic Shop	Patch concrete header West of South overhead door	X		X				
H-MS115-19	Hydraulic Shop	Labeling on pipes peeling off on West side	X	X	X				
H-MS115-20	Hydraulic Shop	Seal compressed air piping penetrations at West Wall - typical	X						
H-MS115-21	Hydraulic Shop	Repair floor and caulking on Line Q	X		X				
H-MS115-22	Hydraulic Shop	Chip out and patch excess concrete behind Southeast column	X		X				
H-MS115-23	Hydraulic Shop	Paint inside flashing at Southeast column							
TIRES AND DRUMS MS116									
H-MS116-01	Tires and Drums	Clean asphalt paving residue at bottom of man door	X		X				Outside
H-MS116-02	Tires and Drums	Unmask door hinges and touch up exterior of man door	X		X				Paint
H-MS116-03	Tires and Drums	Touch up caulking in Southeast corner	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 53 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
H-MS116-04	Tires and Drums	Trim gasket at receptacle cover and make straight	X		X				Messy
H-MS116-05	Tires and Drums	Touch up grout joints in CMU at North and East walls	X		X				
H-MS116-06	Tires and Drums	Touch up caulking Northwest corner and touch up wall painting	X		X				
H-MS116-07	Tires and Drums	Overhead doors lacking anchors	X	X	X	X			Bad installation; short changing again
H-MS116-08	Tires and Drums	Touch up walls throughout	X	X	X				Typical
H-MS116-09	Tires and Drums	Touch up welds at base of overhead door framing	X	X	X				Messy
H-MS116-10	Tires and Drums	Caulk/seal top of East and West wall on the inside	X		X				
H-MS116-11	Tires and Drums	Confirm tire racks been ordered	X						Confirm selection of tire racks with HA. Addendum #2 (04-26-16)
H-MS116-12	Tires and Drums	Remove and replace damaged fascia/flashing above doors	X	X	X				Addendum #2 (04-26-16)
OFFICE MS1117 - inside Engine Shop									
H-MS117-01	Office	No base at bottom of CMU walls at perimeter	X		X				Need millwork installed
H-MS117-02	Office	Touch up gouges in drywall - typical	X		X				
H-MS117-03	Office	Receptacle crocked in North wall	X		X				
H-MS117-04	Office	Paint run/drips on North and East walls	X		X				
H-MS117-05	Office	Stubout through floor North of the East door, for what??	X		X				
H-MS117-06	Office	No thresholds at East and West doors, touch up paint on all doors	X		X	X			Floor to be cleaned and sealed? Epoxy floor by others?
ENGINE SHOP MS118									
H-MS118-01	Engine Shop	Touch up wall at install fire alarm device	X	X	X				
H-MS118-02	Engine Shop	Touch up joint sealer to caulk at walls - typical	X		X				
H-MS118-03	Engine Shop	Touch up joint sealer to caulk at column pour backs - typical	X		X				Messy
H-MS118-04	Engine Shop	Touch up around wall receptacles; hole cut too big	X	X	X				
H-MS118-05	Engine Shop	Touch up paint on both sides of North overhead door	X		X				
H-MS118-06	Engine Shop	Touch up bollard painting - typical	X		X				
H-MS118-07	Engine Shop	North wall, remove tape and finish paint door and frame	X		X				
H-MS118-08	Engine Shop	East wall, North man door threshold not installed	X		X				
H-MS118-09	Engine Shop	East wall at North corner, seal penetration of copper piping through floor and wall	X		X				
H-MS118-10	Engine Shop	Flash openings at the columns and wall for a full enclosure and eliminate the 'daylighting'	X	X	X	X	X		No details issued
H-MS118-10	Engine Shop	Repair flooring at column openings East wall	X		X				
H-MS118-12	Engine Shop	Touch up tube steel and overhead door frame East wall at North door	X		X				
H-MS118-13	Engine Shop	Clean up joint sealer at crane column pour backs	X	X	X				Typical, messy work
H-MS118-14	Engine Shop	Replaced crushed junction box at work station	X		X				
H-MS118-15	Engine Shop	Flash and caulk between CMU and columns where there is 'daylighting'	X	X	X	X	X		No details issued
H-MS118-16	Engine Shop	Touch up door and frame at man door at South overhead door	X		X				
H-MS118-17	Engine Shop	Make junction box fit better at CMU wall on the South wall	X		X				
H-MS118-18	Engine Shop	Paint inside flashing at column East of Office MS117	X						
H-MS118-19	Engine Shop	Touch up floor at work station conduit penetrations	X	X	X				Messy

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 54 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
H-MS118-20	Engine Shop	Clean floor of all tire marks and seal??							Epoxy? By others, verify
H-MS118-21	Engine Shop	Repair floor North and south of East wall North ovehead door	X		X				
H-MS118-22	Engine Shop	Clean overspray on Eaton electrical box mounted on crane column	X		X				
H-MS118-23	Engine Shop	Repair bollard and repaint	X		X				
H-MS118-24	Engine Shop	Missing receptacle cover on North wall at overhead door	X						
H-MS118-25	Engine Shop	Electrical receptacle in the middle of shop, reposition to floor level or cap off	X		X	X			Addendum #2 (04-26-16)
H-MS118-26	Engine Shop	Charging outlets at Engine Shop exterior Line 21 not installed.	X			X	X		Addendum #2 (04-26-16)
H-MS118-27	Engine Shop	Need as-built drawings of design changes at doghouse	X	X			X		Addendum #2 (04-26-16)
SECTOR I - FIRST FLOOR									
HANGAR H100 2 RIGHT - Northeast corner									
I-H100-2R-01	Hangar 2R	Cannot install S/S corner guards as outlets at corner; typical throughout. Guards to be modified?	X		X	X			
I-H100-2R-02	Hangar 2R	Floor needs to be cleaned prior to turnover to Hawaiian Airlines	X						HA to finish epoxy floor - By Others
I-H100-2R-03	Hangar 2R	Sawcut joints to be cleaned and caulked. Need to verify compatible material for epoxy (by HA)	X						
I-H100-2R-04	Hangar 2R	Foam system to be cleaned and tested	X						
I-H100-2R-05	Hangar 2R	Trench drains needs to be opened, cleaned and tested	X						
I-H100-2R-06	Hangar 2R	Fall arrest system incomplete and needs to be tested and certified by Guardian	X		X				
I-H100-2R-07	Hangar 2R	Center fall arrest system incomplete	X		X				
I-H100-2R-08	Hangar 2R	Doors and frames into Sector I needs touch up painting	X		X				
I-H100-2R-09	Hangar 2R	Heat sensing system incomplete	X	X	X				
I-H100-2R-10	Hangar 2R	Flashing and closure needed at Louvers on Grid Line X	X	X	X	X	X		
I-H100-2R-11	Hangar 2R	Touch up grounding at RUBB columns and clean all concrete splatters	X		X				Messy
I-H100-2R-12	Hangar 2R	Flash, trim. Finish up daylight space at Mega door	X	X	X	X	X		
I-H100-2R-13	Hangar 2R	Flash, trim Line X at Line 7 wall	X	X	X	X	X		
AUTO LEAD OFFICE FS115									
I-FS115-01	Auto Lead Office	Wiring incomplete at East wall	X						
I-FS115-02	Auto Lead Office	Wiring incomplete at South wall	X						
I-FS115-03	Auto Lead Office	Touch up receptacle on West wall			X				
I-FS115-04	Auto Lead Office	Clean up/seal/caulk sill at Eat window	X	X	X				
I-FS115-05	Auto Lead Office	Remove paint or recaulk at window frame	X	X	X				Messy
I-FS115-06	Auto Lead Office	Touch up grout in Northeast corner	X		X				
I-FS115-07	Auto Lead Office	Touch up wall at motion light switch - bottom			X				
I-FS115-08	Auto Lead Office	Paint blanked penetrations at top of North wall	X		X				
I-FS115-09	Auto Lead Office	Seal/caulk top of West wall at ceiling	X	X	X				Incomplete
I-FS115-10	Auto Lead Office	Access panel at ceiling incomplete	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 55 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
FABRICATION SHOP FS116 - includes METAL SHOP FS118 and CIRCULATION FS119									
I-FS116-01	Fabrication Shop	Touch up caulking at joint to South wall	X		X				
I-FS116-02	Fabrication Shop	Touch up caulking at CMU joint - debonding	X		X				
I-FS116-03	Fabrication Shop	Touch up caulking at base of CMU wall perimeter - typical	X		X				
I-FS116-04	Fabrication Shop	Touch up wall at receptacles - typical	X	X	X				
I-FS116-05	Fabrication Shop	Touch up wall at junction box on South wall	X	X	X				
I-FS116-06	Fabrication Shop	Repair lagging at piping on West wall			X				
I-FS116-07	Fabrication Shop	Unmask fitting and repair pipe to floor connection	X	X	X				Messy
I-FS116-08	Fabrication Shop	Touch up paint at doorway and frame in the East wall	X		X				Typical
I-FS116-09	Fabrication Shop	Touch up paint - East wall	X		X				
I-FS116-10	Fabrication Shop	Complete louver in door at Janitor Closet door	X		X				
I-FS116-11	Fabrication Shop	Wiring incomplete on door to Hangar	X		X				
I-FS116-12	Fabrication Shop	Touch up wall at fire alarm device on East wall	X		X				
I-FS116-13	Fabrication Shop	Touch up cover plate on South wall	X		X				
I-FS116-14	Fabrication Shop	Unmask cover plate on South wall			X				
I-FS116-15	Fabrication Shop	Remove paint from door bumper or replace - East wall	X	X	X				
I-FS116-16	Fabrication Shop	Door to Bulk Storage missing door and wall bumpers	X		X				
I-FS116-17	Fabrication Shop	Cable Tray Needs to be above 18ft.			X				Addendum #2 (04-26-16)
BULK MATERIAL STORAGE FS117									
I-FS117-01	Bulk Material Storage	Unmask device on wall, fire alarm?			X				
I-FS117-02	Bulk Material Storage	Conduits incomplete on West wall	X		X				
I-FS117-03	Bulk Material Storage	Wiring, device incomplete at East wall	X		X				
I-FS117-04	Bulk Material Storage	Efflorescence on CMU wall	X	X	X				
I-FS117-05	Bulk Material Storage	Touch up paint on door and frame	X	X	X				
I-FS117-06	Bulk Material Storage	Bottom door hinge missing screws and all dirty	X	X	X				
I-FS117-07	Bulk Material Storage	Clean off masking of door handle and thumb turn	X		X				On the inside
UNISEX RESTROOM FS120 - from Hangar side									
I-FS120-01	Unisex Restroom	Toilet seat and lavatory not installed	X						
I-FS120-02	Unisex Restroom	Wiring incomplete at West wall	X						
I-FS120-03	Unisex Restroom	Touch up caulking at door frame and wall	X		X				
I-FS120-04	Unisex Restroom	Unmask door closer	X						
I-FS120-05	Unisex Restroom	Wiring incomplete at North wall	X						
I-FS120-06	Unisex Restroom	Touch up wall/JB at fire alarm device	X						
UNISEX RESTRROM FS122 - from CIRCULATION FS119									
I-FS122-01	Unisex Restroom	Toilet seat and lavatory not installed	X						
I-FS122-02	Unisex Restroom	Electrical devices not complete	X						
I-FS122-03	Unisex Restroom	Electrical devices not complete	X						
I-FS122-04	Unisex Restroom	Junction box plate not installed at electric sensor	X						
I-FS122-05	Unisex Restroom	Touch up caulking at Southwest corner	X		X				
JANITOR FS121									
I-FS121-01	Janitor's Closet	Floor sink and fittings not installed	X						
I-FS121-02	Janitor's Closet	Finish plate missing at motion detector on North wall	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 56 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
I-FS121-03	Janitor's Closet	Corner clip for FRP cut short for base to slab	X	X	X	X			Big joint at slab
I-FS121-04	Janitor's Closet	Electrical device incomplete on West wall	X						
I-FS121-05	Janitor's Closet	Louver in door not installed	X						
I-FS121-06	Janitor's Closet	Touch up wall at electrical device	X		X				
I-FS121-07	Janitor's Closet	Touch up wall and caulking around door	X		X				
SHOP LEAD OFFICE FS124									
I-FS124-01	Shop Lead Office	Baseboards? Millwork not installed	X		X				
I-FS124-02	Shop Lead Office	Touch up paint at window sill	X		X				
I-FS124-03	Shop Lead Office	Touch up paint at window frame and clean off caulking	X		X				Messy
I-FS124-04	Shop Lead Office	Touch up blanked penetrations top of CMU	X		X				
I-FS124-05	Shop Lead Office	Ceiling access panel incomplete	X		X				
PAINT BOOTH #2 - FS125									
I-FS125-01	Paint Booth	Unmask door closer Door FS125B	X						
I-FS125-02	Paint Booth	Touch up caulk around door frame Door FS125B	X						
I-FS125-03	Paint Booth	Touch up framing and panels on paint booth exterior - typical	X	X	X				
I-FS125-04	Paint Booth	Remove masking from wall over Door FS125B	X						
I-FS125-05	Paint Booth	Electric lights not connected	X		X	X	X		NO POWER PROVIDED TO BOOTH!!!
I-FS125-06	Paint Booth	Touch up vent piping North side of paint booth	X		X				
I-FS125-07	Paint Booth	Unmask copper waterline	X						
I-FS125-08	Paint Booth	Door closer missing cover Door FS125A	X		X				
I-FS125-09	Paint Booth	Unmask door and wall at Door FS126B to Paint Prep	X		X				
I-FS125-10	Paint Booth	Unmasked compressed ait valves	X						
I-FS125-11	Paint Booth	Remove plastic bag around sprinkler heads - typical	X						
I-FS125-12	Paint Booth	Touch up interior wall and butt straps - typical	X						
I-FS125-13	Paint Booth	Clean stainless steel frame at overhead door	X						
PAINT PREP - FS126									
I-FS126-01	Paint Prep	Unmask/uncover Door FS125B to Paint Booth	X						
I-FS126-02	Paint Prep	Touch up CMU grout in corners - typical	X		X				
I-FS126-03	Paint Prep	Wiring complete - typical	X						
I-FS126-04	Paint Prep	Remove masking from compressed air valve handles	X						Typical
I-FS126-05	Paint Prep	Elec/comm device work incomplete	X						
I-FS126-06	Paint Prep	Remove masking from copper water line	X						
I-FS126-07	Paint Prep	Touch up/recaulk CMU control joint right side of door	X						
I-FS126-08	Paint Prep	Seal penetrations in West wall	X		X				
I-FS126-09	Paint Prep	Touch up overspray on South Wall near door	X		X				
WASH BAY FS127									
I-FS127-01	Wash Bay	Touch up floor at vent pipe pentrations	X	X	X				Messy
I-FS127-02	Wash Bay	Touch up base of CMU wall perimeter	X		X				Messy
I-FS127-03	Wash Bay	Overhead electrical fixture incomplete	X						
I-FS127-04	Wash Bay	Clean floor or grind before ceiling	X	X	X				
I-FS127-05	Wash Bay	Touch up door and frame and remove plastic from handle	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 57 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
I-FS127-06	Wash Bay	Touch up grout in CMU corners - typical	X	X	X				Messy
TIRE SHOP FS128									
I-FS128-01	Tire Shop	Man door missing glass lite	X						
I-FS128-02	Tire Shop	Caulk/seal between door jamb and steel column	X	X	X	X			Can see daylight
I-FS128-03	Tire Shop	Caulk/seal between CMU and tube steel column below louver	X	X	X	X			Can see daylight
I-FS128-04	Tire Shop	Touch up/clean junction boxes on North wall, install all screws on plates	X						
I-FS128-05	Tire Shop	Caulk/seal between tube steel and door	X	X	X	X			Can see daylight
I-FS128-06	Tire Shop	Caulk around louver panels (typical)	X	X	X	X			Can see daylight
I-FS128-07	Tire Shop	Clean/grind floor and apply sealer	X		X				
I-FS128-08	Tire Shop	Millwork and sink not installed on South wall	X		X				
I-FS128-09	Tire Shop	Door frame to Wash Bay not concrete grouted. Complete and fix frame of holes	X		X				
I-FS128-10	Tire Shop	Door to Wash Bay, clean panic hardware	X						
I-FS128-11	Tire Shop	Touch up caulk and paint at office windows (typical)	X		X				Messy
I-FS128-12	Tire Shop	Overhead coiling door FS128B and power not installed	X		X	X			
TIRE STORAGE FS129									
I-FS129-01	Tire Storage	Door FS128A missing glass lite	X						
I-FS129-02	Tire Storage	Caulk/seal between Door FS128A door frame and steel tube column	X	X	X	X			Can see daylight
I-FS129-03	Tire Storage	Caulk/seal between CMU/louver and steel tube column	X	X	X	X			Can see daylight
I-FS129-04	Tire Storage	Patch floor at column base and re-shim and caulk door frame	X		X				
I-FS129-05	Tire Storage	Touch up wall penetration at steel column at Line 4 and X	X	X	X				
I-FS129-06	Tire Storage	Touch up paint at compressed air piping	X						
I-FS129-07	Tire Storage	Touch up louver opening at sills at East wall - typical	X		X				
I-FS129-08	Tire Storage	Remove foreign material inside louver and screen		X	X				
I-FS129-09	Tire Storage	Flash/seal opening at Line X column at Southeast corner	X	X	X	X			
I-FS129-10	Tire Storage	Patch holes in south wall CMU	X		X				Repaint
I-FS129-11	Tire Storage	Touch up caulking and joint sealer at saw cuts							
I-FS129-12	Tire Storage	Have tire racks been ordered?	X						Confirm again with HA. Addendum #2 (04-26-16)
OFFICE FS130									
I-FS130-01	Office	Elec/comm device work incomplete	X						
I-FS130-02	Office	Missing floor base	X		X				MILLWORK NOT INSTALLED!!!
I-FS130-03	Office	Unmask light fixture	X						
I-FS130-04	Office	Touch up caulking at top of North wall	X						
I-FS130-05	Office	Touch up/paint back of tube steel	X		X				
I-FS130-06	Office	Touch up paint, caulking around windows	X	X	X				Messy
I-FS130-07	Office	Office door missing	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 58 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
GENERAL WORK SHOP FS131 - includes CIRCULATION FS123									
I-FS131-01	General Work Shop	Touch up wall at electrical plates	X	X	X				Typical
I-FS131-02	General Work Shop	Cover missing at junction box above piping	X						
I-FS131-03	General Work Shop	Touch up wall at fire alarm device on East wall	X		X				
I-FS131-04	General Work Shop	Touch up door and frame to Paint Booth	X						
I-FS131-05	General Work Shop	Millwork and sink nor installed on South wall, touch up penetrations at wall - messy	X	X	X				
I-FS131-06	General Work Shop	Touch up and seal pipe penetration (drain) at South wall	X	X	X	X			Paper stuffed in wall? Should be finished with flange when millwork done. Outlets in the right place? In the cabinet!
I-FS131-07	General Work Shop	Door in South and East wall frames not grouted	X	X	X				
I-FS131-08	General Work Shop	Overhead coiling door and power not installed - FS131B	X			X	X		
ANNEX OFFICES SECOND FLOOR - SECTOR A									
STAIR S3 - Far Makai side									
A-S3-01	Stair 3 - 2nd level	Drywall repairs needed at landing. Repaint walls	X	X	X				
A-S3-02	Stair 3	Handrails needs to be reinstalled and walls repainted	X	X	X				
A-S3-03	Stair 3	Handrails needs to be painted	X		X				Needs cleaning throughout
A-S3-04	Stair 3 - 1st floor	Remove sample sign and touch up walls	X						
A-S3-05	Stair 3 - 1st floor	Patch overcut at drywall for light conduit and repaint	X		X				
CIRCULATION CS200									
A-CS200-01	Circulation	Paint walls	X						
A-CS200-02	Circulation	Coiled comm cable above elevator, incomplete	X	X					Need cover?
A-CS200-03	Circulation	Damaged gyp board above elevator	X	X	X				
A-CS200-04	Circulation	Gap on right side of elevator next to Mezzanine door frame	X	X	X	X			Expansion joint?
A-CS200-05	Circulation	Right side of elevation switch for what?	X	X		X			
A-CS200-06	Circulation	Gaps it floor tile grouting	X	X	X				
OFFICE OPEN A204									
A-A204-01	Open Office	Opening/gaps at web joist ends above header beams along West wall openings; not closed or consistent	X	X	X	X			'Rat holes'
A-A204-02	Open Office	Electrical floor outlets not flush with carpet	X	X	X				Tripping hazard
A-A204-03	Open Office	Window shade valance puckering - typical with most		X					
A-A204-04	Open Office	Ospho damaged aluminum window framing along west wall and along Grid Line B		X	X				Backcharge to DCK
A-A204-05	Open Office	Unpainted Unistrut support for cable tray on south wall	X	X	X				
A-A204-06	Open Office	Oversized hole at electrical outlet above Electrical Room A206		X	X				
A-A204-07	Open Office	Insufficient lighting at Line B between Grids 18 and 21 where benching system to be located		X		X	X		
A-A204-08	Open Office	Open junction box at Comm Room A203 for ??		X	X	X			At the Blue wall
A-A204-09	Open Office	Additional Power for 2nd Level Workstations at GL B 18-21	X						Addendum #2 (04-26-16)
A-A204-10	Open Office	TPO Roof seam delamination between Grids 21-25	X		X				Addendum #2 (04-26-16)

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 59 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
CIRCULATION A205									
A-A205-01	Circulation	Gap between CMU and drywall	X	X		X	X		Expansion joint?
ELECTRICAL A206									
A-A206-01	Electrical Room	Missing threshold	X	X		X			
A-A206-02	Electrical Room	Holes in floor	X	X	X				
A-A206-03	Electrical Room	Through penetration fire-rated sealed?	X	X	X				Used the right material?
JANITOR A207									
A-A207-01	Janitor Closet	Missing threshold	X	X		X			
A-A207-02	Janitor Closet	Exposed cut angle iron on floor		X	X				From fall protection cable stanchion
A-A207-03	Janitor Closet	Wall paint touch up throughout	X						
A-A207-04	Janitor Closet	Ceiling paint touch up	X						
WOMEN'S RESTROOM A208									
A-A208-01	Women's Restroom	Missing door silencers - rubber bumpers	X						
A-A208-02	Women's Restroom	Cut in tile above towel dispenser	X	X	X				
A-A208-03	Women's Restroom	Trim partition top track flush and make square	X	X	X				
A-A208-04	Women's Restroom	Toilet partition missing latch and silencers/bumper	X						
A-A208-05	Women's Restroom	Secure toilet paper dispenser at ADA stall	X	X					
A-A208-06	Women's Restroom	Gap at perimeter of access panel	X	X	X				Set inside of tile wall
CIRCULATION A209									
A-A209-01	Circulation	Touch up paint at Yellow wall	X	X					
WORK AREA/COPY ROOM A210									
A-A210-01	Work Area/Copy	No countertops with splashes	X						
A-A210-02	Work Area/Copy	Electrical outlets and Data outlets in cabinets below the drawers	X	X	X	X			Not acceptable
CIRCULATION A211									
A-A211-01	Circulation	Touch up wall corner and repaint	X	X					
A-A211-02	Circulation	Caulk edge of flooring to column?	X	X	X				Looks bad
MEN'S RESTROOM A212									
A-A212-01	Men's Restroom	Hole in the ceiling	X	X	X				Why?
A-A212-02	Men's Restroom	No urinal sensor	X		X				
A-A212-03	Men's Restroom	Missing toilet paper dispenser and seat cover dispenser	X						Needs major cleaning, all dirty
A-A212-04	Men's Restroom	Unsightly screw/s at toilet partition mounting	X	X	X	X			
A-A212-05	Men's Restroom	Finish trim upper track of partition	X	X	X				Make flush edge finish
A-A212-06	Men's Restroom	Caulk tile joint at East wall	X	X	X				
A-A212-07	Men's Restroom	Touch up paint	X	X	X				
A-A212-08	Men's Restroom	Finish up door latches, bumpers at partitions	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 60 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-A212-09	Men's Restroom	Clean out panel access is inside of tile face	X	X	X	X			
MECHANICAL A213									
A-A213-01	Mechanical	Unpainted walls	X	X					
A-A213-02	Mechanical	Unpainted ceiling	X	X					
A-A213-03	Mechanical	Unfinished edges at drywall through wall cut-out	X	X	X				
CONFERENCE A214									
A-A214-01	Conference Room	Surface mounted data conduit on storefront aluminum framing		X	X	X			Data line for i-Pad mounting bracket
A-A214-02	Conference Room	Open junction box behind TV mount, installation not complete	X	X	X				
A-A214-03	Conference Room	Hole in carpet		X					
A-A214-04	Conference Room	Aluminum window frames with surface damage from Ospho		X	X				
A-A214-05	Conference Room	Bent electrical stub out at floor	X	X	X				
A-A214-06	Conference Room	Puckered window shade valance		X					
CONFERENCE A215									
A-A215-01	Conference Room	Surface mounted data conduit on storefront aluminum frame not correct	X	X	X	X			
A-A215-02	Conference Room	Damage surface on aluminum frame from Ospho splatters		X	X				
A-A215-03	Conference Room	Damaged surface of aluminum storefront door		X	X				
A-A215-04	Conference Room	Damage perimeter sealant at left of entry door	X	X	X				
A-A215-05	Conference Room	Puckered window shade valance		X					
A-A215-06	Conference Room	TV mount prevent access to electrical outlet	X	X	X	X			
A-A215-07	Conference Room	Labeling on overhead pipe peeling off		X					
MECHANICAL A216									
A-A216-01	Mechanical	Walls not painted	X	X					
A-A216-02	Mechanical	Ceiling/metal descking not painted	X	X					
A-A216-03	Mechanical	Holes in drywall penetration	X	X	X				
A-A216-04	Mechanical	Tears in duct insulation	X	X					
A-A216-05	Mechanical	West wall through penetrations with unfinished gyp board	X	X	X				Looks bad
HUDDLE ROOM 1 A217									
A-A217-01	Huddle 1	All electrical finish plates be be cleaned of plastic protective film.	X						
A-A217-02	Huddle 1	All jambs need rubber bumpers - typical	X						
HUDDLE ROOM 2 A218									
A-A218-01	Huddle 2	Top of door squeaky	X		X				
A-A218-02	Huddle 2	All electrical finish plates be be cleaned of plastic protective film. Entry door need rubber bumpers installed at jamb.	X						
HUDDLE ROOM 3 A219									

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 61 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
A-A219-01	Huddle 3	All electrical finish plates be be cleaned of plastic protective film. Entry door need rubber bumpers installed at jamb.	X						
HUDDLE ROOM 4 A220									
A-A220-01	Huddle 4	All electrical finish plates be be cleaned of plastic protective film. Entry door need rubber bumpers installed at jamb.	X						
ANNEX OFFICES SECOND FLOOR - SECTOR B									
RECEPTION A200 - at Stair No. S1									
B-A200-01	Reception	Paint wall at top of stairs; missing railings	X		X				
B-A200-02	Reception	Finish at corner with bases incomplete	X	X	X				
B-A200-03	Reception	West wall window frame damaged by Ospho	X	X	X				
B-A200-04	Reception	Glass top rail wobble - not safe, or secured well	X	X	X				
B-A200-05	Main Reception Doghouse	Windows incomplete, sun shades to be installed, flashing missing, not a finished look	X		X	X	X		Addendum #2 (04-26-16)
OFFICE OPEN A201									
B-A201-01	Open Office	Floor outlets not flush with carpet	X	X	X				
B-A201-02	Open Office	Window frames damaged by Ospoh splatters		X	X				
B-A201-03	Open Office	Gaps at web joist ends above wall header - typical	X	X	X	X			'Rat holes'
B-A201-04	Open Office	Cable tray wall penetration not sealed	X	X	X				
B-A201-05	Open Office	Empty junction box in ceiling above A217 Huddle Room	X	X					
B-A201-06	Open Office	Window shade valances puckering - typical		X					
COMMUNICATION A203									
B-A203-01	Communication	Floor penetrations not sealed	X	X	X				
B-A203-02	Communication	Wall penetration not sealed	X	X	X				
B-A203-03	Communication	Comm floor sleeves open - not sealed	X	X	X				
HUDDLE ROOM 1 A217									
B-A217-01	Huddle Room 1	Door silencers not installed - rubber bumpers	X	X					
HUDDLE ROOM 2 A218									
B-A218-01	Huddle Room 2	Door silencers not installed - rubber bumpers	X	X					
B-A218-02	Huddle Room 2	Squeaky doors hinges		X					
HUDDLE ROOM 3 A219									
		Door silencers not installed - rubber bumpers	X	X					
		Typical at all doors							
HUDDLE ROOM 4 A220									
B-A220-01	Huddle Room 4	Door silencers not installed - rubber bumpers	X	X					
CONFERENCE A221									
B-A221-01	Conference Room	Surface mounted conduit at storefront frame unacceptable		X	X	X	X		for i-Pad bracket
B-A221-02	Conference Room	Ospho damaged aluminum frames		X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 62 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-A221-03	Conference Room	Open junction box behind TV mounting bracket	X	X					
B-A221-04	Conference Room	Puckering window valance		X					
B-A221-05	Conference Room	Drywall gap above Comm outlet		X	X				
B-A221-06	Conference Room	Cut in carpet at floor outlet	X	X	X				
CONFERENCE A222									
B-A222-01	Conference Room	Surface mounted conduit at storefront frame unacceptable		X	X	X	X		for i-Pad bracket
B-A222-02	Conference Room	Ospho damaged aluminum frames		X	X				
B-A222-03	Conference Room	Puckering window valance		X					
MECHANICAL A223									
B-A223-01	Mechanical Room	Wall not painted	X	X					
B-A223-02	Mechanical Room	Ceiling not painted	X	X					
B-A223-03	Mechanical Room	Holes in duct insulation	X	X	X				
B-A223-04	Mechanical Room	Floor penetrations need to be sealed - 2 places	X	X					
B-A223-05	Mechanical Room	West wall electrical penetrations need to be sealed	X	X					
B-A223-06	Mechanical Room	West wall gyp board cut opening with raw edges	X	X	X				
JANITOR A224									
B-A224-01	Janitor	Missing threshold	X	X					Raw carpet edge not good
B-A224-02	Janitor	Unpainted wall behind ducts - South side	X	X					
B-A224-03	Janitor	Door silencers not installed - rubber bumpers	X	X					
WOMEN'S RESTROOM A225									
B-A225-01	Women's Restroom	Missing door silencers (rubber bumpers) - typical	X		X				
B-A225-02	Women's Restroom	Open junction box in ceiling	X						
B-A225-03	Women's Restroom	Toilet parttion missing door latch and bumper - typical	X		X				
B-A225-04	Women's Restroom	Toilet partitions screws exposed at top of frame	X	X	X	X			
B-A225-05	Women's Restroom	Floor tile grout joints need to be sealed	X	X	X				Typical in all restrooms
CIRCULATION A226									
B-A226-01	Circulation	Ospho damage on window frames Grid Line B	X	X	X				
COPY/WORK ROOM A227									
B-A227-01	Copy.Work Room	Missing countertops	X						
B-A227-02	Copy.Work Room	Glass top rail wobble - not safe, or secured well	X	X	X				
B-A227-03	Copy.Work Room	Electrical and data outlets installed behind cabinets and access inside the cabinet	X	X	X	X			Typical throughout
COMMUNICATIONS A228									
B-A228-01	Comm Room	Hole cutout in door jamb	X	X	X				
B-A228-02	Comm Room	Missing threshold	X			X			
B-A228-03	Comm Room	Empty or for future use conduits should be capped	X						Ongoing/more work to be done?
B-A228-04	Comm Room	Unpainted unistrut frames overhead	X	X	X				
CIRCULATION A229 - outside Men's Restroom									

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 63 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
B-A229-01	Circulation	Aluminum frame damaged with Ospho splatter, Line B	X	X	X				
B-A229-02	Circulation	Puckering at window valance shade	X	X					Typical for most valances
MEN'S RESTROOM A230									
B-A230-01	Men's Restroom	Finish work for sensors, replace back board, reinstall tile, grout and install urinals and screen	X	X	X	X			
B-A230-02	Men's Restroom	Toilet partition doors missing latch with silencers	X						
B-A230-03	Men's Restroom	Missing toilet sensors at back wall	X						
B-A230-04	Men's Restroom	Sensor, wall tile, and toilet - all incomplete	X		X				
B-A230-05	Men's Restroom	Floor tile grout needs to be sealed	X	X	X				
MECHANICAL A231									
B-A231-01	Mechanical Room	Walls need to be painted	X	X	X				
B-A231-02	Mechanical Room	Ceiling needs to be painted	X	X	X				
B-A231-03	Mechanical Room	Duct insulation torn - fix it	X	X					
CONFERENCE A232									
B-A232-01	Conference Room	Aluminum frames damaged by Ospho - typical	X	X					
B-A232-02	Conference Room	Surface mounted conduit at storefront entry	X	X	X	X			for i-Pad bracket for meeting info
B-A232-03	Conference Room	Window shade valance puckering - typical	X	X					
B-A232-04	Conference Room	Installation of backer board and white board all messed up	X	X	X				
B-A232-05	Conference Room	Repair hole at carpet next to floor outlet		X					
ANNEX OFFICES SECOND FLOOR - SECTOR C									
CONFERENCE A233									
C-A233-01	Conference Room	Surface mounted comm conduit at storefront door - relocate	X	X	X	X			
C-A233-02	Conference Room	Ospho damaged storefront aluminum	X	X	X				
C-A233-03	Conference Room	Repair hole at carpet next to floor outlet		X					
C-A233-04	Conference Room	Window shade valance puckering - typical	X	X					
C-A233-05	Conference Room	Repair screw holes in West wall		X	X				
ELECTRICAL A234									
C-A234-01	Electrical Room	Gap in ceiling drywall at sprinkler escutcheon plate	X	X	X				
C-A234-02	Electrical Room	Floor penetrations need to be fire stopped	X	X	X				
C-A234-03	Electrical Room	Duct going through wall cannot be 'foam filled'. Needs intumescent firestopping material	X	X	X	X			
C-A234-04	Electrical Room	Firestopping material to be labeled	X		X				
MECHANICAL A235									
C-A235-01	Mechanical Room	Walls not painted	X	X	X				
C-A235-02	Mechanical Room	Ceilings not painted	X	X	X				
C-A235-03	Mechanical Room	Hole in the floor, for what?		X	X				
C-A235-04	Mechanical Room	Tears in duct insulation	X	X	X				
C-A235-05	Mechanical Room	Open junction box on East wall, for what?	X	X	X				Finish up work
CIRCULATION A236									

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 64 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
C-A236-01	Circulation	Threshold to exit door to roof unfinished	X	X	X				
C-A236-02	Circulation	Deadbolt at door correct hardware?		X	X	X			
OFFICE OPEN A237									
C-A237-01	Open Office	Ospho damage to aluminum frames - typical	X	X	X				
C-A237-02	Open Office	Gaps/openings at web joist ends to top of wall header beams - typical	X	X	X	X			'Rat holes'
C-A237-03	Open Office	Floor outlet plates not flush to carpet		X	X				
C-A237-04	Open Office	No countertops with backsplash. Backsplash will be higher than window sill	X	X	X	X	X		
C-A237-05	Open Office	Unfinished gyp board edges around junction box above Room A228 Comm Room	X	X	X				
CIRCULATION CS201 - going to Stair S4									
C-CS201-01	Circulation	Unfinished dywall, unpainted CMU, steel post and expansion joint	X	X	X				
C-CS201-02	Circulation	Crack in wall to be fixed and wall needs painting	X	X	X				
C-CS201-03	Circulation	Ceiling needs to get finish paint	X						
C-CS201-04	Circulation	Missing roller shades on the inside and exterior sun louvers	X						
C-CS201-05	Circulation	Metal railings needs finish painting	X						
ELEVATOR 1 - at Main Lobby									
C-E1-01	Elevator	Stainless steel door jamb damaged on right side, not grouted	X	X	X				
C-E1-02	Elevator	Clean up and touch up paint around elevator door frame	X		X				
STAIR S4 - Mauka Ewa side of facility									
C-S4-01	Stair S4	Stairs and railing need clean up and complete painting	X						
C-S4-02	Stair S4	Handrails need to be installed and walls painted	X		X				Confirm blocking in walls to accept rails

SITEWORK - Areas noted from Civil drawing sheet number

Item (Sector / Sheet No. / Series)	Area	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Ommissions	Need Design	New Scope of Work	Notes
Sheet C103									
S-C103-01	East of Gate 2	Remove (4) concrete pile butts and dispose of properly offsite. Yellow paint may contain lead.	X	X					Per Hazardous Material Report
S-C103-02	East of Gate 2	Remove concrete pile butt at job sign	X	X					
S-C103-03	At Gate 2	Inventory construction waste materials and dispose of properly	X	X	X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 65 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
Sheet C104									
S-C104-01	end of Aokea Place	Demolish existing fire hydrant P4754 located adjacent to existing HA parking lot	X		X				
Sheet C105									
S-C105-01	South end	Remove concrete pile butt and dispose of properly	X	X	X				Yellow paint may have lead
Sheet C107									
S-C107-01	South End	Remove stockpiled concrete and asphalt debris	X	X	X				
Sheet C201									
S-C201-01	Ewa parking stalls (3)	Install FEV sign and post per Det. 6/C602	X						Fuel Efficient Vehicles
S-C201-02	Ewa parking lot	Install pavement markings per layout plan	X						
S-C201-03	Ewa parking lot	Complete accessible stall layouts and markings, Det. 1 and 3/C602	X						
S-C201-04	Front entry	Install the 3 flagpoles with flags	X		X				
S-C201-05	Front entry	Install NO SMOKING sign per Det. 6/C602	X						
S-C201-06	Front entry	Install card reader at main lobby entrance	X			X			
S-C201-07	Elliott exit	Install pavement markings when all work and HMA is complete, STOP sign, landscaping	X						
S-C201-08	Elliott exit	Install white crosswalk marking when driveway complete	X						
S-C201-09	Elliott exit	Install 7.5' concrete sidewalk ramp and drop curb	X						East side
S-C201-10	Elliott exit	Install 4' concrete drop curb	X						West side
S-C201-11	Elliott exit	Provide smooth riding connection to existing pavement and after HECO ductbank work	X		X			X	Drawings are complete and approved by HECO
S-C201-12	Elliott Strret	Install 'No Right Turn' sign per Det. 6/C602	X						After the bus stop
S-C201-13	Elliott exit	Install "Do Not Enter' sign at driveway, Det. 6/C602	X						
S-C201-14	Elliott exit, parking lot	Install 'Stop' sign per DOT standards	X						
S-C201-15	Elliott curve	Review area where highway traffic barrier were to be installed; too many underground utilities to set concrete anchors	X		X	X		X	Design needed. All trench work to be finished with HMA
S-C201-16	Elliott curve	Install 'No Left Turn' sign, Det. 6/C602	X						
S-C201-17	Ewa side	Finish up the landscaping and irrigation	X			X			Revised and not on any plans - see WRSA
Sheet C202									
S-C202-01	Aokea Place	No BSDC grounding wire installed at fence along Aokea Place	X	X	X				
		NO PARKING signs needed on fencing							AOA requirement
S-C202-02	GSE Yard - FS loading dock	Concrete curb and sidewalk on plans is to be re-designed; loading dock and sidewalk to be one plane - no curb	X	X	X	X			New design never issued.
S-C202-03	GSE Yard - FS loading dock	Install PCC pavement section at loading dock	X	X	X	X			New design never issued.
S-C202-04	GSE Yard	Complete all underground utilities and complete hot mix asphalt pavement	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 66 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
S-C202-05	GSE Yard	Complete pavement and all pavement markings and appurtenances	X		X	X			New layout never issued for review and acceptance
S-C202-06	Wash Equipment Building	Install water monitoring station at North east corner?	X	X	X	X	X		New layout never issued for review and acceptance; original location was at the Southwest corner closest to the drain inlet in the Yard.
S-C202-07	Controlled Materials side	Adjust chain link gate heights; to tall	X	X	X	X			Curbs vs. gate height
S-C202-08	Grid Line 4	Paint bollards traffic yellow	X						
S-C202-09	GSE Yard	Install bollards around parking area.	X		X	X	X		New layout never issued. 6" or 8"; might be 6"
S-C202-10	GSE Yard	Install concrete wheel stops	X		X	X	X		New layout never issued for review and approval.
S-C202-11	GSE Yard	Bollards stored in Yard but no final layout	X		X		X		New layout never issued for review and approval.
S-C202-12	GSE Yard - LPG slab	Tank slab missing bumpout for control panel, power conduits not complete, emergency shut-off conduit not installed or located on building and anchor bolts not confirmed to be in right place	X	X	X	X			New layout and infrastructure not identified for install and construction
S-C202-13	Fuel tank area	Confirm final layout and design, construct slab and infrastructure, finish pave area with HMA	X		X				New layout never issued for review and approval.
S-C202-14	PCC fronting Hangar	Install aircraft-rated PCC along Grid Line X. Confirm the jointing plan again with the adjacent Hardstands	X		X	X			New layout never issued for review and approval.
S-C202-15	Grid Line X	Paint 6" bollards fronting Paint Prep	X						
S-C202-16	GSE Yard	LPG Tank foundation not to plan	X	X		X	X		Bolts not squared and in right location. Addendum #2 (04-26-16)
S-C202-17	Site Plan No. 2	Provide 4" conduit for future AOA gate at the end of Aokea Place	X			X	X		Addendum #2 (04-26-16)
Sheet C203									
S-C203-01	Ewa parking area	Install pavement markings throughout West lot	X						
S-C203-02	Supply parking	Install pavement marking in lot outside Supply	X						
S-C203-03	Supply parking	Install striping and 'STOP' at Supply lot	X						
S-C203-04	Supply parking	Install striping and 'STOP' at Supply lot	X						
S-C203-05	Ewa parking area	Install white 'stop' striping on concrete pavement	X	X	X				Replace rejected concrete pavement first!
S-C203-06	Ewa parking area	Install 'STOP' pavement marking	X		X				Replace rejected concrete pavement first!
S-C203-07	Supply parking	Install 24" wide detectable warning strip at ramp entrance	X						Tactile
S-C203-08	Cargo offices lot	Complete accessible stall layouts per Det. 2/C602	X						
S-C203-09	Cargo offices lot	Verify grades at the accessible stalls	X		X				Portions of this pavement might be rejected
S-C203-10	Cargo offices lot	Install FEV sign and post	X						
S-C203-11	Cargo offices lot	Install 'No Smoking' sign and post. Clean up and install landscaping and irrigation	X						
S-C203-12	Cargo offices lot	Install FEV sign and post	X						
S-C203-13	Cargo loading dock	Paint bollards at Cargo Loading Dock area- typical	X						
S-C203-14	Southwest Cargo area	Complete installation of AOA fence	X						
S-C203-15	Southwest Cargo area	Drill at existing Hardstand to install AOA fence posts	X						

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 67 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
S-C203-16	Southwest Cargo area	Complete installation of sliding gate, controller at Cargo Staging area	X						
S-C203-17	Southwest Cargo area	Repair cracked pavement panels near fire hydrant and sliding gate	X	X	X				
S-C203-18	Southwest Cargo area	Assess and fix the craccked concrete pavement near sliding gate	X	X	X				
S-C203-19	Southwest Cargo area	Cracking at concrete pavement at joints and keyways not acceptable	X	X	X				
S-C203-20	Southwest Cargo area	Cracking at concrete pavement at joints and keyways not acceptable	X	X	X				
S-C203-21	Southwest Cargo area	Cracking at concrete pavement at joints and keyways not acceptable	X	X	X				
S-C203-22	Access E driveway	Cracking at concrete pavement at joints and keyways not acceptable	X	X	X				
S-C203-23	Southwest Cargo area	Concrete pavement is cracking; pavement has been rejected	X	X	X				
S-C203-24	Southwest Cargo area	Concrete pavement is cracking; pavement has been rejected	X	X	X				
S-C203-25	Southwest Cargo area	Concrete pavement is cracking; pavement has been rejected	X	X	X				
S-C203-26	Supply Loading Dock	Pavement does not drain to drain inlet; this pavement rejected	X	X	X				
S-C203-27	Cargo loading dock	Review ramp angle and functionality test	X	X	X	X			Container might hit header before dock bumper
S-C203-28	Supply loading dock	Review ramp angle and functionality test	X	X	X	X			Container might hit header before dock bumper
S-C203-29	Cargo loading dock	Assess the concrete pavement when all materials are removed	X		X				
S-C203-30	Southwest Cargo area	Assess the concrete pavement when all materials are removed	X		X				Containers and spools stored
S-C203-31	Southwest Cargo area	Assess the concrete pavement when all materials are removed	X		X				West side
S-C203-32	Southwest Cargo area	Rework/ re-do concrete curb that's crooked	X	X	X				
S-C203-33	Southwest Cargo area	Where is the monument sign to be located?	X		X				Must be approved by DOT-A
Sheet C204									
S-C204-01	East side of Hangar	Place aircraft rated PCC pavement along Grid Line X	X						Verify jointing plan to match Hardstands
S-C204-02	Open Yard	Complete drain inlet slab top pour and complete hot mix asphalt pavement	X						
S-C204-03	Open Yard	Complete pavement marking when HMA is complete	X						
S-C204-04	Open Yard	QC issues with center of swale	X	X	X				Uneven edges
S-C024-05	Open Yard	QC issues with HMA at door openings	X	X	X				Uneven, can cause tripping
S-C204-06	East side of Cargo Hangar	Grinding required in some areas of Cargo PCC	X	X	X				
S-C204-07	East side of Cargo Hangar	Spall repair required at concrete edge	X	X	X				Before finish HMA is done
S-C204-08	East side of Cargo Hangar	Spall repair required at concrete edges and joints	X	X	X				
S-C204-09	East side of Cargo Hangar	Concrete pads for equipment shown - not required				X			Still shows up on drawings
S-C204-10	East side of Cargo Hangar	Concrete pads for equipment shown - not required				X			Still shows up on drawings
S-C204-11	East side of Cargo Hangar	Concrete pads for equipment shown - not required				X			Still shows up on drawings
S-C204-12	East side of Cargo Hangar	4" wide parking stripe 7' from building	X						Confirm with Hawaiian Air first

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 68 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
S-C204-13	East side of Cargo Hangar	Chain link fences and gates shown on drawings NOT to be installed				X			Drawings not updated
Sheet C206									
S-C206-01	Cargo Staging Area	Install the 3-tiered ULD racks on the slab, and secure	X		X	X			Need to purchase
S-C206-02	Cargo Staging Area	Finish HMA paving west end of ULD slab	X						Addendum #2 (04-26-16)
Sheet C207 SOUTH RAMP FUEL RACK									
S-SR Fuel Rack-01	Fuel Rack	Grounding of wheel not done per plan	X	X	X				Need outage request, within the AOA. Addendum #2 (04-26-16)
Sheet C301									
S-C301-01	corner Elliott and Aokea	Confirm DMH G1 has FloGard +Plus FGP - RF24F installed	X		X				
S-C301-02	Elliott 'death curve'	Only 5 out of 7 seepage pits installed at NW corner	X	X					
S-C301-03	Gate 2	Concrete washout waste to be cleaned up and removed from site	X	X					Backcharge to DCK
S-C301-04	Gate 2	Jensen precast box for Hersey meter in GSE Yard stored at gate	X				X		
S-C301-05	Gate2	Concrete curb work at Elliott St driveway incomplete	X						
S-C301-06	Gate 2	A/C to be sawcut to accept HMA for driveway	X		X				
S-C301-07	Gate 2 - new Elliott St. driveway	Pavement markings required when curbs and HMA complete	X						
S-C301-08	new Elliott St. driveway	'No Entry' sign to be installed	X						
S-C301-09	west parking area	Install filter at Drain Inlet 'A3' and confirm positive drainage	X		X				Evidence of ponding and not draining
S-C301-10	Elliott 'death curve'	Unidentified wooden access cover at temporary trench patch	X	X	X				All trench patching to be sawcut out and road red0ne with hot mix asphalt
Sheet C302									
S-C302-01	GSE Yard	Confirm revised grading at West end of GSE Yard	X		X	X			
S-C302-02	Aokea Place	Uneven hot mix asphalt surface and poor drainage fronting transformers	X	X					
S-C302-03	Aokea Place	Poor quality control on grading and HMA paving and swale	X	X	X				
S-C302-04	Aokea Place	Vegetation penetrating asphalt paving near Drain Manhole E1	X	X	X				
S-C302-05	Aokea Place	Final grading not complete for PCC ramp off Aokea into GSE Yard	X		X	X			
S-C302-06	GSE Yard	Confirm waste oil piping has adequate cover in GSE Yard	X	X	X	X			
S-C302-07	GSE Yard	Verify grading design at Fleet Services Loading Dock	X		X	X			
S-C302-08	GSE Yard	Trough at downspout will be higher than finish grade	X	X	X	X			Just not going to work in this area
S-C302-09	GSE Yard	Downspout connection detail with grate of differing heights and trough length	X	X	X	X			
S-C302-10	GSE Yard	Grate openings 1" X 1-5/8" a tripping hazard	X	X	X	X			An ADA problem too?
S-C302-11	GSE Yard	Repair mortar bed collar at DMH E3 frame and cover	X	X	X				
S-C302-12	GSE Yard	Finish backfillling, grading and base course placement for final pavement	X		X	X			No drawings. Are all the underground utilities in?
S-C302-13	GSE Yard	Finish work associated with Drain COTG E4 in GSE Yard	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 69 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
S-C302-14	PPC fronting Hangar	Backfill and finish grading on east side to get ready for PCC pavement	X		X	X			Door drains to be fixed first
S-C302-15	Typical throughout	Provide downspout guards per 1D, 2D,3D/A800	X						Addendum #2 (04-26-16)
Sheet C303									
S-C303-01	west side near Supply	Install FloGard +Plus Catch Basin Filter at Drain Inlet A2	X		X				
S-C303-02	west side near Supply	Install FloGard +Plus Catch Basin Filter at Drain Inlet A1	X		X				
S-C303-03	Supply Loading Dock	Inadequate drainage to drain inlet fronting loading dock	X	X	X				PCC to be totally redone
S-C303-04	Supply parking area	Damaged concrete collar around COTG near Grid AB/23	X	X	X				
S-C303-05	Open Yard	Downspout connection detail inconsitent on GL 21 vs 24	X	X	X	X			
S-C303-06	Open Yard	Confirm drain for fire sprinkler system near GL C/24	X		X				It's buried under asphalt paving
S-C303-07	Open Yard	Pavement adjacent to Drain COTG C5 could be tripping hazard right at the doorway	X	X	X				Due to concrete collar
S-C303-08	West side of Cargo Staging	Drain COTG C1-01 appears to be missing - design discrepancy?	X	X	X	X			Under the concrete?
S-C303-09	Cargo Staging Area	Three (3) unidentified COTG to the Southwest of the Cooler Building	X		X	X			For what? No drawings.
S-C303-10	Cargo Staging Area	Confirm location of Drain COTG C10-2 for downspout connection	X		X	X			Where? Drawings revised?
S-C303-11	Cargo Staging Area	Added Drain COTG appears to be for downspout connection?	X		X	X			Where are the revised drawings?
Sheet C304									
S-C304-01	Open Yard	Downspout troughs of differing lengths	X	X	X	X			A DCK in-house change
S-C304-02	Open Yard	Grate openings of 1" x 1-5/8" in troughs - tripping hazard	X	X	X	X			Meets ADA?
S-C304-03	Open Yard	Roof downspout discharge oxiding grate and splashes to back aluminum panel	X	X	X	X			DCK said a collar could be added
S-C304-04	Tire and Drum Room	Door gets hung up at checked plate and doesn't swing open	X	X	X	X			Plate put in to satisfy ADA
S-C304-05	Tire and Drum Room	Diamond plate cover not secured at GL 21/U		X	X	X			Bad design
S-C304-06	Open Yard	Reconstruct top for Drain Inlet D1	X	X	X	X			Wrong rebar, not enough rebar
S-C304-07	Open Yard	Finish grading and base course and paving in Open Yard	X		X				Drain Inlet incomplete
S-C304-08	Open Yard	Finish grading and base course and paving in Open Yard	X		X				Drain Inlet incomplete
S-C304-09	Open Yard	Drywell buried near GL H/24 in Open Yard for the sprinkler drain	X	X	X				Where are Hazardous bins sitting?
Sheet C306									
S-C306-01	Cargo Staging Area	Inspect South portion beyond the temporary AOA fence	X						
S-C306-02	Cargo Staging Area	Touch up 2H:1V slope along G & L project tie-in	X	X	X				
S-C306-03	Cargo Staging Area	Confirm demolition of the temporary DI south of Cargo Staging	X		X				
Sheet C401									
S-C401-01	near Gate 2	Uncover and expose top of SMH A-20	X		X				
S-C401-02	near Gate 2	Expose and mark stubout for 2-inch non-potable irrigation lateral	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 70 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
S-C401-03	near Gate 2	Locate sewer COTG A-21 - appears to be missing or buried	X		X				No final drawings
S-C401-04	near Gate 2	Locate sewer COTG A-22- appears to be buried or missing	X		X				
S-C401-05	G/L A at 4	Locate sewer COTG A-23 - appears to be buried or missing	X		X				Under the a.c. pavement?
S-C401-06	Elliott Street	Sawcut and trench patch diagonal across Elliott and HMA trench	X	X	X				No drawings locating the force main
S-C401-07	Elliott Street	Temporary trench patch is failing	X	X	X				Aokea and Elliott needs repaving
Sheet C402									
S-C402-01	Aokea Place	Restore centerline marking after repaving trench	X	X	X				
S-C402-02	Aokea Place	Sawcut trench and clean and repave with HMA	X	X	X				Needs to be done
S-C402-03	Aokea Place	Expose/restore buried water valve for FH at Sta 0+57.38 WL F	X	X	X				No drawings for this work
S-C402-04	Aokea Place	Confirm FH location at transformer; put in place to clear gates to open	X	X	X	X			No drawings for this work. Does not line up with the other FH at Aokea
S-C402-05	Aokea Place	Determine FH number with DOTA. Sta 0+57.38			X				DOTA to issue and paint numbers. Can't find valve so FH not operational
S-C402-06	Aokea Place	Determine FH number with DOTA. Sta 1+60.12 WL F			X				Curbs not painted yellow
S-C402-07	Aokea Place	Determine FH number with DOTA. Sta 3+10.21 WL F			X				Curbs not painted yellow
S-C402-08	Aokea Place	Confirm water valve at Aokea is operational. Sta 4+26.57 WL F	X	X	X				At 3- cluster valves
S-C402-09	Aokea Place	Remove steel plate, backfill and patch wwith HMA	X		X				Get related work done first
S-C402-10	end of Aokea Place	Sawcut and pave trench patch with HMA	X	X	X				
S-C402-11	Aokea Place at PBX Bldg	FH numbering correct? Sta 0+31.86 WL B		X					Number handwritten, DOTA to number. Curb not painted yellow
S-C402-12	GSE Yard	Sewer manhole A-00 top slab remains to be poured in GSE Yard	X		X	X			No drawings
S-C402-13	GSE Yard	Determine FH number by DOTA FH Sta 2+25.25 WL C	X						Pavement not done, no drawings
S-C402-14	GSE Yard	Remove temporary waterline - PVC and waterhose	X						Behind pump house
S-C402-15	GSE Yard	Pour top of water meter box with cover; needs to be vehicle rated	X	X	X	X			No drawings
S-C402-16	GSE Yard	Provide drawings for Water meter and backflow preventer and bollard locations	X	X	X	X	X		Need drawings
S-C402-17	GSE Yard	Complete water valve box installation at Sta 2+25.25 WL C	X	X	X	X			Need drawings
S-C402-18	GSE Yard	Complete sewer COTG D-03A installation at Sta 2+25.44 SL D	X		X	X			No drawings
S-C402-19	GSE Yard	Complete sewer COTG installation, west of O/W separator	X		X				No drawings for GSE Yard. What elevation?
S-C402-20	GSE Yard	Finish installation of oil water separator with manhole frame and cover	X	X	X	X	X		Need drawings with elevations
S-C402-21	GSE Yard	Complete sewer COTG installation, East of O/W separator	X		X				Pipe may have been hit
S-C402-22	GSE Yard	Complete sewer COTG D-02 installation at Sta 0+67.41 SL D	X		X				
S-C402-23	GSE Yard	Complete water valve box installation on WL E at Sta 0+99 WL C	X		X				
S-C402-24	GSE Yard	Install DC meter (Hersey fire serice meter) at Sta 0+15 WL E	X		X		X		Need drawings
S-C402-25	GSE Yard	Complete COTG D-01 installation at Sta 0+21.97 SL D	X		X				Need elevation of GSE Yard
S-C402-26	GSE Yard	Locate missing sewer COTG D-03 at Sta 1+48.04 SL D	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 71 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
S-C402-27	off GL X on PCC	Complete water valve box installation at Sta 1+35.52 WL B	X		X				
S-C402-28	GL X at 4	FH Sta 1+35.52 WL B number?			X				DOTA
S-C402-29	GL X at 4	Verify valve box is correct for use on PCC pavement that is 17.5" thick	X		X	X			
S-C402-30	PCC pavement area - East side	Complete ARV installation on WL B near Sta 1+00	X		X	X			No drawings on what's being done
S-C402-31	PCC pavement area - East side	Sewer COTG near GL X/9	X	X	X	X			Not advisable from day one and not aircraft rated
S-C402-32	PCC pavement area - East side	Installation of mullion pit drain is questionable at GL X/9	X		X	X	X		PVC under PCC pavement with aircraft traffic!
S-C402-33	PCC pavement area - East side	Installation of mullion pit drain is questionable at GL X/12	X		X	X	X		PVC under PCC pavement with aircraft traffic!
S-C402-34	PCC pavement area - East side	Sewer COTG near GL X/13 for pit drain	X	X	X	X	X		Not advisable from day one and not aircraft rated
S-C402-35	PCC pavement area - East side	Installation of mullion pit drain is questionable at GL X/13	X		X	X	X		PVC under PCC pavement with aircraft traffic!
S-C402-36	PCC pavement area - East side	Complete installation of Utility Stands and electric hanholes for future pole lighting	X		X	X	X		No drawings to date
S-C402-37	PCC pavement area - East side	Confirm adequate cover for piping and conduits to the North utility stand	X		X	X			No drawings to date
S-C402-38	Typical Fire Hydrants	Curbs at fire hydrants to be painted traffic yellow	X						Addendum #2 (04-26-16)
S-C402-39	Aokea Lace Fencing	Fire Chief requires "No Parking" signage	X				X		Addendum #2 (04-26-16)
Sheet C403									
S-C403-01	West side parking	Identify and number the fire hydrants			X				DOTA and Doonwood
S-C403-02	Cargo parking	Identify and number the fire hydrants, located to meet code clearances?	X		X	X			DOTA and Doonwood for numbering
S-C403-03	Cargo parking	Uncover and reveal Sewer COTG A-12 near GL 28 west of Supply	X	X	X	X			Drawings revised?
S-C403-04	Cargo parking	Identify and number the fire hydrant			X				DOTA and Doonwood to number
S-C403-05	Cargo loading dock	Sewer COTG A-11A needs isolation from surrounding pavement	X	X	X				Drawings revised?
S-C403-06	Cargo Staging area	Identify and number the fire hydrant			X				DOTA and Doonwood
Sheet 404									
S-C404-01	PCC pavement area - East side	Sewer COTG near GL X/16 for pit drain	X	X	X	X			Not advisable from day one and not aircraft rated
S-C404-02	PCC pavement area - East side	Complete water valve box installation at Sta 4+72.74 WL B	X						
S-C404-03	PCC pavement area - East side	Determine FH number at GL X/18 Sta 4+72.74 WL B	X		X				
S-C404-04	PCC pavement area - East side	Complete installation of Utility Stands and electric hanholes for future pole lighting	X		X	X			No drawings to date
S-C404-05	PCC pavement area - East side	Confirm adequate cover for piping and conduits to the South utility stand	X		X	X			No drawings to date
S-C404-06	PCC pavement area - East side	Complete installation of oil water separator near GL X/20	X		X	X			No drawings to date
S-C404-07	PCC pavement area - East side	Complete installation of sewer COTG for oil water separator	X		X				

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 72 of 73 Completed: 160308

HNL TMP Maintenance Site and Cargo
State Project Nos. AO1125-14, AO1125-15 and AO1127-17

The items on this Master Listing are opinions based on visual observations on accessible areas or information made available from subs and vendors and is not limited to the content. This list is not expressed or inplied to be complete.

Item (Sector / Room No. / Series)	Room	Description	Incomplete Contract Work	Unacceptable	Re-work to make good	Errors and Omissions	Need/Confirm Design	New Scope of Work	Notes
S-C404-08	PCC pavement area - East side	Confirm adequate cover for conduits and piping for oil water separator	X		X	X			No drawings to date
S-C404-09	Open Yard	Verify locaction of fire hydrant - might be too far away from building	X		X				Right location?
S-C404-10	Open Yard	Remove and replace concrete collar at sewer COTG near GL L/24	X	X	X				
S-C404-11	Open Yard	Confirm location and purpose of COTG near GL L/21	X		X	X			Does not show up on drawings.
S-C404-12	East of Cargo	Modified waterline, added ARV along WL D near Sta 4+90	X			X			Where are the revise drawings?
S-C404-13	East of Cargo	Identify and number fire hydrant			X				DOTA and Doonwood
S-C404-14	East of Cooler Building	Unknown COTG installed	X	X	X	X			Where are the revise drawings?
S-C404-15	East of Cargo	Uncover/reveal Sewer COTG B-03 to trench drain on GL N/35-37	X		X	X			Confirm design is adequate
S-C404-16	East of Cargo	Confirm trench drain connection at roll-up door between GL N/33-34	X		X	X			Connected? Clean out?
S-C404-17	East of Cargo	Sewer COTG B-06 was revised to manhole -confirm design	X		X	X			No revised drawings, confirm design is adequate
S-C404-18	East of Cargo	Sewer COTG B--05 appears to be missing - confirm design	X	X	X	X			No revised drawings, confirm design is adequate
S-C404-19	East of Cargo	Confirm trench drain connection at roll-up door between GL N/35-37	X		X	X			Connected? Clean out?
S-C404-20	East of Cargo	Sewer COTG added near trench drain along GL N/26-27	X		X				No revised drawings, confirm design is adequate
S-C404-21	East of Cargo	Sewer COTG added near trench drain along GL N/24-25	X		X				No revised drawings, confirm design is adequate
S-C404-22	East of Cargo	Sewer COTG C-01 appears to be missing - confirm design	X	X	X	X			No revised drawings, confirm design is adequate
S-C404-23	Open Yard	Sewer COTG C-02 was revised to manhole - confirm design	X	X	X	X			No revised drawings, confirm design is adequate
S-C404-24	Open Yard	Fire hydrant numbering							by DOTA and Doonwood
S-C404-25	Open Yard	Sewer COTG C-03 was revised to manhole - confirm design	X	X	X	X			No revised drawings, confirm design is adequate
S-C404-26	East of Cargo	Sewer COTG B-02 was revised to manhole - confirm design	X	X	X	X			No revised drawings, confirm design is adequate
S-C404-27	East of Cargo/Cooler	Need another bollard at the fire hydrant?	X		X	X			The other corner FH has 4 vs. 3

Wesley R. Segawa and Associates C:\Users\Jordan.Akers\Downloads\(4 of 4) exhibit e 73 of 73 Completed: 160308